UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST NIAGARA FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

On October 30, 2015, KeyCorp entered into an Agreement and Plan of Merger, or the merger agreement, to acquire First Niagara Financial Group, Inc., or First Niagara, in a stock and cash transaction. If the merger agreement is approved and the merger is subsequently completed, First Niagara will merge with and into KeyCorp, with KeyCorp surviving the merger.

In the merger, each outstanding share of First Niagara common stock (other than shares owned by First Niagara as treasury stock or otherwise owned by First Niagara or KeyCorp and any dissenting shares) will be automatically converted into the right to receive 0.680 KeyCorp common shares and $2.30 in cash, which we refer to as the merger consideration. Additionally, each share of First Niagara Fixed-to-Floating Rate Perpetual Noncumulative Preferred Stock, Series B, or the First Niagara preferred stock, will be automatically converted in the merger into a share of a newly-created series of KeyCorp preferred stock designated Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series C, or the new KeyCorp preferred stock, that will have rights, preferences, privileges and voting powers, and limitations and restrictions, that are not materially less favorable to the holder thereof than the rights, preferences, privileges and voting powers of the First Niagara preferred stock.

Based on the closing price of KeyCorp’s common shares on the New York Stock Exchange, or the NYSE, on October 29, 2015, the last trading day before public announcement of the merger, the value of the per share merger consideration payable to holders of First Niagara common stock would be $11.40. Based on the closing price of KeyCorp’s common shares on the NYSE on February 1, 2016, the last practicable trading date before the date of this joint proxy statement/prospectus, the value of the per share merger consideration payable to holders of First Niagara common stock would be $9.83. Based on the number of shares of First Niagara common stock outstanding and the number of shares of First Niagara common stock issuable pursuant to outstanding First Niagara stock options, restricted stock awards and restricted stock unit awards, in each case as of February 1, 2016, the total number of KeyCorp common shares expected to be issued in connection with the merger is approximately 245,111,640. In addition, based on the number of issued and outstanding KeyCorp common shares and shares of First Niagara common stock on February 1, 2016, and based on the exchange ratio of 0.680, holders of shares of First Niagara common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 22% of the issued and outstanding KeyCorp common shares immediately following the closing of the merger (without giving effect to any KeyCorp common shares held by First Niagara stockholders prior to the merger). Based on the number of shares of First Niagara preferred stock outstanding as of February 1, 2016, the total number of shares of new KeyCorp preferred stock expected to be issued in connection with the merger is approximately 14,000,000.

KeyCorp and First Niagara will each hold a special meeting of shareholders to consider the proposed merger and related matters. KeyCorp and First Niagara cannot complete the proposed merger unless their respective shareholders vote to adopt the merger agreement and KeyCorp’s shareholders vote to approve the amendment to KeyCorp’s articles of incorporation to modify the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holders thereof than the voting rights associated with the First Niagara preferred stock. KeyCorp and First Niagara are sending you this joint proxy statement/prospectus to ask you to vote in favor of these and other matters described in this joint proxy statement/prospectus.

The special meeting of KeyCorp’s shareholders will be held on March 23, 2016, at 11:00 a.m., local time, at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114. The special meeting of First Niagara’s stockholders will be held on March 23, 2016, at 10:00 a.m. local time, at 726 Exchange Street, Buffalo, New York 14210.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF KEYCORP COMMON SHARES OR SHARES OF FIRST NIAGARA COMMON STOCK YOU OWN. To ensure your representation at the KeyCorp or First Niagara special meeting, as applicable, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this joint proxy statement/prospectus and on your proxy card. Please vote promptly whether or not you expect to attend your special meeting. Submitting a proxy now will NOT prevent you from being able to vote in person at your special meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

The KeyCorp Board of Directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the KeyCorp special meeting.

The First Niagara Board of Directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the First Niagara special meeting.

This joint proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about KeyCorp and First Niagara and certain related matters. You are encouraged to read this joint proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section beginning on page 26 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

If you have any questions regarding the accompanying joint proxy statement/prospectus, you may contact Innisfree M&A Incorporated, KeyCorp’s proxy solicitor, by calling toll-free at (877) 800 - 5190, or D.F. King & Co., Inc., First Niagara’s proxy solicitor, by calling toll-free at (800) 331 - 5963.

Sincerely,

Beth E. Mooney Chairman of the Board and Chief Executive Officer	Gary M. Crosby President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of KeyCorp common shares or the new KeyCorp preferred stock in connection with the merger or the other transactions described in this joint proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated February 4, 2016, and is first being mailed to shareholders of KeyCorp and First Niagara on or about February 5, 2016.

WHERE YOU CAN FIND MORE INFORMATION

Both KeyCorp and First Niagara file annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that either KeyCorp or First Niagara files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, KeyCorp and First Niagara file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from KeyCorp at www.key.com under the “About Key” link and then under the heading “Investor Relations” and then “SEC Filings,” or from First Niagara by accessing First Niagara’s website at www.firstniagara.com under the “Investor Relations” link and then under the heading “Documents” and then “SEC Filings.”

KeyCorp has filed a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. As permitted by SEC rules, this joint proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may obtain a free copy of the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this joint proxy statement/prospectus as to the contents of any contract or other documents referred to in this joint proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This joint proxy statement/prospectus incorporates by reference documents that KeyCorp and First Niagara have previously filed with the SEC. These documents contain important information about the companies and their financial condition. See “Incorporation of Certain Documents by Reference” beginning on page 153. These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below.

KeyCorp 127 Public Square Cleveland, Ohio 44114 Attention: Paul N. Harris, Secretary (216) 689-3000	First Niagara Financial Group, Inc. 726 Exchange Street, Suite 618 Buffalo, New York 14210 Attention: Kristy Berner, Corporate Secretary (716) 819-5500

To obtain timely delivery of these documents, you must request the information no later than March 18, 2016 in order to receive them before KeyCorp’s special meeting of shareholders and no later than March 18, 2016 in order to receive them before First Niagara’s special meeting of stockholders.

KeyCorp common shares are traded on the New York Stock Exchange under the symbol “KEY,” and First Niagara common stock is traded on the Nasdaq Global Select Market under the symbol “FNFG.”

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 23, 2016

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of KeyCorp will be held on March 23, 2016, at 11:00 a.m., local time, at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, for the following purposes:

1.	To adopt the Agreement and Plan of Merger, dated as of October 30, 2015 (which we refer to as the “merger agreement”), by and between First Niagara Financial Group, Inc. (which we refer to as “First Niagara”) and KeyCorp (which we refer to as the “merger proposal”);

2.	To approve the amendments to KeyCorp’s amended and restated articles of incorporation set forth on Appendix D-1 to this joint proxy statement/prospectus, which modify the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holders thereof than the voting rights associated with the First Niagara preferred stock (which we refer to as the “articles amendment proposals”), consisting of the following proposals:

a.	A proposal to approve a provision relating to the mechanics and timing of preferred shareholders’ rights to call special meetings;

b.	A proposal to approve a provision requiring the approval by preferred shareholders of amendments of KeyCorp’s articles or regulations that would adversely affect their voting powers, rights or preferences; and

c.	A proposal to approve a provision requiring the approval by preferred shareholders of combinations, majority share acquisitions, mergers or consolidations unless they retain voting powers, rights, privileges and preferences that are not materially less favorable than those prior to such transaction;

3.	To approve an amendment to KeyCorp’s amended and restated regulations set forth on Appendix E-1 to this joint proxy statement/prospectus in order to increase the maximum size of the KeyCorp Board of Directors from sixteen to seventeen members (which we refer to as the “regulations amendment proposal”); and

4.	To approve one or more adjournments of the KeyCorp special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal and the articles amendment proposals (which we refer to as the “KeyCorp adjournment proposal”).

The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp is required to approve each of the merger proposal, the articles amendment proposals and the regulations amendment proposal. Assuming a quorum is present, the affirmative vote of a majority of the KeyCorp common shares present in person or represented by proxy at the KeyCorp special meeting is required to approve the KeyCorp adjournment proposal. KeyCorp will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

KeyCorp shareholders must approve the merger proposal and the articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve either the merger proposal or the articles amendment proposals, the merger will not occur. The joint proxy statement/prospectus accompanying this notice explains the merger agreement and the transactions contemplated thereby, as well as the proposals to be considered at the KeyCorp special meeting. Please review the joint proxy statement/prospectus carefully.

The KeyCorp Board of Directors has set February 1, 2016 as the record date for the KeyCorp special meeting. Only holders of record of KeyCorp common shares at the close of business on February 1, 2016 will be entitled to notice of and to vote at the KeyCorp special meeting and any adjournments or postponements thereof. Any shareholder entitled to attend and vote at the KeyCorp special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of KeyCorp common shares.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF KEYCORP COMMON SHARES YOU OWN. Whether or not you plan to attend the KeyCorp special meeting, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.

The KeyCorp Board of Directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the merger proposal, “FOR” the articles amendment proposals, “FOR” the regulations amendment proposal and “FOR” the KeyCorp adjournment proposal (if necessary or appropriate).

If you have any questions or need assistance with voting, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 800 - 5190.

If you plan to attend the KeyCorp special meeting, you will be required to bring certain documents with you to be admitted to the meeting. Please read carefully the sections in the joint proxy statement/prospectus regarding attending and voting at the special meeting to ensure that you comply with these requirements.

BY ORDER OF THE BOARD OF DIRECTORS

Paul N. Harris

Secretary and General Counsel

Cleveland, Ohio

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 23, 2016

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of First Niagara will be held on March 23, 2016, at 10:00 a.m. local time, at 726 Exchange Street, Buffalo, New York 14210, for the following purposes:

1.	To adopt the Agreement and Plan of Merger, dated as of October 30, 2015 (which we refer to as the “merger agreement”), by and between KeyCorp and First Niagara (which we refer to as the “merger proposal”);

2.	To approve, on a non-binding, advisory basis, the compensation to be paid to First Niagara’s named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91 (which we refer to as the “merger-related compensation proposal”); and

3.	To approve one or more adjournments of the First Niagara special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the “First Niagara adjournment proposal”).

The affirmative vote of a majority of the outstanding shares of First Niagara common stock entitled to vote thereon is required to approve the merger proposal. Assuming a quorum is present, the affirmative vote of a majority of the votes present in person or represented by proxy and cast at the First Niagara special meeting is required to approve, on a non-binding, advisory basis, the merger-related compensation proposal and to approve the First Niagara adjournment proposal. First Niagara will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

First Niagara stockholders must approve the merger proposal in order for the merger to occur. The merger proposal is not conditioned on the merger-related compensation proposal. The joint proxy statement/prospectus accompanying this notice explains the merger agreement and the transactions contemplated thereby, as well as the proposals to be considered at the First Niagara special meeting. Please review the joint proxy statement/prospectus carefully.

The First Niagara Board of Directors has set February 1, 2016 as the record date for the First Niagara special meeting. Only holders of record of First Niagara common stock at the close of business on February 1, 2016 will be entitled to notice of and to vote at the First Niagara special meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the First Niagara special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of First Niagara common stock.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF FIRST NIAGARA COMMON STOCK YOU OWN. Whether or not you plan to attend the First Niagara special meeting, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.

The First Niagara Board of Directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the First Niagara adjournment proposal (if necessary or appropriate).

If you have any questions or need assistance with voting, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 331 - 5963.

If you plan to attend the First Niagara special meeting in person, please RSVP by marking the appropriate box on the proxy card, or via email to investor@fnfg.com with RSVP as the subject line. Also, if you are a registered stockholder and will be attending the meeting in person, please bring valid photo identification. Stockholders that hold their shares in street name are required to bring valid photo identification and proof of stock ownership in order to attend the meeting, and a legal proxy from their broker, bank or other nominee to vote their shares.

BY ORDER OF THE BOARD OF DIRECTORS

Kristy Berner Senior Vice President, General Counsel and Corporate Secretary

Buffalo, New York

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS

The following are answers to certain questions that you may have regarding the merger and the special meetings. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this joint proxy statement/prospectus.

Q:	WHAT IS THE MERGER?

A:	KeyCorp, an Ohio corporation (which we refer to as “KeyCorp”), and First Niagara Financial Group, Inc., a Delaware corporation (which we refer to as “First Niagara”) have entered into an Agreement and Plan of Merger, dated as of October 30, 2015, as it may be amended from time to time (which we refer to as the “merger agreement”), pursuant to which First Niagara will merge with and into KeyCorp, with KeyCorp continuing as the surviving company (which we refer to as the “merger”).

KeyCorp and First Niagara will hold separate special meetings of their shareholders to obtain the required approvals, and you are receiving this joint proxy statement/prospectus in connection with those special meetings. See “The Merger Agreement” beginning on page 104. In addition, a copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A. We urge you to read carefully this joint proxy statement/prospectus and the merger agreement in their entirety.

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A:	Each of KeyCorp and First Niagara is sending this joint proxy statement/prospectus to its shareholders to help them decide how to vote their KeyCorp common shares or shares of First Niagara common stock, as the case may be, with respect to the merger and other matters to be considered at the special meetings.

The merger cannot be completed unless each of KeyCorp’s and First Niagara’s shareholders adopt the merger agreement, and KeyCorp’s shareholders approve the proposed amendment (which we refer to as the “articles amendment”) to KeyCorp’s amended and restated articles of incorporation (which we refer to as the “articles”) set forth on Appendix D-1 to this joint proxy statement/prospectus, which modify the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock (described below) are not materially less favorable to the holder thereof than the voting rights associated with the First Niagara preferred stock (described below). Information about these special meetings, the merger and the other business to be considered by shareholders at each of the special meetings is contained in this joint proxy statement/prospectus.

This document constitutes both a joint proxy statement of KeyCorp and First Niagara and a prospectus of KeyCorp. It is a joint proxy statement because each of the Boards of Directors of KeyCorp and First Niagara is soliciting proxies using this document from their respective shareholders. It is a prospectus because KeyCorp, in connection with the merger, is offering (i) its common shares in partial exchange for the outstanding shares of First Niagara common stock and (ii) its newly-created series of preferred stock designated Fixed-To-Floating Rate Perpetual Noncumulative Preferred Stock, Series C (which we refer to as the “new KeyCorp preferred stock”) in exchange for the outstanding shares of First Niagara’s Fixed-to-Floating Rate Perpetual Noncumulative Preferred Stock, Series B (which we refer to as the “First Niagara preferred stock”), which newly-created series of preferred stock will have rights, preferences, privileges and voting powers, and limitations and restrictions, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the First Niagara preferred stock.

Q:	WHAT WILL FIRST NIAGARA COMMON STOCKHOLDERS RECEIVE IN THE MERGER?

A:

If the merger is completed, each share of First Niagara common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Niagara as treasury stock or otherwise owned by First Niagara or KeyCorp and any dissenting shares), will be converted into the right to receive 0.680 KeyCorp common shares (which we refer to as the “exchange ratio”) and $2.30 in cash. KeyCorp will not issue any fractional KeyCorp common shares in the merger. Instead, a First Niagara stockholder who otherwise would have received a fraction of a KeyCorp common share will receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the fraction of a KeyCorp common share to which the holder would otherwise be entitled by (ii) the volume weighted average price of KeyCorp common shares on the New York Stock Exchange (which we refer to as the “NYSE”) for the five trading days ending on the day prior to the effective time of the merger.

Q:	WHAT WILL FIRST NIAGARA PREFERRED STOCKHOLDERS RECEIVE IN THE MERGER?

A:	If the merger is completed, each share of First Niagara preferred stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into a share of the new KeyCorp preferred stock.

Q:	WHEN WILL THE MERGER BE COMPLETED?

A:	The parties currently expect that the merger will be completed during the third quarter of 2016. However, neither KeyCorp nor First Niagara can assure you of when or if the merger will be completed, and it is possible that factors outside of the control of both companies, including whether and when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all. KeyCorp and First Niagara must first obtain the approval of their respective shareholders for the merger and KeyCorp’s shareholders must approve the articles amendment proposals (described below), and KeyCorp and First Niagara must also first obtain certain necessary regulatory approvals and satisfy other closing conditions. See “The Merger Agreement—Conditions to the Merger” beginning on page 114.

Q:	WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:	First Niagara stockholders are being asked to vote on the following proposals:

1.	to adopt the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus (which we refer to as the “merger proposal”);

2.	to approve, on a non-binding, advisory basis, the compensation to be paid to First Niagara’s named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91 (which we refer to as the “merger-related compensation proposal”); and

3.	to approve one or more adjournments of the First Niagara special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the “First Niagara adjournment proposal”).

KeyCorp shareholders are being asked to vote on the following proposals:

1.	to adopt the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus (which we refer to as the “merger proposal”);

2.	to approve the amendments to KeyCorp’s articles set forth on Appendix D-1 to this joint proxy statement/prospectus, which modify the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holders thereof than the voting rights associated with the First Niagara preferred stock (which we refer to as the “articles amendment proposals”), consisting of the following proposals:

a.	A proposal to approve a provision relating to the mechanics and timing of preferred shareholders’ rights to call special meetings;

b.	A proposal to approve a provision requiring the approval by preferred shareholders of amendments of KeyCorp’s articles or regulations that would adversely affect their voting powers, rights or preferences; and

c.	A proposal to approve a provision requiring the approval by preferred shareholders of combinations, majority share acquisitions, mergers or consolidations unless they retain voting powers, rights, privileges and preferences that are not materially less favorable than those prior to such transaction;

3.	to approve an amendment to KeyCorp’s amended and restated regulations (which we refer to as the “regulations”) set forth on Appendix E-1 to this joint proxy statement/prospectus in order to increase the maximum size of the KeyCorp Board of Directors from sixteen to seventeen members (which we refer to as the “regulations amendment proposal”); and

4.	to approve one or more adjournments of the KeyCorp special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal and the articles amendment proposals (which we refer to as the “KeyCorp adjournment proposal”).

Q:	WHAT CONSTITUTES A QUORUM AT EACH SPECIAL MEETING?

A:	The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of First Niagara common stock entitled to vote is necessary in order to constitute a quorum at the First Niagara special meeting.

The presence, in person or represented by proxy, of at least a majority of KeyCorp’s outstanding common shares is necessary in order to constitute a quorum at the KeyCorp special meeting.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE FIRST NIAGARA SPECIAL MEETING?

A:	The Merger Proposal: The affirmative vote of a majority of the outstanding shares of First Niagara common stock entitled to vote thereon is required to approve the merger proposal. First Niagara stockholders must approve the merger proposal in order for the merger to occur. If First Niagara stockholders fail to approve the merger proposal, the merger will not occur.

The Merger-Related Compensation Proposal: Assuming a quorum is present, the affirmative vote of a majority of votes present in person or represented by proxy and cast on the merger related compensation proposal at the First Niagara special meeting is required to approve the merger-related compensation proposal, which is an advisory vote, and therefore is not binding on First Niagara or on KeyCorp or the Boards of Directors or the compensation committees of First Niagara or KeyCorp. Since compensation and benefits to be paid or provided in connection with the merger are based on contractual arrangements with the named executive officers, the outcome of this advisory vote will not affect the obligation to make these payments. First Niagara is seeking this non-binding advisory stockholder approval pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which requires First Niagara to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to First Niagara’s named executive officers in connection with the merger. The merger-related compensation proposal gives First Niagara’s stockholders the opportunity to express their views on the merger-related compensation of First Niagara’s named executive officers. First Niagara stockholders are not required to approve the merger-related compensation proposal in order for the merger to occur. If First Niagara stockholders fail to approve the merger-related compensation proposal, but approve the merger proposal, the merger may nonetheless occur.

The First Niagara Adjournment Proposal: Assuming a quorum is present, the affirmative vote of a majority of the votes present in person or represented by proxy and cast on the First Niagara adjournment proposal at the First Niagara special meeting is required to approve the First Niagara adjournment proposal.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE KEYCORP SPECIAL MEETING?

A:	The Merger Proposal: The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp is required to approve the merger proposal. KeyCorp shareholders must approve the merger proposal in order for the merger to occur. If KeyCorp shareholders fail to approve the merger proposal, the merger will not occur.

The Articles Amendment Proposals: The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp is required to approve the articles amendment proposals. KeyCorp shareholders must approve the articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve the articles amendment proposals, the merger will not occur.

The Regulations Amendment Proposal: The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp is required to approve the regulations amendment proposal. KeyCorp shareholders are not required to approve the regulations amendment proposal in order for the merger to occur. If KeyCorp shareholders fail to approve the regulations amendment proposal, but approve the merger proposal and the articles amendment proposals, the merger may nonetheless occur.

The KeyCorp Adjournment Proposal: Assuming a quorum is present, the affirmative vote of a majority of the KeyCorp common shares present in person or represented by proxy at the KeyCorp special meeting is required to approve the KeyCorp adjournment proposal.

Q:	WHAT DO I NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at your respective company’s special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of your broker, bank or other nominee.

Q:	HOW DO I VOTE?

A:	If you are a shareholder of record of KeyCorp as of February 1, 2016 (which we refer to as the “KeyCorp record date”) you may submit your proxy before the KeyCorp special meeting in any of the following ways:

•	use the toll-free number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record of First Niagara as of February 1, 2016 (which we refer to as the “First Niagara record date”), you may submit your proxy before the First Niagara special meeting in any of the following ways:

•	use the toll-free number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope; or

•	scan the QR Code on your proxy card with your mobile device.

If you are a shareholder of record of KeyCorp as of the KeyCorp record date or a stockholder of record of First Niagara as of the First Niagara record date, you may also cast your vote in person at your respective company’s special meeting.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the special meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:	WHEN AND WHERE ARE THE KEYCORP AND FIRST NIAGARA SPECIAL MEETINGS?

A:	The special meeting of KeyCorp shareholders will be held on March 23, 2016, at 11:00 a.m., local time, at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114. All KeyCorp shareholders as of the KeyCorp record date, or their duly appointed proxies, may attend the KeyCorp special meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 10:00 a.m., local time.

The special meeting of First Niagara stockholders will be held on March 23, 2016, at 10:00 a.m. local time, at 726 Exchange Street, Buffalo, New York 14210. All First Niagara stockholders as of the First Niagara record date, or their duly appointed proxies, may attend the First Niagara special meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. local time.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:	If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to KeyCorp or First Niagara or by voting in person at your respective company’s special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. In addition to such legal proxy, if you plan to attend the First Niagara special meeting, but are not a stockholder of record because you hold your shares in “street name,” please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) and valid photo identification with you to the First Niagara special meeting. If you plan to attend the KeyCorp special meeting and you hold shares in “street name,” please bring photo identification and a recent brokerage statement or a letter from your broker, bank or other nominee showing your holdings of KeyCorp common shares as proof of ownership.

Under the rules of the NYSE and the Nasdaq Global Select Market (which we refer to as “NASDAQ”), brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE or the NASDAQ determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the KeyCorp special meeting and the First Niagara special meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

If you are a First Niagara stockholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee will not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal; and

•	your broker, bank or other nominee will not vote your shares on the merger-related compensation proposal or the First Niagara adjournment proposal, which broker non-votes will have no effect on the vote count for these proposals.

If you are a KeyCorp shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee will not vote your shares on the merger proposal, the articles amendment proposals or the regulations amendment proposal, which broker non-votes will have the same effect as a vote “AGAINST” these proposals; and

•	your broker, bank or other nominee will not vote your shares on the KeyCorp adjournment proposal, which broker non-votes will have no effect on the vote count for this proposal.

Q:	WHAT IF I ATTEND THE MEETING AND ABSTAIN OR DO NOT VOTE?

A:	For purposes of each of the KeyCorp special meeting and the First Niagara special meeting, an abstention occurs when a shareholder attends the applicable special meeting in person and does not vote or returns a proxy with an “abstain” vote.

If you are a First Niagara or KeyCorp shareholder, you attend your special meeting in person and you fail to vote on the applicable merger proposal, your failure to vote will have the same effect as a vote cast “AGAINST” the applicable merger proposal. If you respond with an “abstain” vote on the applicable merger proposal, your proxy will have the same effect as a vote cast “AGAINST” the applicable merger proposal.

If you are a KeyCorp shareholder, you attend your special meeting in person and you fail to vote on the articles amendment proposals or the regulations amendment proposal, your failure to vote in each case will have the same effect as a vote cast “AGAINST” such proposals. If you respond to the articles amendment proposals or the regulations amendment proposal with an “abstain” vote, your proxy will have the same effect as a vote cast “AGAINST” such proposals.

If you are a KeyCorp shareholder, you attend your special meeting in person and you fail to vote on the KeyCorp adjournment proposal, your failure to vote will have the same effect as a vote cast “AGAINST” such proposal. If you respond with an “abstain” vote, your proxy will have the same effect as a vote cast “AGAINST” the KeyCorp adjournment proposal.

If you are a First Niagara stockholder, you attend your special meeting in person and you fail to vote or respond with an “abstain” vote on the merger-related compensation proposal or the First Niagara adjournment proposal, such abstention or failure to vote will have no effect on the outcome of such proposals. For each of these proposals, abstentions are not treated as votes cast and will have no effect on the outcome of the vote, although abstentions are counted towards establishing a quorum.

Q:	WHAT WILL HAPPEN IF I RETURN MY PROXY CARD WITHOUT INDICATING HOW TO VOTE?

If you sign and return your proxy card without indicating how to vote on any particular proposal, the KeyCorp common shares represented by your proxy will be voted as recommended by the KeyCorp Board of Directors with respect to that proposal or the shares of First Niagara common stock represented by your proxy will be voted as recommended by the First Niagara Board of Directors with respect to that proposal, as the case may be.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

Yes. You may change your vote at any time before your proxy is voted at the KeyCorp or First Niagara special meeting. You may do this in one of three ways:

•	filing a notice with the Corporate Secretary of KeyCorp or First Niagara, as applicable;

•	filing a new, subsequently dated proxy (whether by proxy card, online, telephone, or, in the case of the First Niagara proxy, QR Code); or

•	by attending the KeyCorp or First Niagara special meeting and electing to vote your shares in person.

If you are a shareholder of record of either KeyCorp or First Niagara and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to, in the case of KeyCorp, KeyCorp, Attention: Secretary, 127 Public Square, Cleveland, Ohio 44114, or, in the case of First Niagara, First Niagara Financial Group, Inc., Attention: Corporate Secretary, 726 Exchange Street, Suite 618, Buffalo, New York 14210, and it must be received at any time before the vote is taken at the KeyCorp or the First Niagara special meeting, as applicable. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, online, by telephone, or in the case of the First Niagara proxy, QR Code, not later than 11:59 p.m. on March 18, 2016, or by voting in person at the meeting. If you have instructed a broker, bank or other nominee to vote your KeyCorp common shares or shares of First Niagara common stock, as applicable, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Q:	ARE FIRST NIAGARA STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A:	Yes, First Niagara stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the DGCL), provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL. More information regarding these appraisal rights is provided in this joint proxy statement/prospectus, and the provisions of the DGCL that grant appraisal rights and govern such procedures are attached as Appendix F to this joint proxy statement/prospectus. You should read these provisions carefully and in their entirety. See “Appraisal Rights” beginning on page 149.

Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO FIRST NIAGARA STOCKHOLDERS?

A:	The obligation of KeyCorp and First Niagara to complete the merger is conditioned upon the receipt of legal opinions from their respective counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

If the merger qualifies as a reorganization for United States federal income tax purposes, (1) U.S. holders of First Niagara common stock who receive a combination of KeyCorp common shares and cash, other than cash instead of a fractional KeyCorp common share, in exchange for their shares of First Niagara common stock, will recognize gain (but not loss) in an amount equal to the lesser of (x) the amount by which the sum of the fair market value of the KeyCorp common shares and cash (other than cash received instead of a fractional KeyCorp common share) received by such holder in exchange for its shares of First Niagara common stock exceeds the holder’s adjusted basis in its shares of First Niagara common stock, and (y) the amount of cash (other than cash received instead of fractional KeyCorp common shares) received by such holder in exchange for its shares of First Niagara common stock; and (2) U.S. holders of First Niagara preferred shares who receive solely new KeyCorp preferred stock in the merger will not recognize any gain or loss. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the holding period for such shares of First Niagara common stock is more than one year. Depending on certain facts specific to you, gain could instead be characterized as ordinary dividend income.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, see “Material United States Federal Income Tax Consequences of the Merger” beginning on page 119.

The consequences of the merger to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the merger.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:	If the merger is not completed, First Niagara stockholders will not receive any consideration for their shares of First Niagara common stock and will not receive shares of new KeyCorp preferred stock for their shares of First Niagara preferred stock in connection with the merger. Instead, First Niagara will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ. Under specified circumstances, First Niagara may be required to pay to KeyCorp a fee with respect to the termination of the merger agreement. See “The Merger Agreement—Termination; Termination Fee” beginning on page 115.

Q:	SHOULD FIRST NIAGARA STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:	No. First Niagara stockholders SHOULD NOT send in any stock certificates now. If the merger is approved, transmittal materials, with instructions for their completion, will be provided under separate cover to First Niagara stockholders who hold physical stock certificates and the stock certificates should be sent at that time in accordance with such instructions.

Q:	WHAT ARE THE ARTICLES AMENDMENT PROPOSALS AND WHY ARE KEYCORP SHAREHOLDERS BEING ASKED TO APPROVE THEM?

A:	KeyCorp is asking its shareholders to approve the articles amendment set forth on Appendix D-1 to this joint proxy statement/prospectus, which modifies the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holder thereof than the voting rights associated with the First Niagara preferred stock. At the KeyCorp special meeting, KeyCorp shareholders will be asked to consider and vote on each of the following three proposals relating to the provisions in the articles amendment:

a.     Proposal to approve a provision relating to the mechanics and timing of preferred shareholders’ rights to call special meetings

The articles amendment will (i) provide that KeyCorp is not required to call a special meeting of preferred shareholders for the election of directors in certain circumstances if KeyCorp’s annual meeting will be held less than 90 days from the date a request for such special meeting is received from preferred shareholders and (ii) allow any holder of KeyCorp preferred stock to call such a special meeting at KeyCorp’s expense if the meeting is not called by KeyCorp within 20 days of receiving such a request (and, solely for the purpose of calling such special meeting, such preferred shareholder will have access to KeyCorp’s stock ledger).

b.     Proposal to approve a provision requiring the approval by preferred shareholders of amendments of KeyCorp’s articles or regulations that would adversely affect their voting powers, rights or preferences

The articles amendment will provide that KeyCorp’s preferred shareholders must approve any amendment of KeyCorp’s articles or regulations that would adversely affect the voting powers, rights or preferences of KeyCorp’s preferred shareholders (or any class thereof).

c.     Proposal to approve a provision requiring the approval by preferred shareholders of combinations, majority share acquisitions, mergers or consolidations unless they retain voting powers, rights, privileges and preferences that are not materially less favorable than those prior to such transaction

The articles amendment will provide that KeyCorp’s preferred shareholders must approve any combination, majority share acquisition (each as defined by Ohio law), merger or consolidation of KeyCorp with another entity unless, in each case, (A) KeyCorp’s preferred stock remains outstanding or is converted into preference securities of the surviving or resulting corporation or a corporation controlling such corporation (in each case, which is an entity organized in the United States) and (B) the shares of preferred stock remaining outstanding or such new preference securities, as the case may be, have voting powers, rights, privileges and preferences that are not materially less favorable to the holders thereof than the voting powers, rights, privileges and preferences of the holders of KeyCorp’s preferred stock.

KeyCorp shareholders must approve each of the above articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve any of the above articles amendment proposals, the merger will not occur.

In accordance with KeyCorp’s articles, KeyCorp’s Board of Directors has designated the remaining terms and rights of the new KeyCorp preferred stock. See “Description of KeyCorp Capital Stock” for a summary of the material terms of the new KeyCorp preferred stock and the form of second amended and restated articles of incorporation of KeyCorp (which we refer to as the “amended articles”) set forth on Appendix D-2 to this joint proxy statement/prospectus. The articles amendment proposals above are a summary of the material provisions of the articles amendment and are not intended to be complete or to provide a comprehensive discussion of the articles amendment. This summary is qualified in its entirety by reference to the modifications to the articles set forth on Appendix D-1 and to the form of amended articles set forth on Appendix D-2 to this joint proxy statement/prospectus. We encourage you to read Appendix D-1 and Appendix D-2 carefully and in their entirety.

Upon approval of the articles amendment proposals comprising the articles amendment set forth on Appendix D-1 to this joint proxy statement/prospectus by KeyCorp shareholders, which has been approved by KeyCorp’s Board of Directors, KeyCorp would be authorized to file with the Secretary of State of the State of Ohio the amended articles as set forth on Appendix D-2 to this joint proxy statement/prospectus, and the articles amendment will thereafter become effective upon such filing. Except as contemplated by the articles amendment set forth on Appendix D-1 to this joint proxy statement/prospectus and the designation of the new KeyCorp preferred stock by KeyCorp’s Board of Directors in accordance with the articles, the provisions of the articles would remain unchanged.

KeyCorp shareholders must approve the articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve the articles amendment proposals, the merger will not occur. Accordingly, KeyCorp is asking KeyCorp shareholders to vote to approve the articles amendment proposals, either by attending the KeyCorp special meeting and voting in person or by submitting a proxy.

Q:	WHAT IS THE REGULATIONS AMENDMENT PROPOSAL AND WHY ARE KEYCORP SHAREHOLDERS BEING ASKED TO APPROVE IT?

A:	KeyCorp is asking its shareholders to approve an amendment (which we refer to as the “regulations amendment”) to its regulations set forth on Appendix E-1 to this joint proxy statement/prospectus in order to increase the maximum size of its Board of Directors from sixteen to seventeen members.

Pursuant to the merger agreement, KeyCorp will add three current members of First Niagara’s Board of Directors selected by First Niagara and reasonably acceptable to KeyCorp (including its Nominating and Corporate Governance Committee) to KeyCorp’s Board of Directors. As of the date of this joint proxy statement/prospectus, KeyCorp’s Board of Directors consisted of fourteen members. The regulations provide that KeyCorp’s Board of Directors must consist of no fewer than twelve and no more than sixteen members. In order to add First Niagara’s director nominees to KeyCorp’s existing Board of Directors, KeyCorp intends to amend the regulations to increase the maximum size of its Board of Directors from sixteen to seventeen members.

Upon approval of the regulations amendment as set forth on Appendix E-1 to this joint proxy statement/prospectus by KeyCorp’s shareholders, which has been approved by KeyCorp’s Board of Directors, KeyCorp’s regulations would be amended in its entirety as set forth on Appendix E-2 to this joint proxy statement/prospectus. Except as contemplated by the regulations amendment set forth on Appendix E-1 to this joint proxy statement/prospectus, the provisions of KeyCorp’s regulations would remain unchanged.

Approval of the regulations amendment proposal is not a condition to completion of the merger. If KeyCorp shareholders fail to approve the regulations amendment proposal, but approve the merger proposal and the articles amendment proposals, the merger may nonetheless occur. It is important, however, that KeyCorp shareholders vote to approve the regulations amendment proposal, either by attending the KeyCorp special meeting and voting in person or by submitting a proxy.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A:	If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares.

If you are a KeyCorp shareholder, you should contact Innisfree M&A Incorporated (which we refer to as “Innisfree”), the proxy solicitation agent for KeyCorp, toll-free at (877) 800 - 5190. If you are a First Niagara stockholder, you should contact D.F. King & Co., Inc., the proxy solicitation agent for First Niagara, toll-free at (800) 331 - 5963.

SUMMARY

This summary highlights selected information included in this joint proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer before you decide how to vote. In addition, we incorporate by reference important business and financial information about First Niagara and KeyCorp into this joint proxy statement/prospectus. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus and “Incorporation of Certain Documents by Reference” beginning on page 153. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger and the Merger Agreement (page 104)

The terms and conditions of the merger are contained in the merger agreement, which is attached as Appendix A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

If the merger agreement is approved and the merger is subsequently completed, First Niagara will merge with and into KeyCorp, with KeyCorp surviving the merger.

Merger Consideration (page 104)

Each share of First Niagara common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Niagara as treasury stock or otherwise owned by First Niagara or KeyCorp and any dissenting shares), will be converted into the right to receive 0.680 KeyCorp common shares (which we refer to as the “exchange ratio”) and $2.30 in cash. Each share of First Niagara preferred stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into a share of the new KeyCorp preferred stock.

Based on the closing trading price of KeyCorp common shares on the NYSE on October 29, 2015, the last trading day before the public announcement of the signing of the merger agreement, the value of the merger consideration per share of First Niagara common stock was $11.40. Based on the closing trading price of KeyCorp common shares on the NYSE on February 1, 2016, the last practicable trading date before the date of this joint proxy statement/prospectus, the value of the merger consideration per share of First Niagara common stock was $9.83. The value of the merger consideration that you will receive for each share of First Niagara common stock will depend on the price per share of KeyCorp common shares at the time you receive the shares of KeyCorp common shares. Therefore, the value of the merger consideration may be different than its estimated value based on the current price of KeyCorp common shares or the price of KeyCorp common shares at the time of the KeyCorp and First Niagara special meetings.

Recommendation of the First Niagara Board of Directors (page 59)

The First Niagara Board of Directors has unanimously determined that the merger, on the terms and conditions set forth in the merger agreement, is advisable and in the best interests of First Niagara and its stockholders and has directed that the merger agreement and the transactions contemplated thereby be submitted to First Niagara’s stockholders for adoption at the First Niagara special meeting on the date and at the time and place set forth in this joint proxy statement/prospectus. The First Niagara Board of Directors unanimously recommends that First Niagara’s stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the First Niagara adjournment proposal (if necessary or appropriate). See “The Merger—Recommendation of the First Niagara Board of Directors and Reasons for the Merger” beginning on page 59.

Recommendation of the KeyCorp Board of Directors (page 80)

The KeyCorp Board of Directors has unanimously determined that the merger, on the terms and conditions set forth in the merger agreement, is advisable and in the best interests of KeyCorp and its shareholders and has directed that the merger agreement and the transactions contemplated thereby be submitted to its shareholders for approval at the KeyCorp special meeting on the date and at the time and place set forth in this joint proxy statement/prospectus. The KeyCorp Board of Directors unanimously recommends that KeyCorp’s shareholders vote “FOR” the merger proposal, “FOR” the articles amendment proposals, “FOR” the regulations amendment proposal and “FOR” the KeyCorp adjournment proposal (if necessary or appropriate). See “The Merger—Recommendation of the KeyCorp Board of Directors and Reasons for the Merger” beginning on page 80.

BlackRock Solutions Estimated Valuation and Related Analyses (page 62)

First Niagara engaged the Financial Markets Advisory Group of BlackRock Financial Management, Inc. (which we refer to as “BlackRock Solutions”) to perform and deliver reports on (i) an estimated, analytically-derived valuation of First Niagara on a standalone basis and related analyses and (ii) an estimated earnings quality of KeyCorp and Party A (as defined below). These reports were presented to the First Niagara Board of Directors on October 12, 2015 and October 27, 2015, respectively.

BlackRock Solutions provided its analyses and estimates to the First Niagara Board of Directors (in its capacity as such) in connection with and for the purpose of its evaluation of its strategic alternatives. BlackRock Solutions made no recommendation to the management or Board of First Niagara and makes no recommendation to any holder of shares of First Niagara common stock as to how such stockholder should vote with respect to the merger or any other matter at the First Niagara special meeting or whether to take any other action with respect to the merger. BlackRock Solutions’ analyses and estimates were among the many factors considered by the First Niagara Board of Directors in its evaluation of the transactions contemplated by the merger agreement and should not be viewed as determinative of the views of the First Niagara Board of Directors or management with respect to the merger consideration or the transactions contemplated by the merger agreement, and the decision to approve and recommend the transactions contemplated by the merger agreement to First Niagara’s stockholders was made independently by the First Niagara Board of Directors.

Opinion of Financial Advisors

First Niagara Financial Advisor (page 70)

In connection with the merger, First Niagara’s financial advisor, J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) rendered to the First Niagara Board of Directors at its meeting on October 29, 2015, J.P. Morgan’s oral opinion (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated the same date) that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in such opinion, the merger consideration to be paid to the holders of First Niagara common stock in the merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated October 29, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering its opinion, is attached as Appendix B to this joint proxy statement/prospectus and is incorporated herein by reference. First Niagara stockholders should read this opinion carefully and in its entirety. J.P. Morgan’s written opinion is addressed to the First Niagara Board of Directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of First Niagara common stock in the merger as of the date of the opinion, does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to any holder of shares of First Niagara common stock as to how such stockholder should vote with respect to the merger or any other matter at the First Niagara special meeting. J.P. Morgan’s opinion does not express any opinion as to the price at which the First Niagara common stock or KeyCorp common shares will trade at any future time. The summary of J.P. Morgan’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. For further information, please see the section entitled “The Merger—Opinion of First Niagara’s Financial Advisor” beginning on page 70.

KeyCorp Financial Advisor (page 82)

In connection with the merger, KeyCorp’s financial advisor, Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) rendered to the KeyCorp Board of Directors at its special meeting on October 29, 2015, its oral opinion, subsequently confirmed by delivery of a written opinion dated October 29, 2015, that, as of such date, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth therein, the merger consideration to be paid by KeyCorp pursuant to the merger agreement was fair, from a financial point of view, to KeyCorp.

The full text of the written opinion of Morgan Stanley, dated October 29, 2015, is attached as Appendix C and incorporated by reference into this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the KeyCorp Board of Directors and addresses only the fairness, from a financial point of view, to KeyCorp of the merger consideration to be paid by KeyCorp pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to shareholders of KeyCorp or stockholders of First Niagara as to how to vote at any shareholders meetings held with respect to the merger or any other matter or whether to take any other action with respect to the merger. In addition, the opinion does not in any manner address the price at which KeyCorp common shares will trade following the consummation of the merger or at any time. The summary of Morgan Stanley’s opinion and the methodology that Morgan Stanley used to render its opinion set forth in this joint proxy statement/prospectus under the caption entitled “The Merger—Opinion of KeyCorp’s Financial Advisor” is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

First Niagara Special Meeting of Stockholders (page 33)

The special meeting of First Niagara stockholders will be held on March 23, 2016, at 10:00 a.m. local time, at 726 Exchange Street, Buffalo, New York 14210. At the First Niagara special meeting, First Niagara stockholders will be asked to approve the merger proposal, the merger-related compensation proposal and the First Niagara adjournment proposal (if necessary or appropriate).

The First Niagara Board of Directors has fixed the close of business on February 1, 2016 as the record date for determining the holders of First Niagara common stock entitled to receive notice of and to vote at the First Niagara special meeting. As of the First Niagara record date, there were 351,540,998 shares of First Niagara common stock outstanding and entitled to vote at the First Niagara special meeting held by 22,755 holders of record. Each share of First Niagara common stock entitles the holder thereof to one vote at the First Niagara special meeting on each proposal to be considered at the First Niagara special meeting. As of the First Niagara record date, directors and executive officers of First Niagara and their affiliates owned and were entitled to vote 2,020,137 shares of First Niagara common stock, representing approximately 0.57% of the shares of First Niagara common stock outstanding on that date. First Niagara currently expects that its directors and executive officers will vote their shares in favor of the merger proposal, the merger-related compensation proposal and the First Niagara adjournment proposal (if necessary or appropriate), although none of them has entered into any agreements obligating them to do so. As of the record date, KeyCorp did not beneficially hold any shares of First Niagara common stock.

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of First Niagara common stock entitled to vote is necessary in order to constitute a quorum at the First Niagara special meeting.

The affirmative vote of a majority of the outstanding shares of First Niagara common stock entitled to vote is required to approve the merger proposal. Assuming a quorum is present, the affirmative vote of a majority of the votes present in person or represented by proxy and cast on each of the merger-related compensation proposal and the adjournment proposal at the First Niagara special meeting is required to approve each such proposal. First Niagara stockholders must approve the merger proposal in order for the merger to occur. First Niagara stockholders are not, however, required to approve the merger-related compensation proposal or the First Niagara adjournment proposal in order for the merger to occur. If First Niagara stockholders fail to approve the merger-related compensation proposal or the First Niagara adjournment proposal, but approve the merger proposal, the merger may nonetheless occur.

KeyCorp Special Meeting of Shareholders (page 40)

The special meeting of KeyCorp shareholders will be held on March 23, 2016, at 11:00 a.m., local time, at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114. At the KeyCorp special meeting, KeyCorp shareholders will be asked to approve the merger proposal, the articles amendment proposals, the regulations amendment proposal and the KeyCorp adjournment proposal (if necessary or appropriate).

The KeyCorp Board of Directors has fixed the close of business on February 1, 2016 as the record date for determining the holders of KeyCorp common shares entitled to receive notice of and to vote at the KeyCorp special meeting. As of the KeyCorp record date, there were 826,924,235.7 KeyCorp common shares outstanding and entitled to vote at the KeyCorp special meeting held by 26,969 holders of record. Each KeyCorp common share entitles the holder to one vote at the KeyCorp special meeting on each proposal to be considered at the KeyCorp special meeting. As of the KeyCorp record date, directors and executive officers of KeyCorp and their affiliates owned and were entitled to vote 1,757,202 KeyCorp common shares, representing approximately 0.21% of KeyCorp common shares outstanding on that date. KeyCorp currently expects that its directors and executive officers will vote their shares in favor of the merger proposal, the articles amendment proposals, the regulations amendment proposal and the KeyCorp adjournment proposal (if necessary or appropriate), although none of them has entered into any agreements obligating them to do so. As of the record date, First Niagara did not beneficially hold any KeyCorp common shares.

The presence, in person or represented by proxy, of at least a majority of the total number of KeyCorp outstanding common shares is necessary in order to constitute a quorum at the KeyCorp special meeting.

The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp is required to approve each of the merger proposal, the articles amendment proposals and the regulations amendment proposal. Assuming a quorum is present, the affirmative vote of a majority of the KeyCorp common shares present in person or represented by proxy at the KeyCorp special meeting is required to approve the KeyCorp adjournment proposal (if necessary or appropriate). KeyCorp shareholders must approve the merger proposal and the articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve either the merger proposal or the articles amendment proposals, the merger will not occur. KeyCorp shareholders are not, however, required to approve the regulations amendment proposal and the KeyCorp adjournment proposal in order for the merger to occur. If KeyCorp shareholders fail to approve the regulations amendment proposal or the KeyCorp adjournment proposal, but approve the merger proposal and the articles amendment proposals, the merger may nonetheless occur.

First Niagara’s Directors and Executive Officers Have Financial Interests in the Merger (page 91)

Certain of First Niagara’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of First Niagara’s stockholders. The members of the First Niagara Board of

Directors were aware of and considered these interests, among other matters, when they approved the merger agreement and recommended that First Niagara stockholders approve the merger proposal. See “The Merger—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91.

Treatment of First Niagara Stock Options and Other Equity Awards (page 105)

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each option granted by First Niagara to purchase shares of First Niagara common stock will be converted into an option to purchase KeyCorp common shares (rounded down to the nearest whole share), on the same terms and conditions, including vesting, as were applicable to such option prior to the merger, equal to the product of (i) the number of shares of First Niagara common stock subject to such First Niagara stock option multiplied by (ii) the sum of (a) the exchange ratio and (b) $2.30 divided by the volume weighted average price of KeyCorp common shares on the NYSE for the five trading days ending the day prior to the effective time of the merger (we refer to such sum as the “KeyCorp equity award exchange ratio”), with an exercise price per KeyCorp common share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of First Niagara common stock of such First Niagara stock option by (y) the KeyCorp equity award exchange ratio. At the effective time of the merger, subject to the terms and conditions of the merger agreement, each First Niagara restricted stock award and restricted stock unit award will be converted into a number of shares, or into a restricted stock unit award for a number of shares (with any performance-based vesting conditions applicable to such restricted stock unit awards immediately prior to the effective time deemed satisfied at target level), respectively, of KeyCorp common shares (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock underlying such award multiplied by (b) the KeyCorp equity award exchange ratio, subject to the same terms and conditions, including vesting, as were applicable to such awards prior to the merger, plus a pro rata share of the merger consideration with respect to any fractional KeyCorp common shares subject to each restricted stock unit award. We refer to the First Niagara restricted options, First Niagara restricted stock awards and First Niagara restricted stock unit awards collectively as “First Niagara equity awards.”

Regulatory Approvals Required for the Merger (page 99)

Completion of the merger is subject to various regulatory approvals, including approval from the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”). Notifications and/or applications requesting approval for the merger may also be submitted to other federal and state regulatory authorities and self-regulatory organizations, including state insurance departments. KeyCorp and First Niagara have agreed to use their reasonable best efforts to obtain all required regulatory approvals. We have filed, or are in the process of filing, notices and applications to obtain the necessary regulatory approvals. Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to KeyCorp or its subsidiaries after the completion of the merger or will contain any condition or restriction that would be more likely than not to have a material and adverse effect on KeyCorp and its subsidiaries, taken as a whole, giving effect to the merger (measured on a scale relative to First Niagara and its subsidiaries, taken as a whole) (which we refer to as a “materially burdensome regulatory condition”). The regulatory approvals to which completion of the merger are subject are described in more detail in the section of this joint proxy statement/prospectus entitled “Regulatory Approvals Required for the Merger” beginning on page 99.

Appraisal Rights (page 149)

Under Section 262 of the DGCL, holders of shares of First Niagara common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL (which we refer to as “Section 262”) will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest. Shareholders considering seeking appraisal should be aware that the “fair value” of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Any holder of shares of First Niagara common stock wishing to exercise appraisal rights must deliver to First Niagara, before the vote on the adoption of the merger agreement at the First Niagara special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. See “Appraisal Rights” beginning on page 149 and Section 262 attached to this joint proxy statement/prospectus as Appendix F.

Conditions to the Merger (page 114)

The obligations of KeyCorp and First Niagara to complete the merger are each subject to the satisfaction (or waiver, if permitted) of the following conditions:

•	receipt of the requisite approval of the KeyCorp shareholders and First Niagara stockholders of the merger agreement and receipt of the requisite approval of the KeyCorp shareholders of the articles amendment;

•	authorization for listing on the NYSE of the KeyCorp common shares and the new KeyCorp preferred stock to be issued in the merger;

•	the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, and the absence of a stop order or proceeding initiated or threatened by the SEC for that purpose;

•	the receipt of all regulatory authorizations, consents, orders or approvals which are necessary to consummate the merger (and the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a material adverse effect on the surviving company) and the expiration of all statutory waiting periods without the imposition of any materially burdensome regulatory condition;

•	the accuracy of the other party’s representations and warranties as of the date of the merger agreement and as of the closing date of the merger, other than, in most cases, those failures to be true and correct that would not reasonably be likely to have a material adverse effect on the other party or the surviving company;

•	the prior performance in all material respects by the other party of the obligations required to be performed by it at or prior to the closing date of the merger; and

•	receipt by each party of an opinion from its counsel as to certain tax matters.

No Solicitation (page 111)

Under the terms of the merger agreement, First Niagara has agreed not to initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, or engage or participate in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to, or enter into any binding acquisition agreement, merger agreement or other definitive transaction agreement (other than a confidentiality agreement described in this paragraph) relating to, any acquisition proposal. Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances, in response to an unsolicited bona fide written acquisition proposal which, in the good faith judgment of the First Niagara Board of Directors (after receiving the advice of its outside counsel and financial advisors), is or is more likely than not to result in a proposal which is superior to the merger with

KeyCorp, if the First Niagara Board of Directors determines in good faith (after receiving the advice of its outside counsel and financial advisors) that failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law, First Niagara may furnish nonpublic information or data regarding First Niagara and participate in discussions or negotiations with such third party, provided that prior to providing any such nonpublic information or data, First Niagara will have entered into a confidentiality agreement with such third party on terms, in all material respects, no less favorable to it than the confidentiality agreement between First Niagara and KeyCorp.

Termination; Termination Fee (page 115)

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by each of KeyCorp’s and First Niagara’s shareholders:

•	by mutual written consent of KeyCorp and First Niagara;

•	by either KeyCorp or First Niagara, if a required regulatory approval is denied by final, non-appealable action, or if a governmental entity has issued a final, non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the closing of the merger, unless the failure to obtain a required regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the agreement;

•	by either KeyCorp or First Niagara, if the merger has not closed by the close of business on October 30, 2016, unless the failure to close by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the agreement;

•	by either KeyCorp or First Niagara, if there is a breach by the other party that would, individually or in the aggregate with other breaches by such party, result in the failure of a closing condition, unless the breach is cured by the earlier of October 30, 2016 and 60 days following written notice of the breach (provided that the terminating party is not then in material breach of the merger agreement); or

•	by KeyCorp, if, (i) prior to the adoption by First Niagara stockholders of the merger agreement, the First Niagara Board of Directors (A) submits the merger agreement to its stockholders without a recommendation for adoption, or otherwise withdraws or materially and adversely modifies its recommendation for adoption (or publicly discloses an intention to do so), or recommends to its stockholders an acquisition proposal other than the merger agreement, or (B) materially breaches its obligation to call a stockholder meeting and recommend to its stockholders, in accordance with the terms of the merger agreement, the adoption of the merger agreement or to refrain from soliciting alternative acquisition proposals or (ii) a tender offer or exchange offer for 20% or more of First Niagara’s outstanding shares of common stock is commenced (other than by KeyCorp or its subsidiaries) and the First Niagara Board of Directors recommends that First Niagara’s stockholders tender or exchange their shares (or fails to recommend a rejection of such tender or exchange offer within ten business days).

First Niagara may be required to pay KeyCorp a termination fee of $137.5 million in certain circumstances. See “The Merger Agreement—Termination; Termination Fee” beginning on page 115.

Litigation Related to the Merger (page 118)

Certain litigation is pending in connection with the merger. See “Litigation Related to the Merger” beginning on page 118.

Comparison of Shareholders’ Rights (page 130)

Following the merger, the rights of First Niagara stockholders who become KeyCorp shareholders in the merger will no longer be governed by the laws of the State of Delaware, First Niagara’s restated certificate of incorporation (which we refer to as the “charter”) and First Niagara’s amended and restated bylaws (which we refer to as “bylaws”) and instead will be governed by the laws of the State of Ohio, as well as by the KeyCorp articles and regulations. See “Comparison of Shareholders’ Rights” beginning on page 130.

Articles Amendment (page 45)

At the KeyCorp special meeting, KeyCorp shareholders will be asked to approve the articles amendment proposals to modify the voting rights associated with KeyCorp’s preferred stock as set forth on Appendix D-1 to this joint proxy statement/prospectus so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holder thereof than the voting rights associated with the First Niagara preferred stock. KeyCorp shareholders must approve the articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve the articles amendment proposals, the merger will not occur.

Regulations Amendment (page 47)

At the KeyCorp special meeting, KeyCorp shareholders will be asked to approve the regulations amendment proposal to increase the maximum size of KeyCorp’s Board of Directors from sixteen to seventeen members. Approval of the regulations amendment proposal is not a condition to completion of the merger. If KeyCorp shareholders fail to approve the regulations amendment proposal, but approve the merger proposal and the articles amendment proposals, the merger may nonetheless occur.

Risk Factors (page 26)

You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 26.

The Parties (page 49)

KeyCorp

127 Public Square

Cleveland, Ohio 44114

Phone: (216) 689-3000

KeyCorp is an Ohio business corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. KeyCorp was organized in 1958 and serves as the parent holding company for KeyBank National Association (which we refer to as “KeyBank”), its principal subsidiary, through which it provides most of its banking services. As of December 31, 2014, KeyCorp had consolidated total assets of $93.8 billion, deposits of $72 billion and shareholders’ equity of $10.5 billion. KeyCorp and its subsidiaries had an average of 13,853 full-time equivalent employees for 2014.

First Niagara Financial Group, Inc.

726 Exchange Street, Suite 618

Buffalo, New York 14210

Phone: (716) 819-5500

First Niagara is a Delaware corporation and a bank holding company, subject to supervision and regulation by the Federal Reserve Board, serving both retail and commercial customers through its bank subsidiary, First Niagara Bank, National Association (which we refer to as “First Niagara Bank”). At December 31, 2014, First Niagara had $38.6 billion of assets, $27.8 billion of deposits and $4.1 billion of stockholders’ equity.

SELECTED HISTORICAL FINANCIAL DATA FOR KEYCORP

The following table summarizes financial results achieved by KeyCorp for the periods and at the dates indicated and should be read in conjunction with KeyCorp’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that KeyCorp has previously filed with the SEC. Historical financial information for KeyCorp can be found in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and its Annual Report on Form 10-K for the year ended December 31, 2014. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus for instructions on how to obtain the information that has been incorporated by reference into this joint proxy statement/prospectus. Financial amounts as of and for the nine months ended September 30, 2015 and 2014 are unaudited (and are not necessarily indicative of the results of operations for the full year or any other interim period), but management of KeyCorp believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past periods and for the nine months ended September 30, 2015 and 2014 indicate results for any future period.

	Nine months ended September 30,		Years ended December 31,
dollars in millions, except per share data	2015	2014	2014	2013	2012	2011	2010 (a)
	(unaudited)
RESULTS OF OPERATIONS—FOR THE PERIOD
Interest income	$1,949	$1,908	$2,554	$2,620	$2,705	$2,889	$3,408
Interest expense	203	197	261	295	441	622	897

Net interest income	1,746	1,711	2,293	2,325	2,264	2,267	2,511
Provision for credit losses	121	35	57	138	213	(88)	590

Net interest income after provision for credit losses	1,625	1,676	2,236	2,187	2,051	2,355	1,921
Noninterest income	1,395	1,307	1,797	1,766	1,856	1,688	1,954
Noninterest expense	2,104	2,057	2,761	2,812	2,834	2,712	3,082

Income (loss) from continuing operations before income taxes	916	926	1,272	1,141	1,073	1,331	793
Income taxes	230	232	326	271	231	364	186

Income (loss) from continuing operations	686	694	946	870	842	967	607
Income (loss) from discontinued operations, net of taxes (b)	5	(41)	(39)	40	23	(35)	(23)

Net income (loss)	691	653	907	910	865	932	584
Less: Net income (loss) attributable to noncontrolling interests	1	6	7	—	7	12	30

Net income (loss) attributable to Key	$690	$647	$900	$910	$858	$920	$554

Income (loss) from continuing operations attributable to Key common shareholders	$668	$671	$917	$847	$813	$848	$413
Net income (loss) attributable to Key common shareholders	673	630	878	887	836	813	390

PER COMMON SHARE
Income (loss) from continuing operations attributable to Key common shareholders	$.79	$.77	$1.05	$.93	$.87	$.91	$.47
Income (loss) from discontinued operations, net of taxes (b)	.01	(.05)	(.04)	.04	.02	(.04)	(.03)
Net income (loss) attributable to Key common shareholders (c)	.80	.72	1.01	.98	.89	.87	.45

Income (loss) from continuing operations attributable to Key common shareholders— assuming dilution	$.78	$.76	$1.04	$.93	$.86	$.91	$.47
Income (loss) from discontinued operations, net of taxes—assuming dilution (b)	.01	(.05)	(.04)	.04	.02	(.04)	(.03)
Net income (loss) attributable to Key common shareholders—assuming dilution (c)	.79	.71	.99	.97	.89	.87	.44

Cash dividends paid	.215	.185	.25	.215	.18	.10	.04
Book value at period end	12.47	11.74	11.91	11.25	10.78	10.09	9.52
Dividend payout ratio	26.9%	25.7%	24.8%	21.9%	20.2%	11.49%	8.89%
Weighted-average common shares outstanding (000)	839,758	875,728	871,464	906,524	938,941	931,934	874,748
Weighted-average common shares and potential common shares outstanding (000) (d)	847,371	882,451	878,199	912,571	943,259	935,801	878,153

	Nine months ended September 30,		Years ended December 31,
dollars in millions, except per share data	2015	2014	2014	2013	2012	2011	2010 (a)
	(unaudited)
BALANCE SHEET DATA—AT PERIOD END
Loans	$60,085	$56,155	$57,381	$54,457	$52,822	$49,575	$50,107
Earning assets	83,779	78,310	82,269	79,467	75,055	73,729	76,211
Total assets	95,422	89,784	93,821	92,934	89,236	88,785	91,843
Deposits	71,073	68,456	71,998	69,262	65,993	61,956	60,610
Long-term debt	10,310	7,172	7,875	7,650	6,847	9,520	10,592
Key common shareholders’ equity	10,415	10,195	10,239	10,012	9,980	9,614	8,380
Key shareholders’ equity	10,705	10,486	10,530	10,303	10,271	9,905	11,117

PERFORMANCE RATIOS—FROM CONTINUING OPERATIONS
Return on average total assets	1.00%	1.06%	1.08%	1.03%	1.03%	1.16%	.66%
Return on average common equity	8.67	8.84	9.01	8.48	8.25	9.17	5.06
Net interest margin (TE)	2.88	2.98	2.97	3.12	3.21	3.16	3.26

PERFORMANCE RATIOS—FROM CONSOLIDATED OPERATIONS
Return on average total assets	.99%	.95%	.99%	1.02%	.99%	1.04%	.59%
Return on average common equity	8.74	8.30	8.63	8.88	8.48	8.79	4.78
Net interest margin (TE)	2.85	2.94	2.94	3.02	3.13	3.09	3.16
Loan to deposit (e)	89.3	87.4	84.6	83.8	85.8	87.0	90.3

CAPITAL RATIOS—AT PERIOD END
Key shareholders’ equity to assets	11.22%	11.68%	11.22%	11.09%	11.51%	11.16%	12.10%
Key common shareholders’ equity to assets	10.91	11.36	10.91	10.78	11.18	10.83	9.12
Tier 1 risk-based capital	10.87	12.01	11.90	11.96	12.15	12.99	15.16
Total risk based capital	12.47	14.10	13.89	14.33	15.13	16.51	19.12
Leverage	10.68	11.15	11.26	11.11	11.41	11.79	13.02

OTHER DATA
Average full-time equivalent employees	13,525	13,942	13,853	14,783	15,589	15,381	15,610
Branches	972	997	994	1,028	1,088	1,058	1,033

TE = Taxable-equivalent

(a)	Financial data was not adjusted to reflect the treatment of Victory Capital Management and/or Victory Capital Advisors (which we refer to as “Victory”) as a discontinued operation.
(b)	In April 2009, KeyCorp decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, KeyCorp decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank. In February 2013, KeyCorp decided to sell Victory to a private equity fund. As a result of these decisions, KeyCorp has accounted for these businesses as discontinued operations.
(c)	EPS may not add due to rounding.
(d)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.
(e)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in securitizations trusts for periods prior to 2014) divided by period-end consolidated total deposits (excluding deposits in foreign office).

SELECTED HISTORICAL FINANCIAL DATA FOR FIRST NIAGARA

The following table summarizes financial results achieved by First Niagara for the periods and at the dates indicated and should be read in conjunction with First Niagara’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that First Niagara has previously filed with the SEC. Historical financial information for First Niagara can be found in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and its Annual Report on Form 10-K for the year ended December 31, 2014. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus for instructions on how to obtain the information that has been incorporated by reference into this joint proxy statement/prospectus. Financial amounts as of and for the nine months ended September 30, 2015 and 2014 are unaudited (and are not necessarily indicative of the results of operations for the full year or any other interim period), but management of First Niagara believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past periods and for the nine months ended September 30, 2015 and 2014 indicate results for any future period.

	Nine months ended September 30,		Years ended December 31,
dollars in millions, except per share amounts	2015	2014 (a)	2014 (a)	2013	2012 (b)	2011 (c)	2010 (d)
	(unaudited)
RESULTS OF OPERATIONS—FOR THE PERIOD
Interest income	$894	$906	$1,207	$1,210	$1,176	$1,065	$746
Interest expense	105	90	122	117	153	184	148

Net interest income	790	816	1,086	1,093	1,023	881	598
Provision for credit losses	53	60	96	105	92	58	49

Net interest income after provision for credit losses	736	756	990	988	931	823	549
Noninterest income (e)	252	233	310	366	360	245	187
Restructuring charges	18	13	22	—	6	43	—
Goodwill impairment	—	1,100	1,100	—	—	—	—
Deposit account remediation	—	45	22	—	—	—	—
Merger and acquisition integration expenses	—	—	—	—	178	98	50
Other noninterest expense	736	732	980	931	867	666	473

Income (loss) before income tax expense (benefit)	234	(901)	(824)	423	239	262	212
Income tax expense (benefit)	61	(117)	(109)	128	71	88	72

Net income (loss)	173	(784)	(715)	295	168	174	140
Preferred stock dividend	23	23	30	30	28	—	—

Net income (loss) available to First Niagara common stockholders	$150	$(807)	$(745)	$265	$141	$174	$140

PER COMMON SHARE
Basic earnings (loss) per share	$.42	$(2.31)	$(2.13)	$.75	$.40	$.64	$.70
Diluted earnings (loss) per share	.42	(2.31)	(2.13)	.75	.40	.64	.70
Cash dividends paid	.24	.24	.32	.32	.32	.64	.57
Book value at period end (f)	10.82	10.72	10.71	13.31	13.15	12.79	13.42
Dividend payout ratio	57.14%	N/M	N/M	42.67%	80.00%	100.00%	81.43%
Weighted-average common shares outstanding (000)	351,055	350,174	350,237	349,549	348,960	271,301	200,274
Weighted-average common shares and potential common shares outstanding (000)	352,847	350,174	350,237	350,381	349,368	271,612	200,596

BALANCE SHEET DATA—AT PERIOD END
Loans and leases, net	$23,427	$22,547	$22,803	$21,230	$19,547	$16,352	$10,388
Earning assets	36,100	34,721	35,310	33,396	32,322	29,284	18,922
Total assets	39,413	37,972	38,551	37,628	36,806	32,811	21,084
Deposits	28,816	27,670	27,781	26,665	27,677	19,405	13,149
Long-term debt	1,783	734	734	734	732	5,918	3,105
First Niagara common stockholders’ equity	3,801	3,758	3,755	4,655	4,589	4,460	2,765
First Niagara stockholders’ equity	4,139	4,096	4,093	4,993	4,927	4,798	2,765

	Nine months ended September 30,		Years ended December 31,
dollars in millions, except per share amounts	2015	2014 (a)	2014 (a)	2013	2012 (b)	2011 (c)	2010 (d)
	(unaudited)

PERFORMANCE RATIOS (g)
Return on average total assets	.59%	(2.74)%	(1.87)%	.80%	.48%	.62%	.74%
Return on average common equity	5.28	(22.80)	(16.57)	5.73	3.09	4.71	5.23
Net interest margin (TE)	3.02	3.27	3.23	3.39	3.34	3.58	3.64
Loan to deposit(h)	82.3	82.4	83.1	80.6	71.8	85.4	80.0

CAPITAL RATIOS—AT PERIOD END
First Niagara stockholders’ equity to assets	10.50%	10.79%	10.62%	13.27%	13.39%	14.62%	13.11%
First Niagara common stockholders’ equity to assets	9.64	9.90	9.74	12.37	12.47	13.59	13.11
Tier 1 risk-based capital	10.05	9.82	9.81	9.56	9.29	15.60	13.54
Total risk-based capital	11.97	11.75	11.75	11.53	11.23	17.84	14.35
Leverage	7.66	7.34	7.50	7.26	6.75	9.97	8.14

OTHER DATA
Average full-time equivalent employees	5,397	5,768	5,572	5,807	5,927	4,827	3,791
Branches	394	411	411	421	430	333	257

TE = Taxable-equivalent

N/M = Not meaningful

(a)	Includes the impact of the deposit account remediation and $1.1 billion goodwill impairment charge.
(b)	Includes the impact of the HSBC branch acquisition on May 18, 2012.
(c)	Includes the impact of the merger with NewAlliance Bancshares, Inc. on April 15, 2011.
(d)	Includes the impact of the merger with Harleysville National Corporation on April 9, 2010.
(e)	Includes $21 million gain on sale of mortgage-backed securities from the securities portfolio repositioning in 2012.
(f)	Excludes unallocated employee stock ownership plan shares and unvested restricted stock shares.
(g)	Computed using daily averages.
(h)	Numerator comprises total loans and loans held for sale.

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following table shows unaudited pro forma financial information about the financial condition and results of operations, including per share data, after giving effect to the merger and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations, and that the assets and liabilities of First Niagara will be recorded by KeyCorp at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the transactions as if the transactions had occurred on September 30, 2015. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2015, and the year ended December 31, 2014, give effect to the transactions as if the transactions had become effective at January 1, 2014. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of KeyCorp, which are incorporated in this joint proxy statement/prospectus by reference, the consolidated financial statements and related notes of First Niagara, which are incorporated in this joint proxy statement/prospectus by reference, and the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus and “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” beginning on page 122.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, including those discussed in the section entitled “Risk Factors” beginning on page 26. In addition, as explained in more detail in the accompanying notes to the “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” beginning on page 122, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

in millions	Nine months ended September 30, 2015 (a)	Year ended December 31, 2014 (a)
Statements of Income
Net interest income	$2,603	$3,490
Provision for credit losses	174	153

Net interest income after provision for credit losses	2,428	3,337
Noninterest income	1,647	2,107
Noninterest expense	2,895	4,934

Income from continuing operations before income taxes	1,180	510
Income taxes	303	241

Income from continuing operations	$ 877	$269	(b)

As of September 30, 2015
Balance Sheet
Securities investments	$31,272
Net loans	82,237
Total assets	134,101
Deposits	99,858
Long-term debt	11,977
Total shareholders’ equity	14,257

(a)	Totals may not add due to rounding.
(b)	Includes goodwill impairment of $1.1 billion for the year ended December 31, 2014.

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

The following table sets forth the basic earnings, diluted earnings, cash dividend, and book value per common share data for KeyCorp and First Niagara on a historical basis and on a pro forma combined basis, for the nine months ended September 30, 2015, and the basic earnings, diluted earnings and cash dividend per common share for the year ended December 31, 2014. The unaudited pro forma data was derived by combining the historical financial information of KeyCorp and First Niagara using the acquisition method of accounting for business combinations, assumes the transaction is completed as contemplated and represents a current estimate based on available information of the combined company’s results of operations. The unaudited pro forma data and equivalent per share information gives effect to the merger as if the transaction had been effective on the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2014, in the case of the earnings per share and dividends declared data. The pro forma financial adjustments record the assets and liabilities of First Niagara at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analysis is performed.

The unaudited pro forma data below should be read in conjunction with KeyCorp’s and First Niagara’s audited financial statements for the year ended December 31, 2014 and their respective unaudited financial statements for the nine months ended September 30, 2015. This information is presented for illustrative purposes only. You should not rely on the unaudited pro forma data or equivalent amounts presented below as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of merger- and integration-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. The information below should be read in conjunction with “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” beginning on page 122.

	KeyCorp As Reported	First Niagara As Reported	Pro Forma Combined KeyCorp (a)	Pro Forma Equivalent Per Share Information (b)
For the nine months ended September 30, 2015:
Basic earnings per share from continuing operations	$.79	$.42	$.77	$.52
Diluted earnings per share from continuing operations	.78	.42	.77	.52
Cash dividends (c)	.215	.24	.215	.15
Book value at September 30, 2015 (d)	12.47	10.82	12.66	8.61

For the year ended December 31, 2014:
Basic earnings (loss) per share from continuing operations	$1.05	$(2.13)	$.19	$.13
Diluted earnings (loss) per share from continuing operations	1.04	(2.13)	.19	.13
Cash dividends (c)	.25	.32	.25	.17

(a)	Pro forma earnings per share are based on pro forma combined net income and pro forma combined weighted-average common shares outstanding at the end of the period.
(b)	Pro forma equivalent per share information is calculated based on pro forma combined multiplied by the applicable exchange ratio of 0.680.
(c)	Pro forma dividends per share represent KeyCorp’s historical dividends per share.
(d)	Book value per common share is calculated based on pro forma combined equity and pro forma combined common shares outstanding at the end of the period.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low sales prices, as well as the dividend declared, per KeyCorp common share, which trades on the NYSE under the symbol “KEY,” and per share of First Niagara common stock, which trades on the NASDAQ under the symbol “FNFG.”

	KeyCorp Common Shares			First Niagara Common Stock
	High	Low	Dividend	High	Low	Dividend
2013
First Quarter	$10.19	$8.29	$.050	$8.94	$7.68	$.08
Second Quarter	11.09	9.29	.055	10.17	8.79	.08
Third Quarter	12.63	11.05	.055	11.02	9.78	.08
Fourth Quarter	13.55	11.24	.055	11.34	10.14	.08

2014
First Quarter	$14.70	$12.25	$.055	$10.65	$8.19	$.08
Second Quarter	14.59	12.90	.065	9.61	8.27	.08
Third Quarter	14.62	12.97	.065	9.05	8.32	.08
Fourth Quarter	14.18	11.55	.065	8.61	7.00	.08

2015
First Quarter	$14.74	$12.04	$.065	$9.20	$7.42	$.08
Second Quarter	15.70	13.90	.075	9.86	8.45	.08
Third Quarter	15.46	12.65	.075	10.57	8.54	.08
Fourth Quarter	14.01	12.37	.075	11.22	10.07	.08

2016
First Quarter (Through February 1, 2016)	$13.08	$10.78	$.075	$10.74	$9.35	$.08

On October 29, 2015, the last trading day before the public announcement of the signing of the merger agreement, the closing sale price per KeyCorp common share on the NYSE was $13.38 and the closing sale price per share of First Niagara common stock on the NASDAQ was $10.38. On February 1, 2016, the latest practicable trading date before the date of this joint proxy statement/prospectus, the last sale price per KeyCorp common share on the NYSE was $11.08 and the last sale price per share of First Niagara common stock on the NASDAQ was $9.66.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s and First Niagara’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in KeyCorp’s and First Niagara’s reports filed with the SEC and those identified elsewhere in this filing (including the “Risk Factors” beginning on page 26), the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the ability to satisfy closing conditions to the merger, including the approval by KeyCorp shareholders and First Niagara stockholders, on the expected terms and schedule;

•	the ability to obtain regulatory approvals required to complete the merger, and the timing and conditions for such approvals, including conditions that could reduce the expected synergies and other benefits of the merger, result in a material delay or the abandonment of the merger or otherwise have an adverse impact on the surviving company;

•	delay in closing the merger;

•	difficulties and delays in integrating the KeyCorp and First Niagara businesses or fully realizing cost savings and other benefits;

•	business disruptions resulting from or following the merger;

•	changes in asset quality and credit risk;

•	the inability to sustain revenue and earnings growth;

•	changes in interest rates and capital markets;

•	inflation;

•	customer acceptance of KeyCorp’s and First Niagara’s products and services;

•	customer borrowing, repayment, investment and deposit practices;

•	customer disintermediation;

•	the introduction, withdrawal, success and timing of business initiatives;

•	competitive conditions;

•	the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestiture;

•	economic conditions; and

•	the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

RECENT DEVELOPMENTS

On January 21, 2016, KeyCorp issued a press release announcing its financial results for the three- and twelve-month periods ended December 31, 2015, as well as its Consolidated Balance Sheets and Consolidated Statements of Income for such periods (which we refer to collectively as the “Financial Statements”). The Financial Statements are included as an exhibit to the Current Report on Form 8-K filed by KeyCorp on January 21, 2016, which is incorporated by reference into this joint proxy statement/prospectus. KeyCorp reported net income from continuing operations attributable to KeyCorp common shareholders of $224 million, or $0.27 per common share, for the fourth quarter of 2015 as compared to $216 million, or $0.26 per common share, for the third quarter of 2015 and $246 million, or $0.28 per common share, for the fourth quarter of 2014. KeyCorp also reported net income from continuing operations attributable to common shareholders of $892 million, or $1.05 per common share, for the year ended December 31, 2015 as compared to $917 million, or $1.04 per common share, for the year ended December 31, 2014.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this joint proxy statement/prospectus. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus and “Incorporation of Certain Documents by Reference” beginning on page 153.

Risks Related to the Merger

Because the Market Price of KeyCorp Common Shares Will Fluctuate, First Niagara Stockholders Cannot Be Sure of the Value of the Merger Consideration They Will Receive.

Upon completion of the merger, each share of First Niagara common stock will be converted into the per share merger consideration consisting of KeyCorp common shares and cash pursuant to the terms of the merger agreement. The stock portion of the merger consideration that First Niagara stockholders will receive is a fixed number of KeyCorp common shares; it is not a number of shares with a particular fixed market value. See “The Merger—Terms of the Merger” beginning on page 51. The market value of KeyCorp common shares and First Niagara common stock at the effective time of the merger may vary significantly from their respective values on the date the merger agreement was executed or at other dates, including the date on which First Niagara stockholders vote on the adoption of the merger agreement. Because the exchange ratio relating to the stock portion of the merger consideration is fixed at 0.680 and will not be adjusted to reflect any changes in the market value of KeyCorp common shares or shares of First Niagara common stock, the market value of the KeyCorp common shares issued in connection with the merger and the shares of First Niagara common stock converted in connection with the merger may be higher or lower than the values of those shares on earlier dates, and may be higher or lower than the value used to determine the exchange ratio. Accordingly, at the time of the First Niagara special meeting, First Niagara stockholders will not know or be able to calculate the market value of the KeyCorp common shares they would receive upon the completion of the merger. Stock price changes may result from a variety of factors, including changes in the business, operations or prospects of KeyCorp or First Niagara, regulatory considerations, and general business, market, industry or economic conditions. Many of these factors are outside of the control of KeyCorp and First Niagara.

First Niagara Stockholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Exercise Less Influence Over Management.

First Niagara stockholders currently have the right to vote in the election of the First Niagara Board of Directors and on other matters requiring stockholder approval under Delaware law and First Niagara’s charter and bylaws. Upon the completion of the merger, each First Niagara stockholder will become a shareholder of KeyCorp with a percentage ownership of KeyCorp that is smaller than such stockholder’s percentage ownership of First Niagara.

Additionally, only three out of the expected seventeen members of the KeyCorp Board of Directors after the completion of the merger will be designated by First Niagara upon the completion of the merger. Based on the number of issued and outstanding KeyCorp common shares and shares of First Niagara common stock on February 1, 2016, and based on the exchange ratio of 0.680, stockholders of First Niagara, as a group, will receive shares in the merger constituting approximately 22% of KeyCorp common shares expected to be outstanding immediately after the merger (without giving effect to any KeyCorp common shares held by First Niagara stockholders prior to the merger). Because of this, current First Niagara stockholders, as a group, will have less influence on the Board of Directors, management and policies of KeyCorp (as the combined company following the merger) than they now have on the Board of Directors, management and policies of First Niagara.

The Market Price of KeyCorp Common Shares After the Merger May be Affected by Factors Different from Those Currently Affecting the Prices of KeyCorp Common Shares and First Niagara Common Stock.

Upon completion of the merger, holders of First Niagara common stock will become holders of KeyCorp common shares. KeyCorp’s businesses differ from those of First Niagara, and accordingly the results of operations of KeyCorp will be affected by some factors that are different from those currently affecting the results of operations of First Niagara. For example, KeyCorp operates in certain states of the United States, including Alaska, Colorado, Idaho, Indiana, Maine, Michigan, Ohio, Oregon, Utah, Vermont and Washington, where First Niagara does not. Accordingly, the results of operations of KeyCorp will be affected by business and other developments in those areas of the country to a larger extent than those of First Niagara. Furthermore, KeyCorp operates a significant segment called Key Corporate Bank, which includes a broker-dealer, KeyBanc Capital Markets Inc., while First Niagara does not. Key Corporate Bank is a full-service corporate and investment bank focused principally on serving the needs of middle market clients in seven industry sectors: consumer, energy, healthcare, industrial, public sector, real estate, and technology. Key Corporate Bank delivers a broad product suite of banking and capital markets products to its clients, including syndicated finance, debt and equity capital markets, commercial payments, equipment finance, commercial mortgage banking, derivatives, foreign exchange, financial advisory, and public finance. Key Corporate Bank is also a significant servicer of commercial mortgage loans and a significant special servicer of commercial mortgage-backed securities. Accordingly, the results of operations of KeyCorp will be affected by the business of the corporate bank, unlike the results of operations of First Niagara. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus and “Incorporation of Certain Documents by Reference” beginning on page 153.

KeyCorp May Fail to Realize the Anticipated Benefits of the Merger.

KeyCorp and First Niagara have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, KeyCorp’s ability to combine the businesses of KeyCorp and First Niagara in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of KeyCorp or First Niagara nor result in decreased revenues due to any loss of customers. If KeyCorp is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could have an adverse effect on the surviving corporation’s business, financial condition, operating results and prospects.

Certain employees may not be employed by KeyCorp after the merger. In addition, employees that KeyCorp wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of KeyCorp’s or First Niagara’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of KeyCorp or First Niagara to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Among the factors considered by the Boards of Directors of KeyCorp and First Niagara in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. There can be no assurance that these benefits will be realized within the time periods contemplated or at all.

Regulatory Approvals May Not Be Received, May Take Longer than Expected or May Impose Conditions that Are Not Presently Anticipated or Cannot Be Met.

Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties and the effect of the merger on competition within their relevant jurisdiction. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs, or place restrictions on the conduct of the combined company’s business or require branch divestitures. The level of divestitures required by the relevant governmental entities might be unacceptable to the parties, or could delay the closing of the merger or diminish the anticipated benefits of the merger. KeyCorp and First Niagara believe that the merger should not raise significant regulatory concerns and that KeyCorp will be able to obtain all requisite regulatory approvals in a timely manner. If required by regulatory authorities, KeyCorp will divest branches in certain areas in a manner sufficient to eliminate such regulatory authorities’ competitive concerns. Despite the parties’ commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, KeyCorp and First Niagara will not be required to take actions that would be more likely than not to have a material and adverse effect on KeyCorp and its subsidiaries, taken as a whole, giving effect to the merger (measured on a scale relative to First Niagara and its subsidiaries, taken as a whole). There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, neither KeyCorp nor First Niagara can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger. See “Regulatory Approvals Required for the Merger” beginning on page 99.

The Merger Agreement May Be Terminated in Accordance with Its Terms and the Merger May Not Be Completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: approval of the merger agreement by First Niagara and KeyCorp shareholders, as well as approval of the amendment to KeyCorp’s articles by KeyCorp’s shareholders, receipt of certain requisite regulatory approvals, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, approval of the KeyCorp common shares and the new KeyCorp preferred stock to be issued to First Niagara common and preferred stockholders, as applicable, for listing on the NYSE, the accuracy of the representations and warranties by both parties (subject to the materiality standards set forth in the merger agreement) and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. These conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after shareholder approval, or KeyCorp or First Niagara may elect to terminate the merger agreement in certain other circumstances. See “The Merger Agreement—Termination; Termination Fee” beginning on page 115.

Termination of the Merger Agreement Could Negatively Impact First Niagara.

If the merger is not completed for any reason, including as a result of First Niagara stockholders or KeyCorp shareholders declining to approve the merger agreement, the ongoing business of First Niagara may be adversely impacted and, without realizing any of the anticipated benefits of completing the merger, First Niagara would be subject to a number of risks, including the following:

•	First Niagara may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the merger will be completed);

•	First Niagara may experience negative reactions from its customers, vendors and employees;

•	First Niagara will have incurred substantial expenses and will be required to pay certain costs relating to the merger, whether or not the merger is completed;

•	the merger agreement places certain restrictions on the conduct of First Niagara’s businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of KeyCorp (not to be unreasonably withheld, conditioned or delayed), may prevent First Niagara from making certain acquisitions or taking certain other specified actions during the pendency of the merger (see the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 105 of this joint proxy statement/prospectus for a description of the restrictive covenants applicable to First Niagara); and

matters relating to the merger (including integration planning) will require substantial commitments of time and resources by First Niagara management, which would otherwise have been devoted to other opportunities that may have been beneficial to First Niagara as an independent company.

If the merger agreement is terminated and First Niagara’s Board of Directors seeks another merger or business combination, First Niagara stockholders cannot be certain that First Niagara will be able to find a party willing to offer equivalent or more attractive consideration than the consideration KeyCorp has agreed to provide in the merger, or that such other merger or business combination will be completed. If the merger agreement is terminated under certain circumstances, First Niagara may be required to pay a termination fee of $137.5 million to KeyCorp. See “The Merger Agreement—Termination; Termination Fee” on page 115.

First Niagara Will Be Subject to Business Uncertainties and Contractual Restrictions While the Merger Is Pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Niagara and consequently on KeyCorp. These uncertainties may impair First Niagara’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with First Niagara to seek to change existing business relationships with First Niagara. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, KeyCorp’s business following the merger could be negatively impacted. In addition, the merger agreement restricts First Niagara from making certain acquisitions and taking other specified actions without the consent of KeyCorp until the merger occurs. These restrictions may prevent First Niagara from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement—Covenants and Agreements” beginning on page 105.

First Niagara Directors and Officers May Have Interests in the Merger Different From the Interests of First Niagara Stockholders.

The interests of some of the directors and executive officers of First Niagara may be different from those of First Niagara stockholders, and directors and officers of First Niagara may be participants in arrangements that are different from, or are in addition to, those of First Niagara stockholders. See “The Merger—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91.

The Merger Agreement Contains Provisions that May Discourage Other Companies from Trying to Acquire First Niagara for Greater Merger Consideration.

The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to First Niagara that might result in greater value to First Niagara’s stockholders than the merger or may result in a potential competing acquirer proposing to pay a lower per share price to acquire First Niagara than it might otherwise have proposed to pay absent such provisions. These provisions include a general prohibition on First Niagara from soliciting, or, subject to certain exceptions relating to the exercise of fiduciary duties by First Niagara’s Board of Directors, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. First Niagara also has an unqualified obligation to submit the proposal to approve the merger to a vote by its stockholders, even if First Niagara receives an alternative acquisition proposal that its Board of Directors believes is superior to the merger, unless the merger agreement has been terminated in accordance with its terms. In addition, First Niagara may be required to pay KeyCorp a termination fee of $137.5 million upon termination of the merger agreement in certain circumstances involving acquisition proposals for competing transactions. See “The Merger Agreement—Termination; Termination Fee” beginning on page 115.

The Unaudited Pro Forma Combined Condensed Consolidated Financial Information Included in This Joint Proxy Statement/Prospectus Is Preliminary and the Actual Financial Condition and Results of Operations After the Merger May Differ Materially.

The unaudited pro forma financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that KeyCorp and First Niagara currently believe are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to First Niagara’s net assets. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of First Niagara as of the date of the completion of the merger. In addition, following the completion of the merger, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. See “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” beginning on page 122.

The Opinions of First Niagara’s and KeyCorp’s Financial Advisors Will Not Reflect Changes in Circumstances Between the Signing of the Merger Agreement and the Completion of the Merger.

First Niagara and KeyCorp have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of First Niagara or KeyCorp, general market and economic conditions and other factors that may be beyond the control of First Niagara or KeyCorp, and on which First Niagara’s and KeyCorp’s financial advisors’ opinions were based, may significantly alter the value of First Niagara or the prices of the KeyCorp common shares or shares of First Niagara common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. Because First Niagara and KeyCorp do not currently anticipate asking their respective financial advisors to update their opinions, the opinions will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. See “The Merger—Opinion of First Niagara’s Financial Advisor” beginning on page 70 and “The Merger—Opinion of KeyCorp’s Financial Advisor” beginning on page 82.

KeyCorp and First Niagara Will Incur Transaction and Integration Costs in Connection with the Merger.

Each of KeyCorp and First Niagara has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the merger. In addition, KeyCorp will incur integration costs following the completion of the merger as KeyCorp integrates the businesses of the two companies, including facilities and systems consolidation costs and employment-related costs. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. See the risk factor entitled “—KeyCorp May Fail to Realize the Anticipated Benefits of the Merger” above. KeyCorp and First Niagara may also incur additional costs to maintain employee morale and to retain key employees. KeyCorp and First Niagara will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the merger. Some of these costs are payable regardless of whether the merger is completed. See “The Merger Agreement—Fees and Expenses” beginning on page 117.

First Niagara Stockholders Will Become Shareholders of an Ohio Corporation and Will Have Their Rights As Shareholders Governed by KeyCorp’s Organizational Documents and Ohio Law.

As a result of the completion of the merger, holders of shares of First Niagara common stock, First Niagara stock options, First Niagara restricted stock awards, First Niagara restricted stock unit awards and First Niagara preferred stock will become holders of KeyCorp common shares, KeyCorp stock options, KeyCorp restricted stock awards, KeyCorp restricted stock unit awards and new KeyCorp preferred stock, which will be governed by KeyCorp’s organizational documents and the Ohio General Corporation Law. As a result, there will be differences between the rights currently enjoyed by First Niagara stockholders and the rights they expect to have as shareholders of the combined company. See “Comparison of Shareholders’ Rights” beginning on page 130.

Pending Litigation Against First Niagara and KeyCorp Could Result in an Injunction Preventing the Completion of the Merger or a Judgment Resulting in the Payment of Damages.

In connection with the merger, several putative class action lawsuits have been filed by purported First Niagara stockholders alleging claims against First Niagara, the members of the First Niagara’s Board of Directors, and KeyCorp. Among other remedies, the purported plaintiffs seek to enjoin the merger. The outcome of any such litigation is uncertain. If the cases are not resolved, these lawsuits could prevent or delay the completion of the merger and result in significant costs to First Niagara and/or KeyCorp, including any costs associated with the indemnification of directors and officers. Plaintiffs may file additional lawsuits against KeyCorp, First Niagara and/or the directors and officers of either company in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect KeyCorp’s business, financial condition, results of operations and cash flows. See “Litigation Related to the Merger” on page 118.

Additional Risks Relating to the New KeyCorp Preferred Stock

KeyCorp’s Creditworthiness May Affect the Market Value of the New KeyCorp Preferred Stock.

The value of the new KeyCorp preferred stock will be affected, among other things, by KeyCorp’s general creditworthiness. For a discussion and analysis of known material trends and events, and risks or uncertainties that are reasonably expected to have a material effect on KeyCorp’s business, financial condition or results of operations, you should review the KeyCorp documents incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” beginning on page 153.

Changes in Credit Ratings May Affect the Market Value of the New KeyCorp Preferred Stock.

Real or anticipated changes in credit ratings on KeyCorp or the new KeyCorp preferred stock may affect the market value of the new KeyCorp preferred stock. In addition, real or anticipated changes in credit ratings can affect the cost at which KeyCorp can transact or obtain funding, and thereby affect KeyCorp’s liquidity, business, financial condition or results of operations.

In the Event of KeyCorp’s Insolvency, the New KeyCorp Preferred Stock Will Rank Junior to Other Securities.

In the event of KeyCorp’s insolvency, any new KeyCorp preferred stock issued and outstanding will rank equally with KeyCorp’s other outstanding series of preferred stock. If KeyCorp becomes insolvent or is wound up, its assets must be used to pay its deposit liabilities and other debt, including subordinated debt, before payments may be made on KeyCorp’s preferred stock, including the new KeyCorp preferred stock.

Yields on Similar Securities Will Affect the Market Value of the New KeyCorp Preferred Stock.

Prevailing yields on securities similar to the new KeyCorp preferred stock will affect the market value of the new KeyCorp preferred stock. Assuming all other factors remain unchanged, the market value of the new KeyCorp preferred stock will decline as prevailing yields for similar securities rise, and will increase as prevailing yields for similar securities decline.

Additional Risks Relating to KeyCorp and First Niagara After the Merger

KeyCorp’s and First Niagara’s businesses are, and will continue to be, subject to the risks described in (i) Part I, Item 1A in KeyCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and (ii) Part I, Item 1A in First Niagara’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in each case, as such risks may be updated or supplemented in each company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference in this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference” beginning on page 153.

FIRST NIAGARA SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place

The special meeting of First Niagara stockholders will be held on March 23, 2016, at 10:00 a.m. local time, at 726 Exchange Street, Buffalo, New York 14210. On or about February 5, 2016, First Niagara commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the First Niagara special meeting.

Purpose of First Niagara Special Meeting

At the First Niagara special meeting, First Niagara stockholders will be asked to vote on the following proposals:

•	to adopt the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus;

•	to approve, on a non-binding, advisory basis, the compensation to be paid to First Niagara’s named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91; and

•	to approve one or more adjournments of the First Niagara special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal.

Recommendation of the First Niagara Board of Directors

The First Niagara Board of Directors recommends that you vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the First Niagara adjournment proposal (if necessary or appropriate). See “The Merger—Recommendation of the First Niagara Board of Directors and Reasons for the Merger” beginning on page 59.

First Niagara Record Date and Quorum

The First Niagara Board of Directors has fixed the close of business on February 1, 2016 as the record date for determining the holders of First Niagara common stock entitled to receive notice of and to vote at the First Niagara special meeting.

As of the First Niagara record date, there were 351,540,998 shares of First Niagara common stock outstanding and entitled to vote at the First Niagara special meeting held by 22,755 holders of record. Each share of First Niagara common stock entitles the holder thereof to one vote at the First Niagara special meeting on each proposal to be considered at the First Niagara special meeting.

To transact business at the First Niagara special meeting, a majority of the total number of outstanding shares of First Niagara common stock entitled to vote at the First Niagara special meeting must be present in person or represented by proxy. Abstentions and broker non-votes will be treated as present at the First Niagara special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the First Niagara special meeting, the holders of a majority of the voting shares represented at the special meeting, in person or by proxy, may adjourn the meeting from time to time to another time and/or place until a quorum is so present or represented.

As of the First Niagara record date, directors and executive officers of First Niagara and their affiliates owned and were entitled to vote 2,020,137 shares of First Niagara common stock, representing approximately 0.57% of the shares of First Niagara common stock outstanding on that date. First Niagara currently expects that its directors and executive officers will vote their shares in favor of the merger proposal, the merger-related compensation proposal and the First Niagara adjournment proposal (if necessary or appropriate), although none of them has entered into any agreements obligating them to do so. As of the record date, KeyCorp did not beneficially hold any shares of First Niagara common stock.

Required Vote

Merger Proposal

The affirmative vote of a majority of the outstanding shares of First Niagara common stock entitled to vote is required to approve the merger proposal.

Merger-Related Compensation Proposal and First Niagara Adjournment Proposal

Assuming a quorum is present, the affirmative vote of a majority of the votes present in person or represented by proxy and cast on the merger-related compensation proposal and the First Niagara adjournment proposal at the First Niagara special meeting is required to approve each such proposal.

Treatment of Abstentions; Failure to Vote

For purposes of the First Niagara special meeting, an abstention occurs when a First Niagara stockholder attends the First Niagara special meeting, either in person or by proxy, but abstains from voting.

•	For the merger proposal, an abstention or failure to vote in person at the First Niagara special meeting will have the same effect as a vote cast “AGAINST” this proposal.

•	For the merger-related compensation proposal and the First Niagara adjournment proposal, an abstention or failure to vote in person at the First Niagara special meeting will have no effect on the outcome of the vote. For each of these proposals, abstentions are not treated as votes cast and will have no effect on the outcome of the vote, though abstentions are counted towards establishing a quorum.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that a First Niagara stockholder authorizes the persons named in the enclosed proxy card to vote its shares of First Niagara common stock at the First Niagara special meeting in the manner it directs. A First Niagara stockholder may vote by proxy or in person at the First Niagara special meeting. If you hold your shares of First Niagara common stock in your name as a stockholder of record, to submit a proxy, you, as a First Niagara stockholder, may use one of the following methods:

•	By telephone: Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Call (800) 690 - 6903 and then follow the voice instructions. Please have your proxy card and your social security number or tax identification number available when you call.

•	Through the Internet: Use the Internet to vote your proxy 24 hours a day, 7 days a week. Follow the instructions as prompted by the menu found at www.proxyvote.com to obtain your records and submit an electronic ballot. Please have your proxy card and your social security number or tax identification number available when you access this voting site.

•	By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

•	By QR Code: Use the QR Code to vote your proxy 24 hours a day, 7 days a week. Scan the QR Code on your proxy card with your mobile device.

First Niagara requests that First Niagara stockholders vote by telephone, over the Internet, by QR Code or by completing and signing the accompanying proxy and returning it to First Niagara as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed prior to the First Niagara special meeting, the shares of First Niagara common stock represented by it will be voted at the First Niagara special meeting in accordance with the instructions contained on the proxy card. If any proxy is returned without indication as to how to vote, the shares of First Niagara common stock represented by the proxy will be voted as recommended by the First Niagara Board of Directors.

If a First Niagara stockholder’s shares are held in “street name” by a broker, bank or other nominee, the stockholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF FIRST NIAGARA COMMON STOCK YOU OWN. Accordingly, each First Niagara stockholder should sign, date and return the enclosed proxy card, or vote via the Internet, by telephone or by QR Code, whether or not the First Niagara stockholder plans to attend the First Niagara special meeting in person.

Shares Held in Street Name

If you are a First Niagara stockholder and your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to First Niagara or by voting in person at the First Niagara special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of First Niagara common stock on behalf of their customers may not give a proxy to First Niagara to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are a First Niagara stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee will not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote cast “AGAINST” this proposal; and

•	your broker, bank or other nominee will not vote your shares on the merger-related compensation proposal or the First Niagara adjournment proposal, which broker non-votes will have no effect on the vote count for these proposals.

Revocability of Proxies and Changes to a First Niagara Stockholder’s Vote

If you have submitted your proxy and would like to revoke it, you may do so before your shares are voted at the First Niagara special meeting by: (i) filing a notice with the Corporate Secretary of First Niagara revoking your proxy, (ii) filing a new, subsequently dated proxy (whether by proxy card, online, by telephone or by QR Code) or (iii) by attending the First Niagara special meeting and electing to vote your shares in person. Your presence at the First Niagara special meeting alone will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares of First Niagara common stock, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

First Niagara stockholders retain the right to revoke their proxies or change their voting instructions in the manner described above. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the First Niagara special meeting and all adjournments or postponements of the First Niagara special meeting. Proxies solicited on behalf of the First Niagara Board of Directors will be voted in accordance with the directions given on the proxy card or voting instructions. Where no instructions are indicated, the shares of First Niagara common stock represented by the proxy will be voted as recommended by the First Niagara Board of Directors.

Solicitation of Proxies

The cost of solicitation of proxies for the First Niagara special meeting will be borne by First Niagara. First Niagara will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. First Niagara has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $20,000 plus related fees for any additional services and reasonable out-of-pocket expenses. In addition to solicitations by mail, First Niagara’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Attending the First Niagara Special Meeting

All First Niagara stockholders as of the record date, or their duly appointed proxies, may attend the First Niagara special meeting. Since seating is limited, admission to the First Niagara special meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m., local time.

If you plan to attend the First Niagara special meeting in person, please RSVP by marking the appropriate box on the proxy card, or via email to investor@fnfg.com with RSVP as the subject line. Also, if you are a registered stockholder and will be attending the meeting in person, please bring valid photo identification.

If your shares of First Niagara common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the First Niagara special meeting, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) and valid photo identification with you to the First Niagara special meeting. If you intend to vote in person at the First Niagara special meeting and you own your shares in street name, you also are required to bring to the First Niagara special meeting a legal proxy from your broker, bank or other intermediary.

FIRST NIAGARA PROPOSALS

Merger Proposal

As discussed elsewhere in this joint proxy statement/prospectus, First Niagara stockholders will consider and vote on a proposal to adopt the merger agreement. First Niagara stockholders must adopt the merger agreement in order for the merger to occur. If First Niagara stockholders fail to adopt the merger agreement, the merger will not occur.

Accordingly, First Niagara is asking First Niagara stockholders to vote to approve the adoption of the merger agreement, either by attending the First Niagara special meeting and voting in person or by submitting a proxy. You should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the transactions contemplated thereby. In particular, you are urged to read the merger agreement in its entirety, which is attached as Appendix A to this joint proxy statement/prospectus.

First Niagara stockholders must approve the merger proposal in order for the merger to occur. The affirmative vote of a majority of the outstanding shares of First Niagara common stock entitled to vote thereon is required to approve the merger proposal. If First Niagara stockholders fail to approve the merger proposal, the merger will not occur. For the merger proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain or if your shares are not present at the First Niagara special meeting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. If you hold your shares of First Niagara common stock through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on the merger proposal, your broker, bank or other nominee will not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal.

The First Niagara Board of Directors unanimously recommends that First Niagara stockholders vote “FOR” the merger proposal.

Merger-Related Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, First Niagara is seeking non-binding, advisory stockholder approval of the compensation of First Niagara’s named executive officers that is based on or otherwise relates to the merger as disclosed in “The Merger—Merger-Related Compensation for First Niagara’s Named Executive Officers” beginning on page 95. The proposal gives First Niagara’s stockholders the opportunity to express their views on the merger-related compensation of First Niagara’s named executive officers. Accordingly, First Niagara is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to First Niagara’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger— Merger-Related Compensation for First Niagara’s Named Executive Officers,” are hereby APPROVED.”

The vote on this proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, you may vote not to approve this proposal on merger-related compensation and benefits to be paid or provided to named executive officers of First Niagara and vote to approve the merger proposal and vice versa. The vote is advisory in nature and, therefore, is not binding on First Niagara or on KeyCorp or the Boards of Directors or the compensation committees of First Niagara or KeyCorp, regardless of whether the merger proposal is approved. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by First Niagara’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger proposal. The merger-related compensation to be paid to named executive officers in connection with the merger is based on contractual arrangements with the named executive officers and accordingly the outcome of this advisory vote will not affect the obligation to make these payments.

For the merger-related compensation proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If your shares are not present at the First Niagara special meeting, it will have no effect on the merger-related compensation proposal (assuming a quorum is present). If you abstain, your abstention will have no effect on the merger-related compensation proposal, although it will be counted toward establishing a quorum. If you hold your shares of First Niagara common stock through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on the merger-related compensation proposal, your broker, bank or other nominee will not vote your shares on the merger-related compensation proposal, which broker non-votes will have no effect on the vote count for such proposal.

The First Niagara Board of Directors recommends that First Niagara stockholders vote “FOR” the merger-related compensation proposal.

First Niagara Adjournment Proposal

The First Niagara special meeting may be adjourned to another time or place, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal.

If, at the First Niagara special meeting, the number of shares of First Niagara common stock present in person or represented by proxy and voting in favor of the merger proposal is insufficient to approve the merger proposal, First Niagara intends to move to adjourn the First Niagara special meeting in order to enable the First Niagara Board of Directors to solicit additional proxies for the approval of the merger proposal.

In the First Niagara adjournment proposal, First Niagara is asking its stockholders to authorize the holder of any proxy solicited by the First Niagara Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the First Niagara special meeting to another time and/or place for the purpose of soliciting additional proxies. If the First Niagara stockholders approve the First Niagara adjournment proposal, First Niagara could adjourn the First Niagara special meeting and any adjourned session of the First Niagara special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from First Niagara stockholders who have previously voted. First Niagara does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if the merger proposal is approved at the special meeting. Pursuant to the merger agreement, First Niagara is required to adjourn the special meeting to solicit additional proxies twice.

For the First Niagara adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If your shares are not present at the First Niagara special meeting, it will have no effect on the First Niagara adjournment proposal (assuming a quorum is present). If you abstain, your abstention will have no effect on the First Niagara adjournment proposal, although it will be counted toward establishing a quorum. If you hold your shares of First Niagara common stock through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on the First Niagara adjournment proposal, your broker, bank or other nominee will not vote your shares on the First Niagara adjournment proposal, which broker non-votes will have no effect on the vote count for such proposal.

The First Niagara Board of Directors unanimously recommends that First Niagara stockholders vote “FOR” the First Niagara adjournment proposal (if necessary or appropriate).

KEYCORP SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place

The special meeting of KeyCorp shareholders will be held on March 23, 2016, at 11:00 a.m., local time, at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114. On or about February 5, 2016, KeyCorp commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote at the KeyCorp special meeting.

Purpose of KeyCorp Special Meeting

At the KeyCorp special meeting, KeyCorp shareholders will be asked to vote on the following proposals:

•	to adopt the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus;

•	to approve the amendments to KeyCorp’s articles set forth on Appendix D-1 to this joint proxy statement/prospectus, which modify the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holders thereof than the voting rights associated with the First Niagara preferred stock;

•	to approve an amendment to KeyCorp’s regulations set forth on Appendix E-1 to this joint proxy statement/prospectus in order to increase the maximum size of the KeyCorp Board of Directors from sixteen to seventeen members; and

•	to approve one or more adjournments of the KeyCorp special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal and the articles amendment proposals.

Recommendation of the KeyCorp Board of Directors

The KeyCorp Board of Directors recommends that you vote “FOR” the merger proposal, “FOR” the articles amendment proposals, “FOR” the regulations amendment proposal and “FOR” the KeyCorp adjournment proposal (if necessary or appropriate). See “The Merger—Recommendation of the KeyCorp Board of Directors and Reasons for the Merger” beginning on page 80.

KeyCorp Record Date and Quorum

The KeyCorp Board of Directors has fixed the close of business on February 1, 2016 as the record date for determining the holders of KeyCorp common shares entitled to receive notice of and to vote at the KeyCorp special meeting.

As of the KeyCorp record date, there were 826,924,235.7 KeyCorp common shares outstanding and entitled to vote at the KeyCorp special meeting held by 26,969 holders of record. Each KeyCorp common share entitles the holder thereof to one vote at the KeyCorp special meeting on each proposal to be considered at the KeyCorp special meeting.

To transact business at the KeyCorp special meeting, a majority of KeyCorp’s outstanding common shares must be present in person or represented by proxy. Abstentions will be treated as present at the KeyCorp special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Because there can be no broker non-votes at the KeyCorp special meeting, failure to provide instructions to your broker, bank or other nominee on how to vote will result in your shares not being counted as present at the meeting. In the event that a quorum is not present at the KeyCorp special meeting, the holders of a majority of the voting shares represented at the special meeting, in person or represented by proxy, may adjourn the meeting from time to time to another time and/or place until a quorum is so present or represented.

As of the KeyCorp record date, directors and executive officers of KeyCorp and their affiliates owned and were entitled to vote 1,757,202 KeyCorp common shares, representing approximately 0.21% of the KeyCorp common shares outstanding on that date. KeyCorp currently expects that its directors and executive officers will vote their shares in favor of the merger proposal, the articles amendment proposals, the regulations amendment proposal and the KeyCorp adjournment proposal (if necessary or appropriate), although none of them has entered into any agreements obligating them to do so. As of the record date, First Niagara did not beneficially hold any KeyCorp common shares.

Required Vote

Merger Proposal, Articles Amendment Proposals and Regulations Amendment Proposal

The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp is required to approve each of the merger proposal, the articles amendment proposals and the regulations amendment proposal.

KeyCorp Adjournment Proposal

Assuming a quorum is present, the affirmative vote of a majority of the KeyCorp common shares present in person or represented by proxy at the KeyCorp special meeting is required to approve the KeyCorp adjournment proposal.

Treatment of Abstentions; Failure to Vote

For purposes of the KeyCorp special meeting, an abstention occurs when a KeyCorp shareholder attends the KeyCorp special meeting, either in person or represented by proxy, but abstains from voting.

•	With respect to the merger proposal, the articles amendment proposals and the regulations amendment proposal, an abstention or failure to vote in person at the KeyCorp special meeting will have the same effect as a vote cast “AGAINST” these proposals.

•	With respect to the KeyCorp adjournment proposal, if a KeyCorp shareholder present in person at the KeyCorp special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” this proposal. If a KeyCorp shareholder is not present in person at the KeyCorp special meeting and does not respond by proxy, it will have no effect on the outcome of the vote for the KeyCorp adjournment proposal.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that a KeyCorp shareholder authorizes the persons named in the enclosed proxy card to vote its shares at the KeyCorp special meeting in the manner it directs. A KeyCorp shareholder may vote by proxy or in person at the KeyCorp special meeting. If you hold your KeyCorp common shares in your name as a shareholder of record, to submit a proxy, you, as a KeyCorp shareholder, may use one of the following methods:

•	By telephone: Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card handy when you call. You will be prompted to enter your control number(s) located on your proxy card, and then follow the directions given.

•	Through the Internet: Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card handy when you access the website. You will be prompted to enter your control number(s) located on your proxy card to create and submit an electronic ballot.

•	By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

KeyCorp requests that KeyCorp shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy and returning it to KeyCorp as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the KeyCorp common shares represented by it will be voted at the KeyCorp special meeting in accordance with the instructions contained on the proxy card. If any proxy is returned without indication as to how to vote, the KeyCorp common shares represented by the proxy will be voted as recommended by the KeyCorp Board of Directors.

If a KeyCorp shareholder’s shares are held in “street name” by a broker, bank or other nominee, the shareholder should check the voting form used by such broker, bank or other nominee to determine whether it may vote by telephone or the Internet.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF KEYCORP COMMON SHARES YOU OWN. Accordingly, each KeyCorp shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the KeyCorp shareholder plans to attend the KeyCorp special meeting in person.

Shares Held in Street Name

If you are a KeyCorp shareholder and your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee’s ability to vote your shares for you is governed by the rules of the NYSE. Without your specific instruction, a broker, bank or other nominee may only vote your shares on routine proposals. As such, your broker, bank or other nominee will submit a proxy card on your behalf as to routine proposals but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” The merger proposal, the articles amendment proposals, the regulations amendment proposal and the KeyCorp adjournment proposal are regarded as non-routine matters and your broker, bank or other nominee will not vote on these matters without instructions from you. Therefore, if you are a KeyCorp shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee will not vote your shares on the merger proposal, the articles amendment proposals or the regulations amendment proposal, which will have the same effect as a vote cast “AGAINST” these proposals; and

•	your broker, bank or other nominee will not vote your shares on the KeyCorp adjournment proposal, which broker non-votes will have no effect on the outcome of the vote for this proposal.

Revocability of Proxies and Changes to a KeyCorp Shareholder’s Vote

If you have submitted your proxy and would like to revoke it, you may do so before your shares are voted at the KeyCorp special meeting by: (i) filing a notice with the Secretary of KeyCorp revoking your proxy, (ii) filing a new, subsequently dated proxy (whether by proxy card, online or telephone) or (iii) by attending the KeyCorp special meeting and electing to vote your shares in person. Your presence at the KeyCorp special meeting alone will not revoke your proxy. If you are a KeyCorp shareholder of record and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to KeyCorp, Attention: Secretary, 127 Public Square, Cleveland, Ohio 44114, and it must be received at any time before the vote is taken at the KeyCorp special meeting. Any proxy that you submitted may also be revoked by submitting a new proxy via the Internet or by telephone, not later than 12:00 a.m., Central Time, on March 23, 2016, or by voting in person at the meeting. If you have instructed a broker, bank or other nominee to vote your KeyCorp common shares, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Solicitation of Proxies

KeyCorp is soliciting proxies for the KeyCorp special meeting from KeyCorp shareholders. KeyCorp will bear all of the costs of soliciting proxies from KeyCorp shareholders, other than certain costs related to the production and distribution of this joint proxy statement/prospectus. KeyCorp has retained Innisfree to assist in the solicitation of proxies for the special meeting for a fee of approximately $25,000, plus reimbursement of reasonable out-of-pocket expenses. Directors, officers and employees of KeyCorp and its subsidiaries may also solicit the return of proxies, but will not receive additional compensation for these efforts. KeyCorp will request that banks, brokers and other nominees send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone or other means.

Attending the KeyCorp Special Meeting

If you attend the KeyCorp special meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own KeyCorp common shares before entering the meeting. If you are a holder of record, the top half of your proxy card is your admission ticket. If you hold shares in “street name” (through a broker, bank or other nominee), a recent brokerage statement or a letter from your broker, bank or other nominee showing your holdings of KeyCorp common shares is proof of ownership. If you want to vote shares that you hold in “street name” at the KeyCorp special meeting, you must bring a legal proxy in your name from the broker, bank or other nominee that holds your shares.

KEYCORP PROPOSALS

Merger Proposal

As discussed elsewhere in this joint proxy statement/prospectus, KeyCorp shareholders will consider and vote on a proposal to adopt the merger agreement. KeyCorp shareholders must adopt the merger agreement in order for the merger to occur. If KeyCorp shareholders fail to adopt the merger agreement, the merger will not occur.

Accordingly, KeyCorp is asking KeyCorp shareholders to vote to approve the adoption of the merger agreement, either by attending the KeyCorp special meeting and voting in person or by submitting a proxy. You should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the transactions contemplated thereby. In particular, you are urged to read the merger agreement in its entirety, which is attached as Appendix A to this joint proxy statement/prospectus.

KeyCorp shareholders must approve the merger proposal in order for the merger to occur. If KeyCorp shareholders fail to approve the merger proposal, the merger will not occur. For the merger proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain or if your shares are not present at the KeyCorp special meeting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. If you hold your KeyCorp common shares through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on the merger proposal, your broker, bank or other nominee will not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal.

The KeyCorp Board of Directors unanimously recommends that KeyCorp shareholders vote “FOR” the merger proposal.

Articles Amendment Proposals

KeyCorp is asking its shareholders to approve the articles amendment set forth on Appendix D-1 to this joint proxy statement/prospectus, which modifies the voting rights associated with KeyCorp’s preferred stock so that the voting rights associated with the new KeyCorp preferred stock are not materially less favorable to the holder thereof than the voting rights associated with the First Niagara preferred stock. At the KeyCorp special meeting, KeyCorp shareholders will be asked to consider and vote on each of the following three proposals relating to the provisions in the articles amendment:

a. Proposal to approve a provision relating to the mechanics and timing of preferred shareholders’ rights to call special meetings

The articles amendment will (i) provide that KeyCorp is not required to call a special meeting of preferred shareholders for the election of directors in certain circumstances if KeyCorp’s annual meeting will be held less than 90 days from the date a request for such special meeting is received from preferred shareholders and (ii) allow any holder of KeyCorp preferred stock to call such a special meeting at KeyCorp’s expense if the meeting is not called by KeyCorp within 20 days of receiving such a request (and, solely for the purpose of calling such special meeting, such preferred shareholder will have access to KeyCorp’s stock ledger).

b. Proposal to approve a provision requiring the approval by preferred shareholders of amendments of KeyCorp’s articles or regulations that would adversely affect their voting powers, rights or preferences

The articles amendment will provide that KeyCorp’s preferred shareholders must approve any amendment of KeyCorp’s articles or regulations that would adversely affect the voting powers, rights or preferences of KeyCorp’s preferred shareholders (or any class thereof).

c. Proposal to approve a provision requiring the approval by preferred shareholders of combinations, majority share acquisitions, mergers or consolidations unless they retain voting powers, rights, privileges and preferences that are not materially less favorable than those prior to such transaction

The articles amendment will provide that KeyCorp’s preferred shareholders must approve any combination, majority share acquisition (each as defined by Ohio law), merger or consolidation of KeyCorp with another entity unless, in each case, (A) KeyCorp’s preferred stock remains outstanding or is converted into preference securities of the surviving or resulting corporation or a corporation controlling such corporation (in each case, which is an entity organized in the United States) and (B) the shares of preferred stock remaining outstanding or such new preference securities, as the case may be, have voting powers, rights, privileges and preferences that are not materially less favorable to the holders thereof than the voting powers, rights, privileges and preferences of the holders of KeyCorp’s preferred stock.

KeyCorp shareholders must approve each of the above articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve any of the above articles amendment proposals, the merger will not occur.

In accordance with KeyCorp’s articles, KeyCorp’s Board of Directors has designated the remaining terms and rights of the new KeyCorp preferred stock. See “Description of KeyCorp Capital Stock” beginning on page 140 for a summary of the material terms of the new KeyCorp preferred stock and the form of amended articles set forth on Appendix D-2 to this joint proxy statement/prospectus.

The articles amendment proposals above are a summary of the material provisions of the articles amendment and are not intended to be complete or to provide a comprehensive discussion of the articles amendment. This summary is qualified in its entirety by reference to the modifications to the articles set forth on Appendix D-1 and to the form of amended articles set forth on Appendix D-2 to this joint proxy statement/prospectus. We encourage you to read Appendix D-1 and Appendix D-2 carefully and in their entirety.

Upon approval of the articles amendment proposals comprising the articles amendment set forth on Appendix D-1 to this joint proxy statement/prospectus by KeyCorp shareholders, which has been approved by KeyCorp’s Board of Directors, KeyCorp would be authorized to file with the Secretary of State of the State of Ohio the amended articles as set forth on Appendix D-2 to this joint proxy statement/prospectus, and the articles amendment will thereafter become effective upon such filing. Except as contemplated by the articles amendment set forth on Appendix D-1 to this joint proxy statement/prospectus and the designation of the new KeyCorp preferred stock by KeyCorp’s Board of Directors in accordance with the articles, the provisions of the articles would remain unchanged.

KeyCorp shareholders must approve the articles amendment proposals in order for the merger to occur. If KeyCorp shareholders fail to approve the articles amendment proposals, the merger will not occur. Accordingly, KeyCorp is asking KeyCorp shareholders to vote to approve the articles amendment proposals, either by attending the KeyCorp special meeting and voting in person or by submitting a proxy. For each articles amendment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain or if your shares are not present at the KeyCorp special meeting, it will have the same effect as a vote “AGAINST” the articles amendment proposals. If you hold your KeyCorp common shares through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on any articles amendment proposal, your broker, bank or other nominee will not vote your shares on such articles amendment proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal.

The KeyCorp Board of Directors unanimously recommends that KeyCorp shareholders vote “FOR” the articles amendment proposals.

Regulations Amendment Proposal

KeyCorp is asking its shareholders to approve an amendment to its regulations set forth on Appendix E-1 of this joint proxy statement/prospectus in order to increase the maximum size of its Board of Directors from sixteen to seventeen members.

Pursuant to the merger agreement, KeyCorp will add three current members of First Niagara’s Board of Directors selected by First Niagara and reasonably acceptable to KeyCorp (including its Nominating and Corporate Governance Committee) to KeyCorp’s Board of Directors. As of the date of this joint proxy statement/prospectus, KeyCorp’s Board of Directors consisted of fourteen members. The regulations provide that KeyCorp’s Board of Directors must consist of no fewer than twelve and no more than sixteen members. In order to add First Niagara’s director nominees to KeyCorp’s existing Board of Directors, KeyCorp intends to amend the regulations to increase the maximum size of its Board of Directors from sixteen to seventeen members.

Upon approval of the regulations amendment as set forth on Appendix E-1 to this joint proxy statement/prospectus by KeyCorp’s shareholders, which has been approved by KeyCorp’s Board of Directors, KeyCorp’s regulations would be amended as set forth on Appendix E-2 to this joint proxy statement/prospectus. Except as contemplated by the regulations amendment, the provisions of KeyCorp’s regulations would remain unchanged.

KeyCorp shareholders are not required to approve the regulations amendment proposal in order for the merger to occur. If KeyCorp shareholders fail to approve the regulations amendment proposal, the merger may nonetheless occur. It is important, however, that KeyCorp shareholders vote to approve the regulations amendment proposal, either by attending the KeyCorp special meeting and voting in person or by submitting a proxy.

For the regulations amendment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain or if your shares are not present at the KeyCorp special meeting, it will have the same effect as a vote “AGAINST” the regulations amendment proposal. If you hold your KeyCorp common shares through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on the regulations amendment proposal, your broker, bank or other nominee will not vote your shares on the regulations amendment proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal.

The KeyCorp Board of Directors unanimously recommends that KeyCorp shareholders vote “FOR” the regulations amendment proposal.

KeyCorp Adjournment Proposal

The KeyCorp special meeting may be adjourned to another time or place, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal and the articles amendment proposals.

If, at the KeyCorp special meeting, the number of KeyCorp common shares present in person or represented by proxy and voting in favor of the merger proposal and/or the articles amendment proposals is insufficient to approve the merger proposal and/or the articles amendment proposals, KeyCorp intends to move to adjourn the KeyCorp special meeting in order to enable the KeyCorp Board of Directors to solicit additional proxies for the approval of the merger proposal and/or the articles amendment proposals, as applicable.

In the KeyCorp adjournment proposal, KeyCorp is asking its shareholders to authorize the holder of any proxy solicited by the KeyCorp Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the KeyCorp special meeting to another time and/or place for the purpose of soliciting additional proxies. If the KeyCorp shareholders approve the KeyCorp adjournment proposal, KeyCorp could adjourn the KeyCorp special meeting and any adjourned session of the KeyCorp special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from KeyCorp shareholders who have previously voted. KeyCorp does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if both the merger proposal and the articles amendment proposals are approved at the special meeting. Pursuant to the merger agreement, KeyCorp is required to adjourn the special meeting to solicit additional proxies twice.

For the KeyCorp adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as a vote “AGAINST” the KeyCorp adjournment proposal. If your shares are not present at the KeyCorp special meeting, it will have no effect on the KeyCorp adjournment proposal (assuming a quorum is present). If you hold your KeyCorp common shares through a broker, bank or other nominee and you do not instruct your broker, bank or other nominee on how to vote your shares on the KeyCorp adjournment proposal, your broker, bank or other nominee will not vote your shares on the KeyCorp adjournment proposal, which broker non-votes will have no effect on the vote count for such proposal.

The KeyCorp Board of Directors unanimously recommends that KeyCorp shareholders vote “FOR” the KeyCorp adjournment proposal (if necessary or appropriate).

INFORMATION ABOUT THE COMPANIES

KeyCorp

127 Public Square

Cleveland, Ohio 44114

Phone: (216) 689-3000

KeyCorp is an Ohio business corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. KeyCorp was organized in 1958. As of December 31, 2014, KeyCorp had consolidated total assets of $93.8 billion, deposits of $72 billion and shareholders’ equity of $10.5 billion. KeyCorp and its subsidiaries had an average of 13,853 full-time equivalent employees for 2014.

KeyCorp is the parent holding company for KeyBank, its principal subsidiary, through which most of its banking services are provided. Through KeyBank and certain other subsidiaries, KeyCorp provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients through two major business segments: Key Community Bank and Key Corporate Bank. Key Community Bank serves individuals and small to mid-sized businesses by offering a variety of deposit, investment, lending, credit card, and personalized wealth management products and business advisory services. These products and services are provided through relationship managers and specialists working in a 12-state branch network, which is organized into eight internally defined geographic regions: Pacific, Rocky Mountains, Indiana, Western Ohio and Michigan, Eastern Ohio, Western New York, Eastern New York, and New England. Key Corporate Bank is a full-service corporate and investment bank focused principally on serving the needs of middle market clients in seven industry sectors: consumer, energy, healthcare, industrial, public sector, real estate, and technology. Key Corporate Bank delivers a broad product suite of banking and capital markets products to its clients, including syndicated finance, debt and equity capital markets, commercial payments, equipment finance, commercial mortgage banking, derivatives, foreign exchange, financial advisory, and public finance. Key Corporate Bank is also a significant servicer of commercial mortgage loans and a significant special servicer of commercial mortgage-backed securities. Key Corporate Bank delivers many of its product capabilities to clients of Key Community Bank.

First Niagara Financial Group, Inc.

726 Exchange Street, Suite 618

Buffalo, New York 14210

Phone: (716) 819-5500

First Niagara Financial Group, Inc. is a Delaware corporation and a bank holding company, subject to supervision and regulation by the Federal Reserve Board, serving both retail and commercial customers through its bank subsidiary, First Niagara Bank. At December 31, 2014, First Niagara had $38.6 billion of assets, $27.8 billion of deposits and $4.1 billion of stockholders’ equity.

First Niagara Bank was organized in 1870, and is a nationally chartered regional bank providing financial services to individuals, families and businesses. In November 2002, First Niagara Bank was converted from a New York State chartered savings bank to a federal charter and in April 2010, First Niagara Bank became a national bank subject to supervision and regulation by the Office of the Comptroller of the Currency. First Niagara Bank is positioned as a leading regional bank, with its footprint reaching across New York, Western and Eastern Pennsylvania, Connecticut and Western Massachusetts, providing retail consumer and business customers with banking services including residential and commercial real estate loans, commercial business loans, consumer loans, wealth management products, as well as retail and commercial deposit products. As of December 31, 2014, First Niagara Bank consolidated with its subsidiaries had $38.5 billion of assets, $28.0 billion of deposits, and $4.4 billion of stockholder’s equity, employed over 5,700 people, and operated through 411 branches and several financial services subsidiaries.

First Niagara Bank’s subsidiaries provide a range of financial services to individuals and companies: First Niagara Funding, Inc. and First Niagara Business Trust, each a real estate investment trust which primarily originate and hold some commercial real estate and business loans, certain residential mortgages, and home equity loans; First Niagara Realty, Inc., which holds commercial other real estate owned; First Niagara Servicing Company, which owns and partially services loans that are collateralized by property in Connecticut; and First Niagara Risk Management, Inc., a full service insurance agency, which sells insurance products, including business and personal insurance, surety bonds, life, disability and long-term care coverage. First Niagara Risk Management also provides risk management advisory services such as alternative risk and self-insurance, claims investigation and adjusting services, and third-party administration of self-insured workers’ compensation plans.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between KeyCorp and First Niagara. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this joint proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about KeyCorp or First Niagara. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings KeyCorp and First Niagara make with the SEC. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus.

Terms of the Merger

Transaction Structure

KeyCorp’s and First Niagara’s Boards of Directors have approved the merger agreement. The merger agreement provides for the acquisition of First Niagara by KeyCorp through the merger of First Niagara with and into KeyCorp, with KeyCorp continuing as the surviving corporation.

Pursuant to the merger agreement, KeyCorp and First Niagara may at any time change the method of effecting the combination of KeyCorp and First Niagara if and to the extent both parties mutually deem such a change to be desirable. However, no such change may (i) alter or change the amount or kind of the merger consideration, (ii) impede or delay the consummation of the merger or (iii) adversely affect the tax treatment of the merger with respect to First Niagara stockholders.

Merger Consideration

Each share of First Niagara common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Niagara as treasury stock or otherwise owned by First Niagara or KeyCorp and any dissenting shares), will be converted into the right to receive 0.680 KeyCorp common shares and $2.30 in cash. Each share of First Niagara preferred stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into a share of the new KeyCorp preferred stock.

Conversion of Shares; Exchange and Payment Procedures

At or prior to the closing, KeyCorp will deposit or cause to be deposited with an exchange agent designated by KeyCorp and reasonably acceptable to First Niagara, for the benefit of the holders of shares of First Niagara common stock, sufficient cash and KeyCorp common shares to be exchanged in accordance with the merger agreement, including the merger consideration and payment of cash in lieu of fractional shares.

The conversion of First Niagara common stock into the right to receive the merger consideration and the conversion of the First Niagara preferred stock into the new KeyCorp preferred stock will occur automatically at the effective time of the merger. As promptly as practicable after the effective time of the merger, the exchange agent will exchange certificates representing shares of First Niagara common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.

Letters of Transmittal

As promptly as practicable after the effective time of the merger, but in any event within ten days thereafter, the exchange agent will send a letter of transmittal to only those persons who were First Niagara stockholders immediately prior to the effective time of the merger. This mailing will contain instructions on how to surrender shares of First Niagara common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement. From and after the effective time, First Niagara stockholders who properly surrender their certificates or book entry shares to the exchange agent, together with a properly completed and duly executed letter of transmittal, and such other documents as may be required pursuant to such instructions, will receive for each share of First Niagara common stock 0.680 KeyCorp common shares, $2.30 in cash plus any cash payable in lieu of any fractional shares of KeyCorp common shares, and any dividends or distributions such holder has the right to receive pursuant to the merger agreement. No interest will be paid or accrue on any merger consideration or cash in lieu of fractional shares.

Dividends and Distributions

Until First Niagara common stock certificates or book entry shares are surrendered for exchange, any dividends or other distributions with a record date after the effective time of the merger with respect to KeyCorp common shares into which shares of First Niagara common stock may have been converted will accrue but will not be paid. KeyCorp will pay to former First Niagara stockholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their First Niagara stock certificates or book entry shares. After the effective time of the merger, there will be no transfers on the stock transfer books of First Niagara of any shares of First Niagara common stock. If certificates representing shares of First Niagara common stock or book entry shares are presented for transfer after the effective time of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of First Niagara common stock represented by that certificate or book entry share have been converted.

Dissenting Shares

Shares held by First Niagara stockholders who have perfected and not lost their right to demand dissenters’ rights of appraisal in accordance with the procedures and requirements of Delaware law will not be converted into the right to receive the merger consideration, and such First Niagara stockholders will instead be entitled only to the rights granted by Delaware law. If any such First Niagara stockholder withdraws or loses his or her right to dissent under Delaware law at or prior to the effective time of the merger, the shares of First Niagara common stock held by such First Niagara stockholder will be converted into the right to receive the merger consideration.

Lost, Stolen or Destroyed Stock Certificates

If a certificate for First Niagara common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

Background of the Merger

As part of First Niagara’s continuous efforts to increase value for stockholders and other constituencies, the First Niagara Board of Directors and executive management regularly review and assess First Niagara’s business plans and strategic opportunities and challenges. In recent years, these strategic discussions have been set against a backdrop of, among other things, business performance, the impact of low interest rates and the challenging regulatory, compliance and competitive environments facing financial institutions generally, and First Niagara in particular. The First Niagara Board of Directors and executive management routinely reviewed strategic and investment alternatives including, among others, increased investment in First Niagara’s technology infrastructure, selling branches in different geographies, divesting or acquiring specific lines of business, and a multitude of balance sheet restructuring and de-levering opportunities. In addition, the First Niagara Board of Directors and executive management have evaluated the expected current and future earnings impact of the various strategic alternatives in the context of its capital position, risk appetite, asset and deposit acquisition capabilities and multiple interest rate scenarios in the “low for longer” interest rate environment. From time to time, the First Niagara Board of Directors has discussed inquiries received from third parties regarding potential strategic transactions.

In the second quarter of 2015, the First Niagara Board of Directors selected J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) to work with First Niagara’s management team to review First Niagara’s strategic alternatives.

On July 29, 2015, the First Niagara Board of Directors met to consider and discuss management’s and J.P. Morgan’s analyses. Representatives of First Niagara’s management team and representatives from J.P. Morgan and Sullivan & Cromwell LLP (which we refer to as “Sullivan & Cromwell”), First Niagara’s outside counsel, were also in attendance. Representatives from management and J.P. Morgan discussed with the First Niagara Board of Directors the financial aspects of First Niagara continuing on a standalone basis. J.P. Morgan also discussed the recent performance of the banking industry, recent merger transactions in the industry, and a potential acquisition of First Niagara by certain likely interested transaction partners. Executive management discussed a range of future business strategies and financial outcomes in the context of current and possible future interest rate scenarios. Representatives of Sullivan & Cromwell then discussed the First Niagara Board of Directors’ fiduciary duties in general in connection with its evaluation of strategic alternatives, the regulatory requirements for approvals of bank acquisition transactions and the regulatory environment for banks in general and for bank acquisition transactions in particular. Following discussion regarding the advantages and disadvantages of continuing to pursue First Niagara’s standalone strategic plan versus a potential sale of First Niagara, the First Niagara Board of Directors authorized and directed management to work with J.P. Morgan to begin to explore a potential sale transaction, including by authorizing J.P. Morgan to begin a process to gauge market interest in such a transaction by soliciting initial indications of interest with respect to a potential transaction, based solely on First Niagara’s publicly available information, initially from three financial institutions, consisting of KeyCorp and two other financial institutions which we refer to as “Party A” and “Party B.” The three financial institutions were selected based on the First Niagara Board of Directors’ understanding of such institutions’ interest, financial capacity to complete a possible acquisition of First Niagara, perceived business and cultural fit and perceived potential to obtain required regulatory approvals. The First Niagara Board of Directors also discussed the possibility of expanding the process and soliciting indications of interest from other financial institutions in the future.

J.P. Morgan then contacted KeyCorp, Party A and Party B on First Niagara’s behalf and engaged in preliminary, exploratory discussions regarding a potential acquisition of First Niagara with representatives of such institutions. Each of KeyCorp, Party A and Party B expressed interest in a potential transaction and provided oral initial indications of interest to J.P. Morgan on August 27, 2015, which indications implied, in the aggregate, a range of indicative values of $10.00 to $11.50 per share of First Niagara common stock at such time.

On September 9, 2015, the First Niagara Board of Directors held a special meeting to review and consider the indications of interest. Representatives of J.P. Morgan provided an overview of the process conducted to date and reviewed with the First Niagara Board of Directors each of the financial institutions that had submitted initial indications of interest and the terms of such indications of interest. The First Niagara Board of Directors also continued its discussion regarding other potential financial institution acquirors and determined to include one additional financial institution in the bid process (which we refer to as “Party C”) based in part on the institution’s previous unsolicited expressions of interest in a potential transaction with First Niagara. At the conclusion of the meeting, the First Niagara Board of Directors authorized management to populate an electronic due diligence data room and authorized J.P. Morgan to invite KeyCorp, Party A, Party B and Party C to engage in a two-round bid process. The First Niagara Board of Directors also authorized the formation of a transaction committee of the First Niagara Board of Directors comprised of three independent directors, Nathaniel Woodson, Austin Adams and Carl Florio, which we refer to as the “Transaction Committee.” The purpose of the Transaction Committee was to provide guidance to management and J.P. Morgan as they solicited and evaluated indications of interest and, if ultimately appropriate, to recommend action to the full First Niagara Board of Directors with respect to any potential strategic transaction. The First Niagara Board of Directors believed that the formation of the Transaction Committee comprised of a smaller number of directors would allow for more timely and efficient feedback to First Niagara management and J.P. Morgan in carrying out the First Niagara Board of Directors’ directives.

During the week of September 13, 2015, KeyCorp and two other bidders, Party A and Party C, executed confidentiality agreements with customary and waivable standstill provisions with First Niagara and were given access to an electronic data room with non-public information regarding First Niagara’s lines of business, current balance sheet information, including loan and deposit data, credit quality information, contract and vendor information, and recent financial operating performance. Over the course of the next several weeks, representatives of First Niagara management, J.P. Morgan and Sullivan & Cromwell worked with representatives of the bidders and their respective advisors to facilitate their respective due diligence investigations of First Niagara, including through face-to-face meetings and conference calls between the senior executive management teams of First Niagara and each of KeyCorp, Party A and Party C.

On September 15, 2015, KeyCorp engaged Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) to serve as its financial advisor in connection with the possible transaction with First Niagara.

Also on September 15, 2015, First Niagara management began conducting weekly conference calls with the Transaction Committee, during which First Niagara management provided updates on the bid process to the Transaction Committee. The weekly calls continued until the execution of the merger agreement.

On September 17, 2015, at a regularly scheduled meeting of the KeyCorp Board of Directors, KeyCorp management presented an overview of the potential transaction with First Niagara and transaction considerations.

On September 19, 2015, J.P. Morgan received an oral initial indication of interest from Party C, based on publicly available information about First Niagara and the due diligence conducted by Party C to date, which implied an indicative valuation range of $10.50 to $11.50 per share of First Niagara common stock at such time.

On or about September 22, 2015, Party B, one of the three parties that submitted an initial indication of interest on August 27, 2015, informed J.P. Morgan that Party B had decided to withdraw its initial indication of interest and not to participate further in the bid process. Party B had not executed a confidentiality agreement with First Niagara prior to such withdrawal.

Late in the afternoon on September 22, 2015, various media sources reported that an industry publication had reported that First Niagara was working with J.P. Morgan to evaluate strategic alternatives. Following these reports, the closing stock price of First Niagara’s common stock on the Nasdaq Global Select Market on September 23, 2015, increased to $10.26, from a closing stock price of $8.96 on September 22, 2015. No additional financial institutions that were not already involved in the bid process contacted First Niagara or J.P. Morgan regarding a potential transaction with First Niagara following the reports.

On September 29, 2015, the KeyCorp Board of Directors met, with representatives of Morgan Stanley in attendance, to discuss a potential transaction with First Niagara. During the meeting, KeyCorp management described the discussions, meetings and activities relating to the potential transaction to date, including due diligence findings and meetings, and provided the KeyCorp Board of Directors with a high level overview of First Niagara. The KeyCorp Board of Directors agreed that KeyCorp should continue a comprehensive due diligence review and work towards a potential transaction with First Niagara.

On September 30, 2015, the First Niagara Board of Directors discussed the potential for a transaction at a regularly scheduled meeting. Representatives of J.P. Morgan updated the First Niagara Board of Directors on the status of the process, described the three parties with which First Niagara had executed confidentiality agreements and reviewed with the First Niagara Board of Directors the financial aspects of the initial indications of interest received from KeyCorp and Party A on August 27, 2015 and Party C on September 19, 2015, as applicable. Members of First Niagara’s senior management team provided an overview of the due diligence conducted by each of the three bidders. Senior management also discussed the timeline for First Niagara’s reverse due diligence investigation of the three bidders, and representatives of Sullivan & Cromwell discussed the process with respect to obtaining information regarding the bidders’ respective abilities to complete a transaction with First Niagara on a timely basis. The First Niagara Board of Directors discussed the potential for a transaction and its expected impact on First Niagara and its stockholders, employees and the communities in which it operates, and the risks associated with execution of a transaction and its integration. They also discussed First Niagara’s historical financial, operating and market price performance relative to its peers and the potential strategic fit and benefits of a business combination with each of the bidders. After an extensive discussion of this information, the First Niagara Board of Directors authorized its management team to continue with the bid process.

On October 1, 2015, First Niagara engaged BlackRock Solutions to perform and deliver a report on an estimated analytically-derived valuation of First Niagara on a standalone basis using information provided by First Niagara, publicly available information and BlackRock Solutions’ professional judgment. See “—BlackRock Solutions Estimated Valuation and Related Analyses,” beginning on page 62. BlackRock Solutions utilized various methodologies and analyses in order to estimate a range of First Niagara’s valuation as a standalone entity. BlackRock Solutions’ report also assessed, based upon historical comparable transactions and using its professional judgment, potential share price volatility if the First Niagara Board of Directors were to publicly announce that First Niagara would remain independent. BlackRock Solutions’ report additionally reviewed certain strategic initiatives previously evaluated by First Niagara management and presented other potential balance sheet restructuring and strategic actions that First Niagara could take to improve its earnings. BlackRock Solutions was independent and its compensation was based on the advisory work completed, and not on the outcome of any transaction.

The KeyCorp Board of Directors held a meeting on October 2, 2015, which was attended by KeyCorp management and representatives of Morgan Stanley, and a meeting on October 5, 2015, which was attended by KeyCorp management, representatives of Morgan Stanley and a representative from Simpson Thacher & Bartlett LLP (which we refer to as “Simpson Thacher”), counsel to KeyCorp. During these meetings, KeyCorp management updated the KeyCorp Board of Directors on the status of discussions with First Niagara regarding a potential transaction and reviewed with the KeyCorp Board of Directors the preliminary results of its continued due diligence with respect to First Niagara to date. Also during the meetings, representatives of Morgan Stanley provided to the KeyCorp Board of Directors their preliminary review of the financial aspects of a potential transaction. The KeyCorp Board of Directors discussed the proposed business combination and authorized management to continue to work towards a potential transaction. During the October 5, 2015 meeting, KeyCorp management presented to the KeyCorp Board of Directors a draft of a non-binding indication of interest with respect to the potential transaction, and the KeyCorp Board of Directors authorized management to submit such indication of interest to First Niagara.

On October 6, 2015, each of KeyCorp, Party A and Party C submitted an updated, non-binding indication of interest to J.P. Morgan and First Niagara. KeyCorp’s proposal included merger consideration payable 80% in the form of KeyCorp common shares and 20% in cash, while the offers from Party A and Party C provided for merger consideration consisting 100% of common stock. Specifically, KeyCorp’s proposal provided for a fixed aggregate consideration of $784 million in cash and 235.875 million KeyCorp common shares based on 356.225 million shares of First Niagara common stock outstanding on a fully diluted basis, which implied a per share consideration of approximately 0.662 KeyCorp common shares and $2.20 in cash for each share of outstanding First Niagara common stock, representing an indicative value of $11.00 per share based on KeyCorp’s closing stock price of $13.29 as of October 5, 2015. The closing stock price of First Niagara’s common stock on that day was $10.55. KeyCorp’s proposal also provided, among other things, that First Niagara’s outstanding preferred stock would be converted into preferred stock of KeyCorp with substantially the same terms and that all First Niagara’s outstanding equity awards would be converted into equity awards based on KeyCorp common shares. It also noted that KeyCorp would honor existing commitments of the First Niagara Foundation and intended to make a meaningful contribution to the First Niagara Foundation. Party A’s proposal provided for merger consideration with an indicative value of $9.75 to $10.50 per share of First Niagara common stock based on Party A’s closing stock price as of October 5, 2015, and Party C’s proposal provided for merger consideration with an indicative value of $10.50 to $11.50 per share of First Niagara common stock based on Party C’s closing stock price as of October 5, 2015.

The Transaction Committee met on October 7, 2015 and October 9, 2015 to discuss the proposals, followed by a meeting of the full First Niagara Board of Directors on October 12, 2015. At the meeting of the First Niagara Board of Directors, representatives of J.P. Morgan discussed information about each of the three bidders and the financial terms of their respective proposals. BlackRock Solutions presented to the First Niagara Board of Directors regarding its estimated valuation and related analyses. See “—BlackRock Solutions Estimated Valuation and Related Analyses,” beginning on page 62. Based on the various analyses and methodologies employed by BlackRock Solutions and based on First Niagara management’s long term projections, BlackRock Solutions estimated the value of First Niagara as a standalone entity to be in the range of $8.35 to $9.15 per share of First Niagara common stock. Based on First Niagara management’s long term projections, BlackRock Solutions also assessed the potential share price volatility resulting from certain catalysts on the price of the First Niagara common stock, following an announcement by First Niagara that it would remain independent (for example, potential elimination of the premium embedded in the price of the First Niagara common stock following the September 22, 2015 press reports, potential possible investor reaction to lower 2016 earnings expectations in light of lower industry expectations overall and investor concern following a potential perception that First Niagara’s bid process had failed), and estimated a reasonable likelihood of a price decline following an announcement of independence, which would result in an estimated range of $6.50 to $8.80 per share of First Niagara common stock. The closing price of First Niagara’s common stock on October 6, 2015, the date upon which BlackRock Solutions’ analyses were based, was $10.65. The First Niagara Board of Directors took into account a range of considerations, including BlackRock Solutions’ analyses, and determined that First Niagara’s estimated standalone valuation was likely to be materially lower than any of the proposals from the bidders (as BlackRock Solutions’ estimated valuation range, even on the higher end, was less than the value implied by any of the proposals submitted by bidders on October 6, 2015) and that the potential decline in share price upon an announcement that First Niagara would remain independent was likely to be immediate and material (as BlackRock Solutions’ estimated valuation range of First Niagara following such an announcement was materially lower than the then current price of First Niagara common stock). Representatives of Sullivan & Cromwell reviewed again with the First Niagara Board of Directors its fiduciary duties in connection with a potential strategic business combination transaction and the regulatory requirements for the transaction. They reviewed the potential for each bidder to obtain regulatory approval in a timely manner and other aspects of the regulatory approval process, including the potential that regulators would require branch divestitures in various geographic areas in order to approve a transaction, and described the significant terms of a draft merger agreement to be circulated to the bidders selected by the First Niagara Board of Directors to continue to the second round of the bid process. The First Niagara Board of Directors instructed J.P. Morgan to invite all three bidders to continue to the second round of the bid process. That evening, J.P. Morgan sent a draft merger agreement prepared by Sullivan & Cromwell to each of the three bidders.

On October 15, 2015, Party C informed First Niagara and J.P. Morgan that it had decided to withdraw its proposal and not to participate further in the bid process.

On October 16, 2015, the KeyCorp Board of Directors participated in a telephonic conference call with KeyCorp management and representatives of Morgan Stanley during which KeyCorp management reviewed the status of KeyCorp’s due diligence performed to date with respect to First Niagara.

Also on October 16, 2015, KeyCorp provided a revised draft of the merger agreement to First Niagara.

On October 19, 2015, First Niagara subsequently engaged BlackRock Solutions to provide an additional report on the estimated earnings quality of KeyCorp and Party A.

Thereafter, discussions between First Niagara, KeyCorp and Party A and their respective advisors continued, and the parties began to negotiate the terms of the potential transaction. These terms included, among other items, the structure of the potential transaction, post-closing governance matters and the treatment of, and compensation and benefits to, continuing employees of the surviving company. In connection with these discussions, on October 21, 2015, Party A’s counsel delivered a revised draft of the merger agreement to J.P. Morgan, and Sullivan & Cromwell provided further revised drafts of the merger agreement to counsel to KeyCorp and Party A on October 22, 2015 and October 23, 2015, respectively. First Niagara also began to conduct a formal reverse due diligence investigation of KeyCorp and Party A, including through face-to-face meetings and conference calls between the senior management teams of First Niagara and the two bidders and through review of materials in electronic due diligence data rooms for each of the two parties established for reverse due diligence purposes.

On October 23, 2015, the KeyCorp Board of Directors participated in a telephonic conference call with KeyCorp management and representatives of Morgan Stanley during which KeyCorp management updated the KeyCorp Board of Directors on the status of KeyCorp’s due diligence findings with respect to First Niagara and provided a summary of KeyCorp’s acquisition and integration plans.

Members of First Niagara’s senior management met with Gary M. Crosby, First Niagara’s Chief Executive Officer, on October 24, 2015 to provide a detailed review of the results of the reverse due diligence and also met with the Transaction Committee on October 25, 2015 to discuss such results.

On October 25, 2015, the KeyCorp Board of Directors, members of KeyCorp management and representatives of Morgan Stanley and Simpson Thacher met and reviewed the current terms of the merger agreement for the proposed transaction based on recent negotiations with First Niagara. KeyCorp management updated the KeyCorp Board of Directors on the meetings between management teams regarding the potential transaction with First Niagara. KeyCorp management presented to the KeyCorp Board of Directors a draft of a final non-binding indication of interest with respect to the transaction, and the KeyCorp Board of Directors authorized management to submit such indication of interest to First Niagara and continue negotiations to reach a definitive agreement.

Also on October 25, 2015, following separate discussions between Sullivan & Cromwell and counsel to each of KeyCorp and Party A, respectively, each of KeyCorp and Party A delivered to Sullivan & Cromwell a revised draft of the merger agreement to be considered with each of the proposals to be submitted by KeyCorp and Party A on the following day. The draft provided by KeyCorp included requirements for KeyCorp to add three current members of the First Niagara Board of Directors reasonably acceptable to KeyCorp (including its Nominating and Corporate Governance Committee) to the KeyCorp Board of Directors, to contribute $20 million to the First Niagara Foundation upon the closing of the merger and to use commercially reasonable efforts to support a meaningful employee presence in Western New York.

On October 26, 2015, KeyCorp and Party A each submitted a final non-binding indication of interest to J.P. Morgan and First Niagara. KeyCorp increased its offer from its previous proposal and provided for merger consideration consisting of a fixed exchange ratio of 0.680 KeyCorp common shares and $2.30 in cash for each share of outstanding First Niagara common stock based on 356.272 million shares of First Niagara common stock outstanding on a fully diluted basis, which represented an indicative value of $11.49 per share based on KeyCorp’s closing stock price of $13.52 as of October 23, 2015. The closing price of First Niagara’s common stock on that day was $10.64. In addition to KeyCorp’s proposed treatment of First Niagara’s preferred stock and equity awards (which was also included in KeyCorp’s previous indication of interest described above), the proposal noted that KeyCorp had completed its due diligence investigation of First Niagara and that it believed it could announce a transaction quickly. Party A had also increased its offer from the range provided in its previous proposal, which increased offer was in the form of 100% Party A common stock and provided for merger consideration representing an indicative value of $11.05 per share based on Party A’s closing stock price as of October 23, 2015.

On the afternoon of October 26, 2015, the Transaction Committee held a meeting to consider the status of the proposed transaction and the final offers from KeyCorp and Party A. Representatives of J.P. Morgan discussed the financial aspects of each of the proposals, observing that the proposal from KeyCorp reflected the higher implied value per share of First Niagara common stock at that time. Representatives from KeyCorp and Party A then made presentations to the Transaction Committee regarding their proposals.

On the evening of October 26, 2015, the First Niagara Board of Directors held a meeting to consider the status of the proposed transaction and the final offers from KeyCorp and Party A. The Transaction Committee discussed with the First Niagara Board of Directors the presentations made by KeyCorp and Party A to the Transaction Committee earlier that day and recommended to the full First Niagara Board of Directors that First Niagara continue negotiations with KeyCorp. After discussion of a proposed transaction, the status of discussions with KeyCorp and Party A and the risks inherent in a transaction with either party (including the potential that regulators would require branch divestitures in order to approve a transaction), the First Niagara Board of Directors determined to continue negotiations with KeyCorp. In making its determination, the First Niagara Board of Directors considered the higher indicative value at the time of the proposal from KeyCorp, as compared to Party A’s proposal, the perceived cultural and strategic fit of a potential combination with KeyCorp, the outlook for KeyCorp common shares, the potential that KeyCorp would be able to obtain regulatory approvals for the transaction on a timely basis, and other factors, including the factors described under “—Recommendation of the First Niagara Board of Directors and Reasons for the Merger,” beginning on page 59.

On October 27, 2015, the First Niagara Board of Directors met to review the proposed transaction and meet with senior executives of KeyCorp. Representatives from J.P. Morgan reviewed with the First Niagara Board of Directors various financial aspects of the proposed transaction, which included the proposed exchange ratio and the implied value of the transaction to First Niagara stockholders. BlackRock Solutions discussed with the First Niagara Board of Directors its estimated earnings quality review of KeyCorp and Party A. See “—BlackRock Solutions Estimated Valuation and Related Analyses,” beginning on page 62. First Niagara’s senior management presented the results of the reverse due diligence review of KeyCorp to the First Niagara Board of Directors. Finally, Beth Mooney, the Chief Executive Officer of KeyCorp, and Don Kimble, the Chief Financial Officer of KeyCorp, joined the meeting, presented KeyCorp’s proposal and its vision of the combined company, and engaged in dialogue with the First Niagara Board of Directors regarding the proposed transaction. Thereafter, the First Niagara Board of Directors determined to continue its transaction process with KeyCorp, and authorized management to continue negotiations to reach a definitive agreement with KeyCorp. First Niagara then informed Party A that First Niagara was pursuing a transaction with another party, and discussions between First Niagara and Party A with respect to a potential transaction ceased.

Over the course of the next few days, Sullivan & Cromwell and Simpson Thacher continued to engage in negotiations to finalize the terms of the proposed transaction.

On October 29, 2015, the KeyCorp Board of Directors held a special meeting to consider approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger. At the meeting, the KeyCorp Board of Directors received an update from the KeyCorp management team on the status of negotiations with First Niagara and information regarding the proposed merger and the combined business, and reviewed the terms of the proposed transaction and the strategic rationale and anticipated benefits of the proposed transaction to KeyCorp’s shareholders. Representatives of Morgan Stanley reviewed the financial analyses performed by Morgan Stanley in connection with its evaluation of the consideration to be paid by KeyCorp in connection with the merger, including discussing the various financial methodologies used in its analysis. Morgan Stanley then rendered an oral opinion (which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated October 29, 2015) to the effect that, as of October 29, 2015, and based upon and subject to the various assumptions, considerations, qualifications and limitations stated in its opinion, the merger consideration to be paid by KeyCorp pursuant to the merger agreement was fair, from a financial point of view, to KeyCorp. See “—Opinion of KeyCorp’s Financial Advisor,” beginning on page 82. A representative from Simpson Thacher reviewed the terms of the merger agreement. After considering the proposed terms of the merger agreement and the presentation of its financial advisor, and taking into consideration the matters discussed during that meeting and during prior meetings of the KeyCorp Board of Directors, including the factors described under “—Recommendation of the KeyCorp Board of Directors and Reasons for the Merger,” beginning on page 80, the KeyCorp Board of Directors unanimously determined that the merger with First Niagara was advisable and in the best interests of KeyCorp and KeyCorp’s shareholders and voted unanimously to approve and adopt the merger agreement and the transactions contemplated thereby and recommended that KeyCorp’s shareholders approve the merger agreement. The KeyCorp Board of Directors then directed KeyCorp’s management to finalize and execute a definitive merger agreement on the terms reviewed at the Board meeting.

On the evening of October 29, 2015, the First Niagara Board of Directors met with members of First Niagara’s management team and its financial and legal advisors to further review the proposed transaction. First Niagara’s management team apprised the First Niagara Board of Directors of its most recent discussions with regulators concerning the proposed transaction. Members of First Niagara’s management team and representatives of Sullivan & Cromwell updated the First Niagara Board of Directors on the progression of negotiations with KeyCorp and certain changes to the terms of the merger agreement since the last meeting of the First Niagara Board of Directors. Representatives of J.P. Morgan updated its presentation on the financial aspects of the proposed transaction, and delivered its oral opinion to the First Niagara Board of Directors, subsequently confirmed in writing, that as of such date and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid to the holders of First Niagara common stock in the proposed transaction with KeyCorp was fair, from a financial point of view, to such holders. See “—Opinion of First Niagara’s Financial Advisor,” beginning on page 70. Sullivan & Cromwell reviewed the key terms of the draft merger agreement delivered by Simpson Thacher to Sullivan & Cromwell on October 25, 2015 and reviewed the regulatory requirements for a transaction with KeyCorp. Following these discussions, and extensive review and discussion among First Niagara’s directors, including consideration of the factors described under “—Recommendation of the First Niagara Board of Directors and Reasons for the Merger,” beginning on page 59, and consideration of the above referenced presentations, the First Niagara Board of Directors unanimously approved and adopted the merger agreement and the transactions contemplated thereby, and declared the merger and other transactions contemplated by the merger agreement to be advisable and in the best interests of First Niagara and its stockholders. The First Niagara Board of Directors then directed management and its advisors to finalize and execute a definitive merger agreement on the terms reviewed at the Board meeting. The First Niagara Board of Directors directed that the merger agreement be submitted to First Niagara stockholders for approval and recommended that First Niagara’s stockholders approve and adopt the merger agreement.

Following the meeting of the First Niagara Board of Directors on October 29, 2015, and after finalizing the merger agreement, First Niagara and KeyCorp executed the merger agreement early in the morning of October 30, 2015. The transaction was announced in the morning of October 30, 2015 before the opening of the stock markets in New York.

Recommendation of the First Niagara Board of Directors and Reasons for the Merger

In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its stockholders approve the merger proposal, the First Niagara Board of Directors consulted with First Niagara management, as well as its financial and legal advisors, and considered a number of factors, including the following factors:

•	the extensive review undertaken by the First Niagara Board of Directors and management, with the assistance of financial and legal advisors, with respect to the strategic alternatives available to First Niagara;

•	the challenges facing First Niagara as an independent institution and the First Niagara Board of Directors’ belief that combining with a larger financial institution would benefit First Niagara’s stockholders, customers and communities;

•	the fact that the implied value of the merger consideration as of October 28, 2015 of about $11.75 for each share of First Niagara common stock, based on KeyCorp’s closing stock price of $13.90 on that date, represented a 8.4% premium over the closing price of First Niagara’s common stock on October 28, 2015, and a 31.2% premium over the closing price of its common stock on September 22, 2015 (the last trading day before the September 2015 press reports);

•	each of First Niagara’s and KeyCorp’s business, operations, financial condition, asset quality, earnings and prospects;

•	the anticipated pro forma impact of the merger on the combined company, including the expected impact on financial metrics including earnings and on regulatory capital levels;

•	the current and prospective environment in which First Niagara and KeyCorp operate, including national and local economic conditions, the interest rate environment, the competitive and regulatory environments for financial institutions generally, and the likely effect of these factors on First Niagara both with and without the merger;

•	the capital and earnings available to First Niagara as an independent company, at the time and as expected in the future, to pursue various business and strategic initiatives;

•	the historical performance of KeyCorp common shares, the KeyCorp common shares’ liquidity in terms of average daily trading volume and the level of future cash dividends anticipated to be received by First Niagara’s stockholders;

•	the fact that 80% of the merger consideration would be in stock and with a fixed exchange ratio, which would allow First Niagara’s stockholders to participate in the future performance of the combined company;

•	the terms of the merger agreement, including the fixed cash and stock consideration, the expected tax treatment of the merger as a “reorganization” for United States federal income tax purposes and the size of the termination fee in relation to the overall transaction size;

•	the complementary nature of the business strategies, customers, cultures, geographic areas and business lines of the two companies, which management believes should provide the opportunity to mitigate integration risks and increase potential returns including that:

•	the geographic scope of the two companies contains overlap, enabling cost savings and achievement of synergies;

•	the nature of the business strategies, customers and geographic areas of the two companies would enable First Niagara to achieve goals it would have independently attempted to pursue in connection with its strategic plan (including greater cross-selling opportunities based on complementary product sets); and

•	the similarities in the two companies’ community bank operating model and culture, and KeyCorp’s commitment to supporting the local communities it serves;

•	KeyCorp’s record of performance over a substantial period of time and throughout various economic cycles, including its earnings record;

•	the written opinion of J.P. Morgan, First Niagara’s financial advisor, dated as of October 29, 2015, delivered to the First Niagara Board of Directors to the effect that, as of such date, and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid to the holders of First Niagara common stock in the proposed transaction with KeyCorp was fair, from a financial point of view, to such holders, as more fully described below under “Opinion of First Niagara’s Financial Advisor”;

•	The reports prepared by BlackRock Solutions, dated as of October 12, 2015 and October 27, 2015, respectively, regarding BlackRock Solutions’ (i) estimated, analytically-derived valuation of First Niagara on a standalone basis and related analyses and (ii) estimated earnings quality of KeyCorp and Party A, as described more fully below under “BlackRock Solutions Estimated Valuation and Related Analyses”;

•	KeyCorp’s record of service to its communities as exemplified by its “Outstanding” Community Reinvestment Act examination rating for several years;

•	the superior nature of the proposal (including indicative value and other elements) from KeyCorp as compared to the proposals by Party A and other parties that previously had expressed interest in a transaction with First Niagara;

•	the fact that, in the current regulatory environment, many institutions would not be able to obtain regulatory approval for a strategic transaction with First Niagara in a timely manner or at all;

•	the fact that the merger agreement provides that First Niagara may take certain actions in response to an unsolicited bona fide written acquisition proposal under specific circumstances, including the First Niagara Board of Directors’ determination (in accordance with the merger agreement and after consultation with First Niagara’s outside legal counsel and financial advisor) that the failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law;

•	its review and discussions with First Niagara’s management and financial and legal advisors concerning the due diligence examination of KeyCorp;

•	the potential risks associated with successfully integrating First Niagara’s business, operations and workforce with those of KeyCorp, including the costs and risks of successfully integrating the two companies;

•	the potential risk of diverting management attention and resources from the operation of First Niagara’s and KeyCorp’s business and towards the completion of the merger and the integration of the two companies;

•	the regulatory and other approvals required in connection with the merger, consideration of the relevant factors expected to be assessed by the regulators for the approvals and the parties’ evaluations of those factors, the expected likelihood that such approvals could be received in a reasonably timely manner and without the imposition of unacceptable conditions and the possibility that regulators may impose certain restrictions on the combined operations of First Niagara and KeyCorp (including branch divestitures) in order to grant the required approvals;

•	the First Niagara Board of Directors’ consideration, consistent with the First Niagara charter, of KeyCorp’s commitment in the merger agreement to:

•	provide continuing employees of First Niagara with annual base salary or wages, annual incentive opportunities and long-term incentive compensation opportunities that are no less favorable than those in effect for such employees immediately prior to the effective time of the merger, in each case, for a period of one year following the effective time of the merger;

•	use commercially reasonable efforts to support a continued meaningful employee presence in Western New York; and

•	contribute $20 million to the First Niagara Foundation on the closing date of the merger that would allow for the continued support of local non-profit organizations in the communities served by the combined entity.

The foregoing discussion of the information and factors considered by the First Niagara Board of Directors is not intended to be exhaustive, but includes the material factors considered by the First Niagara Board of Directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the First Niagara Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Niagara Board of Directors considered all these factors as a whole, including discussions with First Niagara’s management and First Niagara’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

The foregoing discussion of the information and factors considered by the First Niagara Board of Directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25.

For the reasons set forth above, the First Niagara Board of Directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of First Niagara and its stockholders, and unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The First Niagara Board of Directors unanimously recommends that the First

Niagara stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the First Niagara adjournment proposal, if necessary or appropriate to solicit additional proxies.

BlackRock Solutions Estimated Valuation and Related Analyses

First Niagara initially engaged BlackRock Solutions on October 1, 2015 to perform and deliver a report on an estimated, analytically-derived valuation of First Niagara on a standalone basis, using information provided by First Niagara, publicly available information and BlackRock Solutions’ professional judgment. The BlackRock Solutions report also assessed, based upon historical comparable transactions and using its professional judgment, possible impacts to share price volatility resulting from a set of positive and negative catalysts, described below, if the First Niagara Board of Directors were to publicly announce that First Niagara would remain independent. BlackRock Solutions did not factor any considerations, other than such positive and negative catalysts, in this assessment, including the impact of governmental, regulatory or other consents and approvals necessary for the consummation of any merger. This first report was dated as of October 12, 2015.

First Niagara subsequently engaged BlackRock Solutions on October 19, 2015 to provide an additional report to the First Niagara Board of Directors containing an analysis of historical and estimated earnings quality of KeyCorp and Party A, using publicly available information. This second report was dated as of October 27, 2015.

Both reports were based on public information and information made available to BlackRock Solutions by First Niagara, as well as prevailing economic, market and other conditions, as of the date of the report or as otherwise indicated in the report. BlackRock Solutions did not, and will not, update its analyses in either report based on subsequent events, or information later made available to BlackRock Solutions.

First Niagara selected BlackRock Solutions to provide the estimated valuation and advisory services and perform such review because of BlackRock Solutions’ qualifications, expertise and reputation and because it was a third party consultant that was not providing an opinion on, or receiving compensation based upon, the outcome of any transaction.

The BlackRock Solutions reports expressed no opinion regarding (i) the fairness of the merger consideration to be paid to the holders of First Niagara common stock in the merger, (ii) the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of First Niagara or (iii) the underlying decision by First Niagara to engage in the merger. BlackRock Solutions expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of First Niagara common stock pursuant to the merger agreement or with respect to the fairness of any such compensation. At no point in time was BlackRock Solutions made aware by First Niagara of any proposed deal terms offered by any potential acquirors. BlackRock Solutions was not involved in any discussions with potential acquirors, or in any discussions with J.P. Morgan or any other advisors with respect to the merger process, nor did BlackRock Solutions have access to any J.P. Morgan work product or analysis, or any information regarding deal strategy or the consideration proposed to be paid to First Niagara stockholders in a merger or other transaction.

The first report prepared by BlackRock Solutions, dated as of October 12, 2015, regarding BlackRock Solutions’ estimated valuation and related analyses, was presented to the First Niagara Board of Directors at its special meeting on October 12, 2015 and provided, among other things, an estimated range of First Niagara’s valuation as a standalone entity and an estimated range of potential share price volatility if the First Niagara Board of Directors were to publicly announce that First Niagara would remain independent. As noted above under “—Recommendation of the First Niagara Board of Directors and Reasons for the Merger,” this report by BlackRock Solutions was one of multiple factors that the First Niagara Board of Directors considered in its decision to pursue a merger transaction.

In preparing its first report regarding estimated valuation range and related analyses, BlackRock Solutions, among other things, reviewed certain publicly available business and financial information concerning First

Niagara and the businesses in which it operates, reviewed then current and historical long term forecasts prepared by First Niagara management and held discussions with certain members of the management of First Niagara regarding the past and current business operations, financial condition and future prospects and operations of First Niagara. Further, the analyses and estimates presented were based on the closing price of $10.65 per share of First Niagara common stock as of October 6, 2015.

The second report prepared by BlackRock Solutions, dated as of October 27, 2015, regarding the estimated earnings quality review of KeyCorp and Party A, was presented to the First Niagara Board of Directors on October 27, 2015. As noted above under “—Recommendation of the First Niagara Board of Directors and Reasons for the Merger,” this report by BlackRock Solutions was one of multiple factors that the First Niagara Board of Directors considered in making its decision to pursue a transaction. In preparing the second report, when considering the estimated earnings quality review of KeyCorp and Party A, or other entities referenced therein other than First Niagara, BlackRock Solutions used only publicly available information.

For both reports, BlackRock Solutions relied upon and assumed that all information that was publicly available or was furnished to or discussed with BlackRock Solutions by First Niagara was accurate and complete in all material respects, and BlackRock Solutions did not assume responsibility or liability for independently verifying any such information or its accuracy or completeness.

The forecasts prepared by First Niagara management and provided to BlackRock Solutions in connection with the preparation of its analyses were not materially different from those used by J.P. Morgan for the purpose of preparing its fairness opinion (which were prepared as of a later date and therefore reflected changes in the underlying assumptions and financial environment since the date of the forecasts provided to BlackRock Solutions). BlackRock Solutions was not aware of, and did not review or have access to, the financial forecasts provided to J.P. Morgan at any time. As such, any differences between the forecasts used by J.P. Morgan and those provided to BlackRock Solutions were not taken into account by BlackRock Solutions in the preparation of its reports or in any aspect of the presentations made to the First Niagara Board of Directors. For more information about the First Niagara financial forecasts that were considered by J.P. Morgan for the purpose of preparing its fairness opinion, see “—Certain First Niagara Financial Forecasts,” beginning on page 68 of this joint proxy statement/prospectus.

BlackRock Solutions provided its analyses and estimates to the First Niagara Board of Directors (in its capacity as such) in connection with and for the purpose of its evaluation of its strategic alternatives. BlackRock Solutions made no recommendation to the management or First Niagara Board of Directors of and makes no recommendation to any holder of shares of First Niagara common stock as to how such stockholder should vote with respect to the merger or any other matter at the First Niagara special meeting or whether to take any other action with respect to the merger. BlackRock Solutions’ analyses and estimates were among the many factors considered by the First Niagara Board of Directors in its evaluation of the transactions contemplated by the merger agreement and should not be viewed as determinative of the views of the First Niagara Board of Directors or management with respect to the merger consideration or the transactions contemplated by the merger agreement, and the decision to approve and recommend the transactions contemplated by the merger agreement to First Niagara’s stockholders was made independently by the First Niagara Board of Directors.

BlackRock Solutions was not consulted by the First Niagara Board of Directors or management of First Niagara with respect to the sufficiency of the merger consideration, the implications of the merger for First Niagara’s financial performance, or any decision with respect to whether to accept the offer of KeyCorp, Party A or any other party, nor did BlackRock Solutions express any opinion with respect to such matters at any time. BlackRock Solutions does not express any opinion with respect to such matters to any holder of shares of First Niagara common stock.

BlackRock Solutions is not, and was not acting in, a legal, regulatory or tax expert capacity and, if and where relevant, relied on the assessments made by First Niagara with respect to such issues.

The following is a summary of both the estimated valuation of First Niagara on a standalone basis and related analyses, and the estimated earnings quality review of KeyCorp and Party A performed by BlackRock Solutions. The following summary, however, does not purport to be a complete description of the analyses performed by BlackRock Solutions.

Estimated Valuation and Related Analyses

Estimated Valuation Range of First Niagara as Standalone Entity

Using the then current long term forecasts prepared by First Niagara management, public market indicators, and industry data collected from comparable companies, BlackRock Solutions employed various methodologies and analyses in order to perform an estimated analytically-derived range of potential valuations of First Niagara as a standalone entity. As stated above, the analyses and estimates were based on the closing price of $10.65 per share of First Niagara common stock as of October 6, 2015.

The comparable companies included:

• Associated Banc-Corp	• Investors Bancorp, Inc.
• BankUnited, Inc.	• M&T Bank Corporation
• BOK Financial Corporation	• New York Community Bancorp
• Comerica Incorporated	• People’s United Financial, Inc.
• Commerce Bancshares, Inc.	• Synovus Financial Corp.
• First Horizon National Corp	• TCF Financial Corporation
• FirstMerit Corporation	• Valley National Bancorp
• Fulton Financial Corporation	• Webster Financial Corporation
• Hancock Holding Company	• Zions Bancorporation

BlackRock Solutions reviewed the results of the multiple valuation methodologies described below to determine the estimated valuation range:

•	BlackRock Solutions performed a fundamental price-to-earnings (“P/E”) ratio analysis of First Niagara in which forward earnings-per-share (“EPS”) as provided by the First Niagara long-term forecasts were compared with forward earnings multiples implied by three different scenarios (“Bull”, “Bear”, and “Take-Out”), which taken collectively were analyzed as a comparative range. For the purposes of this analysis, BlackRock Solutions reviewed both then current and historical First Niagara long term forecasts provided by management.

¡	In the Bull scenario, BlackRock Solutions contemplated stronger medium term financial targets and metrics than First Niagara long-term forecasts;

¡	In the Bear scenario, BlackRock Solutions contemplated weaker medium term financial targets and metrics than First Niagara long-term forecasts;

¡	In the Take-Out scenario, BlackRock Solutions contemplated the current EPS trajectory while taking into account a perspective on the embedded merger activity premium, as assessed from historically comparable transactions;

¡	Forward EPS analysis was based on year-to-date EPS through September 30, 2015; and

¡	The P/E ratio analysis resulted in a range of implied share prices.

•

BlackRock Solutions also performed a regression analysis, using publicly available data from comparable companies, based on various factors (e.g., market capitalization, total assets, balance sheet mix and profile, etc.), to review the relationship between estimated 2015 and 2016 return on tangible common equity (“ROTCE”) and a multiple of price-to-tangible book value (“P/TBV”) per share based upon estimates available from public filings, third party data providers, and First Niagara long term forecasts provided by management. This econometric methodology, employing a conventional linear regression technique, assessed implied correlations between expected ROTCE and trading multiples for 2015 and 2016, mapping First Niagara against comparable companies to mathematically derive an implied share price range.

¡	The statistical approach employed herein was unadjusted and did not take into account the impact of leverage; and

¡	This regression analysis resulted in a range of implied share prices.

•	BlackRock Solutions also performed a discounted cash flow / dividend discount (“DCF/DDM”) model analysis by discounting to their present value estimates of First Niagara’s future dividend stream over a four-year horizon (to 2019) and its terminal value. This analysis included projecting the expected dividend payments of First Niagara and discounting back to present value consistent with conventional corporate finance cash flow analysis. For the purposes of this analysis, BlackRock Solutions reviewed both then current and historical First Niagara long term forecasts provided by management.

¡	BlackRock Solutions’ key assumptions included a 7% - 9% range of cost of equity.

¡	For the terminal value BlackRock Solutions incorporated two approaches assuming a 4% terminal growth rate as well as a terminal price to tangible book value (“P/TBV”) multiple of 1.5x.

¡	The DCF/DDM analysis resulted in a range of implied share prices.

BlackRock Solutions used these various valuation methodologies, and its own professional judgment, to arrive at an overall estimated range of $8.35 to $9.15 per share of First Niagara common stock for First Niagara as a standalone entity.

Estimated Share Price Range of First Niagara Following Public Announcement to Remain Independent

BlackRock Solutions assessed the potential share price volatility resulting from a set of catalysts on the value of the First Niagara common stock, in the event that the First Niagara Board of Directors announced that First Niagara would remain independent.

BlackRock Solutions considered a range of negative and positive catalysts, which may each contribute, on an individual basis, some percentage impact to the price of First Niagara common stock on October 6, 2015.

The impact, including estimated timeframe and estimated percentage range, from each catalyst was assumed on an independent basis. The percentage ranges of impact estimated for each individual catalyst did not account for potential interactions in the event that any of the positive or negative catalysts were to occur simultaneously.

BlackRock Solutions considered the following negative catalysts, which each individually contributed a range of estimated negative impact on the price of First Niagara common stock:

•	potential elimination of any premium embedded in the price of First Niagara common stock following the media reports on September 22, 2015 that First Niagara was working with J.P. Morgan to evaluate strategic alternatives;

•	potential lowering expectations for (i) 2016 earnings per share (“EPS”) from then-current consensus EPS of $0.63 and (ii) longer-term profitability;

•	potential sales of First Niagara common stock by stockholders, including its largest institutional stockholders; and

•	potential investor concern following a perception that First Niagara’s bid process failed.

BlackRock Solutions considered the following positive catalysts, which each individually contributed a range of estimated positive impact on the price of the First Niagara common stock:

•	potential support of the price of First Niagara common stock from investors focused on dividends;

•	potential favorable perception of First Niagara’s contemplated balance sheet restructuring strategies to support earnings; and

•	potential that new stockholders purchase First Niagara common stock and/or potential stockholder activism (real or perceived).

BlackRock Solutions assessed the potential time frame for the share price impact of each catalyst, and based on the cumulative effect of the median impact of each potential negative and positive catalyst set forth above, BlackRock Solutions estimated a potential aggregate median decline of between $1.85 (-17%) and $4.15 (-39%) per share of First Niagara common stock, resulting in a range of estimated values between $6.50 and $8.80 per share of First Niagara common stock, based on the October 6, 2015 closing price of $10.65 per share.

Estimated Earnings Quality Review

With respect to its second report, the historical and estimated earnings quality review, BlackRock Solutions investigated the core earnings components of each of KeyCorp and Party A, which included net interest income (“NII”), non-interest income and expense and credit quality, while noting meaningful extraordinary or one-time items. Based on conversations with First Niagara management, this report was intended to provide qualitative and subjective inputs to the First Niagara Board of Directors, by illustrating differences in measures, between KeyCorp and Party A, using as consistent approaches as possible.

For the review performed by BlackRock Solutions, financial and market data reviewed were based on public filings, regulatory reports, other public announcements and information from third party data providers. As requested by First Niagara, BlackRock Solutions aggregated data for purposes of facilitating a side-by-side qualitative comparison of certain historical data, as well as public market consensus estimates regarding performance expectations for 2015, 2016 and 2017.

As requested by First Niagara, BlackRock Solutions also produced a comparison of certain qualitative measures of these entities with those of other comparable companies in the banking industry, including the following:

• Associated Banc-Corp	• Investors Bancorp, Inc.
• BankUnited, Inc.	• M&T Bank Corporation
• BOK Financial Corporation	• New York Community Bancorp
• Comerica Incorporated	• People’s United Financial, Inc.
• Commerce Bancshares, Inc.	• Synovus Financial Corp.
• First Horizon National Corp	• TCF Financial Corporation
• FirstMerit Corporation	• Valley National Bancorp
• Fulton Financial Corporation	• Webster Financial Corporation
• Hancock Holding Company	• Zions Bancorporation

Based on such data, as well as other qualitative metrics reviewed by BlackRock Solutions, BlackRock Solutions used its professional judgment to make observations about various aspects of estimated earnings quality.

BlackRock Solutions reviewed, among other things, loan mix, securities mix, loans to deposits, deposit mix, fee mix and capital. BlackRock Solutions’ estimated earnings quality review observed that KeyCorp had average estimated earnings quality relative to the other comparable companies selected by BlackRock Solutions.

As requested by First Niagara, BlackRock Solutions also prepared assessments of a combination of First Niagara with KeyCorp. The assessments were based on both qualitative and quantitative factors, which included a simple aggregation of each company’s standalone financials. In the report, BlackRock Solutions observed that a combination between First Niagara and KeyCorp could result in potential improvements to certain metrics, such as loan mix and deposit mix, as compared to relevant comparable selected companies.

To provide supplemental summaries of publicly available data for consideration by the First Niagara Board of Directors, BlackRock Solutions also performed, with respect to KeyCorp and Party A, based on information included in public call reports and public filings:

•	EPS analysis for 2013, 2014 and year-to-date through September 30, 2015, as well as expected EPS for the fourth quarter of 2015;

•	Interest rate sensitivity analyses; and

•	Comparisons of consensus earnings, NII, fee income, expenses and loan loss provisions.

BlackRock Solutions provided data-specific observations and provided graphical representations and illustrations of such summary data.

Miscellaneous

In arriving at its estimated valuation and related analyses and estimated earnings quality review, BlackRock Solutions did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its estimated valuation and related analyses. Rather, BlackRock Solutions considered the totality of the factors and analyses performed in its determinations.

The foregoing summary of certain material financial analyses and reviews does not purport to be a complete description of the analyses or data presented by BlackRock Solutions. The preparation of the analyses and estimates described above is a complex process and is not necessarily susceptible to partial analysis or summary description. BlackRock Solutions believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and estimates. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by BlackRock Solutions are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. None of the relevant comparable selected companies considered by BlackRock Solutions is identical to First Niagara. However, such comparable selected companies were chosen by BlackRock Solutions because, amongst other things, they are publicly traded companies with operations and businesses that, in the context of the objectives of the analysis that BlackRock Solutions was instructed to conduct, could be considered similar to those of First Niagara. The comparisons to the selected companies in BlackRock Solutions’ analyses were used solely to illustrate differences between the relevant entities with respect to the quantitative and qualitative measures analyzed by BlackRock Solutions, adopting the same calculation methodologies as those utilized for the analyses of First Niagara, KeyCorp and Party A. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies whose data was reviewed, as applicable. BlackRock Solutions is being paid a fee of $1.13 million for the estimated valuation and advisory services and estimated earnings quality review described here. During the 2014 and 2015 calendar years, BlackRock Solutions’ Aladdin business group has provided daily risk reports to First Niagara Bank N.A. in connection with its corporate treasury operations pursuant to a separate contract for consideration in the amount of approximately $1.36 million in the aggregate over such two-year period. The Aladdin business group is a separate business group from the Financial Markets Advisory group engaged for the services described in this section, but operates under the same BlackRock Solutions umbrella. During the two years preceding the date of this letter, the Financial Markets Advisory group of BlackRock Solutions has not had any other material financial advisory or other material commercial relationships with First Niagara or KeyCorp.

BlackRock Solutions is a business division of BlackRock, Inc. and operates through one or more affiliated legal entities of BlackRock, Inc. on a global basis.

In the ordinary course of their businesses, affiliates of BlackRock, Inc., which is the parent entity of the BlackRock Solutions business division, may actively trade the debt and equity securities of First Niagara or KeyCorp for the accounts of asset management clients, and accordingly, affiliates of BlackRock, Inc. and its affiliates may at any time, including at the time of the BlackRock Solutions reports, hold long or short positions in such securities.

Certain First Niagara Financial Forecasts

First Niagara does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, First Niagara management provided J.P. Morgan with certain nonpublic unaudited prospective financial information prepared by First Niagara management that was considered by J.P. Morgan for the purpose of preparing its fairness opinion, as described in this joint proxy statement/prospectus under the heading “—Opinion of First Niagara’s Financial Advisor” beginning on page 70. This nonpublic unaudited prospective financial information was prepared as part of First Niagara’s overall process of analyzing various strategic initiatives, and was not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or GAAP. A summary of certain significant elements of this information is set forth below, and is included in this joint proxy statement/prospectus solely because such information was made available to J.P. Morgan in connection with the preparation of its fairness opinion. The information included below does not comprise all of the prospective financial information provided by First Niagara to J.P. Morgan.

The financial forecasts set forth below were presented to the Board of Directors of First Niagara in October 2015. Although presented with numeric specificity, the financial forecasts reflect numerous estimates and assumptions of First Niagara management made at the time they were prepared, including based on management’s expectation of “lower-for-longer” interest rates and low-growth economic environment, and assume execution of various strategic initiatives that First Niagara is no longer pursuing in light of the proposed merger. These and the other estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, the future interest rate environment and other economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which First Niagara operates, and the risks and uncertainties described under “Risk Factors” beginning on page 26, “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25, and in the reports that First Niagara files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of First Niagara and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results likely would differ materially from those reflected in the financial forecasts, whether or not the merger is completed. Further, these assumptions do not include all potential actions that management could or might have taken during these time periods. The inclusion in this joint proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that First Niagara, KeyCorp, their respective Boards of Directors, or J.P. Morgan considered, or now consider, these projections and forecasts to be a reliable predictor of future results. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and this information should not be relied on as such. In addition, this information represents First Niagara management’s evaluation at the time it was prepared of certain measures of First Niagara’s expected future financial performance on a standalone basis, assuming execution of certain strategic initiatives, including a continued investment in the company’s risk and technology infrastructure and balance sheet and capital optimization actions, and without reference to the proposed merger or transaction-

related costs or benefits. No assurances can be given that these financial forecasts and the underlying assumptions are reasonable or that, if they had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. In addition, the financial forecasts may not reflect the manner in which KeyCorp would operate the First Niagara business after the merger.

The financial forecasts summarized in this section were prepared by and are the responsibility of the management of First Niagara. KPMG LLP (First Niagara’s independent registered public accounting firm) has not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, KPMG LLP has not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of the independent registered public accounting firms either incorporated by reference or included in this joint proxy statement/prospectus relate to the historical financial information of KeyCorp and First Niagara, respectively. Such reports do not extend to the financial forecasts and should not be read to do so. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

By including in this joint proxy statement/prospectus a summary of certain financial forecasts, neither KeyCorp nor First Niagara nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of First Niagara or KeyCorp compared to the information contained in the financial forecasts. Neither First Niagara, KeyCorp nor, after completion of the merger, the combined company undertakes any obligation to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The financial forecasts summarized in this section are not being included in this joint proxy statement/prospectus in order to induce any First Niagara stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the First Niagara special meeting or to induce any KeyCorp shareholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the KeyCorp special meeting.

The following table presents select unaudited prospective financial data for the fiscal years ending December 31, 2015 through December 31, 2019 prepared by First Niagara’s management.

Income Statement Data*

(Dollars in millions)

	At or for the Year Ended
	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019
Total revenue	$1,401	$1,446	$1,501	$1,580	$1,655
Loan loss provision	(87)	(99)	(111)	(124)	(133)
Noninterest expense	(984)	(1,017)	(1,036)	(1,069)	(1,089)

Income before income tax expense	$331	$331	$355	$385	$433
Income tax expense	(93)	(95)	(106)	(119)	(134)

Net income (operating)**	$238	$236	$248	$266	$299

Balance Sheet Data*

(Dollars in millions)

	At or for the Year Ended
	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019
Total assets	$39,160	$39,610	$39,178	$40,718	$40,926
Common Equity Tier 1	8.7%	9.0%	9.0%	8.8%	9.0%

*	Amounts are rounded.
**	Excludes Preferred Dividend and restructuring charges.

Opinion of First Niagara’s Financial Advisor

First Niagara retained J.P. Morgan as its financial advisor in connection with the merger pursuant to an engagement letter effective as of July 29, 2015.

At the meeting of the First Niagara Board of Directors on October 29, 2015, J.P. Morgan rendered its oral opinion to the First Niagara Board of Directors (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated the same date) that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in such opinion, the merger consideration to be paid to the holders of First Niagara common stock in the merger was fair, from a financial point of view, to such holders. The J.P. Morgan written opinion, dated October 29, 2015, is sometimes referred to herein as the J.P. Morgan opinion.

The full text of the J.P. Morgan opinion which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering its opinion, is attached as Appendix B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of J.P. Morgan’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. First Niagara stockholders should read this opinion carefully and in its entirety. J.P. Morgan’s written opinion is addressed to the First Niagara Board of Directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of First Niagara common stock in the merger and does not constitute a recommendation to any holder of shares of First Niagara common stock as to how such stockholder should vote with respect to the merger or any other matter at the First Niagara special meeting or whether to take any other action with respect to the merger. The issuance of the J.P. Morgan opinion was approved by a fairness opinion committee of J.P. Morgan. J.P. Morgan provided its opinion to the First Niagara Board of Directors (in its capacity as such) in connection with and for the purpose of its evaluation of the merger. The merger consideration to be paid to the holders of shares of First Niagara common stock was determined in negotiations between KeyCorp and First Niagara, and the decision to approve and recommend the transactions contemplated by the merger agreement to First Niagara’s stockholders was made independently by the First Niagara Board of Directors. J.P. Morgan’s opinion and financial analyses were among the many factors considered by the First Niagara Board of Directors in its evaluation of the transactions contemplated by the merger agreement and should not be viewed as determinative of the views of the First Niagara Board of Directors or management with respect to the merger consideration or the transactions contemplated by the merger agreement.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft of the merger agreement dated October 29, 2015;

•	reviewed certain publicly available business and financial information concerning First Niagara and KeyCorp and the industries in which they operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of First Niagara and KeyCorp with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of First Niagara common stock and KeyCorp common shares and certain publicly traded securities of such other companies;

•	reviewed certain financial analyses and forecasts prepared by or at the direction of the management of First Niagara relating to the respective businesses of First Niagara and KeyCorp, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger as directed by First Niagara management; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of First Niagara and KeyCorp with respect to certain aspects of the merger, the past and current business operations of First Niagara and KeyCorp, the financial condition, future prospects and operations of First Niagara and KeyCorp, the expected effects of the merger on the financial condition and future prospects of First Niagara and KeyCorp, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by First Niagara or KeyCorp or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities of First Niagara or KeyCorp, nor did J.P. Morgan conduct any review of individual credit files of First Niagara or KeyCorp or evaluate the solvency of First Niagara or KeyCorp under any state or federal laws relating to bankruptcy, insolvency or similar matters. J.P. Morgan is not an expert in the evaluation of loan and lease portfolios or assessing the adequacy of the allowances for losses with respect thereto and, accordingly, J.P. Morgan did not make an independent evaluation of the adequacy of the allowance for loan and lease losses of First Niagara or KeyCorp, and J.P. Morgan assumed, with the consent of First Niagara, that the respective allowances for loan and lease losses for both First Niagara and KeyCorp, respectively, are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom (including the synergies referred to above), J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then-available estimates and judgments by management as to the expected future results of operations and financial condition of First Niagara and KeyCorp to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the synergies referred to above) or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the definitive merger agreement would not differ in any material respects from the draft furnished to it, that the representations and warranties made by First Niagara and KeyCorp in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis, and that the covenants and agreements contained in the merger agreement will be performed in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to First Niagara with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on First Niagara or KeyCorp or on the contemplated benefits of the merger.

The J.P. Morgan opinion was based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the J.P. Morgan opinion. Subsequent developments may affect the J.P. Morgan opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion. The J.P. Morgan opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of First Niagara common stock in the merger, and J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of First Niagara or as to the underlying decision by First Niagara to engage in the merger. J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of First Niagara common stock pursuant to the merger agreement or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which First Niagara common stock or KeyCorp common shares will trade at any future time.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with rendering the J.P. Morgan opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

Certain of the financial analyses are presented on an equity value per share basis. In arriving at equity value per share for First Niagara and KeyCorp, the share count in all cases when J.P. Morgan derived an equity value per share was based, in the case of First Niagara, on First Niagara management’s estimate of First Niagara’s fully diluted shares outstanding as of September 30, 2015 of approximately 354.8 million and, in the case of KeyCorp, on KeyCorp management’s estimate of KeyCorp’s fully diluted shares outstanding as of September 30, 2015 of approximately 836.3 million with diluted share count in each case calculated using the treasury stock method of net share settlement for outstanding options.

First Niagara Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial and market data of First Niagara with similar data for a number of companies, including the following selected companies:

•	Webster Bank, N.A.;

•	First Horizon National Corporation;

•	Zions Bancorporation;

•	Associated Banc-Corp;

•	M&T Bank Corporation;

•	Cullen/Frost Bankers, Inc.;

•	Comerica, Inc.; and

•	BOK Financial Corporation.

Multiples were based on closing stock prices on October 28, 2015, and for First Niagara also as of September 22, 2015, the last full day of trading prior to the media reports that First Niagara was working with J.P. Morgan to evaluate strategic alternatives. See “—Background of the Merger” beginning on page 52. For each of the following analyses performed by J.P. Morgan, financial and market data and earnings per share estimates for the selected companies were based on the selected companies’ public filings and information J.P. Morgan obtained from SNL Financial and FactSet Research Systems, as well as Institutional Brokers’ Estimate System (I/B/E/S) consensus estimates. The multiples and ratios for each of the selected companies were based on the most recent publicly available information.

With respect to the selected companies, the information J.P. Morgan presented included:

•	multiple of price to estimated earnings per share for the fiscal year 2016 (Price / 2016E EPS);

•	multiple of price to tangible book value per share (Price / TBV); and

•	the 2016 estimated return on average tangible common equity (2016E ROATCE).

In the case of M&T, the financial information was pro forma for pending acquisitions. Results of the analysis were presented for the selected companies, as indicated in the following table:

	Selected Companies’ Median	First Niagara (October 28, 2015)	First Niagara (September 22, 2015)
Price / 2016E EPS	14.8x	18.1x	14.9x
Price / TBV	1.6x	1.6x	1.3x
2016E ROATCE	10.7%	9.8%	9.8%

J.P. Morgan also performed a regression analysis to review, for the selected companies identified above, the relationship between (i) Price / TBV and (ii) the 2016E ROATCE based on available estimates obtained from public filings, SNL Financial and FactSet Research Systems and First Niagara management forecasts. Based on this analysis, J.P. Morgan derived a reference range for the implied Price / TBV multiple of First Niagara common stock of 1.22x to 1.38x.

Based on the above analysis, J.P. Morgan then applied a multiple reference range of 14.0x to 16.0x for Price / 2016E EPS and 1.22x to 1.38x for Price / TBV to First Niagara’s management estimate of First Niagara’s earnings per share for the fiscal year 2016 and First Niagara’s tangible book value per share, respectively. The analysis indicated the following equity values per share of First Niagara common stock, as compared to the implied merger consideration of $11.75 per share of First Niagara common stock (the “Assumed Consideration”), which was calculated based on the sum of (x) the cash merger consideration of $2.30 plus (y) the stock portion at the fixed exchange ratio of 0.680 multiplied by a closing stock price of KeyCorp common shares of $13.90 on October 28, 2015:

Equity Value Per Share
Price / 2016E EPS	$8.08 – $9.24
Price / TBV	$8.26 – $9.33

First Niagara Dividend Discount Analysis

J.P. Morgan calculated a range of implied values for First Niagara common stock by discounting to present value estimates of First Niagara’s future dividend stream and terminal value. In performing its analysis, J.P. Morgan utilized, among others, the following assumptions, which were reviewed and approved by First Niagara management:

•	December 31, 2015 valuation date, which was discounted to October 28, 2015;

•	a terminal value based on 2026 net income and a multiple range of 12.0x to 14.0x;

•	earnings and asset assumptions based on First Niagara management long-term forecasts for 2015-2019 and on management provided or directed growth rates thereafter;

•	cost of excess capital of 2.0% (pre-tax);

•	35% marginal tax rate;

•	dividends per share held constant;

•	discount rates from 8.5% to 9.5%;

•	target Tier 1 common equity ratio of 9.0%; and

•	mid year convention.

These calculations resulted in a range of implied values of $7.80 to $9.29 per share of First Niagara common stock, as compared to the Assumed Consideration of $11.75 per share of First Niagara common stock, as illustrated by the following table:

Discount Rate	Terminal Multiple
	12.0x	13.0x	14.0x
8.5%	$8.42	$8.86	$9.29
9.0%	8.10	8.52	8.93
9.5%	7.80	8.20	8.59

Sensitivity of First Niagara Dividend Discount Analysis to Variations in Target Tier 1 Common Equity Ratio

J.P. Morgan also performed a dividend discount analysis to determine the sensitivity of First Niagara’s equity value to variations in First Niagara’s target Tier 1 common equity ratio upward and downward from the assumed ratio of 9.0% referred to above. The analysis was based on a discount rate of 9.0% and indicated a range of equity values by varying the target Tier 1 common ratio from 8.5% to 9.5%. The analysis indicated the following equity values per share of First Niagara common stock, as compared to the Assumed Consideration of $11.75 per share:

Tier 1 Common Target	Terminal Multiple
	12.0x	13.0x	14.0x
8.5%	$8.49	$8.90	$9.31
9.0%	8.10	8.52	8.93
9.5%	7.72	8.14	8.56

Precedent Transactions Analysis

Using publicly available information, J.P. Morgan examined a number of bank transactions over $1 billion after December 31, 2011, including the following selected transactions:

Announcement Date	Buyer	Target
8/17/2015	BB&T Corporation	National Penn Bancshares, Inc.
11/12/2014	BB&T Corporation	Susquehanna Bancshares, Inc.
7/22/2014	CIT Group Inc.	OneWest Bank Group LLC
9/11/2013	Umpqua Holdings Corporation	Sterling Financial Corporation
7/22/2013	PacWest Bancorp	CapitalSource, Inc.
3/12/2012	Mitsubishi UFG Financial Group, Inc.	Pacific Capital Bancorp

For each of the precedent transactions, J.P. Morgan examined, among other things, the multiple of the implied transaction price to next twelve months earnings per share (NTM EPS), based on First Niagara management’s forecasts in the case of First Niagara and I/B/E/S in the case of the other transactions.

In examining the data related to the selected transactions described above, J.P. Morgan observed a transaction price to NTM EPS multiple mean of 17.7x and a multiple median of 17.5x, compared to the KeyCorp-First Niagara transaction price to NTM EPS multiple of 20.3x.

Based on the above analysis, J.P. Morgan then applied a multiple reference range of 16.0x to 20.0x to First Niagara management’s estimate of NTM EPS of $0.58 and derived a range of equity values per share of First Niagara common stock of $9.27 to $11.59, as compared to the Assumed Consideration of $11.75 per share.

KeyCorp Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial and market data of KeyCorp with similar data for the following companies:

•	Zions First National Bank;

•	M&T Bank Corporation;

•	Comerica, Inc.;

•	Citizens Financial Group, Inc.;

•	Huntington Bancshares, Inc.;

•	BB&T Corporation;

•	SunTrust Banks, Inc.;

•	Regions Financial Corporation; and

•	Fifth Third Bancorp.

Multiples were based on closing stock prices on October 28, 2015. For each of the following analyses performed by J.P. Morgan, financial and market data and earnings per share estimates for the selected companies were based on the selected companies’ public filings and information J.P. Morgan obtained from SNL Financial and FactSet Research Systems, as well as I/B/E/S consensus estimates. The multiples and ratios for each of the selected companies were based on the most recent publicly available information.

With respect to the selected companies, the information J.P. Morgan presented included:

•	Price / 2016E EPS;

•	Price / TBV; and

•	2016E ROATCE.

In the cases of M&T and BB&T, the financial information was pro forma for pending acquisitions. Results of the analysis were presented for the selected companies, as indicated in the following table:

	Selected Companies’ Median	KeyCorp
Price / 2016E EPS	12.6x	11.5x
Price / TBV	1.3x	1.2x
2016E ROATCE	10.8%	10.6%

J.P. Morgan also performed a regression analysis to review, for the selected companies identified above, the relationship between (i) Price / TBV and (ii) the 2016E ROATCE based on available estimates obtained from public filings, SNL Financial and FactSet Research Systems and extrapolations of KeyCorp IBES median analyst estimates as directed by First Niagara management. Based on this analysis, J.P. Morgan derived a reference range for the implied Price / TBV multiple of KeyCorp common shares of 1.26x to 1.53x.

Based on the above analysis, J.P. Morgan then applied a multiple reference range of 12.0x to 14.0x for Price / 2016E EPS and 1.26x to 1.53x for Price / TBV to First Niagara’s management estimate of KeyCorp’s earnings per share for the fiscal year 2016 and KeyCorp’s tangible book value per share, respectively. The analysis indicated the following equity values per KeyCorp common share, as compared to the closing price of KeyCorp common shares of $13.90 on October 28, 2015:

Equity Value Per Share
Price / 2016E EPS	$14.47 – $16.88
Price / TBV	$14.12 – $17.07

KeyCorp Dividend Discount Analysis

J.P. Morgan calculated a range of implied values for KeyCorp common shares by discounting to present value estimates of KeyCorp’s future dividend stream and terminal value. In performing its analysis, J.P. Morgan utilized, among others, the following assumptions, which were reviewed and approved by First Niagara management:

•	December 31, 2015 valuation date, which was discounted to October 28, 2015;

•	a terminal value based on 2026 net income and a multiple of 11.0x to 13.0x;

•	earnings and asset assumptions as provided or directed by First Niagara management;

•	cost of excess capital of 2.0% (pre-tax);

•	35% marginal tax rate;

•	dividends per share of $0.29 in 2015, $0.32 in 2016, $0.35 in 2017 and $0.38 in 2018 and constant 25% dividend payout thereafter;

•	discount rates from 9.0% to 10.0%;

•	target Tier 1 common equity ratio of 10.0%, reduced by 0.25% annually beginning in 2020 to 9.0%; and

•	mid year convention.

These calculations resulted in a range of implied values of $15.70 to $18.28 per KeyCorp common share, as compared to the closing price of KeyCorp common shares of $13.90 on October 23, 2015 as illustrated by the following table:

Discount Rate	Terminal Multiple
	11.0x	12.0x	13.0x
9.0%	$16.79	$17.53	$18.28
9.5%	16.23	16.94	17.66
10.0%	15.70	16.38	17.06

Sensitivity of KeyCorp Dividend Discount Analysis to Variations in Target Tier 1 Common Equity Ratio

J.P. Morgan also performed a dividend discount analysis to determine the sensitivity of KeyCorp’s equity value to variations in KeyCorp’s target beginning Tier 1 common equity ratio upward and downward from the assumed beginning ratio of 10.0% referred to above. The analysis used a discount rate of 9.5% and indicated a range of equity values by varying the target beginning Tier 1 common ratio from 9.5% to 10.5%. The analysis indicated the following equity values per KeyCorp common share:

Beginning Tier 1 Common Target	Terminal Multiple
	11.0x	12.0x	13.0x
9.5%	$16.81	$17.52	$18.24
10.0%	16.23	16.94	17.66
10.5%	15.64	16.36	17.08

Relative Valuation Analysis

Based upon the implied valuations for each of First Niagara and KeyCorp as derived above under “—First Niagara Public Trading Multiples Analysis,” “—First Niagara Dividend Discount Analysis,” “—KeyCorp Public Trading Multiples Analysis” and “—KeyCorp Dividend Discount Analysis,” J.P. Morgan calculated a range of implied exchange ratios of a share of First Niagara common stock to a KeyCorp common share, and then compared that range of implied exchange ratios to an assumed all stock exchange ratio for the merger of 0.845x (the “Assumed Exchange Ratio”) determined by assuming the $2.30 per share cash portion of the merger consideration was paid in KeyCorp common shares using the closing price of KeyCorp common shares of $13.90 on October 28, 2015, to convert the cash portion of the merger consideration to stock, and adding such additional per share amount of KeyCorp common shares (0.165x) to the exchange ratio for the stock portion of the merger consideration of 0.680x.

For each of the analyses referred to above, J.P. Morgan calculated the ratio implied by dividing the low end of each range of implied equity values of First Niagara by the high end of each range of implied equity values of KeyCorp. J.P. Morgan also calculated the ratio implied by dividing the high end of each range of implied equity values of First Niagara by the low end of each range of implied equity values of KeyCorp.

In each case, the implied exchange ratios were compared to the Assumed Exchange Ratio of 0.845x and did not include any synergies. This analysis indicated the following implied exchange ratios:

Comparison	Range of Implied Exchange Ratios
Public Trading Multiple Analysis
Price / 2016E EPS	0.479 – 0.639
Price / TBV	0.452 – 0.699
Dividend Discount Analysis	0.427 – 0.592

Contribution Analysis

J.P. Morgan analyzed the contribution of each of First Niagara and KeyCorp to the pro forma combined company with respect to market capitalization (in the case of First Niagara as of September 22, 2015, the date of a rumor of a potential merger, and in the case of KeyCorp as of October 28, 2015). In addition, J.P. Morgan analyzed the contribution of each of First Niagara and KeyCorp to the pro forma combined company with respect to estimated net income for fiscal years 2016 and 2017 (based on First Niagara management forecasts or as directed by First Niagara management) and tangible common equity. For purposes of the contribution analysis, J.P. Morgan assumed no share repurchases would be effected by First Niagara during the periods measured.

The analyses yielded the following pro forma contributions to the combined company with percentage ownership of First Niagara stockholders ranging from a low of 17.0% ownership to a high of 22.7% ownership, in each case compared to a percentage ownership of 26.6% (based on the Assumed Consideration payable 100% in the form of stock consideration and assuming a value for the KeyCorp common shares equal to the closing stock price of KeyCorp common shares of $13.90 on October 28, 2015):

First Niagara Stockholders’ Percentage of Ownership
Market Capitalization
Market capitalization as of September 22, 2015 for First Niagara and October 28, 2015 for KeyCorp	21.5%

Income Statement
2016E Net Income	17.3%
2017E Net Income	17.0%

Balance Sheet
Tangible Common Equity	20.5%

Ownership based on 100% Stock Consideration	26.6%

Historical Exchange Ratio Analysis

J.P. Morgan compared the historical average exchange ratio between First Niagara common stock and KeyCorp common shares during different periods between October 28, 2014 and October 28, 2015. The historical average exchange ratios were calculated by dividing the daily closing price per share of First Niagara common stock by the daily closing price per KeyCorp common share for each trading day in the indicated periods and then calculating the average for such period. This analysis assumed the merger consideration would be paid 100% in stock (using the Assumed Exchange Ratio) and, for the period after September 22, 2015, the date of the media reports that First Niagara was working with J.P. Morgan to evaluate strategic alternatives, a price per share of First Niagara stock of $8.96, the price on September 22, 2015. The table below sets forth the average exchange ratios for the time periods indicated:

Time Period	Average Exchange Ratio
5-day	0.665x
20-day	0.678x
1-month	0.680x
3-month	0.674x
6-month	0.647x
9-month	0.641x
12-month	0.630x
YTD	0.638x

Value Creation Analysis

At First Niagara management’s direction and based on First Niagara management’s forecasts, First Niagara and KeyCorp public filings, SNL Financial and Factset, and extrapolations at KeyCorp, IBES medium analyst estimates as directed by First Niagara management. J.P. Morgan prepared a value creation analysis that compared the equity value of First Niagara (based on the dividend discount analysis) to the First Niagara stockholders’ portion of the pro forma combined company equity value plus the aggregate cash consideration to be paid to First Niagara shareholders. J.P. Morgan determined the pro forma combined company equity value by calculating (x) the sum of (i) the equity value of KeyCorp derived using the midpoint value determined in J.P. Morgan’s dividend discount analysis described above in “KeyCorp Dividend Discount Analysis,” (ii) the equity value of First Niagara derived using the midpoint value determined in J.P. Morgan’s dividend discount analysis described above in “First Niagara Dividend Discount Analysis” (the “Standalone Value”) and (iii) the estimated present value of expected synergies, net of restructuring charges (using synergy net of restructuring charges amounts reviewed and approved by First Niagara management, the midpoint of a discount rate range of 8.5-9.5% and the midpoint of an exit multiple range of 12.0x-14.0x), less (y) the aggregate cash consideration to be paid to First Niagara stockholders in the merger. There can be no assurance that the synergies and transaction-related expenses will not be substantially greater or less than the estimate described above. The value creation analysis, at the exchange ratio of 0.680x, $2.30 cash per share of First Niagara common stock and cost savings of 40% of annualized most recent quarter noninterest expense, yielded accretion to the holders of First Niagara common stock of 70.2% or $2.1 billion in aggregate, as compared to the Standalone Value.

Certain Other Information

J.P. Morgan also reviewed and presented other information, solely for reference purposes, including:

•	historical trading prices of First Niagara common stock during the one-year period ended October 28, 2015, noting that the low and high closing prices during such period were $7.21 and $10.84, respectively;

•	analyst share price targets for First Niagara common stock in recently published, publicly available research analysts’ reports, noting that the low and high share price targets ranged from $9.00 to $12.00;

•	historical trading prices of KeyCorp common shares during the one-year period ended October 28, 2015, noting that the low and high closing prices during such period were $12.04 and $15.70, respectively;

•	analyst share price targets for KeyCorp common shares in recently published, publicly available research analysts’ reports, noting that the low and high share price targets ranged from $13.00 to $17.50.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies nor selected transactions reviewed is identical to First Niagara or KeyCorp, or the merger, as the case may be. However, such companies selected were chosen by J.P. Morgan because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of First Niagara or KeyCorp, as applicable. The transactions selected were similarly chosen by J.P. Morgan because their participants, size and other factors may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to First Niagara, KeyCorp or the transactions compared to the merger, as applicable.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise First Niagara with respect to the merger on the basis of such experience and its familiarity with First Niagara.

For financial advisory services rendered in connection with the merger, First Niagara has agreed to pay J.P. Morgan a fee of 0.75% of the total consideration in the merger, which includes the cash consideration and stock consideration to be paid to holders of First Niagara common stock at the consummation of the merger. Based on the closing stock price of KeyCorp shares on October 28, 2015, the J.P. Morgan fee would be approximately $31 million, of which $5 million was payable at the time J.P. Morgan delivered its opinion to the First Niagara Board of Directors and the remainder of which will become payable if the merger is consummated. In addition, First Niagara has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan for certain liabilities, including liabilities arising under the federal securities laws.

During the two years preceding the date of this letter, J.P. Morgan and its affiliates have not had any other material financial advisory or other material commercial or investment banking relationships with First Niagara. During the two years preceding the date of this letter, J.P. Morgan and its affiliates have had commercial or investment banking relationships with KeyCorp, for which J.P. Morgan and such affiliates have received customary compensation in the amount of approximately $7.25 million. Such services during such period have included acting as a joint bookrunner on KeyCorp’s bond offerings in September of 2015, three bond offerings in May of 2015, February of 2015, November of 2014, and two bond offerings in November of 2013. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of First Niagara, for which it receives customary compensation or other financial benefits, and J.P. Morgan or its affiliates owned on a proprietary basis on October 29, 2015 0.12% of First Niagara’s outstanding common stock and 0.05% of the KeyCorp’s common shares. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of First Niagara or KeyCorp for its or their own accounts or for the accounts of customers and, accordingly, J.P. Morgan and its affiliates may at any time hold long or short positions in such securities.

Recommendation of the KeyCorp Board of Directors and Reasons for the Merger

After careful consideration, the KeyCorp Board of Directors, at a special meeting held on October 29, 2015, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the articles amendment and regulations amendment, are in the best interests of KeyCorp and its shareholders. Accordingly, the KeyCorp Board of Directors approved the merger agreement, the articles amendment and the regulations amendment and unanimously recommends that KeyCorp shareholders vote “FOR” the adoption of the merger agreement, “FOR” the approval of the articles amendment and the regulations amendment and “FOR” the KeyCorp adjournment proposal (if necessary or appropriate).

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the articles amendment and regulations amendment, and to recommend that KeyCorp’s shareholders adopt the merger agreement and approve the articles amendment and the regulations amendment, the KeyCorp Board of Directors consulted with KeyCorp management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

•	each of KeyCorp’s and First Niagara’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the KeyCorp Board of Directors considered the following:

•	that shareholders of KeyCorp and First Niagara would benefit from expected annual cost savings in excess of $400 million from maximizing efficiencies of technology infrastructure, procurement savings across the combined organization and optimizing overlapping branches, as described in “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” beginning on page 122;

•	its view that First Niagara’s business and operations complement those of KeyCorp (including by driving revenue synergies as a result of a broader suite of products deployed to clients and by strengthening its core operating and financial metrics);

•	that the merger would leverage KeyCorp’s commercial and corporate banking expertise with First Niagara’s community banking and residential mortgage expertise to create a more balanced franchise across consumer and commercial businesses;

•	that the merger would diversify KeyCorp’s loan portfolio, strengthen its core retail deposit franchise and provide expanded scale;

•	that the merger would create a leading regional bank with enhanced scale to serve three million clients across diverse markets in the Northeast (including Upstate New York, Pennsylvania, Massachusetts and Connecticut), Mid-Atlantic, Midwest and Pacific Northwest;

•	the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics (including earnings per share, return on invested capital, return on tangible common equity and cash efficiency ratio) and on capital ratios; and

•	the impact of the merger on certain of KeyCorp’s financial metrics, including its dilutive impact on KeyCorp’s tangible book value per share.

•	its understanding of the current and prospective environment in which KeyCorp and First Niagara operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on KeyCorp both with and without the proposed transaction;

•	its review and discussions with KeyCorp’s management and its legal and financial advisors concerning the due diligence review of First Niagara;

•	the expectation of KeyCorp management that KeyCorp will maintain its strong capital ratios upon completion of the transaction;

•	the compatible nature of the cultures of the two companies, which KeyCorp management believes should facilitate integration and implementation of the transaction, and the complementary nature of the products, customers and markets of the two companies, which KeyCorp management believes should provide the opportunity to mitigate integration risks and increase potential returns;

•	the financial and other terms of the merger agreement, including the fixed exchange ratio for the stock portion of the merger consideration, the expected tax treatment and the deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the opinion, dated October 29, 2015, of Morgan Stanley to the KeyCorp Board of Directors to the effect that, as of the date of the opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth therein, the merger consideration to be paid by KeyCorp pursuant to the merger agreement was fair, from a financial point of view, to KeyCorp. The opinion and the related financial analyses presented by Morgan Stanley to the KeyCorp Board of Directors are more fully described under “—Opinion of KeyCorp’s Financial Advisor” beginning on page 82;

•	the fact that KeyCorp’s and First Niagara’s shareholders will have an opportunity to vote on the adoption of the merger agreement;

•

the right of the First Niagara Board of Directors under the merger agreement to withdraw its recommendation to the First Niagara stockholders that they adopt the merger agreement in certain circumstances, as more fully described under “The Merger Agreement—Covenants and Agreements”

beginning on page 105, and the right of the First Niagara Board of Directors to terminate the merger agreement in certain circumstances, as more fully described under “The Merger Agreement—Termination; Termination Fee” beginning on page 115;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First Niagara’s business, operations and workforce with those of KeyCorp, including the costs and risks of successfully integrating the differing business models of the two companies;

•	the nature and amount of payments and other benefits to be received by First Niagara management in connection with the merger pursuant to existing First Niagara plans and compensation arrangements and the merger agreement;

•	the potential risk of diverting management attention and resources from the operation of KeyCorp’s business and towards the completion of the merger and the integration of the two companies; and

•	the regulatory and other approvals required in connection with the merger and the expected likelihood that such regulatory approvals will be received in a reasonably timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the KeyCorp Board of Directors is not intended to be exhaustive, but KeyCorp believes it addresses the material information and factors considered by the KeyCorp Board of Directors in its consideration of the merger and the other transactions contemplated by the merger agreement, including factors that may support the merger as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the KeyCorp Board of Directors did not find it practicable to quantify or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered in reaching its determination, and individual members of the KeyCorp Board of Directors may have given different weights to different factors. The above factors are not listed in any particular order of priority. The KeyCorp Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered and considered all these factors as a whole, including discussions with, and questioning of, KeyCorp’s management and KeyCorp’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

It should be noted that this explanation of the KeyCorp Board of Directors’ reasoning and all other information presented in this section is forward-looking in nature, and therefore should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25.

Opinion of KeyCorp’s Financial Advisor

KeyCorp retained Morgan Stanley to provide it with financial advisory services in connection with a possible acquisition of First Niagara, and, if requested by KeyCorp, a financial opinion with respect thereto. KeyCorp selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of KeyCorp. Morgan Stanley rendered to the KeyCorp Board of Directors at its special meeting on October 29, 2015 its oral opinion, subsequently confirmed by delivery of a written opinion dated October 29, 2015, that, as of such date, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth therein, the merger consideration to be paid by KeyCorp pursuant to the merger agreement was fair, from a financial point of view, to KeyCorp.

The full text of the written opinion of Morgan Stanley, dated October 29, 2015, is attached as Appendix C and incorporated by reference into this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the KeyCorp Board of Directors and addresses only the fairness, from a financial point of view, to KeyCorp of the merger consideration to be paid by KeyCorp pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to shareholders of KeyCorp or shareholders of First Niagara as to how to vote at any shareholders meetings held with respect to the merger or any other matter or whether to take any other action with respect to the merger. The summary of Morgan Stanley’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion does not in any manner address the price at which KeyCorp common shares will trade following the consummation of the merger or at any time.

For purposes of rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of KeyCorp and First Niagara, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning KeyCorp and First Niagara, respectively;

•	reviewed Institutional Brokers’ Estimate System (“IBES”) consensus estimates relating to KeyCorp;

•	reviewed IBES consensus estimates relating to First Niagara that were adjusted pursuant to guidance from management of KeyCorp;

•	discussed the past and current operations and financial condition and the prospects of First Niagara with senior executives of First Niagara;

•	discussed the past and current operations and financial condition and the prospects of KeyCorp, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of KeyCorp;

•	reviewed the pro forma impact of the merger on KeyCorp’s earnings per share (“EPS”), cash flow, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for First Niagara’s common stock and KeyCorp’s common shares;

•	compared the financial performance of First Niagara and KeyCorp and the prices and trading activity of First Niagara common stock and KeyCorp common shares with that of certain other publicly-traded companies comparable with First Niagara and KeyCorp, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of First Niagara and KeyCorp and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by KeyCorp and First Niagara, and formed a substantial basis for its opinion. With respect to adjustments made pursuant to guidance from management of KeyCorp to the IBES consensus estimates relating to First Niagara, Morgan Stanley assumed that such adjustments had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of KeyCorp of the future financial performance of First Niagara. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions that were material to its analysis, and that the merger agreement would not differ in any material respects from the drafts thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not an expert in the evaluation of allowance for loan losses, and it has neither made an independent evaluation of the adequacy of the allowance for loan losses at First Niagara, nor has it examined any individual loan credit files of First Niagara or been requested to conduct such a review. Morgan Stanley has relied upon, without independent verification, the assessments by the management of KeyCorp of the estimated loan losses of First Niagara. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of KeyCorp and First Niagara and their respective legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of KeyCorp or First Niagara, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of October 29, 2015. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated October 29, 2015. The various financial analyses summarized below were based on closing prices for the common shares of KeyCorp as of October 28, 2015, the last full trading day preceding the day of the special meeting of KeyCorp’s Board of Directors to consider, approve, adopt and authorize the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

First Niagara Public Trading Multiples Analysis

Morgan Stanley performed a public trading multiples analysis, which is designed to provide an implied trading value of a company by comparing it to selected companies with similar characteristics to the company. Morgan Stanley selected the banks used in this analysis based upon the following criteria: region of operation, bank size and certain operational models and characteristics. Morgan Stanley compared certain financial information of First Niagara with publicly available information for the selected companies. The selected banks were chosen based on Morgan Stanley’s knowledge of the industry and because these banks have businesses that may be considered similar to First Niagara’s. Although none of these banks are identical or directly comparable to First Niagara, these banks are all publicly traded U.S. banks with assets between $20 billion and $50 billion, excluding banks headquartered on the West Coast or in Texas and banks with branch-light models. The selected banks included:

•	New York Community Bancorp, Inc.

•	People’s United Financial, Inc.

•	BOK Financial Corporation

•	Investors Bancorp, Inc.

•	Commerce Bancshares, Inc.

•	Synovus Financial Corp.

•	BankUnited, Inc.

•	Webster Financial Corporation

•	First Horizon National Corporation

•	FirstMerit Corporation

•	Associated Banc-Corp

•	First Citizens BancShares, Inc.

•	Wintrust Financial Corporation

•	Hancock Holding Company

In all instances, multiples were based on closing stock prices on October 28, 2015. For each of the following analyses performed by Morgan Stanley, financial and market data for the selected companies were based on the most recent publicly available information.

With respect to the selected companies, the information Morgan Stanley presented included:

•	multiple of price to estimated earnings per share for 2016, or Price / 2016E EPS; and

•	multiple of price to tangible book value per share, or Price / Tangible Book Value

	Selected Companies’ Median	Selected Companies’ Average	First Niagara on September 22, 2015 (Unaffected)	First Niagara on October 28, 2015
Price / 2016E EPS	16.0x	16.1x	14.5x	17.5x
Price / Tangible Book Value	1.6x	1.7x	1.3x	1.6x

Based on the analysis of the relevant metrics for each of the selected banks, Morgan Stanley selected a range of multiples and applied this range of multiples to the relevant financial statistics for First Niagara. For purposes of this analysis, Morgan Stanley utilized IBES 2016 EPS estimate of $0.61 and tangible book value per share of First Niagara common stock of $6.77 as of September 30, 2015.

Morgan Stanley estimated the implied trading value per share of First Niagara’s common stock as of October 28, 2015, as follows:

	First Niagara Metric	Multiple Statistic Range	Implied Value Per Share of First Niagara Common Stock
Price / 2016E EPS	$0.61	14x – 16x	$8.54 – $9.76
Price / Tangible Book Value	$6.77	1.3x – 1.5x	$8.80 – $10.16

Morgan Stanley noted that the consideration to be paid by KeyCorp pursuant to the merger agreement was $11.46 per share of First Niagara common stock, consisting of $2.30 in cash and 0.680 KeyCorp common shares. The implied purchase price per share is based on the five trading day average KeyCorp closing share price of $13.48 from October 22, 2015 through October 28, 2015, assuming First Niagara has 356.272 million shares outstanding on a fully diluted basis.

No company in the public trading multiples analysis is identical to First Niagara. In evaluating the group of selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of First Niagara, such as the impact of competition on the business of First Niagara or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of First Niagara or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

First Niagara Historical Relative Stock Performance Analysis

Morgan Stanley reviewed the relative stock performance of First Niagara common stock for the last three years and during various periods ending on October 28, 2015 (the last trading day prior to the meeting of the KeyCorp

Board of Directors approving the merger). Morgan Stanley noted that First Niagara’s common stock increased 31% while the common stock price of the above listed selected companies with similar characteristics to First Niagara increased 47% over the three-year period ending October 28, 2015. Additionally, Morgan Stanley noted that the low and high closing prices during the prior 52-week period ending on September 22, 2015 (the day prior to news reports of a potential sale of First Niagara) was 128% and 90%, respectively, of the unaffected closing price of First Niagara as of September 22, 2015, which was $8.96.

First Niagara Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis to determine a range of potential per share values for First Niagara on a standalone basis and on a pro forma basis. Morgan Stanley calculated a range of implied prices per share of First Niagara common stock based on the sum of the discounted after-tax net present values of (i) annual free cash flows that First Niagara is estimated to generate for the fiscal years ending December 31, 2016 through December 31, 2020, assuming a Common Equity Tier 1 ratio target level of 9.5% and (ii) a projected terminal value of First Niagara common stock as of December 31, 2020. Morgan Stanley then discounted the cash flows back to September 30, 2015.

First Niagara Discounted Cash Flow Analysis without Synergies

For the implied value range of First Niagara on a standalone basis, Morgan Stanley used IBES EPS estimates for fiscal years 2016 and 2017 of $0.61 and $0.69, respectively, and applied a long-term EPS growth rate of 5% thereafter to determine First Niagara’s EPS during fiscal years 2018 through 2021. These EPS estimates were then used to estimate First Niagara’s annual free cash flows for 2016 through 2021. To determine implied value per share, Morgan Stanley considered a range of discount rates from 8% to 10% and a range of terminal values based on a multiple of estimated net income in 2021 of 14x to 16x. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of First Niagara common stock ranging from $7.68 to $9.58.

First Niagara Discounted Cash Flow Analysis with Synergies

For the implied value range of First Niagara on a pro forma basis, pursuant to guidance from management of KeyCorp, Morgan Stanley used a different case starting with IBES EPS estimates for fiscal years 2016 and 2017 of $0.61 and $0.69, respectively, applying a long-term EPS growth rate of 5% thereafter to determine First Niagara’s EPS during fiscal years 2018 through 2021 and, pursuant to guidance from management of KeyCorp, adjusting for assumptions made by KeyCorp regarding merger synergies, the impact and timing of cost savings, balance sheet repositioning and other transaction adjustments that were assumed by management of KeyCorp. The key acquisition assumptions provided by KeyCorp management and reflected in this case were cost savings of approximately 40% of First Niagara’s current non-interest expense (approximately $400 million pre-tax), one-time merger and integration expenses of approximately $550 million, over an approximately two-year period, an approximate 3% discount to the book value of First Niagara’s gross loans, a core deposit intangible asset valued at approximately 1.5% of First Niagara’s core deposits, and balance sheet repositioning of First Niagara’s portfolio of non-government, non-agency and non-Ginnie Mae credit related securities into more liquidity coverage ratio-compliant securities. These EPS estimates were then used to estimate annual free cash flows for First Niagara with synergies for 2016 through 2021. To determine implied value per share, Morgan Stanley considered a range of discount rates from 9% to 11% and a range of terminal values based on a multiple of estimated net income in 2021 of 11x to 13x. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per share of First Niagara common stock ranging from $10.58 to $13.96.

The discounted cash flow analysis is not necessarily indicative of actual values or future results. The results of the discounted cash flow analysis are highly dependent on the assumptions being made, including earnings growth rates, asset growth rates, target tangible common equity ratios, dividend payout amounts, terminal values and discount rates.

Select Precedent M&A Transactions Analysis

Using publicly available information, Morgan Stanley reviewed the terms of selected precedent transactions, including transactions with a deal value greater than $500 million announced since January 1, 2013, in which the targets were banks that operate in and/or were exposed to similar lines of business as First Niagara. For each of these transactions, Morgan Stanley reviewed the price paid and calculated the multiple of price to tangible book value and the multiple of price to forward EPS. The following table sets forth the selected transactions considered, including their respective dates of announcement:

Select Precedent M&A Transactions

Buyer/Target	Announcement Date
Bank of the Ozarks, Inc./ Community & Southern Holdings, Inc.	10/19/15
BB&T Corporation/ National Penn Bancshares, Inc.	08/17/15
PacWest Bancorp/ Square 1 Financial, Inc.	03/02/15
Royal Bank of Canada/ City National Corporation	01/22/15
BB&T Corporation/ Susquehanna Bancshares, Inc.	11/12/14
Sterling Bancorp/ Hudson Valley Holding Corp.	11/05/14
Banner Corporation/ Starbuck Bancshares, Inc.	11/05/14
CIT Group Inc./ IMB HoldCo LLC	07/22/14
Umpqua Holdings Corporation/ Sterling Financial Corporation	09/11/13
PacWest Bancorp/ CapitalSource Inc.	07/22/13
MB Financial, Inc./ Taylor Capital Group, Inc.	07/15/13

Morgan Stanley reviewed for each of the transactions listed above, among other things, total assets and transaction values, 1-day market premiums and 30-day market premiums, the multiple of price to tangible book value, the multiple of price to forward EPS, and core deposit premiums (calculated as the quotient of (i) the transaction value less the target’s tangible common equity, divided by (ii) the target’s core deposits (calculated as total deposits less time deposits greater than $100,000)). Financial data of the selected transactions was based on publicly available research analysts’ estimates, public filings and other publicly available information at the time of announcement of the relevant transaction. Based on the analysis of the relevant metrics for each of the selected transactions, Morgan Stanley selected a range of multiples and premiums and applied these ranges of multiples and premiums to the relevant financial statistics for First Niagara. For purposes of this analysis, Morgan Stanley utilized IBES 2016 EPS estimate of $0.61, a tangible book value per share of First Niagara common stock of $6.77 as of September 30, 2015 and First Niagara’s stock price of $8.96, which is the unaffected closing price as of September 22, 2015 (the day prior to news reports of First Niagara’s potential sale).

Morgan Stanley estimated the implied value per share of First Niagara’s common stock as of October 28, 2015, as follows:

	First Niagara Metric	Multiple Statistic Range	Implied Value Per Share of First Niagara Common Stock
Price / Forward Earnings	$0.61	17x – 20x	$10.37 – $12.20
Price / Tangible Book Value	$6.77	1.7x – 1.9x	$11.51 – $12.86
Premium to Stock Price	$8.96	20% – 30%	$10.75 – $11.65

Morgan Stanley noted that the consideration to be paid by KeyCorp pursuant to the merger agreement was $11.46 per share of First Niagara common stock, consisting of $2.30 in cash and 0.680 KeyCorp common shares. The implied purchase price per share is based on the five trading day average KeyCorp common shares closing stock price of $13.48 from October 22, 2015 through October 28, 2015, assuming First Niagara has 356.272 million shares outstanding on a fully diluted basis.

No company or transaction utilized as a comparison in the selected precedent transactions analysis is identical to First Niagara or KeyCorp; nor are the transactions identical to the transactions contemplated by the merger agreement. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KeyCorp and First Niagara, such as the impact of competition on the business of KeyCorp and First Niagara or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of First Niagara or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Accordingly, mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

KeyCorp Public Trading Multiples Analysis

Morgan Stanley performed a public trading multiples analysis, which is designed to provide an implied trading value of a company by comparing it to selected companies with similar characteristics to the company. Morgan Stanley selected the companies used in this analysis based upon the following criteria: region of operation, company size and certain operational models and characteristics. Morgan Stanley compared certain financial information of KeyCorp with publicly available information for the selected companies. The selected banks were chosen based on Morgan Stanley’s knowledge of the industry and because these banks have businesses that may be considered similar to KeyCorp’s. Although none of these banks are identical or directly comparable to KeyCorp, these include certain banks set forth in KeyCorp’s proxy statement as KeyCorp’s peer group with the addition of Citizens Financial Group, Inc. The selected banks included:

•	U.S. Bancorp

•	PNC Financial Services Group, Inc.

•	BB&T Corporation

•	SunTrust Banks, Inc.

•	M&T Bank Corporation

•	Fifth Third Bancorp

•	Citizens Financial Group, Inc.

•	Regions Financial Corporation

•	Huntington Bancshares Incorporated

•	Comerica Incorporated

•	Zions Bancorporation

In all instances, multiples were based on closing stock prices on October 28, 2015. For each of the following analyses performed by Morgan Stanley, financial and market data for the selected companies were based on the most recent publicly available information.

With respect to the selected companies, the information Morgan Stanley presented included:

•	multiple of price to estimated earnings per share for 2016, or Price / 2016E EPS; and

•	multiple of price to tangible book value per share, or Price / Tangible Book Value

	Selected Companies’ Median	Selected Companies’ Average	KeyCorp
Price / 2016E EPS	12.6x	12.8x	11.5x
Price / Tangible Book Value	1.4x	1.5x	1.2x

Based on the analysis of the relevant metrics for each of the selected banks, Morgan Stanley selected a range of multiples and applied this range of multiples to the relevant financial statistics for KeyCorp. For purposes of this analysis, Morgan Stanley utilized IBES financial forecasts for KeyCorp at the direction of KeyCorp’s management for Morgan Stanley’s use in its analysis. KeyCorp’s metric represents a 2016 EPS estimate of $1.21 per IBES and tangible book value per KeyCorp common share of $11.17 as of September 30, 2015.

Morgan Stanley estimated the implied trading value per share of KeyCorp’s common shares as of October 28, 2015, as follows:

	KeyCorp Metric	Multiple Statistic Range	Implied Value Per KeyCorp Common Share
Price / 2016E EPS	$1.21	11x – 13x	$13.31 – $15.73
Price / Tangible Book Value	$11.17	1.1x – 1.3x	$12.29 – $14.52

No company in the public trading multiples analysis is identical to KeyCorp. In evaluating the group of selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KeyCorp, such as the impact of competition on the business of KeyCorp or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of KeyCorp or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

KeyCorp Historical Relative Stock Performance Analysis

Morgan Stanley reviewed the relative stock performance of KeyCorp common shares for the last three years and during various periods ending on October 28, 2015 (the last trading day prior to the meeting of KeyCorp’s Board of Directors approving the merger). Morgan Stanley noted that per share price of KeyCorp’s common shares increased 66% while the common stock price of the above listed selected companies with similar characteristics to KeyCorp increased 39% over the three-year period ending October 28, 2015. Additionally, Morgan Stanley noted that the low and high closing prices during the prior 52-week period ending on October 28, 2015, as a percentage of KeyCorp’s common share closing price on October 28, 2015 was 115% and 89%, respectively.

KeyCorp Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis to determine a range of potential per share values for KeyCorp on a standalone basis. Morgan Stanley calculated a range of implied prices per KeyCorp common share based on the sum of the discounted after-tax net present values of (i) annual free cash flows that KeyCorp is estimated to generate for the fiscal years ending December 31, 2016 through December 31, 2020, assuming a Common Equity Tier 1 ratio target level reduced from the then-current level, which was approximately 10.5%, to 9.5% over time and (ii) a projected terminal value of KeyCorp common shares as of December 31, 2020. Morgan Stanley then discounted the cash flows back to September 30, 2015.

For the implied value range of KeyCorp on a standalone basis, Morgan Stanley reviewed publicly available filings and IBES EPS estimates on KeyCorp for 2016, 2017, and 2018 of $1.21, $1.38, and $1.50, respectively, and a 5% long-term EPS growth rate thereafter to determine EPS during fiscal years 2019 through 2021. These EPS estimates were then used to estimate KeyCorp’s annual free cash flows for 2016 through 2021. To determine implied value per share, Morgan Stanley considered a range of discount rates from 9% to 11% and a range of terminal values based on a multiple of estimated net income in 2021 of 11x to 13x. Utilizing the range of discount rates and terminal value multiples, Morgan Stanley derived an implied valuation range of present value indications per KeyCorp common share ranging from $13.19 to $16.30.

General

In connection with the review of the merger by KeyCorp’s Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of KeyCorp or First Niagara. In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the control of KeyCorp or First Niagara. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to KeyCorp of the merger consideration to be paid by KeyCorp pursuant to the merger agreement, and in connection with the delivery of its oral opinion, and its subsequent written opinion, to KeyCorp’s Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which common shares of KeyCorp or shares of common stock of First Niagara might actually trade.

The consideration was determined through arm’s-length negotiations between KeyCorp and First Niagara and was approved by KeyCorp’s Board of Directors. Morgan Stanley provided advice to KeyCorp during these negotiations but did not, however, recommend any specific merger consideration to KeyCorp, or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

Morgan Stanley’s opinion and its presentation to KeyCorp’s Board of Directors was one of many factors taken into consideration by KeyCorp’s Board of Directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of KeyCorp’s Board of Directors with respect to the merger consideration or of whether KeyCorp’s Board of Directors would have been willing to agree to a different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

KeyCorp’s Board of Directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management business. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of KeyCorp, First Niagara or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

As compensation for its services relating to the merger, KeyCorp has agreed to pay Morgan Stanley a fee of $16 million in the aggregate, $3 million of which was payable upon the rendering of its opinion and $13 million of which is contingent upon the consummation of the merger. KeyCorp has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred in performing its services. In addition, KeyCorp has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. During the two years preceding the date of delivery of Morgan Stanley’s written opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to KeyCorp, for which Morgan Stanley and its affiliates have received fees of approximately $13.3 million from KeyCorp. During the same two year period, Morgan Stanley and its affiliates have not provided financial advisory or financing services to First Niagara for which Morgan Stanley or its affiliates have received fees. Morgan Stanley may also seek to provide financial advisory and financing services to KeyCorp or First Niagara in the future and would expect to receive fees for the rendering of those services.

Management and Board of Directors of KeyCorp After the Merger

Pursuant to the merger agreement, KeyCorp has agreed to appoint to its Board of Directors, as of the effective time of the merger, three current members of the First Niagara Board of Directors selected by First Niagara. Such directors must be reasonably acceptable to KeyCorp (including its Nominating and Corporate Governance Committee). As of the date of this joint proxy statement/prospectus, First Niagara has not selected any members of its Board of Directors for appointment to the KeyCorp Board of Directors. Information regarding current directors of KeyCorp and First Niagara, including biographical information, compensation and stock ownership, can be found in each of KeyCorp’s and First Niagara’s proxy statements for their respective 2015 annual meetings of shareholders, which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus.

Interests of First Niagara Directors and Executive Officers in the Merger

In considering the recommendations of the First Niagara Board of Directors, First Niagara stockholders should be aware that certain directors and executive officers of First Niagara have interests in the merger that may be different from, or in addition to, the interests of First Niagara stockholders generally. These interests are described below. The First Niagara Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement and in recommending that First Niagara stockholders approve the merger proposal. For purposes of all First Niagara agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change of control, change in control or term of similar meaning.

Board Membership. Under the merger agreement, KeyCorp will appoint three current directors of First Niagara to the KeyCorp Board of Directors. KeyCorp will also invite other members of the First Niagara Board of Directors to serve as members of one or more regional advisory boards in accordance with KeyCorp’s customary practice. In markets in which KeyCorp has regional advisory boards, such boards advise KeyCorp regarding deposit and lending activities and assist KeyCorp with maintaining and developing customer relationships. Members of regional advisory boards typically serve without remuneration.

Indemnification and Insurance. Under the merger agreement and following the effective time, KeyCorp will indemnify each present and former director, officer, and employee of First Niagara and its subsidiaries, as well as any fiduciary of First Niagara or its subsidiaries under their respective benefit plans, to the fullest extent permitted by applicable law against claims (i) arising out of any such person’s role as a director, officer, employee, or fiduciary, or (ii) existing at or prior to the effective time. KeyCorp will advance expenses incurred by any such person in connection with any threatened or actual proceeding, subject to such person’s undertaking to repay such advances if it is later determined that he or she is not entitled to indemnification. The merger agreement further provides that, for a period of six years following the effective time, KeyCorp shall maintain First Niagara’s director and officer liability insurance, or provide comparable director and officer liability insurance, with respect to claims against present and former officers and directors of First Niagara or its subsidiaries arising from facts or events occurring before the effective time.

Treatment of Outstanding Stock Options. At the effective time, each outstanding and unexercised option granted by First Niagara to purchase shares of First Niagara common stock will be converted into an option to purchase, on the same terms and conditions, including vesting, as were applicable prior to the merger, a number of KeyCorp common shares (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock subject to such option and (b) the KeyCorp equity award exchange ratio, with an exercise price per KeyCorp common share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of First Niagara common stock of such First Niagara stock option by (y) the KeyCorp equity award exchange ratio.

Treatment of Restricted Stock Awards. At the effective time, each outstanding First Niagara restricted stock award will be converted into the number of whole KeyCorp common shares (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock underlying such award and (b) the KeyCorp equity award exchange ratio, subject to the same terms and conditions, including vesting, as were applicable to such awards prior to the merger. It is anticipated that no First Niagara restricted stock awards will be outstanding on the effective date.

Treatment of Restricted Stock Unit Awards. At the effective time, each outstanding First Niagara restricted stock unit will be converted into a restricted stock unit for a number of whole KeyCorp common shares (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock subject to such award and (b) the KeyCorp equity award exchange ratio, subject to the same terms and conditions, including vesting, as were applicable to such awards prior to the merger, plus a pro rata share of the merger consideration with respect to any fractional shares of First Niagara common stock subject to a First Niagara restricted stock unit. With respect to First Niagara restricted stock unit awards subject to a performance vesting condition, in whole or in part, such vesting condition shall be deemed satisfied at the target performance level.

Change in Control Severance Plans. First Niagara has adopted the First Niagara Bank Change in Control Severance Plan (which we refer to the as the “First Niagara Bank CIC Plan”) and First Niagara Bank Executive Change in Control Severance Plan (which we refer to as the “First Niagara Bank Executive CIC Plan,” and, together with the First Niagara Bank CIC Plan, the “First Niagara CIC Plans”) for certain of its employees, including its executive officers. The First Niagara CIC Plans provide that each covered executive will be entitled to certain severance payments and benefits if, within a 24-month period following a change of control, either (i) First Niagara terminates the executive’s employment without cause (as defined below) or (ii) the executive resigns from First Niagara for good reason (as defined below), including:

•	salary and fringe benefits through the executive’s termination date;

•	any unpaid annual short-term incentive for a prior period;

•	payment of accrued but unused vacation;

•	benefits under any tax-qualified retirement plans in which the executive participates, in accordance with the terms of such plans;

•	100% (300% for First Niagara’s CEO and 200% for all other participants in the First Niagara Bank Executive CIC Plan) of the executive’s yearly base salary, as in effect in the year of termination, payable in one lump sum;

•	lump-sum payment in an amount equal to 100% (300% for First Niagara’s CEO and 200% for all other participants in the First Niagara Bank Executive CIC Plan) of the executive’s targeted annual short-term incentive amount, as in effect in the year of the termination of employment;

•	payment of pro-rated annual short-term incentive amounts for the year of the termination of employment, to the extent permitted by, and in accordance with the terms of, the executive’s applicable annual incentive plan;

•	medical and health insurance, group term life insurance, automobile allowance, and club membership benefits for a period of 12 months (36 months for First Niagara’s CEO and 24 months for all other participants in the First Niagara Executive Bank CIC Plan), with continued dependent health and medical benefits for the balance of the applicable period in the event of the executive’s death;

•	lump-sum payment in an amount equal to the value of the executive’s unvested, accrued benefits under any tax-qualified retirement plan maintained by First Niagara or First Niagara Bank in which the executive participates;

•	up to $15,000 in outplacement services during the 12 month period following the termination of employment; and

•	accelerated vesting of all outstanding equity grant awards.

Executives participating in the First Niagara CIC Plans are subject to a non-solicitation covenant for a period of 12 months (for participants in the First Niagara Bank CIC Plan) or 24 months (for participants in the First Niagara Executive CIC Plan) after their termination following a change of control. Generally, a covered executive will forfeit his or her right to severance payments and benefits if, within the applicable period, such executive (i) solicits, offers employment to, or takes any other action intended to cause an officer or employee of First Niagara or its subsidiaries to accept employment with a competing business, or (ii) solicits, provides information, or takes any other action intended to cause any customer of First Niagara or its subsidiaries to terminate an existing business or commercial relationship with First Niagara or its subsidiaries.

In addition, an executive participating in the First Niagara CIC Plans will generally forfeit his or her right to severance payments and benefits if, at any time after a termination following a change of control, the executive (i) disparages First Niagara or its subsidiaries or (ii) reveals or uses confidential information of First Niagara or its subsidiaries in any way except in the best interests of First Niagara or its subsidiaries.

For purposes of the First Niagara CIC Plans, “good reason” generally means (i) a material change in the participating executive’s function, duties or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance, or scope, without the consent of the executive; (ii) a material reduction in the executive’s base compensation without the consent of the executive; (iii) a relocation of the executive’s principal place of employment by more than 50 miles from its location at the time immediately prior to the relocation without the consent of the executive; or (iv) liquidation or dissolution of First Niagara or First Niagara Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive.

For purposes of the First Niagara CIC Plans, “cause” generally means (i) a willful and continued failure substantially by the executive to perform his duties (other than as a result of disability) that is not or cannot be cured within 30 days; (ii) a willful commission by the executive of a criminal or other act that, in the judgment of the First Niagara Bank Board of Directors, will likely cause substantial economic damage to First Niagara or its subsidiaries or substantial injury to the business reputation of First Niagara or its subsidiaries; (iii) a willful act or omission by the executive constituting dishonesty, fraud, or other malfeasance, and any act or omission by the executive constituting immoral conduct; (iv) an indictment of the executive for a felony offense under the laws of the United States or any state; (v) a breach by the executive of First Niagara’s Code of Conduct, First Niagara’s Code of Ethics for Senior Financial Officers, or any restrictive covenant, non-competition, confidentiality or non-solicitation, or other similar agreement of policy of First Niagara applicable to the executive; or (vi) an issuance of an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the executive’s service with First Niagara.

For an estimate of the amounts payable in connection with a qualifying termination of employment following the merger to First Niagara’s named executive officers, see “—Merger-Related Compensation for First Niagara’s Named Executive Officers,” below.

Based on current compensation levels, and assuming a qualifying termination of employment on October 1, 2016, the assumed date of the merger solely for purposes of this section and reflecting that one such executive officer has accepted the retention RSU award described below, the amount of cash severance and pro rata bonuses (including the lump sum payment of unvested accrued benefits under tax-qualified retirement plans) that would be payable to all other executive officers, as a group, is $4,264,305, and the aggregate estimated value of the continued welfare and fringe benefits (including outplacement services) provided under these arrangements to such group is $192,924. Based on unvested equity awards as of October 1, 2016, and assuming a stock price of $10.70 at the time of a qualifying termination of employment, the aggregate cash value of the unvested equity awards held by the other executive officers, as a group, is $4,209,216, which includes the grant date value of the retention RSU award accepted by such other executive officer.

Richard M. Barry and Mark R. Rendulic, two of our named executive officers and one additional executive officer who is not a named executive officer, have accepted a restricted stock unit award under KeyCorp’s equity compensation plan (the “retention RSU award”). Each executive who has accepted the retention RSU award has waived his or her right to receive any of the severance payments and benefits that he or she would otherwise be entitled to receive if the executive experiences a qualifying termination under the applicable First Niagara CIC Plan following the effective time of the merger, other than the right to receive accelerated vesting of his or her unvested options and restricted stock units being assumed by KeyCorp in the merger upon a post-merger qualifying termination. Each of these executives will be granted the retention RSU award immediately following the effective time of the merger and the number of restricted stock units subject to the retention RSU award will be equal to that number of restricted stock units having an aggregate grant date fair market value (determined based on the closing price of KeyCorp’s common stock on the grant date) equal to 125% of the cash severance payment (based on a multiple of the executive’s base salary and targeted annual short-term incentive amount) that the executive would have been entitled to receive under the applicable First Niagara CIC Plan if he or she had resigned for good reason immediately following the effective time of the merger. One half of the restricted stock units subject to the retention RSU award will vest on each of the first and second anniversaries of the effective time of the merger, with full accelerated vesting if the executive is terminated due to death or permanent disability, by KeyCorp without cause (substantially as defined in the First Niagara CIC Plans) or by the executive for good reason (substantially as defined in the First Niagara CIC Plans). Each restricted stock unit is granted with a dividend equivalent right that is deemed reinvested in additional restricted stock units that vest on the same terms as the restricted stock unit for which the dividend equivalent right was issued. In addition, solely with respect to any equity award granted in 2016, each such executive will vest in a pro rata portion of such equity award, determined in accordance with KeyCorp’s normal practices, in the event that such executive is terminated without cause at any time after the second anniversary of the effective time of the merger. Each executive who receives a retention RSU award will not be eligible to receive severance under any KeyCorp severance benefit plan or arrangement for the two year period following the effective time of the merger.

Long-Term Incentive Plans. First Niagara has granted equity awards to its directors and officers under the 2012 Equity Incentive Plan (which we refer to as the “First Niagara 2012 Plan”). The First Niagara 2012 Plan provides that in the event of an involuntary termination of employment following a change in control (per the terms of the applicable option agreements, so long as such termination occurs during the 12-month period following such change in control, if such termination is without cause or during the 14-month period following such change in control, if such termination is for good reason), all outstanding stock options shall become immediately vested in full and may be exercised anytime during the one-year period following termination or until the applicable stock option expiration date, if earlier; and all performance-based restricted stock awards and time-based restricted stock unit awards shall become fully earned and vested immediately, and the performance-based restricted stock unit awards will be paid at target. Under the First Niagara 2012 Plan, an involuntary termination includes a termination for “good reason” (as defined below) or a termination without “cause” (as defined below).

For purposes of the First Niagara 2012 Plan, “good reason” generally means a resignation from the employ of First Niagara or any of its subsidiaries upon the occurrence of any of the following: (i) a material diminution in the participant’s base compensation; (ii) a material diminution in the participant’s authority, duties, or responsibilities; (iii) a requirement that the participant must report to a corporate officer or employee, instead of reporting directly to the First Niagara Board; (iv) a material diminution in the budget over which the participant retains authority; (v) a change in the geographic location at which the participant must perform his duties that is more than 50 miles from the location of the participant’s principal workplace, or (vi) any other action or inaction that constitutes a material breach by First Niagara of the First Niagara 2012 Plan.

For purposes of the First Niagara 2012 Plan, “cause” generally means (i) the conviction of, or plea of guilty or no contest of the executive to a felony or any lesser criminal offense involving moral turpitude or immoral conduct (as determined by the First Niagara Compensation Committee) other than for actions related to operation of motor vehicles which does not involve operation of a motor vehicle while intoxicated or impaired; (ii) the willful commission by the executive of a criminal or other act that, in the judgment of the First Niagara Compensation Committee, will likely cause substantial economic damage to First Niagara or any of its subsidiaries or substantial injury to the business reputation of First Niagara or any of its subsidiaries; (iii) the commission by the executive of an act or omission involving dishonesty, fraud, or other malfeasance or misfeasance in the performance of his duties on behalf of First Niagara or any of its subsidiaries; (iv) the continuing willful failure of the executive to perform his duties to First Niagara or any of its subsidiaries (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice thereof; (v) breach by the executive of First Niagara’s Code of Conduct, any restrictive covenant, non-competition, confidentiality or non-solicitation, or other similar agreement which is applicable to the executive; or (vi) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the executive’s employment with First Niagara.

Nonqualified Deferred Compensation Plan. Certain employees of First Niagara Bank are eligible to participate in the First Niagara Bank Nonqualified Deferred Compensation Plan (which we refer to as the “First Niagara Deferred Compensation Plan”), under which participants accumulate benefits based on voluntary deferral elections. The First Niagara Deferred Compensation Plan provides that within 15 days following the date of a change in control, First Niagara must make an irrevocable contribution to a Rabbi trust in an amount that is sufficient to pay each participant and beneficiary the benefits to which they would be entitled under the plan as of the date of the change in control.

Future Compensation Actions. In addition to the payments and benefits above, under the terms of the merger agreement, First Niagara may take certain compensation actions prior to the completion of the merger that will affect First Niagara’s directors and executive officers, although all such determinations related to such actions have not been made as of the date of this joint proxy statement/prospectus and the impact of such actions is not reflected in the amounts estimated above unless specifically disclosed. Among other actions, First Niagara may provide for the pro-rata payment of annual incentives based on target performance prior to the closing date of the merger, make certain long-term incentive grants to its employees and directors under the First Niagara 2012 Plan on terms and conditions substantially similar to those grants made by First Niagara in 2015, and establish a cash retention program. In addition, First Niagara has decided to take certain actions to mitigate adverse tax consequences under Sections 280G or 4999 of the Code.

Merger-Related Compensation for First Niagara’s Named Executive Officers

The following table and the related footnotes provide information about the compensation to be paid to First Niagara’s named executive officers that is based on or otherwise relates to the merger. The compensation shown in this table and described in the footnote to the table is the subject of a non-binding, advisory vote of the First Niagara stockholders at the First Niagara special meeting, as described in “First Niagara Proposals—Merger-Related Compensation Proposal” beginning on page 38. The figures in the table are estimated based on current compensation levels and an assumed effective date of October 1, 2016 for both the merger and termination of the executive’s employment. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in this joint proxy statement/prospectus, and do not reflect the value arising from certain compensation actions that will likely occur before the completion of the merger (such as the grant of annual awards of equity compensation in 2016), as described in “—Interests of First Niagara Directors and Executive Officers in the Merger—Future Compensation Actions” beginning on page 95. Receipt of severance payments and benefits pursuant to the First Niagara Bank Executive Change in Control Severance Plan is conditioned upon the named executive officer’s compliance with post-termination restrictions on actions including solicitation of customers and use of confidential information, as described in “—Interests of First Niagara Directors and Executive Officers in the Merger—Change in Control Severance Plans” beginning on page 92. As required by applicable SEC rules, all amounts below determined using the per share value of First Niagara common stock have been calculated based on a per share price of First Niagara common stock of $10.70 (the average closing market price of First Niagara common stock over the first five business days following the public announcement of the merger on October 30, 2015). As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

GOLDEN PARACHUTE COMPENSATION

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Gary M. Crosby	$6,749,348	$2,229,613	$101,026	$9,079,986
Gregory W. Norwood	$2,340,074	$1,951,301	$83,384	$4,374,760
Richard M. Barry	$0	$3,249,088	$0	$3,249,088
Mark R. Rendulic	$0	$2,959,401	$0	$2,959,401
Joseph V. Saffire	$2,153,894	$908,986	$91,942	$3,154,822

1.	These amounts represent the aggregate value of cash severance related to base salary, target annual bonus, pro rata bonuses and lump sum payment for unvested, accrued benefits under any tax-qualified retirement plan payable upon a qualifying termination under the First Niagara CIC Plan, as described in “—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91. The following table lists the respective portions of the amount set forth in this column that are attributable to the base salary severance payment, target annual bonus severance payment and pro-rata target bonus. It is anticipated that none of First Niagara’s named executive officers will receive a lump sum payment for unvested, accrued benefits under any tax-qualified retirement plan. The amount shown for Messrs. Barry and Rendulic is $0 because each such executive waived his right to receive such cash severance in consideration of the retention RSU award described below, which award will be granted following the effective time of the merger.

Name	Base Salary Severance	Target Annual Bonus Severance	Pro-Rata Bonuses
Gary M. Crosby	$2,998,200	$2,998,200	$752,948
Gregory W. Norwood	$1,113,600	$890,880	$335,594
Joseph V. Saffire	$1,025,000	$820,000	$308,894

2.	These amounts represent the aggregate value of unvested equity awards payable upon a qualifying termination under the First Niagara CIC Plan or the First Niagara Long-Term Incentive Plans, as described in “—Interests of First Niagara Directors and Executive Officers in the Merger.” Mr. Crosby is currently retirement eligible. The existing terms of Mr. Crosby’s stock option and time-vested restricted stock unit awards provide for accelerated vesting on a voluntary retirement at any time; therefore, the table above does not reflect the value of such outstanding unvested stock options and time-based restricted stock unit awards. Solely with respect to Messrs. Barry and Rendulic, the table above represents an additional amount equal to the grant date value of the retention RSU award each such executive will receive following the effective time of the merger as described in “—Interests of First Niagara Directors and Executive Officers in the Merger”. The following table sets forth the values of unvested First Niagara restricted stock awards and restricted stock unit awards and the aggregate spread value in the unvested options and in the case of Messrs. Barry and Rendulic, the grant date value of the retention RSU award.

Name	Retention RSU Award	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units	Stock Options
Gary M. Crosby	$0	$2,229,613	$0	$0
Gregory W. Norwood	$0	$837,938	$1,075,425	$37,938
Richard M. Barry	$2,100,000	$487,524	$637,592	$23,972
Mark R. Rendulic	$1,900,000	$449,443	$587,847	$22,111
Joseph V. Saffire	$0	$360,269	$548,717	$0

It is anticipated that none of First Niagara’s named executive officers will have outstanding unvested restricted stock awards on October 1, 2016, the assumed effective date of the merger solely for purposes of this section. Because this section assumes an effective date of October 1, 2016, the table above does not reflect the value arising from equity awards that would vest between October 30, 2015, and October 1, 2016. For purposes of the foregoing table and the amounts identified above vesting prior to October 1, 2016: (i) stock options are valued at the excess of $10.70, the assumed price per share of First Niagara common stock for purposes of this section, over the applicable per share exercise price, (ii) time-based restricted stock units are valued at $10.70 multiplied by each outstanding unvested unit, and (iii) and performance-based restricted stock units are valued at $10.70 multiplied by each outstanding unvested unit (performance being based on the target level solely for purposes of estimating the value of awards in this section, even though actual performance for the applicable periods may differ from the target performance).

3.	These amounts represent the aggregate value of continuing welfare and fringe benefits (including outplacement services) to which First Niagara executives are entitled under the First Niagara CIC Plan and other change in control agreements, as described in “—Interests of First Niagara Directors and Executive Officers in the Merger” beginning on page 91. The following table sets forth the values of continuing welfare and fringe benefits and outplacement services. The amount shown for Messrs. Barry and Rendulic is $0 because each such executive waived his right to receive such welfare and fringe benefits (including outplacement services) in consideration of the retention RSU award described above, which award will be granted following the effective time of the merger.

Name	Outplacement Services	Welfare and Fringe Benefits
Gary M. Crosby	$15,000	$86,026
Gregory W. Norwood	$15,000	$68,384
Joseph V. Saffire	$15,000	$76,942

Dividends/Distributions

From and after the date of the merger agreement, October 30, 2015, First Niagara may not, and may not permit its subsidiaries to, without the prior written consent of KeyCorp, make any dividend payments or distributions other than (i) regular quarterly cash dividends by First Niagara at a rate not in excess of $0.08 per share of First Niagara common stock, (ii) required dividends on the First Niagara preferred stock, (iii) dividends paid by any of First Niagara’s subsidiaries to First Niagara or any of First Niagara’s wholly owned subsidiaries and (iv) required dividends on the preferred and common stock of First Niagara’s subsidiaries.

The merger agreement provides that KeyCorp and First Niagara must coordinate with one another with respect to the declaration of dividends in respect of KeyCorp common shares and First Niagara common stock, and the record dates and payment dates with respect thereto, with the intention that the holders of First Niagara common stock should not receive two dividends, or fail to receive a dividend, in any quarter with respect to their shares of First Niagara common stock and any KeyCorp common shares they receive in exchange therefor in the merger.

After the effective time, no dividends or other distributions declared or made with respect to KeyCorp common shares will be paid to the holder of any unsurrendered certificate or book entry share that evidenced ownership of shares of First Niagara common stock until such holder properly surrenders such shares. See “—Conversion of Shares; Exchange and Payment Procedures” beginning on page 51.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

Completion of the merger is subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement (i) from the Federal Reserve Board, (ii) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) and (iii) any other regulatory approval the failure of which to obtain would reasonably be expected to have a material adverse effect on KeyCorp or First Niagara (which the parties currently expect to be none), and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a materially burdensome regulatory condition. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including certain state insurance departments. KeyCorp and First Niagara have agreed to use their reasonable best efforts to obtain all required regulatory approvals. KeyCorp, First Niagara and/or their respective subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to KeyCorp after the completion of the merger or will contain a materially burdensome regulatory condition.

Federal Reserve Board. Completion of the merger is subject, among other things, to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (which we refer to as the “BHC Act”). In considering the approval of an application under Section 3 of the BHC Act, the Federal Reserve Board reviews certain factors, including: (1) the financial and managerial resources of the companies involved, including pro forma capital ratios of the combined company (both in terms of absolute capital ratios and capital ratios relative to peer groups determined by the regulators) (2) the effect of the proposal on competition, (3) the risk to the stability of the United States banking or financial system, (4) the convenience and needs of the communities to be served and (5) the effectiveness of the companies in combatting money laundering.

The Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”) and considers the concentration of deposits on a nationwide basis. In their most recent respective CRA examinations, KeyBank received an overall “outstanding” CRA performance rating and First Niagara Bank received an overall “satisfactory” CRA performance rating.

Furthermore, the BHC Act and Federal Reserve Board regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board, and authorize the Federal Reserve Board to hold a public hearing or meeting if the Federal Reserve Board determines that a hearing or meeting would be appropriate. The Federal Reserve Board takes into account the views of third party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board. KeyCorp filed its application to the Federal Reserve Board under the BHC Act on November 30, 2015. On December 23, 2015, the Federal Reserve Board announced that the public comment period has been extended through January 31, 2016.

In addition to the Federal Reserve Board, the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) conducts a concurrent competitive review of the merger to analyze the transaction’s competitive effects and determine whether the transaction would result in a violation of the antitrust laws. After the Federal Reserve Board approves the transaction, the parties generally must wait at least 30 days to complete the transaction, during which time the DOJ may bring a court action challenging the transaction on antitrust grounds. With the approval of the Federal Reserve Board and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the antitrust aspects of the transaction, the

DOJ generally analyzes the competitive effects of the transaction differently than the Federal Reserve Board, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board does regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. If the DOJ concludes that the transaction is likely to result in anticompetitive effects, the DOJ often attempts to remedy its concerns by requiring the parties to divest branches of the target institution to a competitively suitable purchaser. The level of divestitures that the Federal Reserve Board or the DOJ may require in order to approve the merger might be unacceptable to KeyCorp and First Niagara, or could delay the closing of the merger or diminish the benefits of the merger. KeyCorp and First Niagara believe that the merger should not raise significant regulatory concerns and that KeyCorp will be able to obtain all requisite regulatory approvals in a timely manner. If required by regulators, KeyCorp will divest branches in certain areas in a manner sufficient to eliminate such regulatory authorities’ competitive concerns. However, there can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

Additional Regulatory Approvals and Notices. While portions of the transaction are exempt from the reporting requirements under the HSR Act, certain other aspects of the transaction relating to the non-bank operations of the parties are separately reportable under the HSR Act. Under the HSR Act, KeyCorp cannot complete the non-bank aspects of the First Niagara acquisition until KeyCorp and First Niagara have notified the DOJ and the U.S. Federal Trade Commission (which we refer to as the “FTC”) of the transaction and furnished them with certain information and materials relating to the acquisition and the applicable waiting period relating to the non-bank aspects of the transaction has terminated or expired. KeyCorp and First Niagara filed the required notifications with the DOJ and the FTC on November 30, 2015, and the applicable waiting period with respect to the non-bank aspects of the transaction expired at 11:59 p.m. on December 30, 2015. However, the review of the transaction by the Federal Reserve Board and the DOJ continues, as described above under “—Regulatory Approvals Required for the Merger, Federal Reserve Board.”

Following the completion of the merger, KeyCorp intends to merge First Niagara Bank with and into KeyBank (which we refer to as the “bank merger”). The bank merger will be subject to approval by the Office of the Comptroller of the Currency (which we refer to as the “OCC”) under Section 18(c) of the Federal Deposit Insurance Act. KeyBank filed an application with the OCC seeking this approval on December 23, 2015. The OCC’s approval of the bank merger is not a condition to either party’s obligation to complete the merger of KeyCorp and First Niagara.

There can be no assurances that the regulatory approvals discussed above will be received on a timely basis, or as to the ability of KeyCorp and First Niagara to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In recent similar transactions, the Federal Reserve Board has taken a longer time to render a decision on applications than the typical time period for approval set forth in the Federal Reserve Board’s regulations. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result of such challenge.

ACCOUNTING TREATMENT

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method. As a result, the recorded assets and liabilities of KeyCorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of First Niagara will be adjusted to fair value at the date of the merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of KeyCorp common shares and shares of new KeyCorp preferred stock to be issued to former First Niagara stockholders, option holders and holders of restricted stock awards, restricted stock unit awards and the First Niagara preferred stock, as applicable, at fair value, exceeds the fair value of the net assets including identified intangible assets of First Niagara on the date the merger is completed, such amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified finite life intangible assets will be amortized over their estimated lives. Further, the acquisition method of accounting will result in the operating results of First Niagara being included in the operating results of KeyCorp beginning from the date of completion of the merger.

PUBLIC TRADING MARKETS

KeyCorp common shares are listed on the NYSE under the symbol “KEY.” First Niagara common stock is listed on the NASDAQ under the symbol “FNFG.” Upon completion of the merger, First Niagara common stock will be delisted from the NASDAQ and thereafter will be deregistered under the Exchange Act and First Niagara will no longer be required to file periodic reports with the SEC with respect to the First Niagara common stock. The KeyCorp common shares and the new KeyCorp preferred stock issuable in the merger will be listed on the NYSE.

RESALE OF KEYCORP COMMON SHARES AND NEW KEYCORP PREFERRED STOCK

All KeyCorp common shares and the new KeyCorp preferred stock received by First Niagara stockholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”) and the Exchange Act, except for KeyCorp common shares received by any First Niagara stockholder who becomes an “affiliate” of KeyCorp after completion of the merger. This joint proxy statement/prospectus does not cover resales of KeyCorp common shares or the new KeyCorp preferred stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about KeyCorp or First Niagara. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings KeyCorp and First Niagara make with the SEC, as described in the section entitled “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus.

Effects of the Merger; Merger Consideration

As a result of the merger, First Niagara will merge with and into KeyCorp with KeyCorp surviving the merger. The articles and the regulations of KeyCorp, each as amended as described in this joint proxy statement/prospectus, as in effect immediately prior to the merger will be the articles and regulations of the surviving company.

Each share of First Niagara common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Niagara as treasury stock or otherwise owned by First Niagara or KeyCorp and any dissenting shares), will be converted into the right to receive 0.680 KeyCorp common shares and $2.30 in cash. Each share of First Niagara preferred stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into a share of the new KeyCorp preferred stock. KeyCorp will not issue any fractional KeyCorp common shares in the merger. Instead, a First Niagara stockholder who otherwise would have received a fraction of a KeyCorp common share will receive an amount in cash (rounded to the nearest cent) determined by multiplying the fraction of the KeyCorp common share to which the holder would otherwise be entitled by the volume weighted average price of KeyCorp common shares on the NYSE for the five trading days ending on the day prior to the effective time of the merger.

Closing and Effective Time of the Merger

Unless the parties otherwise mutually agree, the closing of the merger will occur no later than three business days after the satisfaction or waiver of all the closing conditions, including the receipt of all regulatory and shareholder approvals and after the expiration of all regulatory waiting periods. See “—Conditions to the Merger” beginning on page 114 for a more complete description of the conditions that must be satisfied prior to closing.

On the closing date, the surviving corporation will effect the merger legally by filing the certificates of merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio. The merger will become effective as of the date and time specified in such certificates of merger. The time at which the merger becomes effective is sometimes referred to in this joint proxy statement/prospectus as the “effective time.”

As of the date of this joint proxy statement/prospectus, the parties expect that the merger will be effective during the third calendar quarter of 2016. However, there can be no assurance as to when or if the merger will occur.

If the merger is not completed by the close of business on October 30, 2016, the merger agreement may be terminated by either KeyCorp or First Niagara, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement. See “—Termination; Termination Fee” beginning on page 115.

Treatment of First Niagara Stock Options and Other Equity Awards

First Niagara Stock Options. At the effective time of the merger, each outstanding and unexercised option to purchase shares of First Niagara common stock, whether vested or unvested, will be converted into an option to purchase KeyCorp common shares (rounded down to the nearest whole share), on the same terms and conditions, including vesting, as were applicable to such option prior to the merger, equal to the product of (i) the number of shares of First Niagara common stock subject to such First Niagara stock option multiplied by (ii) the sum of (a) the exchange ratio and (b) the KeyCorp equity award exchange ratio, with an exercise price per KeyCorp common share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of First Niagara common stock of such First Niagara stock option by (y) the KeyCorp equity award exchange ratio.

First Niagara Restricted Stock Awards. At the effective time of the merger, each First Niagara restricted stock award will be converted into a number of KeyCorp common shares (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock underlying such award multiplied by (b) the KeyCorp equity award exchange ratio, and will be subject to the same terms and conditions, including vesting, as were applicable to such restricted stock awards prior to the merger.

First Niagara Restricted Stock Unit Awards. At the effective time of the merger, each First Niagara restricted stock unit award will be converted into a restricted stock unit award for a number of (with any performance-based vesting conditions applicable to such restricted stock unit awards immediately prior to the effective time of the merger being deemed satisfied at target level) KeyCorp common shares (rounded down to the nearest whole share) equal to the product of (a) the number of shares of First Niagara common stock underlying such award multiplied by (b) the KeyCorp equity award exchange ratio, and will be subject to the same terms and conditions, including vesting, as were applicable to such awards prior to the merger, plus a pro rata share of the merger consideration with respect to any fractional KeyCorp common shares subject to each restricted stock unit award.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. First Niagara has agreed that, prior to the effective time of the merger, it will conduct its businesses, and cause its subsidiaries to conduct their respective businesses, in the ordinary course in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships. First Niagara and KeyCorp have each agreed not to knowingly take any action that is intended to or would reasonably be likely to prevent, materially impede or materially delay the ability of First Niagara, KeyCorp or their respective subsidiaries to obtain any necessary regulatory approvals required for the merger or perform their respective covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby.

In addition to the general covenants above, First Niagara has agreed that prior to the effective time of the merger, subject to specified exceptions, it will not, and will not permit its subsidiaries to, without the prior written consent of KeyCorp (which will not be unreasonably withheld, conditioned or delayed):

•	other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of First Niagara or any of its wholly owned subsidiaries to First Niagara or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than a subsidiary of First Niagara);

•

(i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by First Niagara on the First

Niagara common stock at a rate not in excess of $0.08 per share of First Niagara common stock, and any associated dividend equivalents for First Niagara equity awards, (B) required dividends on the First Niagara preferred stock, (C) dividends paid by any of First Niagara’s subsidiaries to First Niagara or any of First Niagara’s wholly owned subsidiaries, (D) the acceptance of shares of First Niagara common stock as payment for the exercise price of First Niagara stock options or for withholding taxes incurred in connection with the exercise of First Niagara stock options or the vesting or settlement of First Niagara equity awards and dividend equivalents thereon, if any, in each case in accordance with past practice and the terms of the applicable award agreements, (E) required dividends on the preferred stock of any of First Niagara’s subsidiaries or (F) required dividends on the common stock of any subsidiary of First Niagara); (iii) grant any stock options, stock appreciation rights, performance shares, restricted stock unit awards, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, except in the ordinary course of business and consistent with past practice, 2016 annual equity grants to employees and directors consistent with 2015 annual grants and new hire equity grants to employees, in each case, subject to certain specified limits; or (iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for the issuance of shares upon the exercise of First Niagara stock options or the vesting or settlement of First Niagara equity awards (and dividend equivalents thereon, if any);

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

•	except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned subsidiary of First Niagara;

•	(i) terminate, materially amend, or waive any material provision of, any specified First Niagara material contract (as agreed among the parties), or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business or (ii) enter into any contract that would constitute a material contract if it were in effect on the date of the merger agreement;

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except as required under applicable law or the terms of any plan or arrangement existing as of the date of the merger agreement, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (ii) amend any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant other than amendments in the ordinary course of business consistent with past practice that do not materially increase the cost of maintaining such plan, program policy or arrangement, (iii) increase the annual base salary or rate of pay or benefits payable to any current or former employee, officer, director or individual consultant, except for merit-based or promotion-based increases in annual base salary or wage rate for employees, in the ordinary course of business consistent with past practice, that do not exceed, in the aggregate, two and one half percent (2.5%) per annum of the aggregate cost of all employee annual base salaries and wages in effect as of the merger agreement, (iv) grant or accelerate the vesting of any equity-based awards or other compensation, except for those grants specifically permitted by the merger agreement, (v) enter into any new, or amend any existing, employment, collective bargaining agreement or similar agreement or arrangement (other than agreements and arrangements with employees being hired or promoted to replace a terminating employee, where the arrangements entered into with any such replacement employee are materially consistent in amount as compared to the amounts provided under arrangements with the terminating employee), or (vi) hire any officer, employee, independent contractor or individual consultant (who is a natural person) who has annual base salary or wage rate greater than $150,000;

•	settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $2,500,000 individually or $5,000,000 in the aggregate and that would not impose any material restriction on the business of First Niagara or its subsidiaries or the surviving company or any of its affiliates;

•	take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its charter or bylaws or the comparable governing documents of its subsidiaries;

•	merge or consolidate itself or any of its “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its significant subsidiaries;

•	materially restructure or materially change its investment securities or derivatives portfolios or its interest rate exposure, or, other than in the ordinary course of business, increase its non-agency and non-government securities above the amount included in First Niagara’s investment portfolio as of the date of the merger agreement, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by applicable laws, regulations, guidelines or policies imposed by certain specified regulatory agencies;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any governmental entity;

•	enter into any material new line of business or change in any material respect its lending, investment and underwriting management and other banking and operating policies, except as required by such policies or applicable law, regulation or as requested or imposed by certain specified regulatory agencies;

•	make, or commit to make, any capital expenditures in excess of $10,000,000 in the aggregate;

•	make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended tax return with respect to a material amount of taxes, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes;

•	make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries; or

•	agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of the foregoing actions.

KeyCorp has agreed to a more limited set of restrictions on its business prior to the effective time of the merger. Specifically, KeyCorp has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement or as required by law, it will not, without the prior written consent of First Niagara (which will not be unreasonably withheld, conditioned or delayed):

•	amend its articles or its regulations in a manner that would materially and adversely affect the economic benefit of the merger to the holders of First Niagara common stock, or adversely affect the holders of First Niagara common stock (upon their acquisition of KeyCorp common shares) relative to other holders of KeyCorp common shares;

•	adjust, split, combine or reclassify the KeyCorp common shares;

•	make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned subsidiary of KeyCorp, except for transactions in the ordinary course of business or in a transaction that, together with such other transactions, is not reasonably likely to prevent, materially impede or materially delay the ability of KeyCorp, First Niagara or their respective subsidiaries to obtain any necessary approvals of any specified regulatory agency or other governmental entity required for the merger or to consummate the transactions contemplated by the merger agreement;

•	merge or consolidate itself or any of its significant subsidiaries with any other person where it or its significant subsidiary, as applicable, is not the surviving person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its significant subsidiaries, in any such case where such action is reasonably likely to prevent, materially impede or materially delay the ability of KeyCorp, First Niagara or their respective subsidiaries to obtain any necessary approvals of any specified regulatory agency or other governmental entity required for the merger or to consummate the transactions contemplated by the merger agreement;

•	take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	except for communications made in accordance with the merger agreement, make any written communications to the employees of First Niagara or any of its subsidiaries with respect to employment matters without prior review, comment and consent by First Niagara; or

•	agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of the foregoing actions.

Regulatory Matters. KeyCorp and First Niagara have agreed to promptly (and in any event within 30 days of the date of the merger agreement) prepare and file with the SEC a registration statement on Form S-4, of which this joint proxy statement/prospectus is a part. KeyCorp and First Niagara have agreed to use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and to mail or deliver the joint proxy statement/prospectus to each of KeyCorp’s and First Niagara’s shareholders. KeyCorp has also agreed to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by the merger agreement, and First Niagara has agreed to furnish all information concerning First Niagara and the holders of First Niagara common stock as may be reasonably requested in connection with any such action. In addition, KeyCorp has agreed to file an application seeking approval of the merger and/or the bank merger (if applicable) with the Federal Reserve Board no later than 30 days following the date of the merger agreement.

KeyCorp and First Niagara have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement.

Additionally, each of KeyCorp and First Niagara have agreed to furnish, upon request, to the other all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with this joint proxy statement/prospectus, the Form S-4 or any other statement, filing, notice or application made by or on behalf of KeyCorp, First Niagara or any of their respective subsidiaries to any governmental entity in connection with the transactions contemplated by the merger agreement.

KeyCorp and First Niagara have each agreed to use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that would restrain, prevent or delay the closing of the merger and (ii) avoid or eliminate all impediments under applicable law so as to enable the closing of the merger to occur as soon as possible, provided that KeyCorp and First Niagara will not be required to take, or agree to take, any actions or agree to any condition or restriction, in connection with the grant of certain required regulatory approvals, that would be more likely than not to have a material and adverse effect on KeyCorp and its subsidiaries, taken as a whole, giving effect to the merger (measured on a scale relative to First Niagara and its subsidiaries, taken as a whole), with such an effect referred to as a “materially burdensome regulatory condition.”

Stockholder Approval. First Niagara’s Board of Directors has resolved to recommend to the First Niagara stockholders that they approve the merger agreement and to submit to the First Niagara stockholders the merger agreement and any other matters required to be approved by the First Niagara stockholders in order to carry out the intentions of the merger agreement. However, if First Niagara’s Board of Directors, after receiving the advice of its outside counsel and financial advisors, determines in good faith that it would reasonably be expected to violate its fiduciary duties under Delaware law to, or to continue to, recommend the merger agreement, then First Niagara’s Board of Directors may submit the merger agreement to its stockholders without recommendation, or may change its recommendation, provided that First Niagara’s Board of Directors may not withdraw or change its recommendation unless (i) it gives KeyCorp at least five business days’ prior written notice of its intention to do so and a reasonable description of the event or circumstances giving rise to its determination to take such action and (ii) at the end of such notice period, First Niagara’s Board of Directors takes into account any amendment or modification to the merger agreement proposed by KeyCorp and, after receiving the advice of its outside counsel and financial advisors, determines in good faith that it would nevertheless reasonably be expected to violate its fiduciary duties under Delaware law to continue to recommend the merger agreement.

KeyCorp’s Board of Directors has resolved to recommend to the KeyCorp shareholders that they approve the merger proposal and the articles amendment proposals and to submit to the KeyCorp shareholders such proposals and any other matters required to be approved by the KeyCorp shareholders in order to carry out the intentions of the merger agreement.

NYSE Listing. KeyCorp will cause the KeyCorp common shares and new KeyCorp preferred stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger.

Employee Matters. For a period of one year after the effective time of the merger, KeyCorp must provide each continuing employee of First Niagara with (i) annual base salary or wages, annual incentive opportunities and long-term incentive compensation opportunities that are no less than the annual base salary or wages, annual incentive opportunities and long-term incentive compensation opportunities, in each case, in effect for such employee immediately prior to the effective time of the merger, (ii) defined contribution retirement and employee welfare benefits (including retiree medical) that are substantially comparable in the aggregate to either (x) the defined contribution retirement and employee welfare benefits (including retiree medical) provided by First Niagara and its subsidiaries to such employee immediately prior to the effective time of the merger or (y) to the defined contribution retirement and employee welfare benefits (excluding retiree medical) provided to similarly situated employees of KeyCorp, (iii) a position (A) requiring substantially comparable skills and abilities as the employee’s position immediately prior to the effective time of the merger and (B) that includes a work status (full or part-time) that is not changed from that in effect immediately prior to the effective time of the merger and (iv) certain other agreed severance payments and benefits to each continuing employee of First Niagara and its subsidiaries.

With respect to any employee benefit plans of KeyCorp and its subsidiaries (excluding any retiree medical plan) in which any employees of First Niagara or its subsidiaries become eligible to participate on or after the effective time of the merger (which we refer to as the “new plans”) KeyCorp will: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any new plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous First Niagara benefit plans, (ii) provide each such employee and their eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the effective time of the merger under a First Niagara benefit plan (to the same extent that such credit was given under the analogous First Niagara benefit plan prior to the effective time of the merger) in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any new plans and (iii) recognize all service of such employees with First Niagara and its subsidiaries for all purposes in any new plan to the same extent that such service was taken into account under the analogous First Niagara benefit plan prior to the effective time of the merger, including, but not limited to, (A) banking privileges and perquisites applicable to similarly situated employees of KeyCorp and its subsidiaries (both by job classification or status and by geographic location) and (B) for benefit accrual or level of benefits for vacation, paid time off and severance benefits; provided that the foregoing service recognition shall not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of any defined benefit pension plan, or (z) to any benefit plan that is a frozen plan or provides grandfathered benefits.

KeyCorp has agreed to assume and honor all First Niagara benefit plans in accordance with their terms as of the date of the merger agreement or as modified consistent with the terms of the merger agreement, it being understood that KeyCorp and its affiliates may amend or terminate any First Niagara benefit plan if such amendment or termination is permitted by the applicable plan, provided that KeyCorp must honor all deferral elections that have been properly made prior to the effective time of the merger under certain specified First Niagara benefit plans.

Nothing in the merger agreement will confer upon any employee, officer, director or consultant of First Niagara any right to continue in the employ or service of the surviving corporation, or will interfere with or restrict in any way the rights of the surviving corporation to discharge or terminate the services of any employee, officer, director or consultant of First Niagara at any time for any reason whatsoever, with or without cause. Nothing in the merger agreement will be deemed to (i) establish, amend, or modify any benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the surviving corporation to amend, modify or terminate any particular benefit or employment plan, program, agreement or arrangement after the merger becomes effective.

Indemnification and Directors’ and Officers’ Insurance. From and after the effective time of the merger, KeyCorp will indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer and employee of First Niagara and its subsidiaries or fiduciaries of First Niagara or any of its subsidiaries under any First Niagara employee benefit plan from liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether arising before or after the effective time of the merger, arising in whole or in part out of, or pertaining to, (i) the fact that such person is or was a director, officer, employee or fiduciary of First Niagara or any of its subsidiaries or (ii) matters existing or occurring at or prior to the effective time of the merger, including matters, acts or omissions occurring in connection with the consideration and approval of the merger agreement and the consummation of the transactions contemplated thereby. KeyCorp has agreed to maintain in effect the current policies of directors’ and officers’ liability insurance maintained by First Niagara or provide substitute directors’ and officers’ liability insurance for the benefit of present and former officers and directors of First Niagara or any of its subsidiaries with respect to claims against such directors and officers arising from facts or events occurring at or before the effective time of the merger for a period of six years following the effective time of the merger. Any such substitute insurance will contain terms and conditions that are not less advantageous than the current coverage provided by First Niagara, except that KeyCorp is not required to incur annual premium expense greater than 300% of First Niagara’s current annual directors’ and officers’ liability insurance premium. In lieu of the foregoing, First Niagara, in consultation with, and with the consent (not to be unreasonably withheld, conditioned or delayed) of, KeyCorp, may obtain a six year “tail” policy at or prior to the effective time of the merger under First Niagara’s existing directors and officers insurance policy on the terms in this paragraph.

No Solicitation. The merger agreement precludes First Niagara and its subsidiaries and their respective officers, directors, agents, advisors and representatives from initiating, soliciting, knowingly encouraging or knowingly facilitating inquiries or proposals with respect to, or engaging or participating in any negotiations concerning, or providing any confidential or nonpublic information or data to, or having or participating in any discussions with any person relating to, or entering into any binding acquisition agreement, merger agreement or other definitive transaction agreement (other than a confidentiality agreement described in this paragraph) relating to, any Acquisition Proposal (defined below). However, if First Niagara receives an unsolicited bona fide written Acquisition Proposal and First Niagara’s Board of Directors concludes in good faith (after receiving the advice of its outside counsel and financial advisors) that such Acquisition Proposal constitutes or is more likely than not to result in a Superior Proposal (defined below), First Niagara may furnish nonpublic information or data and participate in such negotiations or discussions to the extent that the Board of Directors of First Niagara concludes in good faith (after receiving the advice of its outside counsel and financial advisors) that failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law, provided that prior to providing any such nonpublic information or data, First Niagara will have entered into a confidentiality agreement with such third party on terms, in all material respects, no less favorable to it than the confidentiality agreement between First Niagara and KeyCorp. First Niagara has agreed to, as of the date of the merger agreement, terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than KeyCorp with respect to any Acquisition Proposal, and to use its reasonable best efforts, subject to applicable law and the fiduciary duties of its Board of Directors, enforce any existing confidentiality, standstill or similar agreement to which it or its subsidiaries is a party relating to an Acquisition Proposal in accordance with its terms. First Niagara has also agreed to advise KeyCorp within 24 hours following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal, the latest material terms and conditions of such Acquisition Proposal or any amendment of modification thereof), and to keep KeyCorp apprised within 24 hours of any developments, discussions and negotiations, including any amendments to or revisions of the terms of such Acquisition Proposal.

•	As used in the merger agreement, “Acquisition Proposal” means (other than the merger agreement) any offer, proposal or third party indication of interest relating to, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of First Niagara and its subsidiaries or 20% or more of any class of equity or voting securities of First Niagara or its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of First Niagara, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of First Niagara or its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of First Niagara, or (iii) a merger, consolidation, share exchange or other business combination or similar transaction involving First Niagara or its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of First Niagara, except, in each case, any sale of whole loans and securitizations in the ordinary course of business and any bona fide internal reorganization.

•	As used in the merger agreement, “Superior Proposal” means a bona fide written Acquisition Proposal that First Niagara’s Board of Directors concludes in good faith to be more favorable to its stockholders than the merger and the other transactions contemplated by the merger agreement, (i) after receiving the advice of its financial advisors (who must be a nationally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority.”

Representations and Warranties

The merger agreement contains representations and warranties made by First Niagara to KeyCorp relating to a number of matters, including the following:

•	corporate organization, qualification to do business, good standing, corporate power, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	absence of conflicts with governing documents, applicable laws or certain agreements and instruments as a result of entering into the merger agreement or completing the merger;

•	required regulatory consents necessary in connection with the merger;

•	existing or contemplated agreements, orders, memoranda of understanding or similar communications with regulators or other government entities;

•	proper filing of documents with regulatory agencies and the SEC and the accuracy of information contained in the documents filed with the SEC, and Sarbanes-Oxley certifications;

•	conformity with U.S. GAAP and SEC requirements of First Niagara’s financial statements filed with the SEC and the absence of undisclosed liabilities;

•	broker’s and finder’s fees related to the merger;

•	absence of a material adverse effect since December 31, 2014;

•	legal proceedings and absence of orders, judgments and regulatory restrictions;

•	compliance with applicable law;

•	non-applicability of state takeover laws;

•	employee compensation and benefits matters;

•	opinion from financial advisor;

•	accuracy of First Niagara information provided in this joint proxy statement/prospectus;

•	legal proceedings;

•	material contracts;

•	tax matters;

•	absence of action or any fact or circumstance that would prevent or impede the merger from qualifying as a reorganization;

•	environmental matters;

•	intellectual property;

•	properties;

•	insurance;

•	accounting and internal controls;

•	derivatives;

•	labor matters; and

•	related party transactions.

The merger agreement also contains representations and warranties made by KeyCorp to First Niagara relating to a number of matters, including the following:

•	corporate organization, qualification to do business, standing and power, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	absence of conflicts with governing documents, applicable laws or certain agreements as a result of entering into the merger agreement or completing the merger;

•	required regulatory consents necessary in connection with the merger;

•	existing or contemplated agreements, orders, memoranda of understanding or similar communications with regulators or other government entities;

•	proper filing of documents with regulatory agencies and the SEC and the accuracy of information contained in the documents filed with the SEC, and Sarbanes-Oxley certifications;

•	the conformity with U.S. GAAP and SEC requirements of KeyCorp’s financial statements filed with the SEC and the absence of undisclosed liabilities;

•	broker’s and finder’s fees related to the merger;

•	the absence of a material adverse effect since December 31, 2014;

•	compliance with applicable law;

•	accuracy of KeyCorp information provided in this joint proxy statement/prospectus;

•	legal proceedings;

•	absence of action or circumstances that would impede the merger from qualifying as a reorganization; and

•	accounting and internal controls.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” with respect to KeyCorp, First Niagara or the surviving company, as the case may be, means a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such person and its subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), material adverse effect shall not be deemed to include the impact of (A) changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements or interpretations thereof, (B) changes, after the date of the merger agreement, in laws, rules, regulations or agency requirements of general applicability to companies in the industries in which such person and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such person or its subsidiaries, including changes in prevailing interest rates and in the credit and securities markets, (D) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income or any other measure of financial performance, or changes in the trading prices of such person’s securities, but not, in any such case, including the underlying causes thereof; (E) disclosure or consummation of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement in contemplation of the transactions contemplated by the merger agreement, or (F) actions or omissions taken pursuant to the written consent of KeyCorp, in the case of First Niagara, or First Niagara, in the case of KeyCorp; except, with respect to clauses (A), (B) or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such person and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such person and its subsidiaries operate) or (ii) the ability of such person to timely consummate the transactions contemplated by the merger agreement.

The representations and warranties in the merger agreement do not survive the effective time of the merger and, as described below under “—Termination; Termination Fee,” if the merger agreement is validly terminated, there will be no liability under the representations and warranties of the parties, or otherwise under the merger agreement, unless a party engaged in fraud or willfully breached the merger agreement.

This summary and the copy of the merger agreement attached to this joint proxy statement/prospectus as Appendix A are included solely to provide investors with information regarding the terms of the merger agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The merger agreement contains representations and warranties by KeyCorp and First Niagara, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of KeyCorp, First Niagara or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in KeyCorp’s and First Niagara’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that KeyCorp and First Niagara publicly file with the SEC. See “Incorporation of Certain Documents by Reference” beginning on page 153.

Conditions to the Merger

Conditions to Each Party’s Obligations. The respective obligations of each of KeyCorp and First Niagara to complete the merger are subject to the satisfaction of the following conditions:

•	receipt of the requisite approval of the KeyCorp shareholders and First Niagara stockholders of the merger agreement and receipt of the requisite approval of the KeyCorp shareholders of the articles amendment;

•	approval for the listing on the NYSE of the KeyCorp common shares and new KeyCorp preferred stock to be issued in the merger;

•	the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, and the absence of a stop order or proceeding initiated or threatened by the SEC for that purpose;

•	the absence of any order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing the consummation of, or which prohibits or makes illegal the consummation of, the merger; and

•	the receipt of all regulatory authorizations, consents, orders or approvals which are necessary to consummate the merger (and the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a material adverse effect on the surviving company) and the expiration of all statutory waiting periods without the imposition of any materially burdensome regulatory condition.

Conditions to Obligations of KeyCorp. The obligation of KeyCorp to complete the merger is also subject to the satisfaction, or waiver by KeyCorp, of the following conditions:

•	the accuracy of the representations and warranties of First Niagara as of the date of the merger agreement and as of the closing date of the merger, other than, in most cases, those failures to be true and correct that would not reasonably be likely to have a material adverse effect on First Niagara or the surviving company;

•	performance in all material respects by First Niagara of the obligations required to be performed by it at or prior to the closing date of the merger; and

•	receipt by KeyCorp of an opinion of Simpson Thacher & Bartlett LLP as to certain tax matters.

Conditions to Obligations of First Niagara. The obligation of First Niagara to complete the merger is also subject to the satisfaction or waiver by First Niagara of the following conditions:

•	the accuracy of the representations and warranties of KeyCorp as of the date of the merger agreement and as of the closing date of the merger, other than, in most cases, those failures to be true and correct that would not reasonably be likely to have a material adverse effect on KeyCorp;

•	performance in all material respects by KeyCorp of the obligations required to be performed by it at or prior to the closing date of the merger; and

•	receipt by First Niagara of an opinion of Sullivan & Cromwell LLP as to certain tax matters.

Termination; Termination Fee

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by each of KeyCorp’s and First Niagara’s shareholders:

•	by mutual written consent of KeyCorp and First Niagara;

•	by either KeyCorp or First Niagara, if a required regulatory approval is denied by final, non-appealable action, or if a governmental entity has issued a final, non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the closing of the merger, unless the failure to obtain a required regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the agreement;

•	by either KeyCorp or First Niagara, if the merger has not closed by the close of business on October 30, 2016, unless the failure to close by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the agreement;

•	by either KeyCorp or First Niagara, if there is a breach by the other party that would, individually or in the aggregate with other breaches by such party, result in the failure of a closing condition, unless the breach is cured by the earlier of October 30, 2016 and 60 days following written notice of the breach (provided that the terminating party is not then in material breach of the merger agreement); or

•

by KeyCorp, if, (i) prior to the adoption by First Niagara stockholders of the merger agreement, the First Niagara Board of Directors (A) submits the merger agreement to its stockholders without a recommendation for adoption, or otherwise withdraws or materially and adversely modifies its recommendation for adoption (or publicly discloses an intention to do so), or recommends to its stockholders an Acquisition Proposal other than the merger agreement, or (B) materially breaches its obligation to call a stockholder meeting and recommend to its stockholders, in accordance with the terms of the merger agreement, the adoption of the merger agreement or to refrain from soliciting alternative acquisition proposals or (ii) a tender offer or exchange offer for 20% or more of First

Niagara’s outstanding shares of common stock is commenced (other than by KeyCorp or its subsidiaries) and the First Niagara Board of Directors recommends that First Niagara’s stockholders tender or exchange their shares (or fails to recommend a rejection of such tender or exchange offer within ten business days).

First Niagara must pay KeyCorp a termination fee of $137.5 million in the following circumstances:

(1)	prior to the effective time of the merger and after the date of the merger agreement, a bona fide Acquisition Proposal has been made known to senior management of First Niagara or made directly to its stockholders generally or any person has publicly announced (whether or not withdrawn) an Acquisition Proposal with respect to First Niagara and (A) thereafter the merger agreement is terminated by either party because the merger was not consummated on or before October 30, 2016 and First Niagara stockholders did not adopt the merger agreement or (B) thereafter the merger agreement is terminated by KeyCorp because First Niagara has breached the merger agreement in such a way as would prevent certain closing conditions from being obtained and would give KeyCorp the right to terminate the merger agreement and (C) within one year after the termination of the merger agreement, an Acquisition Proposal is consummated or any definitive agreement with respect to an Acquisition Proposal is entered into (provided that for purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning assigned to such term elsewhere in this joint proxy statement/prospectus, except that the references to “20%” in the definition of an “Acquisition Proposal” elsewhere in this joint proxy statement/prospectus shall be deemed to be references to “50%”); or

(2)	KeyCorp terminates the merger agreement because (i) prior to the adoption by First Niagara stockholders of the merger agreement, the First Niagara Board of Directors (A) submits the merger agreement to its stockholders without a recommendation for adoption, or otherwise withdraws or materially and adversely modifies its recommendation for adoption (or publicly discloses an intention to do so), or recommends to its stockholders an Acquisition Proposal other than the merger agreement, or (B) materially breaches its obligation to call a stockholder meeting and recommend to its stockholders, in accordance with the terms of the merger agreement, the adoption of the merger agreement or to refrain from soliciting alternative acquisition proposals or (ii) a tender offer or exchange offer for 20% or more of First Niagara’s outstanding shares of common stock is commenced (other than by KeyCorp or its subsidiaries) and the First Niagara Board of Directors recommends that First Niagara’s stockholders tender or exchange their shares (or fails to recommend a rejection of such tender or exchange offer within ten business days).

Effect of Termination

If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any of the parties unless a party fraudulently or willfully breaches the merger agreement. However, the provisions of the merger agreement relating to confidentiality obligations of the parties, the termination fee and certain other technical provisions will continue in effect notwithstanding termination of the merger agreement.

Amendments, Extensions and Waivers

The merger agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the merger by the shareholders of KeyCorp and First Niagara, in writing signed on behalf of each of the parties, provided that after any approval of the transactions contemplated by the merger agreement by the KeyCorp or First Niagara stockholders, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the effective time of the merger, the parties, by action taken or authorized by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained in the merger agreement, provided that after any approval of the transactions contemplated by the merger agreement by the KeyCorp or First Niagara stockholders, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party to any extension or waiver must be in writing.

Stock Market Listing

Application will be made by KeyCorp to have the KeyCorp common shares and the new KeyCorp preferred stock to be issued in the merger approved for listing on the NYSE, which is the principal trading market for existing shares of KeyCorp common shares and preferred stock. It is a condition to both parties’ obligation to complete the merger that such approval is obtained, subject to official notice of issuance. As promptly as reasonably practicable following the effective time of the merger, First Niagara common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Fees and Expenses

Except with respect to (i) costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger, which will be borne equally by KeyCorp and First Niagara, (ii) all filing and other fees in connection with any filing under the HSR Act, which shall be borne by KeyCorp and (iii) the termination fee, as described elsewhere in this joint proxy statement/prospectus, all fees and expenses incurred in connection with the merger agreement, and the transactions contemplated by the merger agreement, will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

LITIGATION RELATED TO THE MERGER

From November 9, 2015 to December 8, 2015, six purported class action lawsuits were filed in the Supreme Court of the State of New York, Erie County, challenging the merger. These actions, Fegley v. Crosby, et al., Case No. 15-812908 (filed Nov. 9, 2015); Mucha v. First Niagara Financial Group Inc., et al., Case No. 812976/2015 (filed Nov. 10, 2015); Steiner v. Crosby, et al., Case No. 813176/2015 (filed Nov. 13, 2015) Bushansky v. First Niagara Financial Group Inc., et al., Case No. 813348/2015 (filed Nov. 18, 2015); Baczkiewicz v. Crosby, et al., Case No. 813521/2015 (filed Nov. 23, 2015); and McCarthy v. First Niagara Financial Group Inc., et al., Case No. 814026/2015 (filed Dec. 8, 2015); name First Niagara, the individual members of the First Niagara Board of Directors, and KeyCorp as defendants. Amended complaints were filed in the Steiner, Bushansky, Mucha, Fegley, and Baczkiewicz suits on December 10, December 11, December 15 and December 17, 2015, and January 7, 2016, respectively, adding, among other things, allegations of material misstatements and omissions concerning the preliminary registration statement on Form S-4 filed by KeyCorp on November 30, 2015. On November 17, 2015, an additional purported class action lawsuit was filed in the Delaware Court of Chancery challenging the merger. This lawsuit, Howard L. Grossman Rollover IRA v. First Niagara Financial Group, Inc., et al., Case No. 11710, names First Niagara, the members of the First Niagara Board of Directors, and KeyCorp as defendants. The complaints contain substantially similar allegations, including that members of the First Niagara Board of Directors failed to take appropriate steps to maximize stockholder value and that the merger agreement contains deal protection provisions that are unnecessarily preclusive. The lawsuits further allege that First Niagara and KeyCorp aided and abetted the purported breaches of fiduciary duty. These actions seek a variety of equitable and injunctive relief including, among other things, enjoining the consummation of the merger, rescinding the merger to the extent already implemented, directing the defendants to account to the plaintiffs and the purported class for their damages, and awarding plaintiffs costs and attorneys’ fees. On February 2, 2016, defendants filed a motion to stay the Grossman suit. The defendants believe these lawsuits are wholly without merit, and intend to vigorously defend against them.

On December 4, 2015, a purported class action lawsuit was filed in the Court of Common Pleas for Cuyahoga County, Ohio. This action, Lassoft v. KeyCorp, et al., Case No. cv-15-855210, names KeyCorp and the individual members of the KeyCorp Board of Directors as defendants. The complaint alleges that the defendants breached their fiduciary duty of candor by failing to disclose certain facts and assumptions relied upon by the KeyCorp Board of Directors and its financial advisor in the preliminary proxy statement filed with the SEC. This action seeks equitable and injunctive relief including, among other things, enjoining the consummation of the merger and awarding plaintiffs costs and attorneys’ fees. On January 8, 2016, the parties reached an agreement in principle providing for the settlement of this action.

On December 30, 2015, a purported class action lawsuit, Desmarais v. First Niagara Financial Group Inc., et al., Case No. 1:15-cv-01226-UNA, was filed in the United States District Court for the District of Delaware naming First Niagara and the individual members of the First Niagara Board of Directors as defendants. The complaint alleges that members of the First Niagara Board of Directors failed to take appropriate steps to maximize stockholder value and that the merger agreement contains deal protection provisions that are unnecessarily preclusive. The complaint also alleges that members of the First Niagara Board of Directors violated the Exchange Act by authorizing the filing of a preliminary proxy statement containing material misstatements with the SEC. This action seeks a variety of equitable and injunctive relief including, among other things, enjoining the consummation of the merger, rescinding the merger to the extent already implemented, directing the defendants to account to the plaintiffs and the purported class for their damages, and awarding plaintiffs costs and attorneys’ fees. On January 13, 2016, First Niagara and the individual members of the First Niagara Board of Directors filed a motion to dismiss this lawsuit. The defendants believe this lawsuit is wholly without merit, and intend to vigorously defend against it.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OF THE MERGER

This section describes the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of: (1) First Niagara common stock who exchange shares of First Niagara common stock for a combination of KeyCorp common shares and cash pursuant to the merger and (2) First Niagara preferred stock (together with First Niagara common stock, “First Niagara stock”) who exchange shares of First Niagara preferred stock for new KeyCorp preferred stock pursuant to the merger.

For purposes of this discussion, a U.S. holder is a beneficial owner of First Niagara stock who for United States federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds First Niagara stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding First Niagara stock, you should consult your tax advisor.

This discussion addresses only those First Niagara stockholders that hold their First Niagara stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the United States federal income tax consequences that may be relevant to particular First Niagara stockholders in light of their individual circumstances or to First Niagara stockholders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons who exercise dissenters’ rights;

•	persons that hold First Niagara stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	certain expatriates or persons that have a functional currency other than the U.S. dollar;

•	persons who are not U.S. holders; and

•	stockholders who acquired their shares of First Niagara stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

The following discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

KeyCorp and First Niagara have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of KeyCorp to complete the merger is conditioned upon the receipt of an opinion from Simpson Thacher & Bartlett LLP, counsel to KeyCorp, to the effect that the merger will for federal income tax purposes qualify as a reorganization based upon customary representations made by KeyCorp and First Niagara. The obligation of First Niagara to complete the merger is conditioned upon the receipt of an opinion from Sullivan & Cromwell LLP, counsel to First Niagara, to the effect that the merger will for federal income tax purposes qualify as a reorganization based upon customary representations made by KeyCorp and First Niagara. Neither of these opinions is binding on the Internal Revenue Service or the courts. KeyCorp and First Niagara have not requested and do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger. Accordingly, each First Niagara stockholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

Tax Consequences of the Merger Generally to Holders of First Niagara Stock. If the merger is treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the tax consequences are as follows:

•	For First Niagara stockholders who receive KeyCorp common shares and cash in exchange for shares of First Niagara common stock pursuant to the merger:

•	gain (but not loss) will be recognized in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the KeyCorp common shares and cash (other than cash received instead of a fractional KeyCorp common share) received by a holder of First Niagara common stock exceeds such holder’s tax basis in its First Niagara common stock, and (2) the amount of cash received by such holder of First Niagara common stock (except with respect to any cash received instead of fractional interests in KeyCorp common shares, as discussed in the section entitled “Cash Received Instead of a Fractional KeyCorp Common Share” below);

•	the aggregate basis of the KeyCorp common shares received in the merger will be the same as the aggregate basis of the First Niagara common stock for which it is exchanged, decreased by the amount of cash received in the merger (except with respect to any cash received instead of fractional interests in KeyCorp common shares), decreased by any basis attributable to fractional interests in KeyCorp common shares for which cash is received, and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as ordinary dividend income, as discussed below, but excluding any gain recognized with respect to fractional interests in KeyCorp common shares for which cash is received); and

•	the holding period of KeyCorp common shares received in exchange for shares of First Niagara common stock will include the holding period of the First Niagara common stock for which it is exchanged.

•	For First Niagara stockholders who receive new KeyCorp preferred stock in exchange for shares of First Niagara preferred stock pursuant to the merger:

•	no gain or loss will be recognized;

•	the aggregate basis of the new KeyCorp preferred stock received in the merger will be the same as the aggregate basis of the First Niagara preferred stock for which it is exchanged; and

•	the holding period of new KeyCorp preferred stock received in exchange for shares of First Niagara preferred stock will include the holding period of the First Niagara preferred stock for which it is exchanged.

If holders of First Niagara stock acquired different blocks of First Niagara stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of First Niagara stock and such holders’ basis and holding period in their shares of KeyCorp common and new KeyCorp preferred stock may be determined with reference to each block of First Niagara stock.

Gain that holders of First Niagara common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their First Niagara common stock for more than one year as of the date of the merger. Long-term capital gain of non-corporate holders of First Niagara common stock is generally taxed at preferential rates. All or part of the gain that a particular U.S. holder of First Niagara common stock recognizes could be treated as dividend income rather than capital gain if (i) such U.S. holder is a significant shareholder of KeyCorp or (ii) such U.S. holder’s percentage ownership, taking into account constructive ownership rules, in KeyCorp after the merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely KeyCorp common shares rather than a combination of cash and KeyCorp common shares in the merger. This could happen, for example, because of ownership of additional KeyCorp common shares by such holder, ownership of KeyCorp common shares by a person related to such holder or a share repurchase by KeyCorp from other holders of KeyCorp common shares. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of First Niagara common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Cash Received Instead of a Fractional KeyCorp Common Share. A holder of First Niagara common stock who receives cash instead of a fractional KeyCorp common share will generally be treated as having received the fractional share pursuant to the merger and then as having sold that fractional KeyCorp common share for cash. As a result, a holder of First Niagara common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Payments of cash to a holder of First Niagara common stock may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to KeyCorp and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger and does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

UNAUDITED PRO FORMA

COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information combines the historical consolidated financial position and results of operations of KeyCorp and its subsidiaries and First Niagara and its subsidiaries, as an acquisition by KeyCorp of First Niagara using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of First Niagara will be recorded by KeyCorp at their respective fair values as of the date the merger is completed. The unaudited pro forma combined financial information should be read in conjunction with KeyCorp’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, and Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated in this joint proxy statement/prospectus by reference, and First Niagara’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, and Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated in this joint proxy statement/prospectus by reference. See “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus.

The merger was announced on October 30, 2015, and provides that each outstanding share of First Niagara common stock held immediately prior to the merger will be automatically converted into the right to receive 0.680 KeyCorp common shares and $2.30 in cash. The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, a First Niagara stockholder who receives a combination of KeyCorp common shares and cash, other than cash received in lieu of fractional KeyCorp common shares, in exchange for its First Niagara common stock pursuant to the merger will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the KeyCorp common shares and cash (other than cash received in lieu of fractional KeyCorp common shares) received by such First Niagara stockholder for its shares of First Niagara common stock exceeds such holder’s tax basis in its First Niagara common stock, and (2) the amount of cash, other than cash received in lieu of fractional KeyCorp common shares, received by such First Niagara stockholder in exchange for its shares of First Niagara common stock.

In addition, at the effective time of the merger, each share of the First Niagara preferred stock will be converted into the right to receive a share of the new KeyCorp preferred stock.

The unaudited pro forma combined condensed balance sheet gives effect to the merger as if the transaction had occurred on September 30, 2015. The unaudited pro forma combined condensed income statements for the nine months ended September 30, 2015, and the year ended December 31, 2014, give effect to the merger as if the transaction had become effective on January 1, 2014.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes beginning on page 126, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

KEYCORP AND SUBSIDIARIES UNAUDITED COMBINED CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2015

in millions, except per share amounts	KeyCorp As Reported	First Niagara As Reported (a)	Pro Forma Adjustments	Ref	Pro Forma Combined KeyCorp(a)
ASSETS
Cash and short-term investments	$2,434	$420	$(846)	A	$2,008
Trading account assets	811	—	—		811
Securities investments	19,312	12,006	(46)	B	31,272
Other investments	691	373	—		1,064
Loans, net of unearned income	60,085	23,666	(724)	C	83,027
Less: Allowance for loan losses	790	239	(239)	D	790

Net loans	59,295	23,427	(485)		82,237
Goodwill	1,060	1,348	280	E	2,688
Other intangible assets	74	52	350	F	476
Other assets	9,659	1,786	13	G	11,458
Discontinued assets	2,086	—	—		2,086

Total assets	$95,422	$39,413	$(734)		$134,101

LIABILITIES
Deposits	$71,073	$28,816	$(31)	H	$99,858
Federal funds purchased and securities sold under repurchase agreements	407	—	—		407
Bank notes and other short-term borrowings	677	4,086	—		4,763
Other liabilities	2,238	588	—		2,826
Long-term debt	10,310	1,783	(116)	I	11,977

Total liabilities	84,705	35,274	(147)		119,832

SHAREHOLDERS’ EQUITY
Preferred shares	290	338	—	J	628
Common shares	1,017	4	238	K	1,259
Capital surplus	3,914	4,228	(1,228)	L	6,914
Retained earnings (accumulated deficit)	8,764	(270)	243	M, N	8,737
Treasury stock, at cost	(3,008)	(143)	143	M	(3,008)
Accumulated other comprehensive income (loss)	(272)	(17)	17	M	(272)

Shareholders’ equity	10,705	4,139	(587)		14,257
Noncontrolling interest	12	—	—		12

Total equity	10,717	4,139	(587)		14,269

Total liabilities and equity	$95,422	$39,413	$(734)		$134,101

Common shares outstanding (000)	835,285	354,788	(113,532)	O	1,076,541
Book value per common share	$12.47	$10.82			$12.66

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

(a)	Totals may not add due to rounding.

KEYCORP AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED INCOME STATEMENT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

in millions, except per share amounts	KeyCorp As Reported	First Niagara As Reported (a)	Pro Forma Adjustments	Ref	Pro Forma Combined KeyCorp (a)
Interest income	$1,949	$894	$74	P	$2,917
Interest expense	203	105	7	Q	315

Net interest income	1,746	790	67		2,603
Provision for credit losses	121	53	—		174

Net interest income after provision for credit losses	1,625	736	67		2,428
Noninterest income	1,395	252	—		1,647
Noninterest expense	2,104	754	37	R	2,895

Income from continuing operations before income taxes	916	234	30		1,180
Income taxes	230	61	12	S	303

Income from continuing operations	686	173	18		877
Dividends on preferred stock, net income attributable to noncontrolling interests, and income allocable to unvested restricted stock awards	18	24	—		42

Income attributable and allocable to common shareholders	$668	$149	$18		$835

Basic earnings per share from continuing operations	$.79	$.42			$.77
Diluted earnings per share from continuing operations	.78	.42			.77

Weighted-average common shares outstanding (000)	839,758	351,055	(112,338)	T	1,078,475
Weighted-average common shares and potential common shares outstanding (000)	847,371	352,847	(112,606)	T	1,087,612

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

(a)	Totals may not add due to rounding.

KEYCORP AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2014

in millions, except per share amounts	KeyCorp As Reported	First Niagara As Reported (a)	Pro Forma Adjustments	Ref	Pro Forma Combined KeyCorp (a)
Interest income	$2,554	$1,207	$129	P	$3,890
Interest expense	261	122	18	Q	401

Net interest income	2,293	1,086	111		3,490
Provision for credit losses	57	96	—		153

Net interest income after provision for credit losses	2,236	990	111		3,337
Noninterest income	1,797	310	—		2,107
Goodwill impairment	—	1,100	—		1,100
Other noninterest expense	2,761	1,024	49	R	3,834

Income (loss) from continuing operations before income taxes	1,272	(824)	62		510
Income taxes	326	(109)	24	S	241

Income (loss) from continuing operations	946	(715)	38		269
Dividends on preferred stock, net income attributable to noncontrolling interests, and income allocable to unvested restricted stock awards	29	31	—		60

Income (loss) attributable and allocable to common shareholders	$917	$(746)	$38		$209

Basic earnings per share from continuing operations	$1.05	$(2.13)			$.19
Diluted earnings per share from continuing operations	1.04	(2.13)			.19

Weighted-average common shares outstanding (000)	871,464	350,237	(112,076)	T	1,109,625
Weighted-average common shares and potential common shares outstanding (000)	878,199	350,237	(112,076)	T	1,116,360

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

(a)	Totals may not add due to rounding.

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes have been prepared to illustrate the effects of the merger involving KeyCorp and First Niagara under the acquisition method of accounting with KeyCorp treated as the acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of First Niagara, as of the effective date of the merger, will be recorded by KeyCorp at their respective fair values and the excess of the merger consideration over the fair value of First Niagara’s net assets will be allocated to goodwill.

The merger, which is currently expected to be completed in the third quarter of 2016, provides for First Niagara common stockholders to receive 0.680 KeyCorp common shares and $2.30 in cash for each share of First Niagara common stock they hold immediately prior to the merger. Based on the closing trading price of KeyCorp common shares on the NYSE on October 29, 2015, the last trading day before the public announcement of the signing of the merger agreement, the value of the merger consideration per share of First Niagara common stock was $11.40. Based on the closing trading price of KeyCorp common shares on the NYSE on February 1, 2016, the last practicable date before the date of this joint proxy statement/prospectus, the value of the merger consideration per share of First Niagara common stock was $9.83. In addition, at the effective time of the merger, each share of First Niagara preferred stock will be converted into the right to receive a share of the new KeyCorp preferred stock.

The pro forma allocation of purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) First Niagara’s balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of KeyCorp’s shares vary from the assumed $13.38 per share, which represents the closing share price of KeyCorp common shares on October 29, 2015; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both KeyCorp and First Niagara are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the estimated accounting entries to record the merger transaction under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Core deposit and other intangible assets of $402 million are included in the pro forma adjustments separate from goodwill and amortized using the sum-of-the-years-digits method over ten years. When the actual amortization is recorded for periods following the merger closing, the straight line or sum-of-the-years-digits method will be used. Goodwill totaling $1.628 billion is included in the pro forma adjustments and is not subject to amortization. The purchase price is contingent on KeyCorp’s price per common share at the date of close, which has not yet occurred. Accordingly, a 10% increase or decrease in KeyCorp’s most recently used price per common share would result in a corresponding goodwill adjustment of approximately $324 million.

The preliminary purchase price allocation is as follows:

in millions, except per share amounts
Pro Forma Purchase Price
Estimated First Niagara shares outstanding (includes performance shares and stock options)	356
Cash consideration (per First Niagara share)	$2.30

Estimated cash portion of purchase price	819
Estimated First Niagara shares outstanding	356
Exchange ratio	.680

Total KeyCorp common shares issues	242
KeyCorp’s share price (as of October 29, 2015)	$13.38

Equity portion of purchase price	3,242
Exchange of First Niagara preferred stock for KeyCorp preferred stock	338

Total estimated consideration to be paid	4,399

First Niagara Net Assets at Fair Value
Assets acquired:
Cash and short-term investments	$420
Securities investments	11,960
Other investments	373
Loans, net of unearned income	22,942
Other intangible assets	402
Other assets	1,800

Total assets acquired	37,897

Liabilities assumed:
Deposits	28,785
Bank notes and other short-term borrowings	4,086
Other liabilities	588
Long-term debt	1,667

Total liabilities assumed	35,126
Net assets acquired	2,771

Preliminary pro forma goodwill	$1,628

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All taxable adjustments were calculated using a 38.5% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and short-term investments to reflect estimated cash of $819 million used to purchase First Niagara and contractually obligated after-tax merger costs of $27 million.

B.	Adjustment to securities classified as held-to-maturity to reflect estimated fair value of acquired investment securities.

C.	Adjustment to loans, net of unearned income of $724 million to reflect estimated fair value adjustments to acquired loans of $545 million for credit deterioration and $179 million for current interest rates and liquidity.

D.	Elimination of First Niagara’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

E.	Adjustments to goodwill to eliminate First Niagara goodwill of $1.348 billion at merger date and record estimated goodwill associated with the merger of $1.628 billion.

F.	Adjustments to other intangible assets to eliminate First Niagara other intangible assets of $52 million and record estimated other intangible assets associated with the merger of $402 million, which includes estimated core deposit intangible assets of $322 million.

G.	A net deferred tax asset of approximately $13 million was recorded for the effects of the acquisition accounting adjustments.

H.	Adjustment to deposits to reflect estimated fair value of acquired interest-bearing deposits.

I.	Adjustment to long-term debt to reflect estimated fair value of acquired long-term debt.

J.	Adjustments to preferred shares to eliminate the First Niagara preferred stock and replace it with the new KeyCorp preferred stock.

K.	Adjustments to KeyCorp common shares to eliminate First Niagara common stock of $4 million par value and record the issuance of KeyCorp common shares to First Niagara stockholders of $242 million par value.

L.	Adjustments to capital surplus to eliminate First Niagara capital surplus of $4.228 billion and record the issuance of KeyCorp common shares in excess of par value to First Niagara stockholders of $3 billion.

M.	Adjustments to eliminate remaining First Niagara equity balances of $430 million.

N.	Adjustment to retained earnings to reflect contractually obligated after-tax merger costs of $27 million.

O.	Adjustments to KeyCorp’s common shares outstanding to eliminate shares of First Niagara common stock outstanding of 354,787,808 and record KeyCorp common shares of 241,255,709, calculated using the exchange ratio of 0.680 per share.

P.	Net adjustments to interest income of $74 million for the nine months ended September 30, 2015 and $129 million for the year ended December 31, 2014 to eliminate First Niagara’s amortization of premiums and accretion of discounts on previously acquired loans and record estimated amortization of premiums and accretion of discounts on acquired loans of First Niagara. An estimated average life of 56.1 months was used to reflect the accretion of loan discounts from the interest rate fair value adjustment.

Q.	Net adjustments to interest expense of $7 million for the nine months ended September 30, 2015 and $18 million for the year ended December 31, 2014 to eliminate First Niagara’s amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits of First Niagara.

R.	Net adjustments to noninterest expense of $37 million for the nine months ended September 30, 2015 and $49 million for the year ended December 31, 2014 to eliminate First Niagara’s amortization expense on other intangible assets and record estimated amortization of acquired other intangible assets. See Note 2 for additional information regarding KeyCorp’s amortization of acquired other intangible assets.

S.	Adjustment to income tax expense to record the income tax effect of pro forma adjustments at the estimated statutory tax rate of 38.5%.

T.	Adjustments to weighted-average KeyCorp common shares outstanding to eliminate First Niagara weighted-average common stock outstanding and record KeyCorp common shares outstanding, calculated using the exchange ratio of 0.680 per share for all shares except for shares issued for equity awards, which were calculated using an exchange ratio of 0.850 (no cash received for equity awards).

Note 4—Estimated Cost Savings and Merger Integration Costs

KeyCorp expects to realize approximately $400 million, or 40% of First Niagara’s current noninterest expense, in annual pre-tax cost savings following the merger. Estimated cost savings is expected to be fully realized in fiscal year 2018 and is excluded from this pro forma analysis.

Merger- and integration-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger- and integration-related costs are estimated to be $550 million pre-tax.

Note 5—Divestiture of First Niagara Bank and/or KeyBank Branches

Due to the competitive considerations of the merger in accordance with regulatory guidelines, KeyCorp expects that it will have to divest First Niagara Bank and/or KeyBank branches in certain banking areas in order to obtain regulatory approvals to complete the transactions contemplated by the merger agreement. If required by regulatory authorities, KeyCorp will divest branches in certain areas in a manner sufficient to eliminate such regulatory authorities’ competitive concerns. However, these branch divestitures have not yet been identified and therefore are excluded from the pro forma analysis. See “Regulatory Approvals Required for the Merger” beginning on page 99.

COMPARISON OF SHAREHOLDERS’ RIGHTS

General

First Niagara is incorporated under the laws of the State of Delaware and the rights of First Niagara stockholders are governed by the laws of the State of Delaware, including the DGCL, First Niagara’s charter and First Niagara’s bylaws. As a result of the merger, First Niagara stockholders who receive KeyCorp common shares will become KeyCorp shareholders. KeyCorp is incorporated under the laws of the State of Ohio and the rights of KeyCorp shareholders are governed by the laws of the State of Ohio, including the Ohio General Corporation Law (which we refer to as the “OGCL”), KeyCorp’s articles and KeyCorp’s regulations. Thus, following the merger, the rights of First Niagara stockholders who become KeyCorp shareholders in the merger will no longer be governed by the laws of the State of Delaware, First Niagara’s charter and First Niagara’s bylaws and instead will be governed by the laws of the State of Ohio, as well as by KeyCorp’s articles and KeyCorp’s regulations.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of KeyCorp shareholders under KeyCorp’s articles and KeyCorp’s regulations (right column), and the rights of First Niagara stockholders under First Niagara’s charter and First Niagara’s bylaws (left column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of KeyCorp’s articles and KeyCorp’s regulations, and First Niagara’s charter and First Niagara’s bylaws, as well as the relevant provisions of the OGCL and the DGCL. Copies of KeyCorp’s and First Niagara’s governing documents are filed as exhibits to the reports of KeyCorp and First Niagara as incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus.

First Niagara	KeyCorp

Authorized Capital Stock

First Niagara’s charter authorizes First Niagara to issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of the First Niagara record date, there were 351,540,998 shares of First Niagara common stock outstanding and 14,000,000 shares of First Niagara preferred stock outstanding.	KeyCorp’s articles authorize KeyCorp to issue up to 1,400,000,000 common shares, par value $1.00 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of the KeyCorp record date, there were 826,924,235.7 shares of the KeyCorp common shares outstanding and 2,900,234 shares of preferred stock outstanding.

Number of Directors

First Niagara’s charter provides that the number of directors may be fixed from time to time exclusively by a resolution adopted by a majority of the total number of directors which First Niagara would have if there were no vacancies on the Board of Directors. The First Niagara Board of Directors currently has ten directors.	KeyCorp’s regulations provide for KeyCorp’s Board of Directors to consist of no fewer than 12 and, assuming the regulations amendment is approved by KeyCorp’s shareholders, no more than 17 directors, with the exact number to be fixed from time to time by the Board of Directors or shareholders. KeyCorp’s Board of Directors may change the size of the Board of Directors within the foregoing range by the affirmative vote of a majority of the entire authorized Board. KeyCorp’s shareholders may fix or change the size of KeyCorp’s Board of Directors within the foregoing range at a meeting of the shareholders of KeyCorp called for the purpose of electing directors at which a quorum is present by the affirmative vote

First Niagara	KeyCorp

of the majority of the shares that are represented at the meeting and entitled to vote on the proposal. KeyCorp’s Board of Directors presently consists of 14 directors.

Under the OGCL, the number of directors of a corporation may not be less than one.

Classes of Directors

First Niagara’s Board of Directors is not classified. First Niagara’s charter provides for annual election of directors.	KeyCorp’s Board of Directors is not classified. KeyCorp’s regulations provide for annual election of directors.

Special Meetings of the Board of Directors

First Niagara’s bylaws provide that a special

meeting of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board of Directors. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than two days before the meeting or by e-mailing, faxing or by telephoning of the same not less than 24 hours before the meeting.

KeyCorp’s regulations provide that a special meeting of directors shall be held whenever called by the Chairperson of the Board, President or a majority of the directors. Notice of each special meeting of the Board shall be given to each director personally or by telephone, no later than the day before the meeting is to be held, or if sent by other electronic communication, at least two days before the day on which the meeting is held.

Removal of Directors

First Niagara’s charter provides that, subject to the rights of the holders of any series of outstanding preferred shares, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.	KeyCorp’s regulations provide that any director may be removed if (i) by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (ii) within 60 days from the director’s election, the director does not qualify by accepting the election to such office or by acting at a meeting of directors. Directors may only be removed from office by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp entitled to elect directors in place of those removed.

Filling Vacancies on the Board of Directors

First Niagara’s charter provides that, subject to the rights of the holders of any series of outstanding preferred shares, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum.	KeyCorp’s regulations provide that, subject to the rights of the holders of any series of preferred stock, vacancies on the Board of Directors resulting from death, resignation, removal or other cause, may be filled by the affirmative vote of the majority of the directors, whether or not a quorum exists, or by a sole remaining director. Newly created directorships resulting from an increase in the number of directors by the Board of Directors may be filled by an

First Niagara	KeyCorp

affirmative vote of a majority of the directors, or if not so filled, by the shareholders at the next annual meeting or at a special meeting called for that purpose.

If the shareholders increase the authorized number of directors but fail at the meeting in which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office.

Any director elected to fill a vacancy shall remain in office for the remainder of the unexpired term or until such director’s successor shall have been elected and qualified.

Nomination of Director Candidates by Shareholders

First Niagara’s bylaws provide that nominations of individuals for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of record of First Niagara entitled to vote at the annual meeting who properly submits timely notice in writing to the Secretary of the corporation. To be timely, the notice must be delivered to the Secretary of the corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the notice must be given by the later of the close of business on (i) the date 90 days prior to the date of such meeting or (ii) the tenth day following the date that the date of such meeting is first publicly announced or disclosed.	KeyCorp’s regulations allow any shareholder entitled to vote in the election of directors to nominate persons for election to the KeyCorp Board of Directors, but only if written notice of a shareholder’s intent to make a nomination is given to KeyCorp’s Secretary not less than 60 nor more than 90 days prior to the meeting. However, if KeyCorp provides shareholders with less than 75 days’ notice or public disclosure of the meeting date, then notice of a shareholder’s nomination must be received no later than the close of business on the fifteenth day following the earlier of the day on which notice of the meeting was mailed or such public disclosure was made.

Calling Special Meetings of Shareholders

Under First Niagara’s charter and bylaws, subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.	Under KeyCorp’s regulations, a special meeting of shareholders may be called for any purpose by (i) the Chairperson of the Board of Directors, (ii) the President or, in the case of the President’s absence, death or disability, the Vice President, (iii) the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting or (iv) by shareholders holding 25% of all shares outstanding and entitled to vote at the special meeting.

First Niagara	KeyCorp

Upon written request, notice of a special meeting shall be given to shareholders entitled to notice of such meeting and such meeting shall be held on a date not less than ten nor more than 60 days after the receipt of such request. If notice is not given within 30 days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in KeyCorp’s amended and restated regulations, or cause such notice to be given by any designated representative.

Shareholder Proposals

First Niagara’s bylaws provide that a proposal may be brought before an annual meeting by any stockholder of record who provides timely notice thereof in writing to the Secretary of First Niagara. To be timely, the notice must be delivered to the Secretary of First Niagara not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the notice must be given by the later of the close of business on (i) the date 90 days prior to the date of such meeting or (ii) the tenth day following the date that the date of such meeting is first publicly announced or disclosed. The notice must contain the following information: (i) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in First Niagara or the matter the notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “interested persons”), (ii) the name and address of all interested persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of First Niagara or any of its subsidiaries held by all interested persons,

Under KeyCorp’s regulations, at any annual meeting of shareholders, proposals by shareholders shall only be considered if advance notice has been timely given and such proposals are otherwise proper for consideration under applicable law and KeyCorp’s articles. Written notice of the shareholder proposal addressed to KeyCorp’s Secretary must be received at the principal executive offices not less than 60 nor more than 90 days prior to the meeting. However, if KeyCorp provides shareholders with less than 75 days’ notice or public disclosure of the meeting, then notice of a shareholder’s written proposal must be received no later than the close of business on the fifteenth day following the earlier of the day on which notice of the meeting was mailed or such public disclosure was made. Notice must be accompanied by the text of the proposal to be presented, a brief written statement of the reasons why the shareholder favors the proposal, the shareholder’s name and address, number and class of shares of KeyCorp stock beneficially owned, and any material interest of such shareholder in the proposal.

No proposals by shareholders shall be considered at any special meeting of shareholders unless such special meeting was called for the purpose of considering such proposal. If under Rule 14a-8 of the Securities Exchange Act of 1934, KeyCorp is required to set forth a proposal of a shareholder in its proxy statement, the provisions of Rule 14a-8, to the extent applicable, shall prevail over any conflicting provisions under KeyCorp’s regulations.

First Niagara	KeyCorp

(iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of any interested person with respect to First Niagara or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for First Niagara, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of First Niagara or its subsidiaries), or to increase or decrease the voting power of such interested person, and if so, a summary of the material terms thereof, and (v) a representation that the stockholder is a holder of record of stock of First Niagara that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice. Any stockholder notice with respect to a matter other than the nomination of directors must contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders and (ii) a brief written statement of the reasons why such stockholder favors the proposal.

Action by Written Consent

First Niagara’s charter provides that any action required or permitted to be taken by First Niagara’s stockholders must be effected at a duly called annual or special meeting of the First Niagara stockholders and may not be effected by any consent in writing by such stockholders.	Under the OGCL, KeyCorp shareholders may take action, without a meeting, by the written unanimous consent of shareholders who would be entitled to notice of a shareholder meeting held for such purpose. Otherwise, shareholders are able to take action only at an annual or special meeting called in accordance with KeyCorp’s regulations.

Notice of Shareholder Meetings

First Niagara’s bylaws provide that written notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, must be given, not less than 10 nor more than 60 days before the date on which the	KeyCorp’s regulations provide that KeyCorp must give written notice, either by personal delivery, mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than 60 days before any shareholders meeting, to each shareholder entitled to vote at such a meeting. The notice shall state the place, date and hour, the purposes of the meeting and the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment.

First Niagara	KeyCorp

meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Quorum at Shareholders Meetings

First Niagara’s bylaws provide that the presence of holders of a majority of the outstanding shares of the stock entitled to vote on a matter at any meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.	KeyCorp’s regulations provide that the presence of holders of shares entitled to exercise a majority of the voting power of KeyCorp at the meeting in person, by proxy, or by the use of communications equipment shall constitute a quorum for the transaction of business at any meeting of the shareholders.

Shareholder Rights Plan

First Niagara has not adopted a stockholder rights plan.	KeyCorp has not adopted a shareholder rights plan.

Anti-Takeover Provisions and Other Shareholder Protections

First Niagara’s charter provides that in no event shall any record owner of any outstanding shares of common stock which are beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (the “limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the limit, except that such restriction does not apply to any tax qualified employee stock benefit plan established by a vote of the majority of the entire Board of Directors, which shall be able to vote in respect to shares held in excess of the limit. First Niagara’s charter further provides that the number of votes which may be cast by any record owner by virtue of the foregoing restriction in respect of common stock beneficially owned by such person owning shares in excess of the limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast subject to the foregoing restriction, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the limit.	The OGCL prohibits any transaction, such as mergers, consolidations, combinations or majority share acquisitions between an Ohio corporation and an “interested shareholder”, including an affiliate or associate of such interested shareholder (referred to as a “Chapter 1704 transaction”), for a period of three years from the date on which a shareholder first becomes an interested shareholder unless, prior to the interested shareholder’s share acquisition, the directors of the corporation approved the transaction or approved the purchase of shares by the interested shareholder. An “interested shareholder” is defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation. After such three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with, the directors of the corporation approved the purchase of shares which made the shareholder an interested shareholder, or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation or such other percentage set forth in KeyCorp’s articles provided that a majority of the disinterested shareholders approve the transaction.

First Niagara	KeyCorp
In addition, § 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” (as defined under the DGCL) with a person owning 15% or more of the corporation’s voting stock for three years following the time that a person becomes a 15% stockholder, with certain exceptions. First Niagara has not opted out of § 203 of the DGCL and is therefore governed by the default terms of this provision of the DGCL.

KeyCorp’s regulations provide that the affirmative vote of at least two-thirds of the Board of Directors shall be required for the approval or recommendation of a 1704 transaction, any transaction which results in the issuance or transfer by KeyCorp to any person or entity of voting stock of KeyCorp in an amount greater than 15% of the outstanding voting stock of KeyCorp before giving effect to the issuance or transfer and any transaction involving KeyCorp which has the effect, directly or indirectly, of increasing the proportionate share of the stock or securities of any class or series of KeyCorp which is owned by an interested shareholder.

Additionally, the OGCL generally prohibits transactions pursuant to which a person obtains one-fifth or more but less than one-third of all the voting power of a corporation, one-third or more but less than a majority of all of the voting power of a corporation, or a majority or more of all the voting power of a corporation (a “control share acquisition”), unless the shareholders approve the transaction at a special meeting, at which a quorum is present, by both the affirmative vote of a majority of the voting power of the corporation and by the affirmative vote of a majority of the voting power of the corporation excluding the voting power of interested shares. A corporation can provide in its articles of incorporation or regulations that the OGCL provisions will not apply to control share acquisitions of shares of such corporation. KeyCorp’s articles provide that the OGCL provisions will not apply to control share acquisitions of shares of KeyCorp.

Indemnification of Directors and Officers

First Niagara’s charter provides for the indemnification to the fullest extent authorized by the DGCL of each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of First Niagara or is or was serving at the request of First Niagara as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”); provided, however, that, except as with respect to certain proceedings to enforce rights to indemnification, First Niagara shall indemnify any such indemnitee in connection with a proceeding (or part	Under the OGCL, a corporation may indemnify directors and officers from liability, other than in an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of a corporation, a person may not be indemnified (i) if the person seeking indemnification is found liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which such action was brought determines

First Niagara	KeyCorp

thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

§102(b)(7) of the DGCL prohibits an exemption or limitation of a director’s liability in cases involving a director’s breach of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, improper personal benefits, or improper dividends or distributions.

such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the OGCL require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he was a party to by reason of the fact that he is or was a director of the corporation. The indemnification authorized by the OGCL is not exclusive and is in addition to any other rights granted to directors under the articles of incorporation or regulations of the corporation or to any agreement between the directors and the corporation.

Under KeyCorp’s regulations, KeyCorp shall indemnify, to the fullest extent permitted by the OGCL, directors, officers, and employees from liability by reason of the fact that he or she is or was a director, officer, or employee of KeyCorp, or is or was serving at the request of KeyCorp as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into KeyCorp of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by KeyCorp (as the surviving entity) for acts, omissions, or other events or occurrences prior to the merger to the same extent he or she would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

Amendments to Articles/Certificate of Incorporation and Bylaws

Under § 242 of Delaware law, a corporation’s charter may be amended only if the proposed amendment is approved by the Board of Directors and, unless the amendment adversely affects a class of non-voting shares, the holders of a majority of the outstanding shares of stock entitled to vote.

In addition, First Niagara’s charter provides that certain amendments to the charter, including those related to Article FOURTH, Section C (regarding the voting rights of beneficial owners of greater than 10% of the outstanding shares of First Niagara common stock), Article FIFTH, Section C (prohibiting stockholder

KeyCorp’s articles may be amended by the affirmative vote of a majority of the voting power of KeyCorp.

KeyCorp’s regulations may only be amended (i) at a meeting of shareholders, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal, or (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of KeyCorp on such proposal.

First Niagara	KeyCorp

action by written consent), Article FIFTH, Section D (regarding authority to call special meetings of the stockholders), Article SIXTH (regarding the election, removal and number of directors), Article SEVENTH (permitting the Board of Directors to adopt, amend or repeal First Niagara’s bylaws), Article NINTH (regarding indemnification) and Article ELEVENTH (regarding amendment of the charter), must be approved by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares of First Niagara capital stock entitled to vote generally in the election of directors, voting together as a single class.

Under the terms of First Niagara’s charter and bylaws, First Niagara’s bylaws may be amended upon the vote of two-thirds of the entire Board of Directors. The stockholders also have the power to adopt, amend or repeal the bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock required by law or by the charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of First Niagara capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the bylaws.

Appraisal Rights

Under the DGCL, First Niagara stockholders are entitled to exercise certain appraisal rights in the event of a merger or consolidation in which First Niagara is a constituent, if such a transaction meets the requirements outlined below.

Appraisal rights are not available to First Niagara stockholders if (a) at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, First Niagara common stock was listed on a national securities exchange or held of record by more than 2,000 holders, or (b) First Niagara was the surviving corporation in the merger or consolidation, and the merger or consolidation did not require stockholder approval.

Notwithstanding the foregoing, appraisal rights are available to First Niagara stockholders if (a) in the merger or consolidation, First Niagara stockholders are required to accept consideration other than (i) shares of stock in the surviving corporation, (ii) shares of stock in a corporation that are listed on a national securities

Under the OGCL, dissenting shareholders of an Ohio corporation being merged into or consolidated with another corporation are entitled to appraisal rights, which is the right to dissent from certain corporate actions and demand payment of the fair value of their shares. In some circumstances, shareholders of an acquiring corporation are also entitled to appraisal rights in connection with a merger, combination or majority share acquisition in which those shareholders are entitled to voting rights. The OGCL provides shareholders of an acquiring corporation with voting rights if the acquisition involves the transfer of shares of the acquiring corporation entitling the recipients of those shares to exercise one-sixth or more of the voting power of the acquiring corporation after the consummation of the transaction. However, appraisal rights are not available to shareholders of an acquiring corporation if the shares entitling those shareholders to vote are listed on an exchange both as of the day immediately preceding the date of the special meeting to approve the agreement of merger and immediately following the effective time of the merger.

First Niagara	KeyCorp

exchange or are held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing; or (b) the surviving corporation in the merger or consolidation will be a public benefit corporation and First Niagara stockholders will become stockholders of that corporation.

The DGCL also outlines the procedures that stockholders must follow to exercise their appraisal rights. See “Appraisal Rights” beginning on page 149.

KeyCorp’s shareholders do not have any appraisal rights in connection with the merger.

DESCRIPTION OF KEYCORP CAPITAL STOCK

As a result of the merger, First Niagara common stockholders who receive KeyCorp common shares in the merger will become KeyCorp shareholders. Your rights as KeyCorp shareholders will be governed by Ohio law and KeyCorp’s articles and regulations. The following description of the material terms of KeyCorp’s capital stock, including the common shares and preferred stock to be issued in the merger, reflects the anticipated state of affairs upon completion of the merger. We urge you to read the applicable provisions of Ohio law, KeyCorp’s articles and regulations and federal law governing bank holding companies carefully and in their entirety because they describe your rights as a holder of KeyCorp’s common shares and preferred stock.

General

KeyCorp’s authorized capital stock consists of 1,400,000,000 common shares, par value $1.00 per share and 25,000,000 preferred shares, par value $1.00 per share. As of the KeyCorp record date, there were 826,924,235.7 KeyCorp common shares outstanding and 2,900,234 shares of KeyCorp preferred stock outstanding.

As of the KeyCorp record date, 27,684,962 KeyCorp common shares were reserved for issuance upon conversion or exercise or settlement of outstanding stock options, restricted stock awards and restricted stock unit awards.

Because KeyCorp is a holding company, the rights of KeyCorp to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of KeyCorp shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that KeyCorp itself may be a creditor of that subsidiary with recognized claims. Claims on KeyCorp’s subsidiaries by creditors other than KeyCorp will include substantial obligations with respect to deposit liabilities and purchased funds. As a result, shares of KeyCorp’s capital stock are effectively subordinated to all existing and future liabilities and obligations of its subsidiary, KeyBank. At December 31, 2015, KeyBank’s total deposits and borrowings were approximately $81.3 billion. In addition, federal banking law limits the amount of capital distributions that a bank can make to its holding company without prior regulatory approval.

Preferred Stock

KeyCorp’s Board of Directors is authorized to cause shares of preferred stock to be issued in one or more series and with respect to each such series fix (a) the designation of the series, (b) the authorized number of shares of the series, which the board (except as otherwise provided in the creation of the series) may increase or decrease, (c) the dividend rate or rates (which may be fixed or adjustable) of the shares of the series, (d) the dates on which dividends, if declared, will be payable, (e) redemption rights, if any, for the shares of the series (f) the amount, terms, conditions and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series, (g) the amounts payable on the shares of the series in any liquidation, dissolution or winding up of the affairs of KeyCorp, (h) whether the shares of the series will be convertible into another class of preferred stock or into common shares and (i) the restrictions, if any, upon the issue of any additional shares of the same series.

Fixed-to-Floating Rate Perpetual Noncumulative Preferred Stock, Series C. Pursuant to the merger agreement and in connection with the transactions contemplated thereby, KeyCorp will file with the Secretary of State of the State of Ohio the amended articles designating the new KeyCorp preferred stock. The new KeyCorp preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of KeyCorp’s shares or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase. The new KeyCorp preferred stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The new KeyCorp preferred stock will rank, as to the payment of dividends and/or distribution of assets upon KeyCorp’s liquidation, dissolution or wind-up, senior to KeyCorp’s common shares and either junior, senior or equal to any other class or series of shares issued by KeyCorp that are designated as junior, senior or equal to the new KeyCorp preferred stock.

Holders of the new KeyCorp preferred stock will be entitled to receive, when, as and if declared by KeyCorp’s Board of Directors out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25 per share at (i) from and including the date of original issuance to but excluding February 15, 2017, a rate of 8.625% per annum, and (ii) from and including February 15, 2017, a floating rate equal to three-month LIBOR plus a spread of 7.327% per annum. Dividends on the new KeyCorp preferred stock will be payable quarterly in arrears on the 15th of each February, May, August and November, with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date.

The new KeyCorp preferred stock will not be subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of the new KeyCorp preferred stock will not have the right to require the redemption or repurchase of the new KeyCorp preferred stock.

KeyCorp may redeem shares of the new KeyCorp preferred stock on any dividend payment date on or after February 15, 2017, in whole or in part, from time to time, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the new KeyCorp preferred stock called for redemption. Dividends will cease to accrue on those shares on and after the redemption date. Redemption of the new KeyCorp preferred stock is subject to KeyCorp’s receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the new KeyCorp preferred stock.

In the event KeyCorp liquidates, dissolves or winds up its business and affairs, either voluntarily or involuntarily, holders of the new KeyCorp preferred stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before KeyCorp makes any distribution of assets to the holders of its common shares or any other class or series of shares ranking junior to the new KeyCorp preferred stock with respect to the distribution of assets. If the assets of KeyCorp are not sufficient to pay in full all amounts payable, including declared but unpaid dividends, with respect to the new KeyCorp preferred stock and any stock having the same rank as the new KeyCorp preferred stock with respect to the distribution of assets, the holders of the new KeyCorp preferred stock and that other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the new KeyCorp preferred stock and any stock having the same rank as the new KeyCorp preferred stock are paid in full, they will have no right or claim to any of KeyCorp’s remaining assets.

Holders of the new KeyCorp preferred stock will have no voting rights except in limited circumstances, including (i) with respect to the election of two directors, whose seats are automatically added to the then-current Board of Directors of KeyCorp, in certain circumstances where dividends have not been paid for six quarterly dividend periods or more, (ii) with respect to amendments to KeyCorp’s articles or regulations that would, assuming the articles amendment proposals are approved by KeyCorp’s shareholders, adversely affect the voting powers, rights or preferences of the holders of the new KeyCorp preferred stock, (iii) the authorization, creation or increase in the authorized number of, any shares of any class ranking senior to the new KeyCorp preferred stock or the purchase or redemption of less than all of the outstanding shares of KeyCorp’s preferred stock (including the new KeyCorp preferred stock) and (iv) assuming the articles amendment proposals are approved by KeyCorp’s shareholders, in the event of any combination, majority share acquisition (each as defined by Ohio law), merger or consolidation of KeyCorp with another entity unless, in each case, (A) the shares of new KeyCorp preferred stock remain outstanding or are converted into preference securities of the surviving or resulting corporation or a corporation controlling such corporation (in each case, which is an entity organized in the United States) and (B) the new KeyCorp preferred stock remaining outstanding or such new preference securities, as the case may be, have voting powers, rights, privileges and preferences that are not materially less favorable to the holders thereof than the voting powers, rights, privileges and preferences of the new KeyCorp preferred stock.

Common Shares

The holders of KeyCorp’s common shares are entitled to share equally, share for share, in dividends declared, if any, by KeyCorp’s Board of Directors. The payment of dividends on KeyCorp’s common shares is subject to the prior payment of dividends on its preferred stock.

Subject to the rights, if any, of the holders of any series of KeyCorp’s preferred stock, holders of KeyCorp’s common shares have exclusive voting rights and are entitled to one vote for each common share on all matters voted upon by the shareholders. Holders of KeyCorp’s common shares do not have the right to cumulate their voting power.

Holders of KeyCorp’s common shares are not entitled to preemptive or preferential rights. KeyCorp’s common shares have no redemption or sinking fund provisions applicable thereto. KeyCorp’s common shares do not have any conversion rights and the rights of holders thereof will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

KeyCorp may issue authorized but unissued common shares in connection with several employee benefit and stock option and incentive plans maintained by KeyCorp or its subsidiaries.

KeyCorp’s outstanding common shares are fully paid and non-assessable and future issuances of common shares, when fully paid for, will be non-assessable. However, the OGCL provides that a shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles of KeyCorp will be liable to KeyCorp for the amount received by such shareholder that is in excess of the amount that could have been paid or distributed without violation of law or the articles.

In the event of KeyCorp’s voluntary or involuntary liquidation, dissolution, or winding up, the holders of KeyCorp’s common shares are entitled to receive, on a share for share basis, any of its assets or funds available for distribution after KeyCorp has paid in full all of its debts and distributions and the full liquidation preferences of all series of its outstanding preferred stock.

EXPERTS

The consolidated financial statements of KeyCorp included in KeyCorp’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in this joint proxy statement/prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited combined condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2015, June 30, 2015, and September 30, 2015, incorporated by reference in this joint proxy statement/prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. Moreover, their separate reports dated May 5, 2015, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, August 3, 2015, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and November 2, 2015, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement, of which this joint proxy statement/prospectus is a part, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated statements of condition of First Niagara and its subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report of the effectiveness of internal control over financial reporting as of December 31, 2014, expresses an opinion that First Niagara did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states, “A material weakness related to the Company’s allowance for loan losses process has been identified and included in management’s assessment.”

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP will deliver, prior to the effective time of the merger, their opinions to KeyCorp and First Niagara, respectively, as to certain United States federal income tax consequences of the merger. See “Material United States Federal Income Tax Consequences of the Merger” beginning on page 119.

The legality of KeyCorp common shares and the new KeyCorp preferred stock offered by this joint proxy statement/prospectus will be passed upon for KeyCorp by Paul N. Harris, Secretary and General Counsel of KeyCorp.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to shareholders residing at the same address, unless such shareholders have notified the company whose shares they hold of their desire to receive multiple copies of the joint proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If you are a KeyCorp shareholder, KeyCorp will promptly deliver a separate copy of this joint proxy statement/prospectus to you if you direct your request to KeyCorp Investor Relations at (216) 689-4221. If you want to receive separate copies of a KeyCorp proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact KeyCorp at the above address and telephone number.

If you are a First Niagara stockholder, First Niagara will promptly deliver a separate copy of this joint proxy statement/prospectus to you if you direct your request to First Niagara Investor Relations at (716) 819-5669. If you want to receive separate copies of a First Niagara proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact First Niagara at the above address and telephone number.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, neither KeyCorp’s nor First Niagara’s Board of Directors knows of any matters that will be presented for consideration at their respective special meetings other than as described in this joint proxy statement/prospectus. If any other matters properly come before the KeyCorp special meeting or the First Niagara special meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

FIRST NIAGARA ANNUAL MEETING STOCKHOLDER PROPOSALS

First Niagara does not anticipate holding a 2016 annual meeting of stockholders if the merger is completed during the third quarter of 2016, as currently expected. In the event that the merger is not completed in 2016, or at all, First Niagara may hold a 2016 annual meeting. Any stockholder nominations or proposals for other business intended to be presented at First Niagara’s next annual meeting must be submitted to First Niagara as set forth below.

In order to be eligible for inclusion in First Niagara’s proxy statement and proxy card relating to its 2016 annual meeting of stockholders, if such meeting is held, any stockholder proposal to take action at such meeting must be received at First Niagara’s executive offices located at 726 Exchange Street, Suite 618, Buffalo, New York 14210, Attention: Corporate Secretary, no later than January 30, 2016, except if First Niagara’s 2016 annual meeting of stockholders, if any, is held more than 30 days after the anniversary of the 2015 annual meeting, such stockholder proposals must be received by the later of (i) 90 days prior to the 2016 annual meeting date and (ii) the tenth day following the public announcement or disclosure of the 2016 annual meeting date. Proposals must comply with the applicable rules and regulations of the SEC and applicable provisions of the First Niagara bylaws.

KEYCORP ANNUAL MEETING SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for KeyCorp’s 2016 annual meeting was December 10, 2015.

KeyCorp’s regulations set an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in KeyCorp’s proxy statement under Rule 14a-8). Shareholder proposals submitted outside of Rule 14a-8 for KeyCorp’s 2016 annual meeting must be received by the Secretary of KeyCorp no less than 60 and no more than 90 days before the meeting. Article I, Section 8 of KeyCorp’s regulations specifies the information and statements that must be included in any shareholder proposal. The KeyCorp proxy relating to KeyCorp’s 2016 annual meeting will give the proxy holders the discretion to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in KeyCorp’s regulations.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting must strictly comply with the requirements of Article II, Section 2(b) of KeyCorp’s regulations, including providing notice to the Secretary of KeyCorp not less than 60 nor more than 90 days prior to the meeting. Article II, Section 2(b) of KeyCorp’s regulations specifies the information and statements that must be included in any shareholder recommendation.

APPRAISAL RIGHTS

Holders of shares of First Niagara common stock who meet certain requirements are entitled to seek appraisal rights.

Under Section 262 of the DGCL, holders of shares of First Niagara common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL (which we refer to as “Section 262”) will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, determined as described below.

Failure to follow precisely any of the statutory requirements could result in the loss of your appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this joint proxy statement/prospectus as Appendix F. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that First Niagara stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of First Niagara common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock of First Niagara held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of First Niagara common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders as of the record date that appraisal rights are available and include in the notice a copy of Section 262. This joint proxy statement/prospectus shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Appendix F. In connection with the merger, any holder of shares of First Niagara common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Appendix F carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights. In addition, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, First Niagara believes that if a stockholder considers exercising such rights such stockholder should consider seeking legal and financial advice.

Filing Written Demand

Any holder of shares of First Niagara common stock wishing to exercise appraisal rights must deliver to First Niagara, before the vote on the adoption of the merger agreement at the First Niagara special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the adoption of the merger agreement. A holder of shares of First Niagara common stock wishing to exercise appraisal rights must hold the shares of record on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Voting against the adoption of the merger agreement or abstaining from voting or failing to vote on the proposal to adopt the merger agreement will not by itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform First Niagara of the identity of the holder, as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the adoption of the merger agreement at the First Niagara special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of First Niagara common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of First Niagara common stock should be executed by or on behalf of the holder of record. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. Stockholders who hold their shares in bank, brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their bank, brokers or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

All written demands for appraisal pursuant to Section 262 should be delivered to the Corporate Secretary of First Niagara at First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, NY 14210.

Any holder of shares of First Niagara common stock who has not commenced an appraisal proceeding or joined such proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to the surviving corporation of the merger a written withdrawal of the demand for appraisal and an acceptance of the merger; however, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation of the merger. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, that this restriction will not affect the right of any former First Niagara stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective date of the merger.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time of the merger, the surviving corporation of the merger will notify each holder of shares of First Niagara common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation of the merger or any holder of shares of First Niagara common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all holders who have properly demanded appraisal of their shares. The surviving corporation of the merger is under no obligation to and KeyCorp, which will be the surviving corporation of the merger, has no present intention to file a petition, and holders of First Niagara common stock should assume that the surviving corporation will not file a petition or initiate any negotiations with respect to the fair value of shares of First Niagara common stock. Accordingly, any holders of shares of First Niagara common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of First Niagara common stock within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of shares of First Niagara common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation of the merger a statement setting forth the aggregate number of shares of First Niagara common stock not voted in favor of the adoption of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the stockholder within ten days after a written request therefor has been received by the surviving corporation of the merger or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request the foregoing statement. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is timely filed by a holder of shares of First Niagara common stock and a copy thereof is served upon the surviving corporation of the merger, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Judicial Determination of Fair Value

After determining the holders of shares of First Niagara common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors.

Stockholders considering seeking appraisal should be aware that the “fair value” of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Although the parties to the merger agreement believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and First Niagara stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the value of the merger consideration. You should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Neither First Niagara nor KeyCorp anticipate offering more than the merger consideration to any First Niagara stockholder exercising appraisal rights, and each of First Niagara and KeyCorp reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of First Niagara common stock is less than the value of the merger consideration, and that the methods that are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period from the effective date of the merger and the date of payment of the judgment.

If any stockholder who demands appraisal of shares of First Niagara common stock under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of First Niagara common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration applicable to such shares. A stockholder will fail to perfect, or lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation of the merger a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

From and after the effective time of the merger, no dissenting stockholder shall have any rights of a stockholder of First Niagara with respect to that holder’s shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder’s shares of First Niagara common stock, if any, payable to First Niagara stockholders of record as of a time prior to the effective time of the merger; provided, however, that if a dissenting stockholder delivers to the surviving corporation of the merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger and acceptance of the merger, or subsequently with the written approval of the surviving corporation of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive the merger consideration in accordance with the terms of the merger agreement. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any former First Niagara stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, that such restriction shall not affect the right of any former First Niagara stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any First Niagara stockholder wishing to exercise appraisal rights is urged to consult legal and financial advisors before attempting to exercise those rights

Holders of KeyCorp common shares are not entitled to appraisal rights in connection with the merger under Ohio law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows KeyCorp and First Niagara to incorporate certain information into this joint proxy statement/prospectus by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information that is superseded by information in this joint proxy statement/prospectus. The documents that are incorporated by reference contain important information about the companies and you should read this joint proxy statement/prospectus together with any other documents incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by KeyCorp (File No. 001-11302), other than information furnished pursuant to Item 2.02 or Item 7.01 on a Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Proxy Statement on Schedule 14A for the 2015 annual meeting of shareholders filed on April 7, 2015;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Current Reports on Form 8-K filed March 11, 2015, March 30, 2015, May 22, 2015, September 8, 2015, September 15, 2015, October 30, 2015, November 2, 2015 and January 21, 2016 (other than the portions of those documents not deemed to be filed).

This joint proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by First Niagara (File No. 001-35390), other than information furnished pursuant to Item 2.02 or Item 7.01 on a Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Proxy Statement on Schedule 14A for the 2015 annual meeting of stockholders filed on March 23, 2015;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Current Reports on Form 8-K filed April 29, 2015, October 30, 2015, November 2, 2015 and December 11, 2015 (other than the portions of those documents not deemed to be filed).

In addition, KeyCorp and First Niagara are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the respective special meetings of the KeyCorp shareholders and the First Niagara stockholders, provided, however, that KeyCorp and First Niagara are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

Both KeyCorp and First Niagara file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials First Niagara or KeyCorp file with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” in the forepart of this joint proxy statement/prospectus.

Neither KeyCorp nor First Niagara has authorized anyone to give any information or make any representation about the merger or its companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

KEYCORP

and

FIRST NIAGARA FINANCIAL GROUP, INC.

Dated as of October 30, 2015

A-i

3.20	State Takeover Laws	A-23
3.21	Reorganization	A-23
3.22	Opinion	A-24
3.23	Company Information	A-24
3.24	Insurance	A-24
3.25	Investment Securities	A-24
3.26	Other Activities	A-25
3.27	No Other Representations or Warranties	A-25

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

4.1	Corporate Organization	A-26
4.2	Capitalization	A-26
4.3	Authority; No Violation	A-27
4.4	Consents and Approvals	A-28
4.5	Reports	A-28
4.6	Financial Statements	A-29
4.7	Broker’s Fees	A-31
4.8	Absence of Certain Changes or Events	A-31
4.9	Legal Proceedings	A-31
4.10	Compliance with Applicable Law	A-31
4.11	Certain Contracts	A-32
4.12	Agreements with Regulatory Agencies	A-32
4.13	Information Technology	A-33
4.14	Reorganization	A-33
4.15	Parent Information	A-33
4.16	Financing	A-33
4.17	No Other Representations or Warranties	A-33

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1	Conduct of Business of the Company Prior to the Effective Time	A-34
5.2	Company Forbearances	A-34
5.3	Parent Forbearances	A-37

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1	Regulatory Matters	A-38
6.2	Access to Information	A-40
6.3	Stockholder Approvals	A-40
6.4	Legal Conditions to Merger	A-42
6.5	Stock Exchange Listing	A-42
6.6	Employee Benefit Plans	A-42
6.7	Indemnification; Directors’ and Officers’ Insurance	A-44
6.8	Additional Agreements	A-45
6.9	Advice of Changes	A-45
6.10	Dividends	A-45

A-ii

6.11	Governance	A-45
6.12	Acquisition Proposals	A-46
6.13	Public Announcements	A-47
6.14	Takeover Statutes	A-47
6.15	Exemption from Liability Under Section 16(b)	A-48
6.16	Litigation and Claims	A-48
6.17	Assumption of the Company Debt	A-48
6.18	Amendment of Parent Articles	A-48
6.19	Bank Merger	A-49
6.20	No Control of Other Party’s Business	A-49

ARTICLE VII

CONDITIONS PRECEDENT

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-49
7.2	Conditions to Obligations of Parent	A-50
7.3	Conditions to Obligations of the Company	A-50

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1	Termination	A-51
8.2	Effect of Termination	A-52

ARTICLE IX

GENERAL PROVISIONS

9.1	Nonsurvival of Representations, Warranties and Agreements	A-54
9.2	Amendment	A-54
9.3	Extension; Waiver	A-54
9.4	Expenses	A-54
9.5	Notices	A-55
9.6	Interpretation	A-55
9.7	Counterparts	A-56
9.8	Entire Agreement	A-56
9.9	Governing Law; Jurisdiction	A-56
9.10	Waiver of Jury Trial	A-57
9.11	Assignment; Third Party Beneficiaries	A-57
9.12	Specific Performance	A-57
9.13	Severability	A-58
9.14	Delivery by Facsimile or Electronic Transmission	A-58

A-iii

INDEX OF DEFINED TERMS

Page

Acquisition Proposal	A-47
affiliate	A-56
Agreement	A-1
Anti-Money Laundering Laws	A-20
Bank Merger	A-38
BHC Act	A-8
business day	A-56
Certificates of Merger	A-2
Chosen Courts	A-56
Closing	A-1
Closing Date	A-1
Code	A-1
Company	A-1
Company Bank	A-11
Company Benefit Plans	A-17
Company Bylaws	A-9
Company Charter	A-9
Company Common Stock	A-2
Company Contract	A-21
Company Disclosure Schedule	A-8
Company Equity Award Exchange Ratio	A-5
Company Equity Awards	A-4
Company ERISA Affiliate	A-18
Company Indemnified Parties	A-44
Company Insiders	A-48
Company Meeting	A-41
Company Owned Properties	A-22
Company Preferred Stock	A-3
Company Qualified Plans	A-17
Company Real Property	A-22
Company Regulatory Agreement	A-21
Company Restricted Stock Award	A-4
Company Restricted Stock Unit Award	A-4
Company SEC Reports	A-13
Company Stock Option	A-3
Company Stock Plans	A-5
Company Subsidiary	A-9
Confidentiality Agreement	A-40
Control	A-9
CRA	A-20
Delaware Secretary	A-2
Derivative Contracts	A-21
DGCL	A-1
Dissenting Shares	A-3

A-iv

Dissenting Stockholder	A-3
Effective Time	A-2
Enforceability Exceptions	A-11
Environmental Laws	A-22
ERISA	A-17
Exception Shares	A-2
Exchange Act	A-12
Exchange Agent	A-5
Exchange Fund	A-6
Exchange Ratio	A-2
FDIC	A-9
Federal Reserve Board	A-12
GAAP	A-9
Governmental Entity	A-12
HSR Act	A-12
Intellectual Property	A-23
IRS	A-17
Joint Proxy Statement	A-12
knowledge	A-56
Liens	A-11
made available	A-56
Material Adverse Effect	A-8
Materially Burdensome Regulatory Condition	A-39
Merger	A-1
Merger Consideration	A-2
Multiemployer Plan	A-18
Multiple Employer Plan	A-18
New Certificates	A-2
New Parent Preferred Stock	A-3
New Plans	A-43
NYSE	A-7
OGCL	A-1
Ohio Secretary	A-2
Old Certificate	A-2
Parent	A-1
Parent Articles	A-5
Parent Bank	A-27
Parent Bylaws	A-5
Parent Charter Amendment	A-27
Parent Common Stock	A-2
Parent Contract	A-32
Parent Disclosure Schedule	A-25
Parent Meeting	A-41
Parent Regulatory Agreement	A-33
Parent Restricted Stock Award	A-26
Parent Restricted Stock Unit Awards	A-26
Parent SEC Reports	A-29
Parent Share Closing Price	A-7

A-v

Parent Stock Options	A-26
Parent Stock Plans	A-27
Parent Stockholder Matters	A-27
Parent Subsidiary	A-26
PBGC	A-18
Per Share Cash Consideration	A-2
Permitted Encumbrances	A-22
person	A-56
Premium Cap	A-44
Regulatory Agencies	A-12
Representatives	A-46
Requisite Company Vote	A-11
Requisite Parent Vote	A-27
Requisite Regulatory Approvals	A-49
S-4	A-12
Sarbanes-Oxley Act	A-14
SEC	A-12
Securities Act	A-13
Significant Subsidiaries	A-36
SRO	A-12
Subsidiary	A-9
Superior Proposal	A-47
Surviving Corporation	A-1
Takeover Statutes	A-23
Tax	A-16
Tax Return	A-17
Taxes	A-16
Termination Date	A-51
Termination Fee	A-53
Willful Breach	A-52

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2015 (this “Agreement”), by and between KeyCorp, an Ohio corporation (“Parent”) and First Niagara Financial Group, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies, their stockholders, employees and communities to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the “Merger”), so that Parent is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Ohio General Corporation Law (the “OGCL”) and the Delaware General Corporation Law (the “DGCL”), at the Effective Time, the Company shall merge with and into Parent. Parent shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Ohio. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, Parent and the Company shall cause to be filed certificates of merger with the Secretary of State of the State of Ohio (the “Ohio Secretary”) and the Secretary of State of the State of Delaware (the “Delaware Secretary”) (collectively, the “Certificates of Merger”). The Merger shall become effective as of the date and time specified in the Certificates of Merger (such date and time, the “Effective Time”).

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the OGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

1.5 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities:

(a) Subject to Section 2.2(e), each share of the common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by the Company as treasury stock or otherwise owned by the Company or Parent (in each case other than shares of Company Common Stock (i) held in any Company Benefit Plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (ii) shares held, directly or indirectly, in respect of debts previously contracted (collectively, the “Exception Shares”)) shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest, (i) 0.680 shares (the “Exchange Ratio”) of the common stock, par value $1.00 per share, of Parent (the “Parent Common Stock”) and (ii) $2.30 in cash (the “Per Share Cash Consideration”) (the consideration described in clauses (i) and (ii), the “Merger Consideration”).

(b) All the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate”, it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2. Old Certificates previously representing shares of Company Common Stock shall be exchanged for certificates or, at Parent’s option, evidence of shares in book entry form (collectively referred to herein as “New Certificates”), representing whole shares of Parent Common Stock and cash as set forth in Section 1.5(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by the Company or Parent (in each case other than the Exception Shares) shall be cancelled and shall cease to exist and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor.

1.6 Company Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Fixed Rate-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B, par value $0.01 per share, of the Company (the “Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into a share of a newly created series of preferred stock of Parent having such rights, preferences, privileges and voting powers, and limitations and restrictions that are not materially less favorable to the holder thereof than the rights, preferences, privileges and voting powers of the Company Preferred Stock (all shares of each such newly created series, collectively, the “New Parent Preferred Stock”) and, upon such conversion, the Company Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

1.7 Parent Common Stock. At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

1.8 Appraisal Rights. Each issued and outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the per share Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. The Company shall give Parent prompt notice upon receipt by the Company of any such demands for payment of the fair value of such shares of Company Common Stock, any withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a “Dissenting Stockholder”). The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. The Company shall give Parent the reasonable opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his, her or its right to such payment at or prior to the Effective Time, such holder’s shares of Company Common Stock shall be converted into a right to receive cash and Parent Common Stock in accordance with the applicable provisions of this Agreement.

1.9 Treatment of Company Equity Awards.

(a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock under a Company Stock Plan (as defined below), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) shall be assumed by Parent and converted into a stock option exercisable for that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Stock Option multiplied by (ii) the Company Equity Award Exchange Ratio (as defined below in Section 1.9(e)(i)) with an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Company Common Stock of such Company Stock Option by (y) the Company Equity Award Exchange Ratio; provided, that the exercise price and the number of shares of Parent Common Stock subject to the Company Stock Option shall be determined in a manner consistent with the requirements of Section 409A of the Code and, in the case of Company Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code. Each such Company Stock Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions, including vesting, as applicable immediately prior to the Effective Time.

(b) At the Effective Time, each award in respect of a share of Company Common Stock subject to vesting, repurchase or other lapse restriction granted under a Company Stock Plan that is outstanding immediately prior to the Effective Time (a “Company Restricted Stock Award”) shall be converted into that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Award multiplied by (ii) the Company Equity Award Exchange Ratio. Each such Company Restricted Stock Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions, including vesting, as applicable, immediately prior to the Effective Time.

(c) At the Effective Time, each restricted stock unit award in respect of shares of Company Common Stock granted under a Company Stock Plan that is outstanding immediately prior to the Effective Time (a “Company Restricted Stock Unit Award” and, together with the Company Stock Options and the Company Restricted Stock Awards, the “Company Equity Awards”) shall be converted into a restricted stock unit award for a number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit Award (and with respect to any Company Restricted Stock Unit Award that is subject to a performance vesting condition, in whole or in part, such vesting condition shall be deemed satisfied at target level) multiplied by (ii) the Company Equity Award Exchange Ratio. Any fractional shares of Company Common Stock subject to such Company Restricted Stock Unit Award shall entitle the holder thereof to receive a pro rata portion of the Merger Consideration at the Effective Time. Each such Company Restricted Stock Unit Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions, including vesting (other than performance vesting), as applicable immediately prior to the Effective Time.

(d) At or prior to the Effective Time, the Company, the Board of Directors of the Company and the compensation committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.9. At the Effective Time, Parent shall assume all the obligations of the Company under each Company Stock Plan under which a Company Stock Option, Company Restricted Stock Award or Company Restricted Stock Unit Award is outstanding as of immediately prior to the Effective Time, each outstanding Company Stock Option, Company Restricted Stock Award and Company Restricted Stock Unit Award and the agreements evidencing the grants thereof, and the number and kind of shares available for issuance under each such Company Stock Plan shall be adjusted to reflect shares of Parent Common Stock in accordance with the provisions of the applicable Company Stock Plan. At the Effective Time,

Parent shall reserve for future issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards as a result of the actions contemplated by Section 1.9(a). As of or promptly following the Effective Time, Parent shall file a post-effective amendment to the Form S-4 or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of Parent Common Stock subject to such Company Stock Options and Company Restricted Stock Unit Awards, shall distribute a prospectus relating to such Form S-8, if applicable, and Parent shall use reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards (as converted) remain outstanding.

(e) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Company Equity Award Exchange Ratio” means the sum of (A) the Exchange Ratio and (B) the quotient obtained by dividing (I) the Per Share Cash Consideration by (II) the Parent Share Closing Price (as defined below in Section 2.2(e)).

(ii) “Company Stock Plans” means the Company’s 2012 Equity Incentive Plan, as amended, and the Company’s Amended and Restated 2002 Long-Term Incentive Stock Benefit Plan.

1.10 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Amended and Restated Articles of Incorporation of Parent, as amended (the “Parent Articles”), and Amended and Restated Regulations of Parent (the “Parent Bylaws”) shall be the articles of incorporation and regulations of the Surviving Corporation until thereafter amended in accordance with their terms and applicable law.

1.11 Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code.

1.12 Reservation of Right to Revise Structure. Parent and the Company may at any time change the method of effecting the business combination contemplated by this Agreement if and to the extent that both Parent and the Company mutually deem such a change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration to be issued hereunder, (B) impede or delay consummation of the Merger or (C) adversely affect the federal income tax treatment of the recipients of consideration hereunder in connection with the Merger.

ARTICLE II

EXCHANGE OF SHARES

2.1 Parent to Make Shares Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) New Certificates to be issued pursuant to Section 1.5 and exchanged pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock, and (b) cash in an amount sufficient to pay (i) the aggregate cash portion of the Merger Consideration and (ii) cash in lieu of any fractional shares (such cash and New Certificates described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto (after giving effect to Section 6.10), being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent.

2.2 Exchange of Shares.

(a) As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for certificates representing the number of whole shares of Parent Common Stock, any cash in lieu of fractional shares and the cash portion of the Merger Consideration which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (A) the cash portion of the Merger Consideration which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II, (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (C) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 2.2, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Merger Consideration or any cash in lieu of fractional shares payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b) No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Parent Common Stock which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.10).

(c) If any New Certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in this Article II.

(e) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the volume weighted average price of Parent Common Stock on the New York Stock Exchange (the “NYSE”) for the five (5) full trading days ending on the day preceding the Closing Date (the “Parent Share Closing Price”) by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5.

(f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of the Company who have not theretofore exchanged their Old Certificates pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the cash portion of the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other cash amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which the deduction and withholding was made by Parent or the Exchange Agent, as the case may be.

(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Company and (c) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Company SEC Reports filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent as follows:

3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the Bank Holding Company Act of 1956 (“BHC Act”). The Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such person and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements or interpretations thereof, (B) changes, after the date hereof, in laws, rules, regulations or agency requirements of general applicability to companies in the industries in which such person and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such person or its Subsidiaries, including changes in prevailing interest rates and in the credit and securities markets, (D) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income or any other measure of financial performance, or changes in the trading prices of such person’s securities, but not, in any such case, including the underlying causes thereof; (E) disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, or (F) actions or omissions taken pursuant to the written consent of Parent, in the case of the Company, or the Company, in the case of Parent; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such person and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such person and its Subsidiaries operate) or (ii) the ability of such person to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any other person Controlled by such person, whether directly or indirectly, or any other person who owns securities or other ownership interests having a majority of the economic interest or voting power of such person. As used in this Agreement, the word “Control” and the correlative terms “Controlling” and “Controlled”, means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b) True and complete copies of the Restated Certificate of Incorporation of the Company (the “Company Charter”) and the Amended and Restated Bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

(c) Each Subsidiary of the Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company and (iii) has all requisite corporate (or similar) power and authority to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of each Subsidiary of the Company that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Company’s knowledge, threatened. Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of (x) all Subsidiaries of the Company as of the date hereof and (y) all persons (not including Company Subsidiaries) in which the Company, together with any Company Subsidiaries, owns (directly or indirectly) 5% or more of a class of voting securities (other than as part of Company Bank’s investment portfolio).

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock. As of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, other than (i) 366,002,045 shares of Company Common Stock issued and outstanding, which number includes 820,385 shares of Company Common Stock granted in respect of outstanding Company Restricted Stock Awards, (ii) 11,234,481 shares of Company Common Stock held in treasury, (iii) 3,737,744 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options, (iv) 4,097,808 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company Restricted Stock Unit Awards (including 11,511 shares of Company Common Stock reserved for issuance upon settlement of dividend equivalents) and (v) 14,000,000 shares of Company Preferred Stock issued and outstanding. All the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of the Company may vote are issued or outstanding. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of the Company are issued or outstanding. Other than the Company Equity Awards issued prior to the date of this Agreement or permitted to be issued pursuant to Section 5.2(b)(iii), there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Each grant of a Company Equity Award was duly authorized no later than the grant date of such award by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes. Each such grant was made under a Company Stock Plan and in all material respects in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable laws, including the rules of the Nasdaq Stock Market. Each grant of a Company Equity Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Reports in accordance with the Exchange Act and all other applicable laws. The Company has not granted, and there is not, and has not been, any Company policy or practice to grant, Company Equity Awards immediately prior to, or otherwise coordinate the grant of such awards with, the release or other public announcement of material information regarding the Company or any of the Company Subsidiaries or any of their financial results or prospects.

(b) There are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which the Company or any of the Company Subsidiaries has a contractual obligation with respect to the voting or transfer of the Company Common Stock or other equity interests of the Company. Section 3.2(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Equity Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Equity Award, (iii) the grant date of each such Company Equity Award, (iv) the Company Stock Plan under which such Company Equity Award was granted, (v) the exercise price for each such Company Equity Award that is a Company Stock Option, (vi) the vesting schedule applicable to each such Company Equity Award (including whether the vesting will be accelerated by the execution of this Agreement or the consummation of the Merger), and (vii) the expiration date of each such Company Equity Award that is a Company Stock Option. Other than the Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of the Company or any Company Subsidiaries) are outstanding.

(c) The Company owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to First Niagara Bank, N.A, a national bank and a wholly owned Subsidiary of the Company (“Company Bank”), as provided under 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s stockholders for adoption at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast by holders of outstanding Company Common Stock (the “Requisite Company Vote”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or their parent companies or the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”)).

(b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Charter or the Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 and Section 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

3.4 Consents and Approvals. Except for (i) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meetings of the Company’s stockholders and Parent’s stockholders, respectively, to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Joint Proxy Statement”), and of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by Parent in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (iii) the filing of the Certificates of Merger with the Ohio Secretary pursuant to the OGCL and the Delaware Secretary pursuant to the DGCL, (iv) the filing of any notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (v) as applicable, applications, filings and notices with the Texas Department of Insurance with respect to the indirect acquisition of control of First Niagara Risk Management, Inc., and approval of such applications, filings and notices and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock and the New Parent Preferred Stock on the NYSE, no consents or approvals of or filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by the Company of this Agreement or (B) the consummation by the Company of the Merger. As used in this Agreement, “SRO” means (i) any “self regulatory organization” as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market. As of the date hereof, the Company is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger on a timely basis.

3.5 Reports.

(a) The Company and each of its Subsidiaries have timely filed (or furnished, as applicable) all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2013 with (i) the SEC, (ii) the Federal Reserve Board, (iii) the Office of the Comptroller of the Currency, (iv) any state regulatory authority, (v) any foreign regulatory authority and (vi) any SRO ((i) – (vi), collectively, “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company. Except for examinations of the Company and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2013, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company or any of its Subsidiaries pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, as the case may be, since January 1, 2013 (the “Company SEC Reports”) is publicly available. No such Company SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Company SEC Reports.

3.6 Financial Statements.

(a) The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, since January 1, 2013, and are being, maintained in all material respects in accordance with GAAP. KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2015, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (ii) has disclosed based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures were made in writing by Company management to the Company’s auditors and audit committee and a copy has been previously made available to Parent. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2013, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the

Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors or employees to the Board of Directors of the Company or any committee thereof or to the knowledge of the Company, to any director or officer of the Company.

3.7 Broker’s Fees. Neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than J.P. Morgan Securities LLC pursuant to a letter agreement, a true and complete copy of which have been previously provided to Parent.

3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2014, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Since December 31, 2014, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9 Legal Proceedings.

(a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries that, individually or in the aggregate, is (i) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries’ businesses or (ii) reasonably likely to prevent, materially impede or materially delay its ability to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

3.10 Taxes and Tax Returns.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect:

(i) Each of the Company and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all respects.

(ii) All Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. The Company and each of its Subsidiaries have complied in all respects with all information reporting requirements imposed by the Code (or any similar provision under any state or local law).

(iii) Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect.

(iv) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries.

(v) Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed.

(vi) The Company has made available to Parent true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes.

(vii) There are no Liens for Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(viii) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries).

(ix) Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group (other than a group the common parent of which was the Company) filing a joint, combined, unitary or consolidated Tax Return or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(x) Neither the Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(xi) Neither the Company nor any of its Subsidiaries has participated in or been a material advisor with respect to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(b) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11 Employees.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, retirement, supplemental retirement or other benefit plans, programs or arrangements, and all retention, employment, individual independent contractor, termination, severance plans, vacation, paid time off, fringe benefit, programs or arrangements or other contracts or agreements to or with respect to which the Company or any of its Subsidiaries, is a party or has any obligation or that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries.

(b) The Company has heretofore made available to Parent true and complete copies of each of the Company Benefit Plans and the following related documents, to the extent applicable: (i) the most recent copy of any summary plan descriptions, amendments, modifications or material supplements applicable to any Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the Internal Revenue Service (the “IRS”) for the last two completed plan years, (iii) the most recently received IRS determination or opinion letter, if any, relating to a Company Benefit Plan, (iv) the most recently prepared actuarial report for each Company Benefit Plan (if applicable), and (v) each trust agreement and insurance or group annuity agreement relating to any Company Benefit Plan.

(c) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.

(d) Section 3.11(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”). The IRS has issued a favorable determination or opinion letter with respect to each Company Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened in writing), and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would have a material adverse effect on the qualified status of any Company Qualified Plan or the related trust or increase the costs relating thereto. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(e) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has been maintained and operated, in all material respects, in compliance with Section 409A of the Code and applicable guidance thereunder, including the final regulations promulgated with respect thereto.

(f) With respect to each Company Benefit Plan or any other ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Company, any of its Subsidiaries or any of the Company ERISA Affiliates that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums required to be paid to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (iv) no unsatisfied liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries, and (v) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan. For purposes of this Agreement, “Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

(g) None of the Company and its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any Company ERISA Affiliate has incurred any material liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full.

(h) Neither the Company nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any material post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(i) All material contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period in the prior three years through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.

(j) There are no pending or, to the Company’s knowledge, threatened (in writing) material claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists that may reasonably be likely to give rise to a material claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans, that could in any case reasonably be likely to result in any material liability of the Company or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Company Benefit Plan, or any other party.

(k) None of the Company and its Subsidiaries nor any Company ERISA Affiliate nor, to the Company’s knowledge, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries, any

Company ERISA Affiliate or any person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (A) entitle any employee, officer, director or other service provider of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan, or (C) result in any breach or violation of, or a default under, any Company Benefit Plan. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(m) No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. The Company has made available to Parent preliminary copies of Section 280G calculations with respect to any executive officers of the Company who are disqualified individuals in connection with the transactions contemplated hereby.

(n) There are no pending or, to the Company’s knowledge, threatened (in writing) material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the Company’s knowledge, there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries.

3.12 Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries hold, and have at all times since January 1, 2013 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all material fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, and to the knowledge of the Company, there has been no suspension or cancellation or written threat to suspend or cancel any such license, franchise, permit or authorization. The Company and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, including (to the extent applicable to the Company or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer

Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. The Company and its Subsidiaries are, and since January 1, 2013 have been, conducting operations at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of all money laundering laws administered or enforced by any Governmental Entity in jurisdictions where the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”). The Company and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance by the Company and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws.

(b) The Company and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. None of the Company, any of its Subsidiaries, or any director, officer or employee of the Company or of any of its Subsidiaries, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(c) Company Bank is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, “CRA”) and has received a CRA rating of “satisfactory” or better in its most recently completed exam.

3.13 Certain Contracts.

(a) Except for those agreements and other documents filed as exhibits or incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto and prior to the date hereof, or as set forth in Section 3.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), other than any Company Benefit Plan, (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) that contains a non-compete or client or customer non-solicit requirement or similar provision that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) that relates to the incurrence of indebtedness by the Company or any of its Subsidiaries, or the guaranty of indebtedness of others (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice, or intercompany indebtedness) in the principal amount of $10,000,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (v) that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or properties that are material to the Company and its Subsidiaries, taken as a whole, (vi) that is a vendor agreement or joint marketing agreement, including any consulting agreement, data processing, software programming or licensing contract, involving the payment of more than $10,000,000 over the remaining term of the agreement (other than any such contracts which are terminable by the Company or any of its Subsidiaries on ninety (90) days’ or less notice) or (vii) that is material to it or its financial condition or results of operations (in each case, other than any generally applicable requirements, guidance, directives or interpretations from Governmental Entities not specifically targeted towards the Company or its Subsidiaries). Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not filed with the SEC or set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract,” and neither the Company nor any of its Subsidiaries knows of, or has received written, or to the Company’s knowledge, oral notice of, any violation of the above by any of the other parties thereto which would reasonably be likely to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company: (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Company Contract, (iii) to the Company’s knowledge, each third-party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract.

3.14 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised in writing or, to the Company’s knowledge, orally, since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any Company Regulatory Agreement.

3.15 Risk Management Instruments. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements (“Derivative Contracts”), whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practices and applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither it nor its

Subsidiaries, nor to the Company’s knowledge any other party thereto, is in breach of any of its obligations under any Derivative Contracts and the financial position of the Company and its Subsidiaries on a consolidated basis thereunder has been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied.

3.16 Environmental Matters. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance with any federal, state or local law, regulation, order, decree, permit, authorization, common law or legal requirement concerning: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages; (ii) the handling, use, presence, disposal, release or threatened release of any hazardous substance and (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property involving any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other judicial proceedings, claims or actions, or to the knowledge of the Company any governmental investigations seeking to impose, or that could reasonably be likely to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or, to the knowledge of the Company, threatened against the Company, which liability or obligation would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority or regulatory agency imposing any liability or obligation with respect to any Environmental Law that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.16 constitute the sole representations and warranties of the Company concerning any matters relating to any Environmental Law.

3.17 Real Property. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company or a Company Subsidiary (a) has good and marketable title to all real property reflected in the latest audited balance sheet included in the Company SEC Reports as being owned by the Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties ((i)-(iv), collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company’s knowledge, the lessor. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Company Real Property. The Company has previously made available to Parent a complete list of all Company Real Property as of the date of this Agreement.

3.18 Intellectual Property. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company: (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted; (ii)(A) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person, and (B) to the knowledge of the Company, no person has asserted to the Company that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (iii) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries; (iv) neither the Company nor any Company Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by the Company or any Company Subsidiary; and (v) to the knowledge of the Company, since January 1, 2013, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of the Company and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, internet domain names, logos and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; patents, applications for patents (including divisions, continuations and continuations in part), and any re-examinations, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

3.19 Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand, of the type required to be reported in any Company SEC Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

3.20 State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of Section 203 of the DGCL and any other takeover laws of any state, including any “moratorium,” “control share,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”).

3.21 Reorganization. The Company has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.22 Opinion. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from J.P. Morgan Securities LLC, to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration provided for in this Agreement is fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded in any material respect as of the date of this Agreement.

3.23 Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in (a) the Joint Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or Parent Common Stock and at the time of the Company Meeting or the Parent Meeting, (b) in the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of the Company incorporated by reference in the Joint Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Parent or its Subsidiaries for inclusion in the Joint Proxy Statement or the S-4.

3.24 Insurance. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company: (a) the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and neither the Company nor any of its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy; (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.25 Investment Securities.

(a) Each of the Company and its Subsidiaries has good title in all material respects to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the Company SEC Reports, (ii) to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities are valued on the books of the Company in accordance with GAAP in all material respects and (iii) Permitted Encumbrances.

(b) The Company and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of their respective businesses, and the Company and its Subsidiaries have, since January 1, 2013, been in compliance with such policies, practices and procedures in all material respects.

3.26 Other Activities.

(a) No Subsidiary of the Company is a broker-dealer required to be registered with the SEC under the Exchange Act.

(b) No Subsidiary of the Company is required to be registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

3.27 No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent or any of its affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except (i) as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Parent and (c) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Parent SEC Reports filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors”, or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to the Company as follows:

4.1 Corporate Organization.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is a bank holding company duly registered under the BHC Act that has elected to be treated as a financial holding company under the BHC Act. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Parent is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent.

(b) True and complete copies of the Parent Articles and Parent Bylaws, as in effect as of the date of this Agreement, have previously been made available by Parent to the Company.

(c) Each Subsidiary of Parent (a “Parent Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent and (iii) has all requisite corporate (or similar) power and authority to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of each Subsidiary of Parent that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to Parent’s knowledge, threatened. Section 4.1(c) of the Parent Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Parent as of the date hereof.

4.2 Capitalization.

(a) The authorized capital stock of Parent consists of 1,400,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding, other than (i) 835,360,741 shares of Parent Common Stock issued and outstanding, including 446,398 shares of Parent Common Stock granted in respect of outstanding awards of restricted Parent Common Stock under a Parent Stock Plan (as defined below) (a “Parent Restricted Stock Award”), (ii) 181,609,164 shares of Parent Common Stock held in treasury, (iii) 15,585,525 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Parent Common Stock granted under a Parent Stock Plan (“Parent Stock Options”), (iv) 12,425,298 shares of Parent Common Stock reserved for issuance upon the settlement of outstanding restricted stock unit and performance unit awards in respect of shares of Parent Common Stock (the “Parent Restricted Stock Unit Awards”) and (v) 2,900,234 shares of Parent preferred stock issued and outstanding. As used herein, the “Parent Stock Plans” shall mean all employee and director equity incentive plans of Parent in effect as of the date of this Agreement and agreements for equity awards in respect of Parent Common Stock granted by Parent under the inducement grant exception. All the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of Parent may vote are issued or outstanding. Except as set forth in Section 4.2(a) of the Parent Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of Parent are issued or outstanding. Other than Parent Stock Options and Parent Restricted Stock Unit Awards issued prior to the date of this Agreement, as of the date hereof there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire any securities of Parent.

(b) There are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which Parent or any of its Subsidiaries has a contractual obligation with respect to the voting or transfer of the Parent Common Stock or other equity interests of Parent.

(c) Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of KeyBank National Association, a national bank and a wholly owned Subsidiary of Parent (“Parent Bank”), free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Parent Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3 Authority; No Violation.

(a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Parent and its stockholders, and has directed that this Agreement and the transactions contemplated hereby and the amendment of the Parent Articles in accordance with Section 4.3(a)(i) of the Parent Disclosure Schedule (the “Parent Charter Amendment” and, together with the adoption of this Agreement and the transactions contemplated hereby, the “Parent Stockholder Matters”) be submitted to Parent’s stockholders for approval at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement and the transactions contemplated hereby and the approval of the Parent Charter Amendment, in each case, by the affirmative vote of the holders of shares of Parent Common Stock entitling them to exercise a majority of the voting power of Parent on such matter (collectively, the “Requisite Parent Vote”) and the adoption of resolutions to give effect to the provisions of Section 6.11 in connection with the Closing, no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Parent Common Stock and New Parent Preferred Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past stockholder of Parent will have any preemptive right or similar rights in respect thereof.

(b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Parent Articles or the Parent Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.3 and 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which either individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on Parent.

4.4 Consents and Approvals. Except for (i) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (ii) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (iii) the filing of the Certificates of Merger with the Ohio Secretary pursuant to the OGCL and the Delaware Secretary pursuant to the DGCL, (iv) the filing of any notices or other filings under the HSR Act, (v) as applicable, applications, filings and notices with the Texas Department of Insurance with respect to the indirect acquisition of control of First Niagara Risk Management, Inc. and approval of such applications, filings and notices and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock and the New Parent Preferred Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Parent of this Agreement or (B) the consummation by Parent of the Merger. As of the date hereof, Parent is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger on a timely basis.

4.5 Reports.

(a) Parent and each of its Subsidiaries have timely filed or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto,

that they were required to file (or furnish, as applicable) since January 1, 2013 with any Regulatory Agencies, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent. Except for examinations of Parent and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2013, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Parent or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2013 (the “Parent SEC Reports”) is publicly available. No such Parent SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Parent SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Parent SEC Reports.

4.6 Financial Statements.

(a) The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, since January 1, 2013, and are being, maintained in all material respects in accordance with GAAP. Ernst & Young LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2015, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed based on its most recent evaluation prior to the date hereof to Parent’s outside auditors and the audit committee of the Board of Directors of Parent (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (y) to the knowledge of Parent, any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. These disclosures were made in writing by Parent management to Parent’s auditors and audit committee and a copy has been previously made available to the Company. To the knowledge of Parent, there is no reason to believe that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2013, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any director, officer, auditor, accountant or representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Parent, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Parent, oral, that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors or employees to the Board of Directors of Parent or any committee thereof or to the knowledge of Parent, to any director or officer of Parent.

4.7 Broker’s Fees. Neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than Morgan Stanley & Co. LLC and KeyBanc Capital Markets.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2014, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

(b) Since December 31, 2014, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9 Legal Proceedings.

(a) Neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries that, individually or in the aggregate, is (i) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries’ businesses or (ii) reasonably likely to prevent, materially impede or materially delay its ability to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

4.10 Compliance with Applicable Law.

(a) Parent and each of its Subsidiaries hold, and have at all times since January 1, 2013 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent, and, to the knowledge of Parent, there has been no suspension or cancellation or written threat to suspend or cancel any such necessary license, franchise, permit or authorization. Parent and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries, including (to the extent applicable to Parent or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices

Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Parent and its Subsidiaries are, and since January 1, 2013 have been, conducting operations at all times in compliance in all material respects with applicable Anti-Money Laundering Laws. Parent and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance by Parent and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws.

(b) Parent and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. None of Parent, any of its Subsidiaries, or any director, officer or employee of Parent or of any of its Subsidiaries, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(c) Parent Bank is in compliance in all material respects with the applicable provisions of the CRA and has received a CRA rating of “outstanding” in its most recently completed exam.

4.11 Certain Contracts.

(a) Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Parent, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “Parent Contract”), and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation of any Parent Contract by any of the other parties thereto which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

(b) In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent, (i) each Parent Contract is valid and binding on Parent or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Parent and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Parent Contract, (iii) to Parent’s knowledge each third-party counterparty to each Parent Contract has performed all obligations required to be performed by it to date under such Parent Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Contract.

4.12 Agreements with Regulatory Agencies. Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor has Parent or any of its Subsidiaries been advised in writing or, to Parent’s knowledge, orally, since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any Parent Regulatory Agreement.

4.13 Information Technology. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent, to the knowledge of Parent, since January 1, 2013, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Parent and its Subsidiaries.

4.14 Reorganization. Parent has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in (a) the Joint Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or Parent Common Stock or at the time of the Company Meeting or the Parent Meeting, (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of Parent incorporated by reference in the Joint Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to Parent and its Subsidiaries and other portions within the reasonable control of Parent and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of the Company or its Subsidiaries for inclusion in the Joint Proxy Statement or the S-4.

4.16 Financing. Parent has, or will have available to it prior to the Closing Date, all funds necessary to satisfy its obligations hereunder.

4.17 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Parent in this Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither of Parent nor any other person makes or has made any representation or warranty to the Company or its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by Parent in this Article IV, any oral or written information presented to the Company or its affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Parent acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business of the Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), required by law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause its Subsidiaries to (i) conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships.

5.2 Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by applicable law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(a) other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than a Subsidiary of the Company);

(b) (i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by the Company on the Company Common Stock at a rate not in excess of $0.08 per share of Company Common Stock, and any associated dividend equivalents for Company Equity Awards, (B) required dividends on the Company Preferred Stock, (C) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries, (D) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards and dividend equivalents thereon, if any, in each case in accordance with past practice and the terms of the applicable award agreements, (E) required dividends on the preferred stock of any of the Company’s Subsidiaries or (F) required dividends on the common stock of any Company Subsidiary);

(iii) other than as set forth in Section 5.2(b)(iii) of the Company Disclosure Schedule, grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

(iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for the issuance of shares upon the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards (and dividend equivalents thereon, if any);

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

(d) except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned Subsidiary of the Company;

(e) (i) terminate, materially amend, or waive any material provision of, any Company Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business or (ii) enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement;

(f) except as required under applicable law or the terms of any Company Benefit Plan existing as of the date hereof, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or consultant, (ii) amend any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant other than amendments in the ordinary course of business consistent with past practice that do not materially increase the cost of maintaining such plan, program policy or arrangement, (iii) increase the annual base salary or rate of pay or benefits payable to any current or former employee, officer, director or individual consultant, except for merit-based or promotion-based increases in annual base salary or wage rate for employees, in the ordinary course of business consistent with past practice, that do not exceed, in the aggregate, two and one half percent (2.5%) per annum of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof, (iv) grant or accelerate the vesting of any equity-based awards or other compensation, except for those grants specifically permitted by Section 5.2(b)(iii), (v) enter into any new, or amend any existing, employment, collective bargaining agreement or similar agreement or arrangement (other than agreements and arrangements with employees being hired or promoted to replace a terminating employee, where the arrangements entered into with any such replacement employee are materially consistent in amount as compared to the amounts provided under arrangements with the terminating employee), or (vi) hire any officer, employee, independent contractor or individual consultant (who is a natural person) who has annual base salary or wage rate greater than $150,000;

(g) settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $2,500,000 individually or $5,000,000 in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation or any of its affiliates;

(h) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(i) amend the Company Charter, Company Bylaws or comparable governing documents of its Subsidiaries;

(j) merge or consolidate itself or any of its “Significant Subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act) with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Significant Subsidiaries;

(k) materially restructure or materially change its investment securities or derivatives portfolios or its interest rate exposure, or, other than in the ordinary course of business, increase its non-agency and non-government securities above the amount included in the Company’s investment portfolio as of the date of this Agreement, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by applicable laws, regulations, guidelines or policies imposed by a Regulatory Agency;

(l) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;

(m) enter into any material new line of business or change in any material respect its lending, investment and underwriting management and other banking and operating policies, except as required by such policies or applicable law, regulation or as requested or imposed by a Regulatory Agency;

(n) make, or commit to make, any capital expenditures in excess of $10,000,000 in the aggregate, other than as disclosed in the capital expenditures budgets included in Section 5.2(n) of the Company Disclose Schedule;

(o) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended Tax Return with respect to a material amount of Taxes, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes;

(p) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries;

(q) knowingly take any action that is intended to or would reasonably be likely to prevent, materially impede or materially delay the ability of Parent, the Company or their respective

Subsidiaries to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the Merger (including the Requisite Regulatory Approvals) or to perform their covenants and agreements under this Agreement or to consummate the transactions contemplated hereby; or

(r) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3 Parent Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (such consent not to be unreasonably withheld):

(a) amend the Parent Articles or the Parent Bylaws in a manner that would materially and adversely affect the economic benefit of the Merger to the holders of Company Common Stock, or adversely affect the holders of Company Common Stock (upon their acquisition of Parent Common Stock) relative to other holders of Parent Common Stock;

(b) adjust, split, combine or reclassify the Parent Common Stock;

(c) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned Subsidiary of Parent, except for transactions in the ordinary course of business or in a transaction that, together with such other transactions, is not reasonably likely to prevent, materially impede or materially delay the ability of Parent, the Company or their respective Subsidiaries to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the Merger (including the Requisite Regulatory Approvals) or to consummate the transactions contemplated hereby;

(d) merge or consolidate itself or any of its Significant Subsidiaries with any other person where it or its Significant Subsidiary, as applicable, is not the surviving person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Significant Subsidiaries, in any such case where such action is reasonably likely to prevent, materially impede or materially delay the ability of Parent, the Company or their respective Subsidiaries to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the Merger (including the Requisite Regulatory Approvals) or to consummate the transactions contemplated hereby;

(e) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(f) knowingly take any action that is intended to or would reasonably be likely to prevent, materially impede or materially delay the ability of Parent, the Company or their respective Subsidiaries to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the Merger (including the Requisite Regulatory Approvals) or to perform their covenants and agreements under this Agreement or to consummate the transactions contemplated hereby;

(g) except for communications made in accordance with Section 6.13, make any written communications to the employees of the Company or any of its Subsidiaries with respect to employment matters without prior review, comment and consent by the Company; or

(h) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Parent and the Company shall promptly prepare and file with the SEC, no later than thirty (30) days after the date of this Agreement, the Joint Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and shall thereafter mail or deliver the Joint Proxy Statement to its respective stockholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger) and the merger of Company Bank with and into Parent Bank (the “Bank Merger”) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than thirty (30) days after the date of this Agreement, Parent and the Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals. Parent and the Company shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval and any approvals required for the Bank Merger as promptly as reasonably practicable. The parties shall cooperate with each other in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments that may be required to obtain the Requisite Regulatory Approvals). Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information or confidential supervisory information filed under a claim of confidentiality. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement, and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences.

(c) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment, including with respect to obtaining the Requisite Regulatory Approvals, so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses or assets of Parent, the Company and their respective Subsidiaries. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall require Parent or the Company to take, or agree to take, any action or agree to any condition or restriction, in connection with the grant of a Requisite Regulatory Approval, that would be more likely than not to have a material and adverse effect on Parent and its Subsidiaries, taken as a whole, giving effect to the Merger (measured on a scale relative to the Company and its Subsidiaries, taken as a whole) (the “Materially Burdensome Regulatory Condition”).

(d) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the respective stockholders of the Company or Parent and at the time of the Company’s or Parent’s meeting of its respective stockholders to consider and vote upon adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Parent and the Company further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the S-4 or the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the S-4 or the Joint Proxy Statement.

(e) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2 Access to Information.

(a) Upon reasonable notice and subject to applicable laws and regulations, including those applicable to confidential supervisory information, each of Parent and the Company shall, and shall cause their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, personnel, information technology systems and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party), and, during such period, each of Parent and the Company shall, and shall cause their respective Subsidiaries to, make available to the other party such information concerning its business, properties and personnel as Parent may reasonably request. Each party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access.

(b) Neither Parent nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information pursuant to this Section 6.2 where such access or disclosure would violate or prejudice the rights of Parent’s or the Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties), or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(c) Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2 in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated September 13, 2015, between Parent and the Company (the “Confidentiality Agreement”).

(d) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time.

6.3 Stockholder Approvals.

(a) The Board of Directors of the Company has resolved to recommend to its stockholders that they approve this Agreement, and will submit to its stockholders this Agreement and any other matters required to be approved by its stockholders in order to carry out the intentions of this Agreement. The Board of Directors of Parent has resolved to recommend to its stockholders that they approve the Parent Stockholder Matters, and will submit to its stockholders the Parent Stockholder Matters and any other matters required to be approved by its stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, each of Parent and the Company shall take, in accordance with applicable law and the Company Charter and Company Bylaws (in the case of the Company) and the Parent Articles and Parent Bylaws (in the case of Parent), all action necessary to convene a meeting of its respective stockholders (such meetings, the “Company Meeting” and the “Parent Meeting”, respectively) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite Company Vote and the Requisite Parent Vote, as applicable, required in connection with this Agreement and the Merger, and, if so desired and mutually agreed, upon other matters required to be approved by its respective stockholders in order to carry out the intentions of this Agreement. The Board of Directors of the Company shall use its reasonable best efforts to obtain from the stockholders of the Company the Requisite Company Vote, and the Board of Directors of Parent shall use its reasonable best efforts to obtain from the stockholders of Parent the Requisite Parent Vote, in each case including by communicating to its respective stockholders its recommendation (and including such recommendation in the Joint Proxy Statement) that, in the case of the Company, they adopt and approve this Agreement and the transactions contemplated hereby, and in the case of Parent, that they approve the Parent Stockholder Matters. Each of Parent and the Company shall engage a proxy solicitor reasonably acceptable to the other party to assist in the solicitation of proxies from stockholders relating to the Requisite Parent Vote and the Requisite Company Vote, respectively. However, if the Board of Directors of the Company, after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors, determines in good faith that it would reasonably be expected to violate its fiduciary duties under applicable law to, or to continue to, recommend this Agreement, then in submitting this Agreement to its stockholders, the Board of Directors of the Company may submit this Agreement to its stockholders without recommendation, or may change its recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for its lack of a recommendation or change in its recommendation to its stockholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that the Board of Directors of the Company may not take any actions under this sentence unless (i) it gives Parent at least five (5) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the identity of the person making such Acquisition Proposal, the latest material terms and conditions of such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors of the Company takes into account any amendment or modification to this Agreement proposed by Parent, and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless reasonably be expected to violate its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3. The Company acknowledges that Parent may submit to its stockholders at the Parent Meeting a proposal to amend the terms of the Parent Bylaws to increase the maximum size of the Board of Directors of Parent from sixteen (16) to seventeen (17) members.

(b) Parent and the Company shall adjourn or postpone the Parent Meeting or the Company Meeting, as applicable, if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Parent Common Stock or Company Common Stock, as applicable, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, the Parent or the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Parent Vote or the Requisite Company Vote, as applicable, and subject to the terms and conditions of this Agreement, Parent and the Company shall continue to use all reasonable best efforts, together with their respective proxy solicitors, to assist in the solicitation of proxies from stockholders relating to the Requisite Parent Vote or the Requisite Company Vote, as applicable. Parent and the Company shall only be required to adjourn or postpone the Parent Meeting or the Company Meeting, as applicable, twice pursuant to this Section 6.3(b). Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Parent Meeting and the Company Meeting shall be convened, and the Parent Stockholder Matters and this Agreement shall be submitted to the stockholders of Parent and the Company at the Parent Meeting and the Company Meeting, as applicable, for the purpose of obtaining the Requisite Parent Vote or Requisite Company Vote, as applicable, and nothing contained herein shall be deemed to relieve either party of such obligation.

(c) Parent and the Company shall cooperate to schedule and convene the Parent Meeting and the Company Meeting on the same date. Each party shall cooperate and keep the other party informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Joint Proxy Statement to the stockholders of each party.

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1, Section 6.3 and Section 6.12 of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts, in each case as promptly as practicable (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the Merger, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger.

6.5 Stock Exchange Listing. Parent shall cause the shares of Parent Common Stock and the New Parent Preferred Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

6.6 Employee Benefit Plans.

(a) For a period beginning at the Effective Time and continuing through the first anniversary thereof, Parent shall provide each continuing employee of the Company and its Subsidiaries with: (i) annual base salary or wages, annual incentive opportunities and long-term incentive compensation opportunities that are no less than the annual base salary or wages, annual incentive opportunities and long-term incentive compensation opportunities, in each case, in effect for such employee immediately prior to the Effective Time, (ii) defined contribution retirement and employee welfare benefits (including retiree medical) that are substantially comparable in the aggregate to either (x) the defined contribution retirement and employee welfare benefits (including retiree medical) provided by the Company and its Subsidiaries to such employee immediately prior to the Effective Time or (y) to the defined contribution retirement and employee welfare benefits (excluding retiree medical) provided to similarly situated employees of Parent, (iii) a position (A) requiring substantially comparable skills and abilities as the employee’s position immediately prior to the Effective Time and (B) that includes a work status (full or part-time) that is not changed from that in effect immediately prior to the Effective Time and (iv) severance payments and benefits to each continuing employee of the Company and its Subsidiaries as set forth on Section 6.6(a) of the Company Disclosure Schedule.

(b) With respect to any employee benefit plans of Parent or its Subsidiaries (excluding any retiree medical plan) in which any employees of the Company or its Subsidiaries become eligible to participate on or after the Effective Time (the “New Plans”), Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any New Plans and (iii) recognize all service of such employees with the Company and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time, including, but not limited to, (A) banking privileges and perquisites applicable to similarly situated employees of Parent and its Subsidiaries (both by job classification or status and by geographic location) and (B) for benefit accrual or level of benefits for vacation, paid time off and severance benefits; provided that the foregoing service recognition shall not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of any defined benefit pension plan, or (z) to any benefit plan that is a frozen plan or provides grandfathered benefits.

(c) Parent agrees to assume and honor all Company Benefit Plans in accordance with their terms as of the date hereof or as modified consistent with the terms of this Agreement, it being understood that this sentence shall not be construed to limit the ability of Parent or any of its affiliates to amend or terminate any Company Benefit Plan to the extent such amendment or termination is permitted by the terms of the applicable plan; provided, however, that Parent shall honor all deferral elections that have been properly made prior to the Effective Time under each Company Benefit Plan that is set forth under Item 4 of Section 3.11 of the Company Disclosure Schedule (including, without limitation, by not terminating any such Company Benefit Plan within the one-year period following the Effective Date pursuant to the change in control plan termination rules set forth in Treas. Reg. Section 1.409A-3(j)).

(d) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer or employee of the Company and its Subsidiaries or fiduciaries of the Company or any of its Subsidiaries under Company Benefit Plans (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, (i) the fact that such person is or was a director, officer, employee or fiduciary of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the consideration and approval of this Agreement and the consummation of the transactions contemplated hereby; and Parent shall advance expenses as incurred by such Company Indemnified Party to the fullest extent permitted by applicable law; provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.

(b) Subject to the following sentence, for a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that Parent may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that Parent shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the aggregate annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and, if such premiums for such insurance would at any time exceed the Premium Cap, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, the Company, in consultation with, but only upon the consent of Parent (which shall not be unreasonably withheld, conditioned or delayed, after taking into account the purposes of this Section 6.7), may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If Parent or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other entity or engages in any similar transaction, then in each case, Parent will cause proper provision to be made so that the successors and assigns of Parent will expressly assume the obligations set forth in this Section 6.7. For the avoidance of doubt, to the extent required by any agreement previously entered into by the Company in connection with a merger, acquisition or other business combination, the provisions of this Section 6.7 shall apply to directors, officers, employees and fiduciaries of predecessor entities previously acquired by the Company or any of its Subsidiaries.

(d) The obligations of Parent and the Company under this Section 6.7 shall not be terminated or modified in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Company Indemnified Party or such other person.

6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

6.9 Advice of Changes. Parent and the Company shall each promptly advise the other party of any fact, change, event or circumstance known to it (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3 to be satisfied.

6.10 Dividends. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.

6.11 Governance.

(a) Parent shall take all appropriate action to appoint, as of the Effective Time, three (3) current members of the Board of Directors of the Company selected by the Company to the Board of Directors of Parent. Such directors shall be reasonably acceptable to Parent (including Parent’s Nominating and Corporate Governance Committee).

(b) At or promptly following the Effective Time, Parent shall invite members of the Board of Directors of the Company (other than those individuals specified in Section 6.11(a)) to serve as members of one or more regional advisory boards in accordance with Parent’s customary practice.

(c) On the Closing Date, Parent shall support the First Niagara Foundation and shall contribute to the First Niagara Foundation an amount in cash equal to $20,000,000. Following the Effective Time, Parent shall use commercially reasonable efforts to provide office facilities of Parent or a Subsidiary of Parent, located in Western New York, for use by the First Niagara Foundation.

(d) Following the Effective Time, Parent shall use commercially reasonable efforts to support a meaningful employee presence in Western New York.

6.12 Acquisition Proposals.

(a) The Company shall not, and shall cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal; provided, that, prior to receipt of the Requisite Company Vote, in the event the Company receives an unsolicited bona fide written Acquisition Proposal after the date of this Agreement and its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that such Acquisition Proposal constitutes or is more likely than not to result in a Superior Proposal, the Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, the Company shall have entered into a confidentiality agreement with such third party on terms, in all material respects, no less favorable to it than the Confidentiality Agreement. The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent with respect to any Acquisition Proposal. The Company will promptly (and in any event within twenty-four (24) hours) advise Parent in writing following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal, the latest material terms and conditions of such Acquisition Proposal, or any amendment or modification thereof), and will promptly (and in any event within twenty-four (24) hours) advise Parent of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such Acquisition Proposal. The Company shall use its reasonable best efforts, subject to applicable law and the fiduciary duties of the Board of Directors of the Company, to enforce any existing confidentiality, standstill or similar agreements to which it or any of its Subsidiaries is a party relating to an Acquisition Proposal in accordance with its terms. The Company shall use its reasonable best efforts, subject to applicable law, to, within ten (10) business days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Parent and its affiliates) pursuant to any such confidentiality, standstill or similar agreement. Unless this Agreement is contemporaneously terminated in accordance with its terms, the Company shall not, and shall cause its Representatives not to on its behalf, enter into any binding acquisition agreement, merger agreement or other definitive transaction agreement (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.12(a)) relating to any Acquisition Proposal.

(b) As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or third party indication of interest relating to, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange or other business combination or similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, except, in each case, any sale of whole loans and securitizations in the ordinary course of business and any bona fide internal reorganization. As used in this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal that the Board of Directors of the Company concludes in good faith to be more favorable to its stockholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority.”

(c) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

6.13 Public Announcements. The Company and Parent shall each use their reasonable best efforts (a) to develop a joint communications plan, (b) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) except in respect of any announcement required by (i) applicable law or regulation, (ii) a request by a Governmental Entity or (iii) an obligation pursuant to any listing agreement with or rules of any securities exchange, the Company and Parent agree to consult with each other and to obtain the advance approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed) before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

6.14 Takeover Statutes. Neither Parent nor the Company shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and each of Parent and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each of Parent and the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.15 Exemption from Liability Under Section 16(b). The Company and Parent agree that, in order to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock, Company Preferred Stock and Company Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.15. The Board of Directors of Parent and of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause (i) any dispositions of Company Common Stock, Company Preferred Stock or Company Equity Awards and (ii) any acquisitions of Parent Common Stock, New Parent Preferred Stock, and/or Company Stock Options exercisable for shares of Parent Common Stock converted at the Effective Time pursuant to Section 1.9(a), in each case, pursuant to the transactions contemplated by this Agreement and by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

6.16 Litigation and Claims. Each of Parent and the Company shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Parent or the Company, as applicable, threatened against Parent, the Company or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Parent, the Company or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin, materially delay or otherwise restrain the transactions contemplated hereby or thereby. The Company shall give Parent the opportunity to participate at its own expense in the defense or settlement of any stockholder litigation against the Company and/or its directors or affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.17 Assumption of the Company Debt. Parent agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Corporation or Parent Bank (as the case may be), at or prior to the Effective Time, one or more supplemental indentures, guarantees and other instruments required for the due assumption of the Company’s or Company Bank’s outstanding debt, guarantees, securities and other agreements to the extent required by the terms of such debt, guarantees, securities and other agreements.

6.18 Amendment of Parent Articles. Prior to the Effective Time, subject to the Requisite Parent Vote, Parent shall amend the Parent Articles in accordance with Section 6.18 of the Parent Disclosure Schedule.

6.19 Bank Merger. Prior to the Effective Time, the Company shall use reasonable best efforts to cooperate with Parent, including by causing Company Bank to execute, if requested by Parent, such certificates or articles of merger and such other documents and certificates as are necessary, to effect, immediately following the Effective Time or at such later time as Parent may determine, the Bank Merger pursuant to an agreement and plan of merger in form and substance customary for mergers similar to the Bank Merger.

6.20 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approvals. This Agreement shall have been adopted by the stockholders of the Company by the Requisite Company Vote, and the Requisite Parent Vote shall have been obtained.

(b) Stock Exchange Listing. The shares of Parent Common Stock and New Parent Preferred Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

(e) Regulatory Approval. All (x) regulatory authorizations, consents, orders or approvals from the Federal Reserve Board and under the HSR Act and (y) other approvals set forth in Section 3.4 and Section 4.4 which are necessary to consummate the Merger and the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired without the imposition of any Materially Burdensome Regulatory Condition (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

7.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.2(a) and Section 3.8(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Material Adverse Effect on the Company or the Surviving Corporation. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effects.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(c) Federal Tax Opinion. Parent shall have received the opinion of Simpson Thacher & Bartlett LLP, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel.

7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in Section 4.2(a), the last sentence of Section 4.3(a) and Section 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and

(except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effects.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

(c) Federal Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company and Parent:

(a) by mutual consent of Parent and the Company in a written instrument;

(b) by either Parent or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger, and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger; provided, that a party may not terminate this Agreement pursuant to this clause (b) if the failure to obtain a Requisite Regulatory Approval shall be due to the failure of such party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c) by either Parent or the Company if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement (the “Termination Date”); provided, that a party may not terminate this Agreement pursuant to this clause (c) if the failure of the Closing to occur by such date shall be due to the failure of such party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2 or Section 7.3, as the case may be, and which is not cured within the earlier of the Termination Date and sixty (60) days following written notice to the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period; or

(e) by Parent, if (i) prior to such time as the Requisite Company Vote is obtained, the Company or the Board of Directors of the Company (A) submits this Agreement to its stockholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies (or publicly discloses its intention to withdraw or materially and adversely modify) its recommendation as contemplated by Section 6.3(a), or recommends to its stockholders an Acquisition Proposal other than the Merger, or (B) materially breaches its obligations under Section 6.3 or Section 6.12; or (ii) a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that the Confidentiality Agreement, Section 6.2(c), this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach of any provision of this Agreement (which, in the case of the Company, shall include the loss to the holders of Company Common Stock of the economic benefits of the Merger, including the loss of the premium offered to the stockholders of the Company). “Willful Breach” shall mean a material breach of, or material failure to perform any of the covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge, or knowledge that a person acting reasonably under the circumstances should have, that such party’s act or failure to act would, or would be reasonably expected to, result in or constitute a breach of or failure of performance under this Agreement.

(b) (i) In the event that after the date of this Agreement a bona fide Acquisition Proposal shall have been made known to senior management of the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced (whether or not withdrawn) an Acquisition Proposal with respect to the Company, and (A) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained or (B) thereafter this Agreement is terminated by Parent pursuant to Section 8.1(d), and (C) prior to the date that is one (1) year after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same day funds, a fee equal to $137,500,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%”.

(ii) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay Parent, by wire transfer of same day funds, the Termination Fee as promptly as reasonably practical after the date of termination (and, in any event, within three (3) business days thereafter).

(c) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted by Section 8.2(d), the maximum aggregate amount of fees payable by the Company under this Section 8.2 shall be equal to the Termination Fee. In no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(d) Each of Parent and the Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Parent or the Company fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against Parent or the Company for the Termination Fee or any portion thereof, Parent or the Company, as applicable, shall pay the costs and expenses of the other party (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if Parent or the Company fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by Parent or the Company pursuant to Section 8.2(b) constitute liquidated damages and not a penalty, and, except in the case of fraud or Willful Breach, shall be the sole monetary remedy of the other party in the event of a termination of this Agreement under circumstances where the Termination Fee is payable and is paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.6, Section 6.7 and those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Parent and the Company; provided, however, that after the adoption of this Agreement by the stockholders of Parent or the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after adoption of this Agreement by the stockholders of Parent or the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4 Expenses. Except (i) with respect to costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Parent and the Company, (ii) with respect to all filing fees in connection with any filing under the HSR Act, which shall be borne by Parent and (iii) as otherwise provided in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to the Company, to:

First Niagara Financial Group, Inc. 726 Exchange Street Suite 618 Buffalo, New York 14210
Attention:	Kristy Berner
Facsimile:	(716) 819-5158

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:	H. Rodgin Cohen & C. Andrew Gerlach
Facsimile:	(212) 291-9028; (212) 291-9299

and

(b) if to Parent, to:

KeyCorp
127 Public Square Cleveland, Ohio 44144
Mail Code OH-01-27-5609
Attention:	Donald R. Kimble
Facsimile:	(216) 689-7827

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue New York, NY 10017
Attention:	Lee A. Meyerson & Elizabeth A. Cooper
Facsimile:	(212) 455-2502

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Company means the actual knowledge of any of the officers of the Company listed on Section 9.6 of the Company Disclosure Schedule, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedule. As used herein, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in any of New York, New York, Buffalo, New York or Cleveland, Ohio are authorized by law or executive order to be closed, (ii) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (iii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iv) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (b) included in the virtual data room of a party prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

9.7 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law or choice of law that would cause the application of the law of any other jurisdiction (except that matters relating to the fiduciary duties of the Board of Directors of Parent shall be subject to the laws of the State of Ohio).

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, which is intended to benefit each Company Indemnified Party and his or her heirs and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Except as provided in Section 6.7, notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable, so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.

9.14 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

KEYCORP

By:	/s/ Donald R. Kimble
	Name:	Donald R. Kimble
	Title:	Chief Financial Officer

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ Gary M. Crosby
	Name:	Gary M. Crosby
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix B—Opinion of J.P. Morgan Securities LLC

October 29, 2015

The Board of Directors

First Niagara Financial Group

726 Exchange Street

Suite 618

Buffalo, NY 14210

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of First Niagara Financial Group (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with KeyCorp (the “Acquiror”). Pursuant to an Agreement and Plan of Merger (the “Agreement”), by and between the Company and the Acquiror, the Company will merge with and into the Acquiror, with the Acquiror surviving the merger, and each share of Company Common Stock issued and outstanding immediately prior to the effective time of the merger, other than (a) shares of Company Common Stock owned by the Company as treasury stock or otherwise owned by the Company or the Acquiror (other than Exception Shares (as defined in the Agreement)) or (b) Dissenting Shares (as defined in the Agreement), will be converted into the right to receive consideration per share equal to $2.30 in cash (the “Cash Consideration”) and 0.680 shares (the “Stock Consideration”, and, together with the Cash Consideration, the “Consideration”) of the Acquiror’s common stock, par value $1.00 per share (the “Acquiror Common Stock”).

In connection with preparing our opinion, we have (i) reviewed a draft dated October 29, 2015 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain financial analyses and forecasts prepared by or at the direction of the management of the Company relating to the respective businesses of the Company and the Acquiror, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”) and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we conducted any review of individual credit files of the Company or the Acquiror or evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. We are not experts in the evaluation of loan and lease portfolios or assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we did not make an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Acquiror and we have assumed, with your consent, that the respective allowances for loan and lease losses for both the Company and the Acquiror, respectively, are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis and that the covenants and agreements contained therein will be performed in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as a joint bookrunner on the Acquiror’s bond offerings in September of 2015, three bond offerings in May of 2015, February of 2015, November of 2014, and two bond offerings in November of 2013. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits and we or our affiliates own on a proprietary basis 0.12% of the Company’s outstanding common stock and 0.05% of the Acquiror’s common stock. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

Appendix C—Opinion of Morgan Stanley & Co. LLC

October 29, 2015

Board of Directors

KeyCorp

127 Public Square

Cleveland, OH 44114

Members of the Board:

We understand that First Niagara Financial Group, Inc. (“Target” or the “Company”) and KeyCorp (the “Buyer”) propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of October 29, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of the Company with the Buyer, with the Buyer being the surviving entity in the Merger. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share (“the Company Common Stock”) of the Company, excluding shares held in treasury or otherwise owned by the Company or Buyer (but including Company Common Stock held in the Company’s employee benefit plans or related trust accounts, managed account, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and also including shares held in respect of debts previously contracted), will be converted into the right to receive (i) 0.680 shares of common stock, par value $0.01 per share, of the Buyer (the “Buyer Common Stock”) and (ii) $2.30 per share in cash (in the aggregate, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be paid by the Buyer pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

3)	Reviewed Institutional Brokers’ Estimate System consensus estimates relating to the Buyer;

4)	Reviewed Institutional Brokers’ Estimate System consensus estimates relating to the Company that were adjusted pursuant to guidance from management of the Buyer;

5)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

6)	Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

7)	Reviewed the pro forma impact of the Merger on the Buyer’s earnings per share, cash flow, consolidated capitalization and financial ratios;

8)	Reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

9)	Compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

11)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

12)	Reviewed the Merger Agreement and certain related documents; and

13)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to adjustments made pursuant to guidance from management of the Buyer to the Institutional Brokers’ Estimate System consensus estimates relating to the Company, we have assumed that such adjustments have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Buyer of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions that are material to our analysis, and that the Merger Agreement will not differ in any material respects from the drafts thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not experts in the evaluation of allowance for loan losses, and we have neither made an independent evaluation of the adequacy of the allowance for loan losses at the Company, nor have we examined any individual loan credit files of the Company or been requested to conduct such a review. We have relied upon, without independent verification, the assessment by the management of the Buyer of the estimated loan losses of the Company. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessments of the Buyer and the Company and their respective legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Buyer in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer only and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by the Buyer pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ John Esposito
John Esposito Managing Director

Appendix D-1—Proposed Amendments to Article IV, Part A, Section 2 of the Amended and

Restated Articles of Incorporation of KeyCorp

Section 2. Voting Rights.

(a) The holders of Preferred Stock shall not be entitled to vote upon matters presented to the shareholders, except as provided in this Section 2 or as required by law.

(b) If the Corporation shall fail to pay full dividends on any series of Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the number of directors will be increased by two, and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment periods on all series of Preferred Stock have been paid or declared and set apart for payment and non-cumulative dividends have been paid regularly for at least one full year. Such right to vote separately as a class to elect directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than twenty percent of the total number of shares of the Preferred Stock of the Corporation then outstanding shall, call a special meeting of shareholders for the election of such directors. In the case of such a written request, such special meeting shall be held within ninety days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Regulations of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than ~~120~~90 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. If the Secretary of the Corporation fails to call aforesaid special meeting within 20 days of receiving proper notice, any holder of Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of directors as aforesaid, and for this purpose only such holder of Preferred Stock shall have access to the Corporation’s stock ledger. Directors elected as aforesaid shall serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall be elected and qualify. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur during the continuance of a default in dividends on any series of Preferred Stock by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining director or directors elected as aforesaid of a new director for the unexpired term of such former director.

(c) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect any amendment, alteration, or repeal of any of the provisions of these articles of incorporation or the regulations of the Corporation which would ~~be substantially prejudicial to~~adversely affect the voting powers, rights, or preferences of the holders of Preferred Stock (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent); provided, however, that neither the amendment of these articles of incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with the Preferred Stock, nor the amendment of the regulations so as to change the number of directors of the Corporation, shall be deemed to ~~be substantially prejudicial to~~adversely affect the voting powers, rights, or preferences of the holders of Preferred Stock (and any such amendment referred to in this proviso may be made without the vote or consent of the holders of the Preferred Stock); and provided further that if such amendment, alteration, or repeal would ~~be substantially prejudicial to~~adversely affect the rights or preferences of one or more but not all then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

(d) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect the consummation of a combination (as defined in Section 1701.01(Q) of the Ohio General Corporation Law) or majority share

D-1-1

acquisition (as defined in Section 1701.01(R) of the Ohio General Corporation Law) involving the Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, or any merger or consolidation of the Corporation with or into any entity other than a corporation (but so far as the holders of Preferred Stock are concerned, such combination, majority share acquisition, merger or consolidation may be effected with such vote or consent), unless in each case (x) the shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia, and (y) the shares of Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such voting powers, rights, privileges and preferences as are not materially less favorable to the holders thereof than the voting powers, rights, privileges and preferences of the holders of the Preferred Stock; provided that if such amendment, alteration or repeal would adversely affect the rights, privileges or preferences of one or more but not all then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

(~~d~~ e) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote as a single class shall be necessary to effect any one or more of the following:

(i) The authorization of, or the increase in the authorized number of, any shares of any class ranking prior to the Preferred Stock; or

(ii) The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding Preferred Stock except in accordance with a purchase offer made to all holders of record of Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

D-1-2

Appendix D-2—Form of Second Amended and Restated Articles of Incorporation of KeyCorp

FORM OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEYCORP

ARTICLE I

Name

The name of the corporation (hereinafter called the “Corporation”) is “KeyCorp”.

ARTICLE II

Principal Office

The principal office and headquarters of the Corporation shall be located in the City of Cleveland, County of Cuyahoga, State of Ohio.

ARTICLE III

Purposes

The purposes of the Corporation are:

(a) to organize, acquire, invest in, own, or control shares and other securities of banks, other depository institutions, and other companies which a bank holding company is permitted to own or control by the provisions of the Bank Holding Company Act of 1956, as now in effect or hereafter amended, and to carry on the business of a bank holding company in conformity with the Bank Holding Company Act of 1956, as now in effect or hereafter amended;

(b) to do whatever is deemed necessary, incidental, or conducive to carrying out any of the purposes of the Corporation; and

(c) to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law.

ARTICLE IV

Authorized Shares of Capital Stock

The authorized number of shares of the Corporation is 1,425,000,000, of which 25,000,000 shall be shares of preferred stock, with a par value of $1 each, as described in Part A of this Article IV (hereinafter called “Preferred Stock”), and 1,400,000,000 shall be Common Shares, with a par value of $1 each, as described in Part B of this Article IV (hereinafter called “Common Shares”).

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The express terms of each class are as follows:

PART A

EXPRESS TERMS OF THE PREFERRED STOCK

Section 1. Series. The Preferred Stock may be issued from time to time in series. All shares of Preferred Stock shall be of equal rank and the express terms thereof shall be identical, except in respect of the terms that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the dates of issue. Subject to the provisions of Sections 2 through 4, inclusive, of this Part A, which shall apply to all Preferred Stock, the Board of Directors is hereby authorized to cause shares of Preferred Stock to be issued in one or more series and with respect to each such series to fix:

(a) The designation of the series, which may be by distinguishing number, letter, or title.

(b) The authorized number of shares of the series, which number the Board of Directors may, except to the extent otherwise provided in the creation of the series, from time to time, increase or decrease, but not below the number of shares thereof then outstanding.

(c) The dividend rate or rates (which may be fixed or adjustable) of the shares of the series.

(d) The dates on which dividends, if declared, shall be payable and, in the case of series on which dividends are cumulative, the dates from which dividends shall be cumulative.

(e) The redemption rights and price or prices, if any, for shares of the series.

(f) The amount, terms, conditions, and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series.

(g) The amounts payable on shares of the series in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation.

(h) Whether the shares of the series shall be convertible into Common Shares or shares of any other series or class, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustment thereof, and all other terms and conditions upon which such conversion may be made.

(i) The restrictions, if any, upon the issue of any additional shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to these articles of incorporation fixing, with respect to each series, the matters described in Clauses (a) through (i), inclusive, of this Section 1.

Section 2. Voting Rights.

(a) The holders of Preferred Stock shall not be entitled to vote upon matters presented to the shareholders, except as provided in this Section 2 or as required by law.

(b) If the Corporation shall fail to pay full dividends on any series of Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the number of directors will be increased by two, and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment

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periods on all series of Preferred Stock have been paid or declared and set apart for payment and non-cumulative dividends have been paid regularly for at least one full year. Such right to vote separately as a class to elect directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than twenty percent of the total number of shares of the Preferred Stock of the Corporation then outstanding shall, call a special meeting of shareholders for the election of such directors. In the case of such a written request, such special meeting shall be held within ninety days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Regulations of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 90 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. If the Secretary of the Corporation fails to call aforesaid special meeting within 20 days of receiving proper notice, any holder of Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of directors as aforesaid, and for this purpose only such holder of Preferred Stock shall have access to the Corporation’s stock ledger. Directors elected as aforesaid shall serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall be elected and qualify. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur during the continuance of a default in dividends on any series of Preferred Stock by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining director or directors elected as aforesaid of a new director for the unexpired term of such former director.

(c) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect any amendment, alteration, or repeal of any of the provisions of these articles of incorporation or the regulations of the Corporation which would adversely affect the voting powers, rights, or preferences of the holders of Preferred Stock (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent); provided, however, that neither the amendment of these articles of incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with the Preferred Stock, nor the amendment of the regulations so as to change the number of directors of the Corporation, shall be deemed to adversely affect the voting powers, rights, or preferences of the holders of Preferred Stock (and any such amendment referred to in this proviso may be made without the vote or consent of the holders of the Preferred Stock); and provided further that if such amendment, alteration, or repeal would adversely affect the rights or preferences of one or more but not all then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

(d) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect the consummation of a combination (as defined in Section 1701.01(Q) of the Ohio General Corporation Law) or majority share acquisition (as defined in Section 1701.01(R) of the Ohio General Corporation Law) involving the Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, or any merger or consolidation of the Corporation with or into any entity other than a corporation (but so far as the holders of Preferred Stock are concerned, such combination, majority share acquisition, merger or consolidation may be effected with such vote or consent), unless in each case (x) the shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia, and (y) the shares of Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such voting powers, rights, privileges and preferences as are not materially less favorable to the holders thereof than the voting powers, rights, privileges and preferences of the holders of the Preferred Stock; provided that if such amendment,

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alteration or repeal would adversely affect the rights, privileges or preferences of one or more but not all then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

(e) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote as a single class shall be necessary to effect any one or more of the following:

(i) The authorization of, or the increase in the authorized number of, any shares of any class ranking prior to the Preferred Stock; or

(ii) The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding Preferred Stock except in accordance with a purchase offer made to all holders of record of Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Section 3. Preemptive Rights. No holder of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services or otherwise.

Section 4. Definitions. For the purposes of this Part A:

(a) Whenever reference is made to shares “ranking prior to the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distribution in the event of a liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Preferred Stock.

(b) Whenever reference is made to shares “on a parity with the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation rank on an equality or parity with the rights of the holders of Preferred Stock.

(c) Whenever reference is made to shares “ranking junior to the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation are junior or subordinate to the rights of the holders of Preferred Stock.

PART B

EXPRESS TERMS OF COMMON SHARES

Section 1. General. The holders of Common Shares shall be entitled to one vote for each Common Share held by them, respectively, on each matter properly submitted to shareholders for their vote, consent, waiver, release or other action.

Section 2. Preemptive Rights. No holder of Common Shares shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services or otherwise.

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PART C

CUMULATIVE VOTING

No holder of shares of any class of the Corporation may cumulate his voting power.

PART D

EXPRESS TERMS OF THE 7.750% NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK, SERIES A

Section 1. Designation. The designation of the series of Preferred Stock created by this Part D of Article IV shall be 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, $1.00 par value, with a liquidation preference of $100 per share, and $747,500,000 in the aggregate (hereinafter referred to as the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Series A Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 7,475,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further amendment to the articles duly adopted by the Board of Directors. Shares of Series A Preferred Stock that are converted in accordance with the terms hereof, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, and available for subsequent issuance. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.

Section 3. Definitions. As used herein with respect to the Series A Preferred Stock:

(a) “Applicable Conversion Price” at any given time means, for each share of Series A Preferred Stock, the price equal to $100 divided by the Applicable Conversion Rate in effect at such time.

(b) “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

(c) “Base Price” has the meaning set forth in Section 13(d)(i) hereof.

(d) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which the Corporation is not authorized or obligated by law, regulation or executive order to close.

(e) “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

(f) “Closing Price” of the Common Shares on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Shares on the New York Stock Exchange on that date. If the Common Shares are not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Shares on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which the Common Shares are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities

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exchange or securities exchange in the European Economic Area on which the Common Shares are so listed or quoted, or if the Common Shares are not so listed or quoted on a U.S. national or regional securities exchange or securities exchange in the European Economic Area, the last quoted bid price for the Common Shares in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Shares on that date as determined by a nationally recognized independent investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose. The “Closing Price” for any other share of Capital Stock shall be determined on a comparable basis, mutatis mutandis. For purposes of this Part D of this Article IV, all references herein to the “Closing Price” and “last reported sale price” of the Common Shares on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange will govern.

For purposes of calculating the Closing Price, if a Reorganization Event has occurred and (1) the Exchange Property consists only of shares of common securities, the Closing Price shall be based on the Closing Price of such common securities; (2) the Exchange Property consists only of cash, the Closing Price shall be the cash amount paid per share; and (3) the Exchange Property consists of securities, cash and/or other property, the Closing Price shall be based on the sum, as applicable, of (x) the Closing Price of such common securities, (y) the cash amount paid per Common Share and (z) the value (as determined by the Board of Directors from time-to-time) of any other securities or property paid to holders of Common Shares in connection with the Reorganization Event.

(g) “Common Shares” means the common shares, $1.00 par value per share, of the Corporation.

(h) “Conversion Agent” means Computershare Investor Services LLC, acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns or any other conversion agent appointed by the Corporation.

(i) “Conversion Date” has the meaning set forth in Section 13(a)(iv)(B) hereof.

(j) “Conversion Rate” means for each share of Series A Preferred Stock, 7.0922 Common Shares, plus cash in lieu of fractional shares, subject to adjustment as set forth herein.

(k) “Current Market Price” per Common Share on any date of determination means the average of the VWAP per Common Share on each of the 10 consecutive VWAP Trading Days ending on the earlier of the day in question and the day before the Ex-Date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 14(a)(i) through (v) hereof.

(l) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(m) “Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

(n) “Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

(o) “Dividend Threshold Amount” has the meaning set forth in Section 14(a)(iv) hereof.

(p) “DTC” means The Depository Trust Company, together with its successors and assigns.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(r) “Exchange Property” has the meaning set forth in Section 15(a) hereof.

(s) “Ex-Date” when used with respect to any issuance or distribution, means the first date on which such Common Shares or other securities trade without the right to receive an issuance or distribution with respect thereto.

(t) “Expiration Time” has the meaning set forth in Section 14(a)(v) hereof.

(u) “Expiration Date” has the meaning set forth in Section 14(a)(v) hereof.

(v) “Fiscal Quarter” means, with respect to the Corporation, the fiscal quarter publicly disclosed by the Corporation.

(w) “Fundamental Change” has the meaning set forth in Section 13(d)(i) hereof.

(x) “Holder” means the Person in whose name the shares of Series A Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

(y) “Junior Stock” means the Common Shares and any other class or series of stock of the Corporation hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(z) “Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the Common Shares; or

(ii) consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case, pursuant to which the Common Shares will be converted into cash, securities, or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, Voting Shares immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of all outstanding classes of Voting Shares of the continuing or surviving Person immediately after the transaction;

provided, however that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Shares in the transaction or transactions (as determined by the Board of Directors) consists of shares of common securities of a Person or American Depositary Receipts in respect of such common securities that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or a securities exchange in the European Economic Area when issued or exchanged in connection with a Make-Whole Acquisition.

(aa) “Make-Whole Acquisition Conversion” has the meaning set forth in Section 13(c)(i) hereof.

(bb) “Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 13(c)(i) hereof.

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(cc) “Make-Whole Acquisition Effective Date” has the meaning set forth in Section 13(c)(i) hereof.

(dd) “Make-Whole Acquisition Share Price” means the price paid per Common Share in the event of a Make-Whole Acquisition. If the holders of Common Shares receive only cash in the Make-Whole Acquisition in a single per-share amount, other than with respect to appraisal and similar rights, the Make-Whole Acquisition Share Price shall be the cash amount paid per Common Share. For purposes of the preceding sentence as applied to a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a single price per Common Share shall be deemed to have been paid only if the transaction or transactions that caused the Make-Whole Acquisition to occur was a tender offer for more than 50% of the then-outstanding Common Shares. Otherwise, the Make-Whole Acquisition Share Price shall be the average of the Closing Price per Common Share on the ten Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

(ee) “Make-Whole Shares” has the meaning set forth in Section 13(c)(i) hereof.

(ff) “Mandatory Conversion Date” has the meaning set forth in Section 13(b)(iii) hereof.

(gg) “Market Disruption Event” means any of the following events that has occurred:

(i) any suspension of, or limitation imposed on, trading by any exchange or quotation system on which the VWAP is determined pursuant to the definition of the VWAP Trading Day (a “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per Common Share any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to Common Shares or in futures or options contracts relating to the Common Shares on the Relevant Exchange;

(ii) any event (other than an event described in clause (c)) that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per Common Share any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Shares on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Shares on the Relevant Exchange; or

(iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Shares, are traded or the closure of such Relevant Exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such Relevant Exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such Relevant Exchange for execution at the actual closing time on such day.

(hh) “Notice of Mandatory Conversion” has the meaning set forth in Section 13(b)(iii) hereof.

(ii) “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(jj) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(kk) “Purchased Shares” has the meaning set forth in Section 14(a)(v) hereof.

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(ll) “Record Date” has the meaning, for purposes of Section 14 hereof, as set forth in Section 14(d) hereof.

(mm) “Reference Price” means the applicable Make-Whole Acquisition Share Price.

(nn) “Registrar” means Computershare Investor Services LLC, in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns or any other registrar appointed by the Corporation.

(oo) “Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

(pp) “Reorganization Event” has the meaning set forth in Section 15(a) hereof.

(qq) “Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

(rr) “Trading Day” means a day on which the Common Shares:

(i) are not suspended from trading on any national or regional securities exchange or association or in the over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or in the over-the-counter market that is the primary market for the trading of the Common Shares.

(ss) “Transfer Agent” shall mean Computershare Investor Services LLC, acting in its capacity as transfer agent for the Series A Preferred Stock, and its successors and assigns or any other transfer agent appointed by the Corporation.

(tt) “Voting Parity Stock” means any Parity Stock having similar voting rights as the Series A Preferred Stock.

(uu) “Voting Shares” of a Person means shares of all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

(vv) “VWAP” per Common Share on any VWAP Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page KEY<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant VWAP Trading Day until the close of trading on the relevant VWAP Trading Day (or if such volume-weighted average price is unavailable, the market price of one Common Share on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation). The VWAP for any other share of Capital Stock shall be determined on a comparable basis, mutatis mutandis.

(ww) “VWAP Trading Day” means, for purposes of determining a VWAP per Common Share, a Business Day on which the Relevant Exchange (as defined in the definition of Market Disruption Event) is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

Section 4. Dividends.

(a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100 per share of Series A Preferred Stock, and no more, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on September 15, 2008 (each a “Dividend Payment Date”); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any

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adjustment in respect of such delay to the amount of the dividends paid on such date). The period from and including the date of issuance of the Series A Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” In the event that additional shares of Series A Preferred Stock are issued after the original issue date, dividends on such shares shall accrue from (i) if the original issue date of such additional shares is a Dividend Payment Date, from such date, or (ii) if the original issue date is a date other than a Dividend Payment Date, from the immediately preceding Dividend Payment Date or, if no Dividend Payment Date has yet occurred, from the issue date of the Series A Preferred Stock. Dividends on each share of Series A Preferred Stock will accrue on the liquidation preference of $100 per share at a rate per annum equal to 7.750%. The record date for payment of dividends on the Series A Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(b) Non-Cumulative Dividends. Dividends on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the Holders shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized Preferred Stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, on any day during a Dividend Period (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series A Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A Preferred Stock and any Parity Stock, plus accrued and unpaid dividends from prior periods in the case of any Parity Stock that bears cumulative dividends, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series A Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders shall be entitled, out of assets legally available therefor, before any

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distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series A Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Holder shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all Holders and all holders of any Parity Stock, the amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series A Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all Holders and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption. The Series A Preferred Stock will not be redeemable at any time.

Section 7. Voting Rights. The Holders will have no voting rights on any matter, except as expressly provided in these Amended and Restated Articles of Incorporation, including Section 2 of Part A of this Article IV, and except as shall be affirmatively provided in the Ohio General Corporation Law.

Section 8. [Intentionally Omitted]

Section 9. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series A Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 10. Unissued or Reacquired Shares. Shares of Series A Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 11. No Sinking Fund. Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Right to Convert. Each Holder shall have the right, at such Holder’s option, at any time, to convert all or any portion of such Holder’s Series A Preferred Stock into Common Shares at the Applicable Conversion Rate (subject to the conversion procedures set forth in Section 13 herein) plus cash in lieu of fractional shares.

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Section 13. Conversion.

(a) Conversion Procedures.

(i) Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any converted shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 12, Section 13(b), Section 13(c), Section 13(d), Section 15 or Section 16, as applicable.

(ii) Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, Common Shares issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares and/or other securities issuable upon conversion), by virtue of holding shares of Series A Preferred Stock.

(iii) The Person or Persons entitled to receive the Common Shares and/or other securities issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Shares and/or such other securities as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date except to the extent that all or a portion of such Common Shares is subject to the limitations set forth in Section 18. In the event that a Holder shall not by written notice designate the name in which Common Shares and/or cash, other securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation through book-entry transfer through the Depositary.

(iv) Conversion into Common Shares will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(A) On the Mandatory Conversion Date or applicable Conversion Date, certificates or evidence of shares in book-entry form representing Common Shares shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Conversion Agent if shares of the Series A Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series A Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(B) On the date of any conversion at the option of Holders pursuant to Section 12, Section 13(c) or Section 13(d), if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(1) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(2) surrender the shares of Series A Preferred Stock to the Conversion Agent;

(3) if required, furnish appropriate endorsements and transfer documents;

(4) if required, pay all transfer or similar taxes; and

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(5) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date.

If a Holder’s interest is a beneficial interest in a global certificate representing Series A Preferred Stock, in order to convert a Holder must comply with clauses (3) through (5) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

The date on which a Holder complies with the procedures in this clause (iv) is the “Conversion Date.”

(C) The Conversion Agent shall, on a Holder’s behalf, convert the Series A Preferred Stock into Common Shares and/or cash, other securities or other property (involving payments of cash in lieu of fractional shares), in accordance with the terms of the notice delivered by such Holder described in clause (B) above. If a Conversion Date on which a Holder elects to convert Series A Preferred Stock is prior to the record date relating to any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series A Preferred Stock or the Mandatory Conversion Date is after the record date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the record date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date is after the record date relating to any declared dividend for the Dividend Period and prior to the Dividend Payment Date, whether or not such Holder was the Holder of record on the record date relating to any declared dividend for the Dividend Period, the Holder must pay to the Conversion Agent upon conversion of the shares of Series A Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares of Series A Preferred Stock being converted, unless the Holder’s shares of Series A Preferred Stock are being converted pursuant to Section 13(b), Section 13(c) or Section 13(d).

(b) Mandatory Conversion at the Corporation’s Option.

(i) On or after June 15, 2013, the Corporation may, at its option, at any time or from time to time, cause some or all of the Series A Preferred Stock to be converted into Common Shares at the Applicable Conversion Rate if, for 20 Trading Days during any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Closing Price of the Common Shares exceeds 130% of the Applicable Conversion Price of the Series A Preferred Stock. The Corporation will provide Notice of Mandatory Conversion as set forth in Section 13(b)(iii) within three Trading Days after the end of the 30 consecutive Trading Day period.

(ii) If the Corporation elects to cause less than all of the Series A Preferred Stock to be converted under clause (i) above, the Conversion Agent will select the Series A Preferred Stock to be converted by lot, or on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by the Depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series A Preferred Stock is then traded or quoted). If the Conversion Agent selects a portion of a Holder’s Series A Preferred Stock for partial conversion at the Corporation’s option and such Holder converts a portion of its shares of Series A Preferred Stock at the same time, the portion converted at such Holder’s option will reduce the portion selected for conversion at the Corporation’s option under this Section 13(b).

(iii) If the Corporation exercises the optional conversion right described in this Section 13(b), the Corporation shall give notice (such notice a “Notice of Mandatory Conversion”) by (1) providing a notice of such conversion by first class mail to each Holder of record for the shares of Series A Preferred Stock to be converted or (2) issuing a press release and making this information available on its website. The Conversion Date shall be a date selected by the Corporation (the “Mandatory Conversion Date”), not less than 10 days, and not more than 20 days, after the date on which the

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Corporation provides the Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(A) the Mandatory Conversion Date;

(B) the number of Common Shares to be issued upon conversion of each share of Series A Preferred Stock; and

(C) the aggregate number of shares of Series A Preferred Stock to be converted.

(c) Conversion upon Make-Whole Acquisition.

(i) In the event of a Make-Whole Acquisition occurring prior to a Mandatory Conversion Date or Conversion Date, each Holder shall have the option to convert its shares of Series A Preferred Stock (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of Common Shares (the “Make-Whole Shares”) as set forth in clause (ii) below.

(ii) The number of Make-Whole Shares per share of Series A Preferred Stock shall be determined by reference to the following table for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Share Price:

Make-Whole Acquisition Share Price
Effective Date	$11.75	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00	$20.00	$25.00	$30.00	$50.00	$100.00
June 18, 2008	1.4184	1.4184	1.2987	1.1200	0.9749	0.8556	0.7566	0.6734	0.5429	0.3431	0.2352	0.0771	0.0000
June 15, 2009	1.4184	1.4184	1.2833	1.1057	0.9615	0.8369	0.7030	0.6162	0.4816	0.2823	0.1807	0.0466	0.0000
June 15, 2010	1.4184	1.4184	1.2603	1.0914	0.9451	0.8074	0.6939	0.5999	0.4558	0.2494	0.1508	0.0350	0.0000
June 15, 2011	1.4184	1.4184	1.2295	1.0771	0.9295	0.7774	0.6527	0.5502	0.3957	0.1874	0.0993	0.0172	0.0000
June 15, 2012	1.4184	1.4055	1.1910	1.0628	0.8811	0.7057	0.5629	0.4467	0.2782	0.0803	0.0211	0.0000	0.0000
June 15, 2013	1.4184	1.3639	1.1526	1.0485	0.8517	0.6105	0.4377	0.2884	0.0688	0.0000	0.0000	0.0000	0.0000
June 15, 2014	1.4184	1.3805	1.1757	1.0771	0.8784	0.6292	0.4494	0.2940	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2015	1.4184	1.3972	1.1987	1.1057	0.9050	0.6480	0.4612	0.2996	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2016	1.4184	1.4139	1.2218	1.1342	0.9317	0.6667	0.4730	0.3051	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2017	1.4184	1.4184	1.2449	1.1628	0.9584	0.6855	0.4847	0.3107	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2018	1.4184	1.4184	1.2680	1.1914	0.9850	0.7042	0.4965	0.3162	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(A) The exact Make-Whole Acquisition Share Prices and Make-Whole Acquisition Effective Dates may not be set forth in the table, in which case:

(1) if the Make-Whole Acquisition Share Price is between two Make-Whole Acquisition Share Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Share Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(2) if the Make-Whole Acquisition Share Price is in excess of $100 per share (subject to adjustment pursuant to Section 14), no Make-Whole Shares will be issued upon conversion of the Series A Preferred Stock; and

(3) if the Make-Whole Acquisition Share Price is less than $11.75 per share (subject to adjustment pursuant to Section 14), no Make-Whole Shares will be issued upon conversion of the Series A Preferred Stock.

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(B) The Make-Whole Acquisition Share Prices set forth in the table above are subject to adjustment pursuant to Section 14 hereof and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Share Prices will equal the Make-Whole Acquisition Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Share Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.

(iii) On or before the 20th day prior to the date the Corporation anticipates being the effective date for the Make-Whole Acquisition or within two business days of becoming aware of a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the anticipated effective date or effective date of the Make-Whole Acquisition; and

(B) the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which a Make-Whole Acquisition Conversion must be exercised.

(iv) On the Make-Whole Acquisition Effective Date or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date that shall be 30 days after the Make-Whole Acquisition Effective Date;

(B) the number of Make-Whole Shares;

(C) the amount of cash, securities and other consideration receivable by a Holder upon conversion; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Make Whole Acquisition.

(v) To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., Cleveland, Ohio time on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under clause (iv) above, comply with the procedures set forth in Section 13(a)(iv)(B).

(vi) If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option in accordance with the provisions specified in this Section 13(c), the shares of Series A Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein), and the Holder will not be eligible to receive Make-Whole Shares.

(vii) Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 13(a)(iv) above, deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(viii) In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series A Preferred Stock or a successor security representing less than all the shares of Series A Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition Conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

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(d) Conversion Upon Fundamental Change.

(i) If the Reference Price in connection with a Make-Whole Acquisition is less than $11.75 (a “Fundamental Change”), a Holder may elect to convert each share of Series A Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $5.875, subject to adjustment as described in clause (ii) below (the “Base Price”). If the Reference Price is less than the Base Price, Holders will receive a maximum of 17.0213 Common Shares per share of Series A Preferred Stock converted, subject to adjustment as a result of any adjustment to the Base Price described in clause (ii) below.

(ii) The Base Price shall be adjusted as of any date the Conversion Rate of the Series A Preferred Stock is adjusted pursuant to Section 14. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.

(iii) In lieu of issuing Common Shares upon conversion in the event of a Fundamental Change, the Corporation may at its option, and if it obtains any necessary regulatory approval, pay an amount in cash (computed to the nearest cent) equal to the Reference Price for each Common Share otherwise issuable upon conversion.

(iv) On or before the 20th day prior to the date the Corporation anticipates being the effective date for the Fundamental Change or within two business days of becoming aware of the Fundamental Change if it is a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the anticipated effective date of the Fundamental Change; and

(B) the date, which shall be 30 days after the anticipated effective date of a Fundamental Change, by which a Fundamental Change conversion must be exercised.

(v) On the effective date of a Fundamental Change or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A) the date that shall be 30 days after the effective date of the Fundamental Change;

(B) the Applicable Conversion Price following the Fundamental Change;

(C) the amount of cash, securities and other consideration received by a Holder upon conversion; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(vi) To exercise its conversion option upon a Fundamental Change, a Holder must, no later than 5:00 p.m., Cleveland, Ohio time on or before the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under clause (v) above, comply with the procedures set forth in Section 13(a)(iv)(B) and indicate that it is exercising the Fundamental Change conversion option.

(vii) If a Holder does not elect to exercise its conversion option upon a Fundamental Change in accordance with the provisions specified in this Section 13(d), the shares of Series A Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein) and the Holder will not be eligible to convert its shares pursuant to this Section 13(d).

(viii) Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the

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Corporation or its successor as set forth in Section 13(a)(iv), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(ix) In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series A Preferred Stock or a successor security representing less than all the shares of Series A Preferred Stock or a successor security held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series A Preferred Stock or such successor security held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 14. Anti-Dilution Adjustments.

(a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) The issuance of Common Shares as a dividend or distribution to all holders of Common Shares or a subdivision or combination of Common Shares (other than in connection with a Reorganization Event), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

OS0	=	the number of Common Shares outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of Common Shares that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, (1) no adjustment will be made for the issuance of Common Shares as a dividend or distribution to all holders of Common Shares that is made in lieu of a quarterly or annual cash dividend or distribution to such holders, to the extent such dividend or distribution does not exceed the applicable Dividend Threshold Amount (with the amount of any such dividend or distribution equaling the number of such shares being issued multiplied by the average of the VWAP of the Common Shares over each of the five consecutive VWAP Trading Days prior to the Ex-Date for such dividend or distribution) and (2) in the event any dividend, distribution, subdivision or combination that is the subject of this Section 14(a)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution or effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

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(ii) The issuance to all holders of Common Shares of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization Event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase Common Shares (or securities convertible into Common Shares) at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date, in which event each Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(OS0 + X) / (OS0 + Y)]

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

OS0	=	the number of Common Shares outstanding at the close of business on the Record Date

X	=	the total number of Common Shares issuable pursuant to such rights or warrants (or upon conversion of such securities)

Y	=	the number of shares equal to the quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Shares over each of the ten consecutive VWAP Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

Notwithstanding the foregoing, (1) in the event that such rights or warrants described in this Section 14(a)(ii) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared and (2) to the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered.

In determining the aggregate price payable for such Common Shares, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). If an adjustment to the Conversion Rate may be required pursuant to this Section 14(a)(ii), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required pursuant to this Section 14(a)(ii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(ii).

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(iii) The dividend or other distribution to all holders of Common Shares of shares of Capital Stock of the Corporation (other than the Common Shares) or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clauses (a)(i) or (a)(ii) above or (a)(iv) below, any dividend or distribution in connection with a Reorganization Event or any spin-off to which the provisions set forth below in this clause (a)(iii) apply) in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – FMV)]

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price as of the Record Date

FMV	=	the fair market value (as determined by the Board of Directors) on the Record Date of the shares of Capital Stock of the Corporation, evidences of indebtedness or assets so distributed, applicable to one Common Share

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Shares consists of shares of Capital Stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation (i.e., a spin-off) that are, or, when issued, will be, traded on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0 x [(FMV0 + MP0) / MP0]

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

FMV0	=	the average of the VWAP of the Capital Stock distributed to holders of Common Shares applicable to one Common Share over each of the 10 consecutive VWAP Trading Days commencing on and including the third VWAP Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market, or, if not so traded or quoted, the fair market value of the Capital Stock or similar equity interests distributed to holders of Common Shares applicable to one Common Share as determined by the Board of Directors

MP0	=	the average of the VWAP of the Common Shares over each of the 10 consecutive VWAP Trading Days commencing on and including the third VWAP Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or in the over-the-counter market on which Common Shares is then traded or quoted

Notwithstanding the foregoing, (1) if any dividend or distribution of the type described in this Section 14(a)(iii) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay

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such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate may be required under this Section 14(a)(iii), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 14(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(iii).

(iv) The Corporation makes a distribution consisting exclusively of cash to all holders of Common Shares, excluding (a) any regular cash dividend on Common Shares to the extent that the aggregate cash dividend per Common Share does not exceed $0.1875 in any fiscal quarter (the “Dividend Threshold Amount”) and (b) any consideration payable in connection with a tender or exchange offer made by the Corporation or any its subsidiaries referred to in clause (v) below, in which event, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – C)]

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price as of the Record Date

C	=	the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount the Corporation distributes to holders or pays, less the Dividend Threshold Amount or (2) in any other case, the amount the Corporation distributes to holders or pays

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (iv).

Notwithstanding the foregoing, if any dividend or distribution of the type described in this Section 14(a)(iv) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) The Corporation or one or more of its subsidiaries make purchases of Common Shares pursuant to a tender offer or exchange offer by the Corporation or a subsidiary of the Corporation for Common Shares to the extent that the cash and value (as determined by the Board of Directors) of any other consideration included in the payment per Common Share validly tendered or exchanged exceeds the VWAP per Common Share on the VWAP Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1) / (SP1 x OS0)]

where,

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the Conversion Rate in effect immediately after the Expiration Date

FMV	=	the fair market value (as determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

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OS1	=	the number of Common Shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) less any Purchased Shares

OS0	=	the number of Common Shares outstanding at the Expiration Time, including any Purchased Shares

SP1	=	the average of the VWAP of the Common Shares over each of the ten consecutive VWAP Trading Days commencing with the VWAP Trading Day immediately after the Expiration Date.

Notwithstanding the foregoing, if the Corporation, or one of its subsidiaries, is obligated to purchase Common Shares pursuant to any such tender or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If an adjustment to the Conversion Rate may be required under this Section 14(a)(v), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 14(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(v).

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one Common Share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made prior to any conversion pursuant to Section 13(b), Section 13(c) or Section 13(d).

(c) When No Adjustment Required.

(i) Except as otherwise provided in this Section 14, the Conversion Rate will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing or for the repurchase of Common Shares.

(ii) Rights Plans. To the extent that the Corporation has a stockholders’ rights plan in effect upon conversion of the Series A Preferred Stock into Common Shares, Holders will receive, in addition to any of the Common Shares deliverable and in lieu of any adjustment to the Conversion Rate, the rights under the stockholders’ rights plan, unless prior to any conversion, the rights have separated from Common Shares, in which case the Conversion Rate will be adjusted at the time of separation as if we distributed to all holders of Common Shares, shares of the Corporation’s Capital Stock, evidences of indebtedness or assets as described in Section 14(a)(iii). A further adjustment will occur as described in Section 14(a)(iii), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(iii) No adjustment to the Conversion Rate need be made:

(A) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under any plan;

(B) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries; or

(C) upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Series A Preferred Stock was first issued.

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(iv) No adjustment to the Conversion Rate need be made for a transaction referred to in Section 14(a)(i) through (v) if Holders may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction.

(v) No adjustment to the Conversion Rate need be made for a change in the par value of the Common Shares.

(vi) No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Shares.

(d) Record Date. For purposes of this Section 14, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(e) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 14, any subsequent event requiring an adjustment under this Section 14 shall cause an adjustment to such Conversion Rate as so adjusted.

(f) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 14 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(g) Other Adjustments. The Corporation may (but is not required to) make such increases in the Conversion Rate, in addition to those required by Section 14(a)(i) through (v), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 business days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

(h) Notice of Adjustments. Whenever a Conversion Rate is adjusted as provided under Section 14, the Corporation shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or within 15 calendar days of the date the Corporation makes an adjustment pursuant to Section 14(g):

(i) compute the adjusted applicable Conversion Rate in accordance with Section 14 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth the applicable Conversion Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

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(i) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 14(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, that may at the time be issued or delivered with respect to any of the Series A Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any Common Shares pursuant to a the conversion of the Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 14.

Section 15. Reorganization Events.

(a) In the event of (any such event specified in this Section 15(a), a “Reorganization Event”):

(i) any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Shares will be converted into cash, securities, or other property of the Corporation or another Person;

(ii) any sale, transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Shares will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Shares into securities, including securities other than the Common Shares; or

(iv) any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition);

each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of Common Shares that was not the counterparty to the Reorganization Event or an affiliate of such other party in exchange for such Common Shares (such securities, cash, and other property, the “Exchange Property”).

(b) In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by the majority of the holders of Common Shares that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per Common Share, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 12, Section 13(b), Section 13(c) or Section 13(d) hereof shall be determined based upon the then Applicable Conversion Rate.

(c) The above provisions of this Section 15 shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of Capital Stock of the Corporation (or any successor) received by the holders of the Common Shares in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.

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Section 16. Fractional Shares.

(a) No fractional Common Shares will be issued as a result of any conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional Common Share otherwise issuable in respect of any conversion at the Corporation’s option pursuant to Section 13(b) hereof or any conversion at the option of the Holder pursuant to Section 12, Section 13(c) or Section 13(d) hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Shares determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 17. Reservation of Common Shares.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of Common Shares as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding, calculated assuming the Applicable Conversion Price equals the Base Price, subject to adjustment as described under Section 14. For purposes of this Section 17(a), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All Common Shares delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, so long as the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed all the Common Shares issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Shares until the first conversion of Series A Preferred Stock into Common Shares in accordance with the provisions hereof, the Corporation covenants to list such Common Shares issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 18. Limitations on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, and subject to the last sentence of this Section 18, no Holder will be entitled to receive Common Shares upon conversion pursuant to Section 12 and Section 13 hereof to the extent, but only to the extent, that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the Common Shares outstanding at such time. Any delivery of Common Shares upon a purported conversion of Series A Preferred Stock shall be void and have no effect and such shares shall for all purposes continue to

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represent outstanding shares of Series A Preferred Stock to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the Common Shares outstanding at such time. If any delivery of Common Shares owed to a holder upon conversion of Series A Preferred Stock is not made, in whole or in part, as a result of this limitation, the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such shares as promptly as practicable after any such converting holder gives notice to the Corporation that such delivery would not result in it being the beneficial owner of more than 9.9% of the Common Shares outstanding at such time. Notwithstanding anything in this paragraph to the contrary, these limitations on beneficial ownership shall not be applicable to or limit the number of shares of Series A Preferred Stock to be converted as a result of a mandatory conversion by the Corporation pursuant to Section 13(b).

Section 19. Preemptive or Subscription Rights. The Holders of Series A Preferred Stock shall not have any preemptive or subscription rights.

PART E

EXPRESS TERMS OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

Section 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 25,000.

Section 2. Standard Provisions. The Standard Provisions contained in Part G attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.

Section 3. Definitions. The following terms are used in this Part E (including the Standard Provisions in Part G hereto) as defined below:

(a) “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $100,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $625,000,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A.

(g) “Signing Date” means the Original Issue Date.

Section 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent, as provided for in the Ohio General Corporation Law.

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Section 5. No Senior Stock. For so long as any shares of Designated Preferred Stock are outstanding, the Corporation shall not authorize, or create or increase the authorized amount of, or issue, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior or prior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

PART F

EXPRESS TERMS OF FIXED-TO-FLOATING RATE PERPETUAL NONCUMULATIVE PREFERRED STOCK, SERIES C

Section 1. Designation. The distinctive serial designation of such series is “Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series C” (“Series C”). Each share of Series C shall be identical in all respects to every other share of Series C.

Section 2. Number of Shares. The number of shares of Series C shall be 14,000,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series C then outstanding) by the Board of Directors. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series C:

(a) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

(c) “Calculation Agent” means First Niagara Bank, N.A., or a successor calculation agent with respect to shares of Series C.

(d) “Common Stock” means the Common Stock, par value $1.00 per share, of the Corporation.

(e) “Dividend Determination Date” has the meaning assigned to such term in Section 4(a).

(f) “Dividend Junior Stock” means the Common Stock or any class or series of stock of the Corporation over which Series C has preference or priority in the payment of current dividends.

(g) “Dividend Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series C in the payment of current dividends.

(h) “Dividend Payment Date” means (i) during the Fixed Rate Period, each February 15, May 15, August 15 and November 15, and (ii) during the Floating Rate Period, each February 15, May 15, August 15 and November 15 or, if any such day is not a Business Day, the next succeeding Business Day.

(i) “Dividend Period” means each period commencing on and including a Dividend Payment Date (other than (i) the initial dividend period which shall commence on and include the date of original issuance of shares of Series C, and (ii) the Dividend Period commencing in February 2017, which shall commence on February 15, 2017 irrespective of whether such day is a Business Day) and continuing to and including the calendar day preceding the next Dividend Payment Date.

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(j) “Fixed Rate Period” means the period from and including the date of original issuance of shares of Series C to but excluding February 15, 2017.

(k) “Floating Rate Period” means the period commencing on February 15, 2017 and continuing for so long as any shares of Series C are outstanding.

(l) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series C as to rights on liquidation, dissolution or winding up of the Corporation.

(m) “Liquidation Preference” means $25 per share of Series C.

(n) “Liquidating Distribution” has the meaning assigned to such term in Sections 5(a) and 5(b).

(o) “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(p) “Parity Stock” means any other class or series of stock of the Corporation that ranks on a parity with Series C in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(q) “Redemption Price” has the meaning assigned to such term in Section 6(a).

(r) “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of our consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the date when the Series C was first issued) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(s) “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on “Reuters screen page LIBOR01” at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page LIBOR01 on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, Three-Month LIBOR for the next Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Dividend Period. “Reuters screen page LIBOR01” means the display designated on the Reuters screen page LIBOR01 (or such other page as may replace Reuters screen page LIBOR01 on the service or such other service as may be nominated by the British Bankers’ Association for purposes of displaying London interbank offered rates for United States dollar deposits).

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Section 4. Dividends.

(a) Rate. Holders of Series C shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available therefor in amounts permitted by applicable regulatory authorities, noncumulative cash dividends on the Liquidation Preference, at (i) during the Fixed Rate Period, a rate of 8.625% per annum, and (ii) during the Floating Rate Period, a floating rate equal to Three-Month LIBOR plus a spread of 7.327% per annum, of the Liquidation Preference per share, and no more, payable quarterly in arrears on each Dividend Payment Date beginning February 15, 2012 with respect to the quarterly Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, to holders of record at 5:00 p.m, New York City time, on the 15th calendar day before such Dividend Payment Date or such other record date not more than 60 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors or a duly authorized committee thereof, in advance of payment of each particular dividend. The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-Month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date is the “Dividend Determination Date” for the Dividend Period. The Calculation Agent then will add Three-Month LIBOR as determined on the Dividend Determination Date and the applicable spread. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period shall be binding and conclusive on the holder of shares of Series C, the Transfer Agent, and the Corporation. Notwithstanding any other provision hereof, dividends on the Series C shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines. The dividend payable per share of Series C for any period shorter or longer than a full quarterly Dividend Period that is included in the Fixed Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The dividend payable per share of shares of Series C for any Dividend Period that is included in the Floating Rate Period shall be computed based on the actual number of days in such Dividend Period and a 360-day year. If a Dividend Payment Date occuring during the Fixed Rate Period is not a Business Day, the applicable dividend shall be paid on the first Business Day following that day without adjustment.

(b) Dividends Noncumulative. Dividends on shares of Series C shall not be cumulative. To the extent that any dividends payable on the shares of Series C on any Dividend Payment Date are not declared, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series C shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series C.

(c) Priority of Dividends. During any Dividend Period, so long as any share of Series C remains outstanding, (i) no dividend shall be paid or declared or set apart for any payment on and no distribution shall be made on any Dividend Junior Stock (other than a dividend payable solely in stock that ranks junior to the Series C in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation) and (ii) no shares of Dividend Junior Stock or Dividend Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless full dividends on all outstanding shares of Series C for the most recently completed quarterly Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment); provided that the prohibition set forth in clause (ii) above shall not apply to: (A) redemptions, purchases or other acquisitions of shares of Dividend Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (B) purchases or other acquisitions by any broker-dealer subsidiary of the Corporation solely for the purpose of market making, stabilization or customer facilitation transactions in Dividend Junior Stock or Dividend Parity

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Stock in the ordinary course of its business, (C) purchases by any broker-dealer subsidiary of the Corporation of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, (D) any dividends or distributions of rights or Dividend Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan, (E) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Dividend Junior Stock or Dividend Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians and (F) the exchange or conversion of (x) Dividend Junior Stock for or into other Dividend Junior Stock or (y) Dividend Parity Stock for or into other Dividend Parity Stock (with the same or lesser aggregate liquidation preference) or Dividend Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.

When dividends are not paid in full upon Series C and any Dividend Parity Stock, all dividends declared upon Series C and all Dividend Parity Stock shall be shared:

(i) first ratably by the holders of any Dividend Parity Stock who have the right to receive dividends with respect to past Dividend Periods for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared and unpaid dividends relating to past Dividend Periods, and

(ii) thereafter ratably by the holders of Series C and any Dividend Parity Stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current Dividend Period for Series C or Dividend Period for such Dividend Parity Stock, as applicable.

To the extent a dividend period with respect to any Dividend Parity Stock coincides with more than one dividend period with respect to Series C, for purposes of the immediately preceding paragraph the Board of Directors shall treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one Dividend Period with respect to Series C or in any other manner that it deems to be fair and equitable.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee thereof may be declared and paid on any Dividend Junior Stock from time to time out of any funds legally available therefor, and the shares of Series C shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount per share equal to the Liquidation Preference per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without any amount in respect of dividends that have not been declared prior to such payment date) (the “Liquidating Distribution”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidating Distribution in full to all holders of Series C and all holders of any Parity Stock, the amounts paid to the holders of Series C and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate Liquidating Distributions of Series C and all such Parity Stock. In any such distribution, the “Liquidating Distribution” of any holder of stock of the Corporation other than the Series C shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

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(c) Residual Distributions. If the Liquidating Distribution has been paid in full to all holders of Series C and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or entity, including a merger or consolidation in which the holders of Series C receive cash, securities or property for their shares, or the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the assets of the Corporation, shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series C shall not be redeemable by the Corporation prior to February 15, 2017. The Corporation, at the option of the Board of Directors or a duly authorized committee thereof, subject to the approval of the Appropriate Federal Banking Agency and to the satisfaction of any conditions precedent to redemption set forth in the capital guidelines or regulations of the Appropriate Federal Banking Agency, may redeem in whole or from time to time in part the shares of Series C at the time outstanding, on any Dividend Payment Date on or after February 15, 2017 upon notice given as provided in Subsection (c) below, at the Redemption Price in effect at the redemption date as provided in this Section 6. The “Redemption Price” for shares of Series C shall be the Liquidation Preference per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date).

(b) No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require redemption or repurchase of any shares of Series C.

(c) Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if the shares of Series C issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price and, (4) if shares of Series C are evidenced by definitive certificates, the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series C shall be redeemed from time to time.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, then, notwithstanding that any certificate for any share so called for redemption has not been

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surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the Redemption Price of such shares.

Section 7. Voting Rights. The holders of Series C shall not have any voting rights except as expressly provided in the Amended and Restated Articles of Incorporation of the Corporation, including Section 2 of Part A of Article IV, and except as shall be affirmatively provided in the Ohio General Corporation Law.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series C shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the certificate of incorporation or bylaws or by applicable law.

Section 10. Other Rights. The shares of Series C shall not have any preferences or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Amended and Restated Articles of Incorporation of the Corporation. The holders of Series C shall not have any rights to convert such Series C into, or exchange such Series C for, shares of any other class of capital stock of the Corporation.

Section 11. Certificates. The Corporation may at its option issue shares of Series C without certificates.

PART G

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

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(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(g) “Dividend Period” has the meaning set forth in Section 3(a).

(h) “Dividend Record Date” has the meaning set forth in Section 3(a).

(i) “Liquidation Preference” has the meaning set forth in Section 4(a).

(j) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(k) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(l) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(m) “Regulations” means the amended and restated regulations of the Corporation, as they may be amended from time to time.

(n) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(o) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(p) “Successor Preferred Stock” has the meaning set forth in Section 5(b).

(q) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7 of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

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Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of

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the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a brokerdealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation

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Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

(b) Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

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(c) The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(d) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(e) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(f) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(g) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(h) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

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Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights. The holders of Designated Preferred Stock shall not have any voting rights except as expressly provided in the Amended and Restated Articles of Incorporation of the Corporation, including Section 2 of Part A of Article IV, and except as shall be affirmatively provided in the Ohio General Corporation Law.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Regulations or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLE V

Purchase of Shares

Subject to the provisions of Article IV hereof, the Corporation, by action of its directors, and without action by its shareholders, may, from time to time, purchase its own shares of any class in accordance with the provisions of the Ohio General Corporation Law; and such purchase may be made either in the open market, or at public or private sales, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such price as the directors shall, from time to time, determine.

ARTICLE VI

Voting

Any proposal which, under applicable law, requires the approval of holders of shares of the Corporation:

(1)	to adopt an amendment to these articles of incorporation (which term includes amended articles of incorporation),

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(2)	to sell, exchange, transfer, or otherwise dispose of all, or substantially all, the assets of the Corporation,

(3)	to effect a merger or consolidation involving the Corporation,

(4)	to effect a combination or majority share acquisition (as such terms are defined by the laws of the State of Ohio), or

(5)	to dissolve, liquidate, or wind up the affairs of the Corporation,

may be authorized and approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal and, if a proposal upon which holders of shares of a particular class or classes are required to vote separately as a class by other provisions of these articles of incorporation or law, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of such class or classes, except as otherwise provided in Section 2 of Part A of Article IV with respect to the Preferred Stock of the Corporation. Notwithstanding the foregoing, the provisions of this Article VI shall not reduce the vote of shareholders required to approve a transaction which requires shareholder approval under Chapter 1704 of the Ohio Revised Code.

ARTICLE VII

Election of Directors

In order for a nominee to be elected a director of the Corporation in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “against” his or her election. Neither abstentions nor broker non-votes will be deemed to be votes “for” or “against” a nominee’s election. In a contested election, the nominee receiving the greatest number of votes shall be elected. An election shall be considered contested if, as of the record date for the meeting, there are more nominees properly nominated and not withdrawn for election than director positions to be filled in that election.

ARTICLE VIII

Opt-Out of Control Share Acquisitions Statute

Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the Corporation.

ARTICLE IX

Amended and Restated Articles

These Amended and Restated Articles of Incorporation of KeyCorp supersede the Amended and Restated Articles of Incorporation of KeyCorp filed with the Secretary of State of Ohio on July 23, 2008, as amended.

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Appendix E-1—Proposed Amendment to Article II, Section 1 of the Amended and Restated

Regulations of KeyCorp

ARTICLE II

Board of Directors

Section 1. Number and Terms of Office. As of the conclusion of the 2008 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 12 members. At the 2009 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2010 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at each annual meeting of shareholders thereafter all directors shall be elected for terms expiring at the next annual meeting of shareholders. In each instance directors shall hold office until their successors are chosen and qualified, or until the earlier death, retirement, resignation, or removal of any such director as provided in Section 11 of this Article II. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 12 and no more than ~~16~~17 directors (the size of the Board as from time to time so established being herein referred to as the “entire authorized Board”). The Board of Directors may, subject to the limitation contained in the immediately preceding sentence regarding the number of directors, fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitation contained in the fourth sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the majority of the shares that are represented at the meeting and entitled to vote on the proposal. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II.

The number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these regulations in accordance with provisions of Article X of these Regulations, (ii) pursuant to an agreement of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (iii) as provided in the immediately preceding paragraph of this Section 1 or in the next following paragraph.

The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation and/or the express terms of the preferred stock of the Corporation.

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Appendix E-2—Form of Second Amended and Restated Regulations of KeyCorp

FORM OF SECOND AMENDED AND RESTATED REGULATIONS OF KEYCORP

ARTICLE I

Shareholders

Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Ohio, and/or in by part means of communications equipment in the manner provided for in Section 9 of this Article I, as may from time to time be determined by the Board of Directors, the Chairperson of the Board, or the President and specified in the notice of such meeting.

Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly come before the meeting shall be held (i) on the third Wednesday in May in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or (ii) on such other date and at such hour as may from time to time be determined by the Board of Directors, the Chairperson of the Board, or the President.

Section 3. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders for any purpose or purposes may be called only by (i) the Chairperson of the Board, (ii) the President, or, in the case of the President’s absence, death, or disability, the vice president authorized to exercise the authority of the President, (iii) the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting, or (iv) persons holding 25% of all shares outstanding and entitled to vote at the special meeting.

Upon request in writing delivered either in person or by registered mail to the Chairperson of the Board, the President, or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten nor more than 60 days after the receipt of such request, as such officer may fix. If such notice is not given within 30 days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative.

Section 4. Notice of Meetings.

(a) Written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery, mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than 60 days before the date of the meeting to every shareholder of record entitled to notice of the meeting, by or at the direction of the Chairperson of the Board, the President or the Secretary or any other person or persons required or permitted by these Regulations to give such notice. Each such notice shall state (i) the date and hour, (ii) the place of the meeting, (iii) the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment, and (iv) the purpose or purposes for which the meeting is called.

(b) If mailed or sent by overnight delivery service, such notice shall be deemed given when deposited in the United States mail or with the overnight delivery service, as the case may be, postage or other shipping charges prepaid, and directed to the shareholder at such shareholder’s address as it appears on the records of the

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Corporation. If sent by another means of communication authorized by the shareholder, such notice shall be deemed to be given when sent to the address furnished by the shareholder for those transmissions.

(c) Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned, and the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment are fixed and announced at the meeting.

(d) Any authorization by a shareholder to send notices given pursuant to these Regulations by any means other than in person or by mail or overnight delivery service is revocable by written notice to the Corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Corporation. If sent by another means of communication authorized by the Corporation, the notice shall be sent to the address furnished by the Corporation for those transmissions. Any authorization by a shareholder to send notices given pursuant to these Regulations by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (i) the Corporation has attempted to make delivery of two consecutive notices in accordance with that authorization, and (ii) the Secretary or an Assistant Secretary of the Corporation, or other person responsible for giving of notice, has received notice that, or otherwise believes that, delivery has not occurred. However, an inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.

Section 5. Quorum. Except as otherwise required by law or by the Articles of Incorporation, the presence of holders of shares entitled to exercise not less than a majority of the voting power of the Corporation at the meeting in person, by proxy, or by the use of communications equipment shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, however, that no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion.

Section 6. Proxies. Proxies may be used in conformity with Ohio law.

Section 7. Adjournments. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Section 8. Advance Notice of Shareholder Proposals. At any annual meeting of shareholders, proposals by shareholders and nominations for election as directors by shareholders shall only be considered if advance notice thereof has been timely given as provided in this Section 8 in the case of proposals by shareholders, and as provided in Section 2(b) of Article II in the case of nominations for election as directors by shareholders, and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation of the Corporation. Notice of any proposal to be presented by any shareholder shall be given in writing to the Secretary of the Corporation, delivered to or mailed and received at the Corporation’s principal executive offices, not less than 60 nor more than 90 days prior to the shareholders’ meeting; provided, however, that in the event that less than 75 days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder’s intent to make such proposal must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and record address, the number and class of all shares of each class of stock of the Corporation beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice under this Section 8 or under Section 2(b) of Article II, as applicable, has been duly given and shall direct that proposals and nominees not be considered if such

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notice (together with all required information to be submitted by such shareholder under this Section 8 or under Section 2(b) of Article II, as applicable) has not been given. No proposals by shareholders or nominations for election as director shall be considered at any special meeting of shareholders unless such special meeting was called for the purpose of considering such proposal or nomination. If, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (including as such Rule 14a-8 may be from time to time amended or any rule promulgated in place thereof or covering the same subject matter; collectively being herein referred to as “Rule 14a-8”) the Corporation is required to set forth a proposal of a shareholder in its proxy statement, the provisions of Rule 14a-8, to the extent applicable, shall prevail over any conflicting provisions of this Section 8 with respect to that shareholder proposal.

Section 9. Participation in Meeting by Means of Communications Equipment. The Board of Directors may authorize shareholders and proxyholders who are not physically present at a meeting of shareholders to participate by use of communications equipment that permits the shareholder or proxyholder the opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the Corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

ARTICLE II

Board of Directors

Section 1. Number and Terms of Office. As of the conclusion of the 2008 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 12 members. At the 2009 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2010 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at each annual meeting of shareholders thereafter all directors shall be elected for terms expiring at the next annual meeting of shareholders. In each instance directors shall hold office until their successors are chosen and qualified, or until the earlier death, retirement, resignation, or removal of any such director as provided in Section 11 of this Article II. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 12 and no more than 17 directors (the size of the Board as from time to time so established being herein referred to as the “entire authorized Board”). The Board of Directors may, subject to the limitation contained in the immediately preceding sentence regarding the number of directors, fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitation contained in the fourth sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the majority of the shares that are represented at the meeting and entitled to vote on the proposal. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II.

The number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these regulations in accordance with provisions of Article X of these Regulations, (ii) pursuant to an agreement

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of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (iii) as provided in the immediately preceding paragraph of this Section 1 or in the next following paragraph.

The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation and/or the express terms of the preferred stock of the Corporation.

Section 2. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, nominations for the election of directors may be made only:

(a) by the affirmative vote of a majority of the directors then in office, and

(b) by any shareholder of the Corporation entitled to vote for the election of directors at a meeting, but only if written notice of such shareholder’s intent to make such nomination is given to the Secretary of the Corporation, delivered to or mailed and received at the Corporation’s principal executive offices, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder’s intent to make such nomination must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice of a shareholder’s intent to make a nomination shall set forth: (A) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director, (1) the name, age, business, and residence address of such person, (2) the principal occupation or employment of such person for the last five years, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (4) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (5) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution, (6) any other information regarding such person that would be required pursuant to paragraphs (a), (e), and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors, and (7) the written consent of each nominee to serve as a director of the Corporation if so elected, and (B) as to the shareholder giving the notice, (1) the name and record address of such shareholder, (2) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (4) the class and number of shares of capital stock of the Corporation which are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such shareholder.

No person shall be eligible for election as a director unless nominated in compliance with the provisions of this Section 2.

Section 3. Quorum, Adjournments, and Manner of Acting. Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Regulations, a majority of the entire authorized Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise required by law, the Articles of Incorporation of the Corporation, or these Regulations, the affirmative vote of a

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majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present at a meeting duly held may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting.

Notwithstanding any contrary provisions of these Regulations, the affirmative vote of at least two-thirds of the entire authorized Board of Directors shall be required for the approval or recommendation of any of the following transactions: (a) any merger or consolidation of the Corporation (i) with any interested shareholder, as such term is defined in Chapter 1704 of the Ohio General Corporation Law, or (ii) with any other corporation (which term, as used in this paragraph, includes, in addition to a corporation, a limited liability company, partnership, business trust or other entity) if the merger or consolidation is caused by any interested shareholder, (b) any transaction as a result of which any person or entity will become an interested shareholder, (c) any merger or consolidation involving the Corporation with or into any other corporation if such other corporation, taken on a consolidated basis with its “parent”, if any, and its and its parent’s “subsidiaries” (as both terms are defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended), has assets having an aggregate book value equal to 50% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (d) any liquidation or dissolution of the Corporation, (e) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with an interested shareholder of assets of the Corporation which assets have an aggregate book value equal to 10% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (f) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any person or entity of assets of the Corporation which assets have an aggregate book value equal to 25% or more of the aggregate book value of all the assets of the Corporation determined on a consolidated basis, (g) any transaction which results in the issuance or transfer by the Corporation to any person or entity of voting stock of the Corporation in an amount greater than 15% of the outstanding voting stock of the Corporation before giving effect to the issuance or transfer, (h) any transaction involving the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock or securities of any class or series of the Corporation which is owned by an interested shareholder, and (i) any transaction which results in the receipt by an interested shareholder, other than proportionately as a shareholder of the Corporation, of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided through the Corporation.

Section 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Ohio as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notices thereof.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places, if any, and times as the Board shall from time to time determine.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairperson of the Board or the President or by a majority of the directors then in office.

Section 7. Notice of Meetings.

(a) Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given.

(b) Notice of each special meeting of the Board shall be given to each director personally or by telephone, not later than the day before the meeting is to be held, or sent by telegraph, telex, facsimile, or other means of communication authorized by such director for this purpose, at least 2 days before the day on which the meeting is to be held. Notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice, signed or otherwise authenticated by such director, or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to such director. Every notice shall state

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the time, place, if any, and means by which directors may participate in the meeting through the use of communications equipment, but need not state the purpose of the meeting.

Section 8. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee through the use of communications equipment to the extent allowed by Ohio law.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors or all the committee members, which writing or writings shall be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director or committee member is a signed writing for purposes of this Section 9. The date on which that telegram, cablegram, electronic mail, or an electronic or other transmission is sent is the date on which the writing shall be deemed to have been signed.

Section 10. Resignations. Any director of the Corporation may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or any committee thereof or by giving written notice to the Board of Directors, the Chairperson of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Removal of Directors.

(a) The Board of Directors may remove any director and thereby create a vacancy on the Board: (i) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (ii) if within 60 days from the date of such director’s election the director does not qualify by accepting (either in writing or by any other means of communication authorized by the Corporation) the election to such office or by acting at a meeting of directors.

(b) All the directors, or all the directors of a particular class if the Corporation has a classified Board of Directors at that time, or any individual director, may be only removed from office by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.

Section 12. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article 1 of these Regulations. In the event the shareholders increase the authorized number of directors in accordance with these Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences of this Section 12 shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred or until such director’s successor shall have been elected and qualified. The provisions of this Section 12 shall not restrict

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the rights of holders of any class or series of preferred stock of the Corporation to fill vacancies in directors elected by such holders as provided by the express terms of the preferred stock.

ARTICLE III

Executive and Other Committees

Section 1. Executive Committee. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the entire authorized Board, designate annually (i) four or more of its members to constitute members of an Executive Committee of the Board of Directors of the Corporation (the “Executive Committee”) and (ii) one or more of its members to be alternate members of the Executive Committee to take the place of any absent member or members at any meeting of the Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have such power or authority in reference to filling vacancies on the Board or on any committee of the Board, including the Executive Committee.

The Board shall have power at any time by the affirmative vote of a majority of the entire authorized Board to change the membership of the Executive Committee, to fill all vacancies in it, and to discharge it, either with or without cause.

Section 2. Other Committees. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the entire authorized Board, designate from among its members one or more other committees, each of which shall (i) consist of not less than three directors, together with such alternates as the Board of Directors may appoint to take the place of any absent member or members at any meeting of such committee, and (ii) except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. The Board shall have power at any time, by the affirmative vote of a majority of the entire authorized Board, to change the membership of, to fill all vacancies in, and to discharge any such committee, either with or without cause.

Section 3. Procedure, Meetings, and Quorum.

(a) Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places, if any, as may be fixed by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of the Chairperson of the Board or the President or the Chairperson of any committee. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be given in the same manner required for notices of special meetings of the Board of Directors as provided in Section 7 of Article II. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation of the Corporation, or these Regulations for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper.

(b) A majority of the members of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive

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Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

ARTICLE IV

Officers

Section 1. Election and Term of Office. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers (including, without limitation, if so desired by the Board of Directors, a Chairperson of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and one or more Vice Presidents) and assistant officers, all with such titles, authorities, and duties as the Board of Directors may from time to time determine. The officers shall be elected by the Board of Directors. The Chairperson of the Board, if one is elected, shall be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation of the Corporation, or these Regulations to be executed, acknowledged, or verified by two or more officers. Unless the directors expressly elect an officer for a longer or shorter term, each officer shall hold office until the next annual organization meeting of the directors following election of the officer (or, if neither such officer nor a successor is elected at such annual organization meeting, until such officer or such officer’s successor is elected) or until the earlier resignation, removal from office, or death of the officer.

Section 2. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be determined by the Board of Directors, regardless of whether such authority and duties are customarily incident to such offices. Unless otherwise determined by the Board of Directors, the Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. In the event a Chairperson of the Board has not been elected or is otherwise absent, the President (or such other officer designated by the Board of Directors) shall preside at such meetings.

Section 3. Removal. Any officer may at any time be removed, either with or without cause, by the Board of Directors or any authorized committee thereof or by any superior officer upon whom such power may be conferred by the Board or any authorized committee thereof; provided however, that the removal of the most senior (in authority) officer of the Corporation shall require the affirmative vote of at least a majority of the entire authorized Board. The removal of any officer shall be without prejudice to the contract rights, if any, of such officer.

Section 4. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairperson of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, retirement, resignation, removal, or any other cause may be filled by the Board of Directors.

ARTICLE V

Indemnification

The Corporation shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened,

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pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into this Corporation of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) for acts, omissions, or other events or occurrences prior to the merger to the same extent he or she would have been entitled to indemnification by the constituent corporation if its separate existence had continued. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation of the Corporation or these Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VI

Capital Stock

Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board or by the Chairperson of the Board or President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairperson of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all such signatures may be facsimiles, engraved, stamped, or printed if countersigned by an incorporated transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been delivered, such certificate nevertheless shall be effective in all respects when delivered. The Corporation may issue shares of any class of its capital stock without issuing certificates therefore.

Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. No transfer of shares shall be valid as against the Corporation and its shareholders and creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Lost, Destroyed, and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of the certificate therefore; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction; the Corporation, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or such person’s legal representative, to provide the Corporation a bond in such sum and with such surety or sureties as they may

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direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 4. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen, or mutilated.

ARTICLE VII

Record Dates

For any lawful purpose, including the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article VII, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of a meeting of the shareholders shall be the date next preceding the day on which notice is given, and the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be the date next preceding the day on which the meeting is held.

ARTICLE VIII

Corporate Seal

The corporate seal of this Corporation shall be circular in form and shall contain the name of the Corporation. Failure to affix the seal to any instrument or document executed on behalf of the Corporation shall not affect the validity of such instrument or document unless otherwise expressly provided by law.

ARTICLE IX

Offices

The headquarters and principal executive offices of the Corporation shall be located in the City of Cleveland, County of Cuyahoga, State of Ohio. The Corporation may also have such other office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Ohio, as the Board of Directors may from time to time determine or the business of the Corporation may require.

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ARTICLE X

Amendments

These Regulations may only be amended, repealed, or altered or new regulations may only be adopted (i) at a meeting of shareholders, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of the Corporation on such proposal.

It is the intent that these Regulations be enforced to the maximum extent permitted by law. If in any judicial proceeding, a court shall refuse to enforce any provision of these Regulations for the reason that such provision (or portion thereof) is deemed to be unenforceable or invalid under applicable law, then it is the intent that such otherwise unenforceable or invalid provision (or portion thereof) be enforced and valid to the maximum extent permitted by applicable law. The invalidity or unenforceability of any provision (or portion thereof) of these Regulations shall not invalidate or render unenforceable any other provision (or the balance of the otherwise enforceable or valid provision) of these Regulations, as each provision (and portion thereof) is intended to be severable.

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Appendix F—Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

001CSN1EFA

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M99251-S41872 ! ! ! ! ! Yes No VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com. SCAN TO VIEW MATERIALS & VOTE w FIRST NIAGARA FINANCIAL GROUP, INC. Please indicate if you plan to attend this meeting. 1. To adopt the Agreement and Plan of Merger, dated as of October 30, 2015, by and between KeyCorp and First Niagara (the “Merger Proposal”). 2. To approve, on a non-binding, advisory basis, the compensation to be paid to First Niagara’s named executive officers that is based on or otherwise relates to the merger. 3. To approve one or more adjournments of the First Niagara special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the Merger Proposal. NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Special Meeting and at any adjournments or postponements thereof. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FIRST NIAGARA FINANCIAL GROUP, INC. 726 EXCHANGE STREET, SUITE 618 BUFFALO, NY 14210 ! ! ! ! ! ! For Against Abstain

M99252-S41872 FIRST NIAGARA FINANCIAL GROUP, INC. SPECIAL MEETING OF STOCKHOLDERS MARCH 23, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Gary M. Crosby and Kristy Berner, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Special Meeting of Stockholders of First Niagara Financial Group, Inc. (the “Special Meeting”) to be held at 726 Exchange Street, Buffalo, New York 14210 on March 23, 2016, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the joint proxy statement/prospectus and revokes any proxy heretofore given with respect to the Special Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders: The joint proxy statement/prospectus is available at www.proxyvote.com.